INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the registrant       /x/
Filed by a party other than the registrant        / /
Check the appropriate box:

/x/  Preliminary proxy statement

/ /  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                  HUBCO, INC.
- ------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  HUBCO, INC.
- ------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
     14a-6(i)(2).

/ /  $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule
     14a-6(i)(2).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                                  HUBCO, INC.
                              1000 MacArthur Blvd.
                            Mahwah, New Jersey 07430

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 1, 1995

     Notice is hereby given that the Annual Meeting of Shareholders of HUBCO, Inc. ("HUBCO" or the "Corporation") will be held at Schuetzen Park, 3167 Kennedy Boulevard, North Bergen, New Jersey on Thursday, June 1, 1995 at 11:00 a.m. for the purpose of considering and voting upon the following matters:

     (i) Approval of the Amended and Restated Agreement and Plan of Merger, dated as of February 14, 1995, by and among Urban National Bank ("Urban"), HUBCO and Hudson United Bank (the "Bank") providing for the merger (the "Merger") of Urban with and into the Bank, with each share of Urban common stock, no par value, outstanding on the effective date of the Merger being exchanged for a number of shares of HUBCO common stock, no par value, as determined pursuant to the Agreement.

     (ii) The election of the four persons named in the accompanying Proxy Statement to serve as directors of the Corporation for the terms specified in the Proxy Statement.

     (iii) Approval of an amendment to the Corporation's Certificate of Incorporation to increase the authorized common stock of the Corporation to 25 million shares, and to increase the authorized Preferred Stock of the Corporation to 4.5 million shares as more fully set forth in the Proxy Statement.

     (iv) Approval of the HUBCO, Inc. 1995 Stock Option Plan which generally provides the Corporation's Board of Directors with authority to issue to selected officers and key employees of the Corporation incentive stock options and nonqualified stock options for up to a maximum of 525,000 shares of the Corporation's common stock which number can be increased to a maximum of 750,000 shares to the extent that the Board refrains from awarding to officers, key employees and others the remaining 225,000 shares of common stock available for awards under the previously approved HUBCO, Inc. Restricted Stock Plan, all as more fully described in the accompanying Proxy Statement.

     (v)   Such other business as may properly come before the Meeting.

     Shareholders of record at the close of business on April 19, 1995 are entitled to notice of and to vote at the meeting. Whether or not you contemplate attending the meeting, please execute the enclosed proxy and return it to the Corporation. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Corporation a later-dated proxy or by delivering a written notice of revocation to the Corporation.

                                           By Order of the Board of Directors



                                           D. LYNN VAN BORKULO-NUZZO
                                           Executive Vice President and
                                           Corporate Secretary

April 21, 1995

                   IMPORTANT--PLEASE MAIL YOUR PROXY PROMPTLY

                               TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

GENERAL PROXY STATEMENT INFORMATION.................................
         Outstanding Securities and Voting Rights...................
         Revocability of Proxies....................................
         Solicitation of Proxies....................................

PROPOSAL I -- APPROVAL OF THE ACQUISITION OF URBAN NATIONAL BANK....
Summary ............................................................
Background of the Merger............................................
General Description.................................................
Conversion of Urban's Shares........................................

Reasons for the Merger..............................................
         Urban......................................................
         HUBCO......................................................

Interests of Management in the Merger...............................

Opinions of Urban's Financial Advisor...............................
         Valuation Analysis.........................................
         Comparable Company Analysis................................
         Contribution Analysis......................................
         Impact Analysis............................................
         Comparable Transaction Analysis............................

Conditions to the Merger............................................
Regulatory Approvals................................................
Restrictions on Operations of Urban Pending the Merger..............
Management and Operations After the Merger..........................
Effective Date; Amendments; Termination.............................
Fees in the Event of Another Transaction;
  Limitation on Solicitation of Other Transactions..................
Accounting Treatment of the Merger..................................
Federal Income Tax Consequences.....................................
Rights of Dissenting Stockholders...................................

RECENT DEVELOPMENTS OF HUBCO........................................

HUBCO, INC. FINANCIAL SUMMARY AND
SELECTED PER SHARE DATA.............................................

COMPARATIVE PER SHARE DATA..........................................

MARKET PRICES OF HUBCO AND URBAN COMMON STOCK.......................

PRO FORMA COMBINED FINANCIAL INFORMATION............................

                                                                        Page No.
                                                                        --------

URBAN NATIONAL BANK.................................................
         General ...................................................
         Consumer Banking...........................................
         Competition................................................
         Employees..................................................
         Properties.................................................
         Supervision and Regulations................................
         Legal Proceedings..........................................

URBAN NATIONAL BANK FINANCIAL SUMMARY
 AND SELECTED PER SHARE DATA........................................

Management's Discussion and Analysis of Financial
Condition and Results of Operations of Urban........................
         Overview ..................................................
         Results of Operations......................................
         Earnings Summary...........................................
         Urban National Bank Consolidated Financial Summary.........
         Net Interest Income........................................
         Provision for Possible Loan Losses.........................
         Other Income...............................................
         Other Expenses.............................................
         Income Taxes...............................................
         Financial Condition........................................
         Loan Portfolio.............................................
         Asset Quality..............................................
         Securities Portfolio.......................................
         Deposits...................................................
         Interest Rate Sensitivity..................................
         Liquidity..................................................
         Capital....................................................

MANAGEMENT OF URBAN.................................................
         Beneficial Ownership.......................................
         Certain Information about Directors
           and Executive Officers...................................
         Executive Compensation.....................................
         Change in Control Agreement................................
         Pension Plan...............................................
         Director Compensation......................................
         Salary Review Committee Report.............................
         Compensation Committee Interlocks
           and Insider Participation................................
         Transaction with Management................................

Recommendation and Vote Required
 for Adoption of Proposal I..........................................

PROPOSAL II -- ELECTION OF DIRECTORS................................

Board of Directors' Meetings;
 Committees of the Board.............................................

                                                                        Page No.
                                                                        --------

STOCK OWNERSHIP OF MANAGEMENT
AND PRINCIPAL SHAREHOLDERS..........................................

EXECUTIVE COMPENSATION..............................................
         General ...................................................
         Summary Compensation Table.................................
         Stock Grant Table..........................................
         Stock Exercise Table.......................................
         Employment Contracts, Termination of
           Employment and Change-in-Control
           Arrangements.............................................
         Pension Plans..............................................
         Directors' Compensation....................................

BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION..........................................
         Executive Compensation Policy..............................
                  Base Salary.......................................
                  Annual Bonuses....................................
                  Restricted Stock..................................
                  Stock Options
                  Perquisites.......................................

PERFORMANCE GRAPH

Compensation Committee Interlocks and
  Insider Participation.............................................
Certain Transactions with Management................................
Recommendation and Vote Required
  on Proposal 2 ....................................................

PROPOSAL 3 -- AMENDMENT TO CERTIFICATE OF
INCORPORATION INCREASING THE NUMBER OF
COMMON AND PREFERRED SHARES AUTHORIZED
TO BE ISSUED .......................................................
         General ...................................................
         Purpose of the Proposal....................................
         Possible Adverse Effects of the Proposal...................
         Possible Anti-Takeover Effects of the
           Proposal.................................................
         Recommendation and Vote Required for
           Adoption of Proposal 3...................................

PROPOSAL 4 -- APPROVAL OF 1995 STOCK OPTION PLAN....................
         Types of Options...........................................
         Administration.............................................
         Eligibility................................................
         Terms and Conditions of Stock Options......................
         Shares Subject to the Plans................................
         Termination and Amendment..................................
         Federal Income Tax Consequences
           Under the 1995 Stock Option Plan.........................

                                                                        Page No.
                                                                        --------

1995 Stock Option Plan Benefits.....................................
Recommendation and Vote Required
  for Adoption of Proposal 4........................................

INFORMATION INCORPORATED BY REFERENCE...............................

FINANCIAL STATEMENTS................................................

SHAREHOLDER PROPOSALS...............................................

OTHER MATTERS ......................................................

FINANCIAL STATEMENTS OF URBAN.......................................

EXHIBITS

         Exhibit A -- Amended and Restated Agreement
           and Plan of Merger.......................................

         Exhibit B -- Amendment to the Certificate
           of Incorporation.........................................

         Exhibit C -- HUBCO, Inc. 1995 Stock Option Plan............

                                  HUBCO, Inc.
                              1000 MacArthur Blvd.
                            Mahwah, New Jersey 07430

                                PROXY STATEMENT
                              DATED April 21, 1995

                      GENERAL PROXY STATEMENT INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of HUBCO, Inc (the "Corporation" or "HUBCO") of proxies for use at the Annual Meeting of Shareholders of the Corporation to be held at Schuetzen Park, 3167 Kennedy Boulevard, North Bergen, New Jersey on Thursday, June 1, 1995, at 11:00 a.m. local time. The business expected to be voted upon at the Annual Meeting is (a) approval of the acquisition of Urban National Bank
(b) the election of the four persons named in this proxy statement to serve as directors for the terms specified herein; (c) approval of an amendment (the "Amendment") to the Corporation's Certificate of Incorporation (the "Certificate") to increase the authorized common stock of the Corporation to 25 million shares and to increase the authorized Preferred Stock of the Corporation to 4.5 million shares; and (d) approval of the HUBCO, Inc. 1995 Stock Option Plan (the "1995 Stock Option Plan"), which provides the Board of Directors with the authority to issue to selected officers and key employees of the Corporation incentive and nonqualified stock options for up to a maximum of 525,000 shares of common stock which is increased to a maximum of 750,000 shares to the extent that no further awards are made from the remaining 225,000 shares available under the previously approved HUBCO, Inc. Restricted Stock Plan. This proxy statement is first being mailed to shareholders on approximately April 21, 1995.

Outstanding Securities and Voting Rights

     The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting is April 19, 1995. Only shareholders of record as of that date will be entitled to notice of, and to vote at, the Annual Meeting.

     On the record date, ____________ shares of common stock, without par value, were outstanding and eligible to be voted at the Annual Meeting. Each share of common stock is entitled to one vote per share. At the Annual Meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable state law and the Certificate and Bylaws, abstentions and broker non-votes are counted for purposes of establishing a quorum but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a shareholder meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of a vote. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Approval of the Urban acquisition, the Amendment to the Certificate and the 1995 Stock Option Plan require the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote. Where state law or the Certificate or bylaws require that the matter voted upon be approved by a specified percentage of the outstanding shares, then abstentions and broker non-votes have the same effect as negative votes, but none of the matters to be voted upon requires such a vote.

     All shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the Urban acquisition, of the four nominees named in this Proxy Statement, and in favor of the Amendment to the Certificate and the 1995 Stock Option Plan, unless the shareholder specifies a different choice by means of his proxy or revokes the proxy prior to the time it is exercised. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion.

Revocability of Proxies

     Any shareholder giving a proxy has the right to attend and to vote at the Annual Meeting in person. A proxy may be revoked prior to the Annual Meeting by filing a later-dated proxy or a written revocation if it is sent to the Secretary of the Corporation, D. Lynn Van Borkulo-Nuzzo, at 1000 MacArthur Blvd., Mahwah, New Jersey, 07430, and is received by the Corporation in advance of the Annual Meeting. A proxy may be revoked at the Annual Meeting by filing a later-dated proxy or by written notice of revocation with the Secretary of the Meeting prior to the voting of such proxy.

Solicitation of Proxies

     This proxy solicitation is being made by the Board of Directors of the Corporation and the cost of the solicitation will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and employees of the Corporation and Hudson United Bank (the "Bank"), the Corporation's wholly-owned subsidiary, who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Corporation will reimburse such persons for their reasonable expenses incurred in forwarding the materials.

        PROPOSAL I -- APPROVAL OF THE ACQUISITION OF URBAN NATIONAL BANK

Summary

     At the Annual Meeting the holders of HUBCO common stock on the record date will be asked to consider and approve the Amended and Restated Agreement and Plan of Merger, dated as of February 14, 1995, by and among Urban National Bank ("Urban"), HUBCO and the Bank (the "Agreement"). The Agreement provides for the merger (the "Merger") of Urban with and into the Bank, the conversion of each share of Urban common stock, $1.25 par value ("Urban Common Stock") outstanding on the effective date of the Merger into 2.17 shares (the "Exchange Ratio") of HUBCO common stock, no par value ("HUBCO Common Stock") and certain other matters. The Exchange Ratio is subject to adjustment as explained below. The descriptions in this Proxy Statement of the Agreement, the Merger and related matters are qualified in their entirety by reference to the Agreement and its exhibits which appear as Exhibit A to this Proxy Statement and are incorporated into this Proxy Statement by reference.

     The approval of the Agreement by the holders of HUBCO's Common Stock is one of a number of conditions to the consummation of the Merger. The listing rules for the NASDAQ-National Market System, on which HUBCO Common Stock is traded, require shareholder approval for any acquisition in which the listed company will issue a number of shares of its common stock equal to or greater than 20% of its outstanding shares. Depending upon a variety of circumstances effecting the number of outstanding shares of HUBCO Common Stock at the effective date of the Merger, the Urban acquisition may involve the issuance of 20%, or slightly more or less, of the outstanding HUBCO Common Stock. Shareholder approval by HUBCO was made a condition of this Merger based upon this consideration and to insure that HUBCO's shareholders have the opportunity to consider this substantial acquisition. While the National Bank Act provides the shareholder of Urban with the right to dissent from the Merger and receive in cash the fair value for their shares, neither HUBCO's certificate of incorporation nor the New Jersey Business Corporation Act give HUBCO shareholders the right to dissent.

     Under the New Jersey Business Corporation Act, HUBCO's certificate of incorporation and by-laws, as well as the NASDAQ listing rules, approval of the Agreement requires the affirmative vote of a majority of those shares of Common Stock voting on the proposal at the meeting.

Background of the Merger

     In late 1991, Urban's former president resigned and by mid-year 1992 the Urban Board of Directors had appointed a new management team. The new management team began to address Urban's problem loans and for the year ended December 31, 1993 Urban's net income increased to $1,025,000, an increase of 128% over net income reported for the year ended December 31, 1992. Although substantial improvement in profitability had been achieved by year end 1993, Urban was not performing, in the Urban Board's opinion, up to industry standards. This was primarily a result of Urban's level of nonperforming assets and the fact that

Urban began to address its problem loans later in the economic cycle. On or about March 21, 1994, Urban was advised by Valley National Bancorp, a New Jersey based bank holding company, ("Valley") that Valley had acquired 4.9% of the outstanding shares of Urban Common Stock and had entered into a stock purchase agreement to purchase up to 11.8% of the outstanding shares of Urban Common Stock, subject to the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Valley filed its application with the Federal Reserve on March 21, 1994 to acquire up to 24.9% of the outstanding Urban Common Stock. During this time period Urban's Board of Directors had approved several proposals for consideration by Urban shareholders at the 1994 Annual Meeting of Shareholders, held on May 24, 1994. The proposals included eliminating preemptive rights for existing shareholders of Urban, increasing the authorized capital stock of Urban and adopting stock based compensation plans for officers and directors of Urban. On April 21, 1994, Valley formally approached Urban to voice its objection to the preemptive rights proposal and offered to acquire Urban for $26.00 per share of Urban Common Stock in a combination of cash and Valley common stock. On May 2, 1994 Valley, through their attorneys, withdrew their application with the Federal Reserve to acquire additional shares of Urban Common Stock. Shortly thereafter on May 9, 1994, Valley advised the Federal Reserve that it had also terminated its stock purchase agreement to acquire any additional shares of Urban Common Stock and advised the Federal Reserve that it intended to communicate with all shareholders of Urban the offer to acquire Urban at $26.00 per share. Valley notified the Urban shareholders of its offer by letter dated May 12, 1994. Valley also indicated it would oppose the preemptive rights issue being presented at the Urban 1994 Annual Shareholders Meeting and would solicit proxies in opposition to Urban's proposals. The Board of Directors advised Valley that the proposal to acquire Urban was inadequate and rejected it accordingly.

     None of the measures presented to shareholders of Urban by Urban management was approved at the 1994 Annual Shareholder Meeting. This determination by shareholders, when coupled with the rapid consolidation being experienced in the banking industry in New Jersey and the acquisition proposal made by Valley, caused the Board to decide to explore the possibility of a sale of Urban. Urban's Board asked its president, Robert F.Mangano, to begin this process. With the approval of the Board, Urban retained Capital Consultants as a financial advisor and also retained legal counsel to advise Urban.

     At the request of Urban's Board, Capital Consultants commenced its engagement by analyzing Urban and determining Urban's future potential and the ranges of consideration that

Urban could attract if it were to be acquired. See "Proposed Merger--Opinions of Urban's Financial Advisor." As a result of this analysis, the Board identified those institutions, including Valley, that would be likely to have an interest in acquiring Urban. By October 1994, Capital Consultants and the Board determined that of the institutions identified, four had expressed an interest in Urban that were deemed by the Board to be worthy of further consideration.

     Urban entered into confidentiality agreements with all four institutions which permitted preliminary due diligence. All four institutions made non-binding preliminary bids on or before October 17, 1994. After consideration by the Board of a number of issues, the four bids were reduced to three. The Board chose to commence negotiation with the bidder offering the highest price prior to carrying on any substantial discussion with the remaining two financial institutions. This bidder's preliminary bid provided for the shareholders of Urban to receive approximately $35 in the bidder's common stock, valued at the time of the offer, for each share of Urban Common Stock. Urban and the bidder each performed due diligence examinations of each other. At the same time, Urban delivered to the bidder a preliminary draft of legal documentation to reflect the proposed merger. During the course of the next several weeks, Urban responded to certain issues raised by the bidder as a result of its due diligence process and negotiated various provisions of a form of definitive merger agreement. After considerable negotiations with the bidder, the Board concluded, after consultation with its accountant and legal counsel, that there was a risk that the proposed transaction might not qualify for the pooling of interest method of accounting, which was a requirement to complete the merger. Negotiations with the bidder were thereafter deferred while other prospective bidders' offers were pursued. The lead bidder later submitted a bid based upon a merger accounted for as a purchase, where each share of Urban Common Stock would be converted into $27.00 worth of the bidder's common stock and a warrant to purchase 1/2 share of the bidder's common stock at a specific price to be determined. This offer was rejected by the Board at a special meeting which took place on January 9, 1995. Subsequent to the offer being rejected, the bidder increased its price to $28.00 per share of Urban Common Stock without warrant considerations. By letter dated January 18, 1995, the bidder increased its offer to one share of its common stock for each share of Urban Common Stock, valued by the bidder at $28.75 per share of Urban Common Stock. The offer had an expiration date of January 25, 1995 and, based on the exchange ratio, was unacceptable to the Board.

     In December 1994, Capital Consultants was instructed by the Board to make contact with the remaining two interested financial institutions, which was done on a simultaneous basis. After preliminary discussion with one of the financial institutions, the Board concluded that conditions required by the bidder to have its offer confirmed were, in the view of the Board, too stringent and required an extended time period to conclude. That bidder's preliminary offer expired by its terms on December 23, 1994. The Board directed Capital Consultants to continue negotiations with the remaining financial institution, HUBCO. Beginning in January 1995, Urban permitted due diligence to be continued with HUBCO, which reestablished their willingness to offer for each share of Urban Common Stock, shares of HUBCO Common Stock having a value of approximately $35.00. On the basis of that preliminary offer, HUBCO and Urban representatives performed due diligence examinations of each other.

     During the course of the next several weeks, both HUBCO and Urban responded to certain issues raised by each other as a result of the due diligence process and negotiated definitive legal documents to reflect the transaction. Urban's Executive Committee met on January 3, 1995 to discuss this matter, the full Board met on January 9, 1995 together with its legal counsel and Capital Consultants, and again on January 17, 1995, and on February 7, 1995 the full Board and the Executive Committee met respectively. Reports on negotiations with HUBCO were provided at these meetings, along with supplementary financial information which was reviewed by Capital Consultants at the meetings which they attended. On February 14, 1995, the Board received an opinion from Capital Consultants to the effect that the proposed merger was fair to the shareholders of Urban from a financial point of view. Based upon its review of the circumstances and in view of the absence of any other active offers, the Board approved the Agreement on the same date. The following day, Urban and HUBCO jointly announced the Merger.

General Description

     The Agreement is attached as Appendix A to this Proxy Statement. Descriptions of the Merger and the Agreement are qualified in their entirety by reference to the Agreement and its exhibits, all of which are hereby incorporated in this Proxy Statement by reference.

     The Agreement provides that, at the Effective Time, Urban will be merged with and into the Bank and the Bank shall be the surviving bank (the "Surviving Bank") and all the property, rights, powers and franchises of each of Urban and the Bank shall vest in the Surviving Bank. The Surviving Bank shall continue to operate as a wholly-owned subsidiary of HUBCO. At the Effective Time of the Merger, each share of Urban Common Stock outstanding immediately prior to the Effective Time will be converted into 2.17 shares of newly issued HUBCO Common Stock, subject to certain adjustments as more fully described under "--Consideration".

Conversion of Urban's Shares

     At the Effective Time of the Merger, each share of Urban Common Stock outstanding will automatically be converted into a number of shares of HUBCO Common Stock at the Exchange Ratio.

     The Agreement provides for an Exchange Ratio of 2.17 shares of HUBCO Common Stock for each whole share of Urban Common Stock. The Exchange Ratio is subject to adjustment in certain circumstances described below.

     The Exchange Ratio will be adjusted if Urban's Closing Shareholders Equity (as defined in the Agreement) does not equal or exceed $11,795,000 as of the month end preceding the Effective Time. In such event, the Exchange Ratio will be adjusted downward by multiplying the Exchange Ratio by a fraction, the denominator of which is $11,795,000 and the numerator of which is Urban's Closing Shareholder Equity.

     Urban's Closing Shareholders Equity will be calculated in accordance with generally accepted accounting principals ("GAAP") subject to certain adjustments and addbacks provided for in the Agreement. The Agreement provides that in calculating Urban Closing Shareholders Equity, net securities gains and other extraordinary gains realized by Urban from January 1, 1995 through the Effective Time will be deducted. In addition, the Agreement provides that the following items will be added back to Urban's Closing Shareholders Equity as determined by
GAAP: (i) any deductions from shareholders' equity to account for unrealized holding losses on securities available for sale in Urban's securities portfolio in accordance with Statement of Financial Accounting Standards No. 115; (ii) certain expenses of Urban's financial, accounting and legal professionals incurred in connection with the Merger; (iii) certain expenses incurred by Urban in connection with Urban's compliance with the New Jersey Industrial Site Recovery Act with regard to the Merger; and (iv) up to $25,000 in legal and professional fees expended by Urban in connection with maintaining a claim under Urban's banker's blanket bond in connection with the activities of Urban's former president.

     All adjustments and additions made in calculating Urban's Closing Shareholders Equity will be calculated so as to take into account the tax effects of such adjustments and deductions.

     The Exchange Ratio will also be adjusted to take into account any stock split, stock dividend, stock combination, reclassification or similar transaction by HUBCO with respect to the HUBCO Common Stock.

     No holder of Urban Common Stock will be entitled to receive any fractional shares of HUBCO Common Stock, but instead will be entitled to receive (without interest) a cash payment in the amount of the value of such fractional share interest, determined by multiplying such holders fractional interest by the Average Closing Price of the HUBCO Common Stock. All shares of HUBCO Common Stock that individual Urban shareholders are entitled to receive in exchange for each share of Urban Common Stock held will be aggregated to constitute as many whole shares of HUBCO Common Stock as possible before determining the amount of a cash payment for fractional shares.

Reasons for the Merger

Urban

     The Board of Directors of Urban has approved the Merger, believes it to be in the best interests of the shareholders of Urban and unanimously recommends that Urban shareholders vote "FOR" the Agreement.

     The Board of Directors believes that the proposed transaction with HUBCO is in the best interests of Urban shareholders for several reasons. First, the Board believes that HUBCO is offering a premium over the current market value of the Urban Common Stock, based upon the market value of the HUBCO Common Stock at the time the Agreement was entered into. See "Opinion of Urban's Financial Advisor." In addition, the HUBCO Common Stock is a more liquid investment than is an investment in the Urban Common Stock. The HUBCO Common Stock is traded on the NASDAQ National Market System. The Urban Common Stock is not actively traded on any established securities market. The Board of Directors also took into account the fact that HUBCO has historically paid cash dividends, while Urban has not been able to pay cash dividends for the past several years. See "Comparative Market Prices of HUBCO Common Stock and Urban Common Stock." The Board of Directors also believes that the financial institution resulting from the Merger will have greater resources with which to serve Urban's local community and greater potential for future growth.

     The Board of Directors of Urban believes that the terms of the Merger are fair to, and in the best interests of, Urban shareholders. After an evaluation of the business, financial and market factors and consultation with its financial advisor, the members of the Board of Directors of Urban unanimously voted to approve the Agreement.

HUBCO

     HUBCO's Board of Directors has approved the Merger, and believes it to be in the best interests of the shareholders of HUBCO, because it believes that the acquisition of Urban will expand HUBCO's presence into the affluent western Bergen County and northern Passaic County, New Jersey market places served by Urban, it believes that the acquisition of Urban will complement its past acquisitions and the marketplaces currently served by HUBCO, and because it believes that through HUBCO's ability to offer expanded services to Urban's customers, and through cost savings through consolidation of duplicative administrative functions, the Merger will enhance Urban's earnings capacity and contribute to HUBCO's consolidated earnings.

Interests of Management in the Merger

     As of April 7, 1995, the directors and officers of Urban beneficially owned in the aggregate 210,956 shares of Urban Common Stock, or 21.43% of the then issued and outstanding shares of Urban Common Stock. The Board of Directors of Urban unanimously approved the Agreement and urges the shareholders of Urban to vote in favor of the Agreement and the Merger. In addition, pursuant to the Agreement, Mr. Robert Mangano, President of Urban, will join Hudson United Bank as an Executive Vice President pursuant to an Employment Agreement. The Employment Agreement will provide that Mr. Mangano will be employed by the Bank for a period of 3 years at a minimum annual salary of $175,000, his current salary as President of Urban, and that Mr. Mangano will participate in any employee benefit plans and stock based compensation programs established for senior management of HUBCO and/or the Bank and also provides for certain other benefits such as use of an automobile and payment of certain country club expenses. In the event of the termination of Mr. Mangano's employment by HUBCO other than for cause (as defined in the Employment Agreement) or if Mr. Mangano terminates his employment for good cause (as defined in the Employment Agreement), Mr. Mangano is entitled to certain severance benefits, including payment of his then current salary for a period of at least 24 months. The Employment Agreement will provide for termination of Mr. Mangano's employment without the payment of the above described benefits in the event of Mr. Mangano's death, disability or retirement, or in the event his employment is terminated for cause or if Mr. Mangano terminates his employment without good reason. The Agreement further provides that HUBCO will assume certain options to acquire Urban Common Stock granted to Mr. Mangano during his employment with

Urban, and that HUBCO will assume certain Severance Agreements with certain officers of Urban which provide for certain benefits to such officers if their employment is terminated or the conditions of their employment are materially altered after a change in control of Urban. The Merger would constitute a change in control of Urban under these Severance Agreements. The Agreement also provides that Messrs. Bryant D. Malcolm and W. Peter McBride, currently directors of Urban, will become members of the Board of Directors of HUBCO and that Messrs. Malcolm, McBride and Joseph Pfeifer, also a director of Urban, will join the Board of Directors of the Bank. The Agreement also requires HUBCO to indemnify the officers, directors and employees of Urban in a manner equivalent to the manner in which they are currently indemnified under Urban's Articles of Association and under the New Jersey Business Act and to advance expenses as incurred to the extent permitted by law, in each case for six (6) years, subject to extension, and to purchase officers' and directors' liability insurance covering the officers, directors and employees of Urban, for a period of six (6) years after the Effective Time of the Merger.

Opinions of Urban's Financial Advisor

     On September 6, 1994 the Urban Board retained Capital Consultants to act as Urban's financial advisor and to render its opinion with respect to the fairness, from a financial point of view, to the shareholders of Urban of the consideration to be received in a potential merger.

     Capital Consultants is regularly engaged in the valuation of banks, bank holding companies, savings and loan associations, and thrift holding companies in connection with mergers, acquisitions and other securities transactions. Capital Consultants has knowledge of, and experience with, the New Jersey banking and thrift market and financial organizations operating in that market and was selected by Urban because of its knowledge of, experience with, and reputation in the financial services industry. Capital Consultants is not a market maker in either HUBCO Common or Preferred Stocks or Urban Common Stock.

     On February 14, 1995, the date the Board of Directors of Urban approved the Merger, Capital Consultants delivered to the Board of Directors its opinion that, based on and subject to various items set forth in its written opinion, the consideration to be received by Urban's shareholders pursuant to the Agreement is fair from a financial point of view to Urban's shareholders. In requesting Capital Consultants' advice and opinion, Urban's Board did not impose any limitations upon Capital Consultants with respect to the investigations made or procedures followed by it in rendering its opinion.

     Capital Consultants reissued its opinion as of the date of this Proxy Statement/Prospectus.

     In arriving at its opinion, Capital Consultants reviewed and analyzed, among other things: (i) the Agreement; (ii) the HUBCO Registration Statement on Form S-4 of which this Proxy Statement/Prospectus is a part; (iii) publicly available information relating to HUBCO and Urban including, for HUBCO, annual reports to shareholders and Annual Reports on Form 10-K filed with the SEC for the years ended December 31, 1991 through 1994, the Consolidated Statement of Financial Condition as of December 31, 1994, 1993 and 1992, and the related Consolidated Statements of Income, Changes in Shareholders Equity and Cash Flows for the three year period ended December 31, 1994 included therein, and the quarterly reports to shareholders and Quarterly Reports on Form 10-Q filed with the SEC for the periods ended March 31, June 30 and September 30, 1994, and for Urban, annual reports to shareholders for the years ended December 31, 1991 through 1993, Consolidated Statements of Financial Condition as of December 31, 1994, 1993 and 1992 and related Consolidated Statements of Income, Changes in Stockholders Equity and Cash Flows for the three year period ended December 31, 1994, together with the Reports of Independent Public Accountants and quarterly Reports of Condition and Income as filed with the Federal Deposit Insurance Corporation for the periods ended March 31, June 30, September 30, and December 31, 1994; (iv) certain historical operating and financial information provided to Capital Consultants by the managements of Urban and HUBCO; (v) historical and current market data for the Urban Common Stock and the HUBCO Common and Preferred Stock; (vi) the publicly available financial data and stock market performance data of publicly traded banking and thrift institutions which Capital Consultants deemed generally comparable to Urban and HUBCO; (vii) the nature and terms of recent acquisitions and merger transactions involving banking institutions and bank and thrift holding companies that Capital Consultants considered reasonably similar to Urban and HUBCO in financial character, operating character, historical performance, geographic market and economy; and (viii) such other studies, analyses, inquiries and reports as Capital Consultants deemed appropriate. In addition, Capital Consultants conducted meetings with members of senior management of Urban and HUBCO for purposes of reviewing the future prospects of Urban and Hubco. Capital Consultants evaluated the pro forma ownership of the HUBCO Common Stock by Urban's shareholders, relative to the pro forma contribution of Urban's assets, deposits, equity and earnings to the pro forma resulting company in the Merger. Capital Consultants also took into account its experience in other transactions, as well as its knowledge of the banking and thrift industries and its experience in securities valuations.

     In rendering its opinion, Capital Consultants assumed, without independent verification, the accuracy and completeness of the financial and other information and representations provided to it by Urban and HUBCO. Capital Consultants did not conduct a physical inspection of any of the properties or assets of Urban or HUBCO and has not made any independent evaluations or appraisal of any properties, assets or liabilities of Urban or HUBCO. Capital Consultants has assumed and relied upon the accuracy and completeness of the publicly available financial and other information provided to it, has relied upon the representations and warranties of Urban and HUBCO made pursuant to the Agreement, and has not independently attempted to verify any of such information.

     In rendering its opinion, Capital Consultants assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger on a pro forma basis to Urban.

     In arriving at its opinion, Capital Consultants performed a variety of financial analyses. Capital Consultants believes that its analyses must be considered as a whole and that consideration of portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Capital Consultants' opinion. The preparation of an opinion with respect to fairness, from a financial point of view, of the consideration to be received by shareholders is a complex process involving judgments and is not necessarily susceptible to partial analyses and summary description.

     In its analyses, Capital Consultants made numerous assumptions with respect to Urban's and HUBCO's industry performance, business and economic conditions and other matters, many of which are beyond the control of Urban and/or HUBCO. Any estimates reflected in Capital Consultants analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.

     In connection with its opinion, Capital Consultants performed various analyses with respect to Urban and HUBCO. The following is a brief summary of such analyses, certain of which were presented to the Urban Board by Capital Consultants.

Valuation Analysis

     Using a valuation analysis, Capital Consultants estimated the present value of theoretical values of Urban based on a range of price-to-earnings ("P/E") multiples between 14.0x and 15.0x and a range of discount rates between 6% and 8%. The range of values were based on a range of estimated earnings for the next three years assuming annual earnings growth rates between 5% and 8%. The results of this analysis indicated a range of theoretical values for Urban between $29.35 per share (5% earnings growth rate; P/E of 14.0x; 8% discount rate) and $33.54 per share (8% growth rate; P/E of 15.0x; 6% discount rate). Capital Consultants prepared a net present value analysis that indicated theoretical values for Urban based on range of terminal book value multiples between 2.0x and 2.5x and a range of discount rates between 6% and 8%. Capital Consultants determined the range of terminal multiples of selected comparable companies. Such comparable companies are referred to in the Comparable Company Analysis and Transaction Analysis set forth below. The terminal values were discounted to present value using discount rates which reflect assumptions regarding the required rates of return of the current and prospective shareholders of Urban Common Stock in these economic times. The range of present values per share of Urban resulting from the above-references assumptions were $27.01 to $35.73.

Comparable Company Analysis

     Capital Consultants compared the operating performance of Urban to publicly traded commercial banks that Capital Consultants deemed to be similar to Urban. The group consists of fifteen publicly traded New Jersey based commercial banks with total assets of between $150 million and $380 million. Capital Consultants compared Urban with these institutions based on selected operating fundamentals, including capital adequacy, profitability and asset quality. Using pricing data as of December 30, 1994, the median price to stated book value was 1.16% for the comparable commercial banks. The median equity to assets ratio was 7.0% for the group of comparable commercial banks and 4.9% for Urban. The median return on average assets for the twelve months ending September 30, 1994 was 1.04% for the comparable group of commercial banks and 0.62% for Urban. The median return on average equity for the twelve months ending September 30, 1994 was 12.6% for the comparable group of commercial banks and 11.2% for Urban. Assuming a valuation of HUBCO's offer of $35.26 (2.17 shares of HUBCO at a market price of $16.25, the closing price of HUBCO Common Stock on February 14, 1995) in HUBCO Common Stock for each share of Urban Common Stock, the HUBCO offer represented 294% of Urban's book value.

     Finally, Capital Consultants compared the market price, market-to-book value and price-to-earnings multiples of the HUBCO Common Stock with individual market multiples and medians of twenty publicly traded New Jersey based banks and bank holding companies having total assets between $185 million and $34 billion. The analysis also compared returns on average assets and average equity of HUBCO to those of selected financial institutions and the medians of the comparable group. The analysis indicated that the HUBCO Common Stock traded on December 30, 1994 at a price-to-earnings multiple of 9.4 times trailing twelve months earnings for the period ended September 30, 1994 as compared to a comparative group medium of 10.5 times trailing twelve months earnings for the period ended September 30, 1994. While the HUBCO Common Stock traded at a price-to-book value of 1.63%, the comparative group median was 1.36%. HUBCO's financial performance, as measured by returns on average assets and average equity, was 1.37% and 19.7%, respectively, as compared to the median of the selected comparable financial institutions which was 0.88% and 13.7%, respectively. The Capital Consultants analyses also included summary income statement and balance sheet data and selected ratio analyses for HUBCO and various other potential acquirers of Urban.

Contribution Analysis

     Capital Consultants prepared a contribution analysis showing the percentage of assets, deposits, net common equity and 1994 net income Urban would contribute to the combined company (including the Jefferson Merger as if such transaction had occurred on January 1, 1994) on a pro forma basis, and compared these percentages to the pro forma ownership after the Merger. This analysis showed that Urban would contribute 14.1% of pro forma consolidated total assets, 13.8% of pro forma consolidated deposits, 10.1% of pro forma consolidated shareholders' equity and 8.3% of pro forma consolidated net income for 1994, while Urban shareholders would hold 17.1% of the pro forma ownership of HUBCO.

Impact Analysis

     Capital Consultants analyzed the financial implications of the Merger on HUBCO's earnings per common share and book value per common share. This analysis was based on December 31, 1994 financial data for HUBCO and Urban and indicated that the acquisition of Urban by HUBCO would be (on a pro forma basis for the twelve months ended December 31, 1994, assuming the acquisition was effective as of January 1, 1994 and assuming HUBCO's pending acquisition of Jefferson was effective as of January 1, 1994) approximately 7.3% dilutive to the earnings per share of HUBCO Common Stock and approximately 5.7% dilutive to tangible book value per share of HUBCO Common Stock on a fully diluted basis.

Comparable Transaction Analysis

     Capital Consultants performed an analysis of prices and premiums offered in recently announced commercial bank and bank holding company transactions in the region. Multiples of earnings and fully diluted book value implied by the consideration to be received by Urban's shareholders in the Merger were compared with multiples offered in such regional transactions, which included pending and completed acquisitions announced between January 1, 1993 and February 13, 1994. The median offer price to book value for this regional group of comparable transactions was 157%. The equivalent offer price to book value for Urban was 294% based on the assumed HUBCO offer price of $35.26 for each outstanding share of Urban Common Stock and Urban's book value as of December 31, 1994. Capital Consultants also reviewed the core capital ratio to total assets of the comparative group and non-performing assets as a percentage of total assets and in both analyses, Urban was substantially below the median of the comparative group.

     It is important to note that while Capital Consultants took into account the values shown in the comparables used in connection with the rendering of its opinion, no company or transaction used in these analyses was identical to Urban or the Merger. Accordingly, an analysis of the results in the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved, the timing of the transactions and prospective buyer interest, the earnings trends and prospects for the future, as well as other factors that could affect the public trading values of the companies included in the comparisons.

     For Capital Consultants' services in connection with the Merger, Urban has agreed to pay Capital Consultants a fee of approximately $45,000 plus reimbursement for reasonable out-of-pocket expenses. Urban has also agreed to indemnify Capital

Consultants against certain liabilities, including liabilities under the federal securities laws. Urban has paid Capital Consultants $10,000 at the time Capital Consultants was retained and paid an additional $10,000 on the mailing of this Proxy Statement/Prospectus. Urban will pay the balance on consummation of the Merger. The amount of Capital Consultants fee was determined by negotiation between Urban and Capital Consultants.

Conditions to the Merger

     Consummation of the Merger is conditioned on, among other things, (i) approval of the Agreement and the Merger by the shareholders of Urban and HUBCO and approval of the Stock Split by the shareholders of Urban; (ii) the receipt of all approvals and authorizations of all necessary federal government authorities and expiration of all required waiting periods necessary for the consummation of the Merger (see "The Proposed Merger--Regulatory Matters"); and
(iii) the effectiveness of the registration statement covering the shares of HUBCO Common Stock to be issued to Urban shareholders. In addition, consummation of the Merger is conditioned upon receipt by the parties of an opinion of Arthur Andersen LLP to the effect that the transaction will qualify as a pooling of interests for accounting purposes, and an opinion of McCarter & English, counsel to HUBCO, to the effect that the exchange of Urban Common Stock for HUBCO Common Stock is a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code (the "Code"). See "Federal Income Tax Consequences".

     Consummation of the Merger is further conditioned on, among other things,
(i) the continued accuracy in all material respects of the representations and warranties of Urban and HUBCO, respectively, contained in the Agreement; (ii) the performance by Urban or HUBCO, as the case may be, in all material respects, of all obligations under the Agreement; (iii) the absence of any order, ruling or consent decree of a court of competent jurisdiction that would restrain or prohibit the consummation of the Merger;
(iv) receipt by the Board of Directors of Urban of the Opinions of Capital Consultants (see "Opinions of Urban's Financial Advisor"); (v) HUBCO entering into an Employment Agreement with Mr. Mangano and assuming certain options to purchase Urban Common Stock granted to Mr. Mangano in connection with his employment with Urban; and (vi) HUBCO assuming Urban's obligations under those certain change of control agreements with certain Urban employees.

Regulatory Approvals

     Consummation of the Merger is subject, among other things, to prior receipt of all necessary regulatory approvals. On March 16, 1995, HUBCO submitted an application to the FDIC seeking approval of the Merger under the Bank Merger Act. On March 16, 1995, HUBCO filed an application with the Commissioner for approval of the Merger under the New Jersey Banking Act of 1948 (the "Banking Act"). The approval of the FDIC and the Commissioner are required in order for the Merger to be consummated. While both HUBCO and Urban anticipate receiving the required approvals, there can be no assurance that the approvals will be granted, or that they will be granted on a timely basis and without conditions that HUBCO or Urban find unacceptable.

Restrictions on Operations of Urban Pending the Merger

     Pending consummation of the Merger, the Agreement imposes several restrictions on Urban's operations. Pursuant to the Agreement, Urban may not amend its Articles of Association, issue additional securities, other than upon the exercise of outstanding stock options, repurchase stock, or, except as described below, pay any cash dividends. In the event that the Effective Time has not occurred prior to or on the record date established by HUBCO's Board of Directors for HUBCO's second quarter 1995 cash dividend, Urban is permitted to declare and pay a cash dividend to its shareholders in the amount of up to $0.26 per share, provided that such dividend does not cause Urban's shareholders' equity on the date the dividend is declared to fall below the amount of Urban's shareholders' equity as of December 31, 1994. Urban is also required to conduct its business only in the ordinary course as conducted through the date of the Agreement, and is further prohibited from granting any additional severance or termination pay or otherwise changing the terms or conditions of employment of any employees or from selling or disposing of any of its assets other than in the ordinary course.

     Under the Agreement, HUBCO is prohibited from entering into any agreement which will require it to issue additional shares of HUBCO Common Stock or securities convertible into HUBCO Common Stock if the indicated dilution of book value or earnings per share of HUBCO caused by such proposed transaction is greater than 10%.

Management and Operations After the Merger

     At the Effective Time, as a result of the Merger, Urban will be merged into the Bank, which will be the surviving entity in the Merger. The Bank will continue to operate as a subsidiary of HUBCO. Other than the appointment of Mr. Mangano as an Executive Vice President, the Bank does not intend to make any changes in its executive officers in connection with the Merger.

                    Effective Date; Amendments; Termination

     The Effective Time of the Merger will be the time and date specified in a certification required to be filed with the Commissioner and specified in a notice filed with the FDIC. The Closing will occur ten (10) days after all the conditions precedent to the Merger have been satisfied or waived, or at such other time agreed to by HUBCO and Urban. (See "The Proposed Merger--Conditions to the Merger"). At the Closing, documents required to satisfy the conditions to the Merger of the respective parties will be exchanged.

     The Agreement may be amended, modified or supplemented with respect to any of its terms by the mutual consent of HUBCO, the Bank and Urban at any time prior to the Effective Time.

     The Agreement may be terminated by either party at any time prior to the Effective Time if: (a) any representation or warranty of either party to the Agreement is not true and correct in all material respects, (b) either party breaches any covenant or agreement made by it in the Agreement, or (c) the Effective Time has not occurred on or prior to September 30, 1995. In addition, Urban may terminate the Agreement if: (a) the Exchange Ratio, as adjusted, is less than 2.0, (b) the Average Closing Price of HUBCO Common Stock is less than $12.75 per share, or (c) if the Exchange Ratio multiplied by the Average Closing Price of the HUBCO Common Stock yields an amount less than $26.65. No assurance can be given that Urban shareholders will receive $26.65 or more for their shares of Urban Common Stock because, although Urban will have the right to terminate the Agreement if the Exchange Ratio multiplied by the Average Closing Price yields less than $26.65, Urban could elect to proceed with the Merger based on, among other things, then current market conditions. In addition, the market price of the HUBCO Common Stock may decline between the time the Average Closing Price is determined and consummation of the Merger. In addition, Urban may have the right to terminate the Agreement in the event the Urban Board of Directors approves an Acquisition Transaction after determining, upon advice of counsel, that such approval is necessary in the exercise of the Board's fiduciary duty or in the event HUBCO enters into or publicly announces its intention to enter into a transaction which would result in a Change in Control of HUBCO. The Agreement provides that a Change in Control will be deemed to have occurred if any person, with certain exceptions, is or becomes the beneficial owner of securities of HUBCO representing 25% or more of the combined voting power of all of HUBCO's then outstanding securities, or in the event that the individuals constituting HUBCO's Board of Directors as of the date of the Agreement, and individuals subsequently elected to the Board with the approval of at least two-thirds of the Board of Directors as of the date of this Agreement, cease to constitute a majority of HUBCO's Board of Directors.

     Upon a termination of the Agreement, the transactions contemplated thereby will be abandoned without further action by any party and each party will bear its own expenses, except in certain circumstances in which Urban may be required to reimburse HUBCO for its out of pocket expenses. See "--Fee In The Event of Another Transaction." In the event of a termination, each party will retain all rights and remedies it may have at law or equity under the Agreement.

Fees in the Event of Another Transaction;
  Limitation on Solicitation of Other Transactions

     Pursuant to the Agreement, Urban is prohibited from encouraging, soliciting or negotiating a proposal for an Acquisition Transaction, subject to fulfillment by Urban's Board of Directors of its fiduciary duty, as provided in the Agreement. However, as discussed above, Urban may have the right to terminate the Agreement and pursue an Acquisition Transaction. In that event, any third party entering into an Acquisition Transaction with Urban may be obligated to make a payment to HUBCO in the amount of $1,000,000 (the "Termination Fee"). In addition, in certain circumstances, if Urban terminates the Agreement and does not enter into an Acquisition Transaction with a third party within twelve (12) months of such termination, Urban may be obligated to reimburse HUBCO for its out of pocket expenses incurred in negotiating and consummating the Merger, up to a maximum of $200,000 (the "Reimbursement Fee").

     Either the Termination Fee or the Reimbursement Fee will only be payable in the event Urban terminates the Agreement as a result of a determination by Urban's Board of Directors, upon advise of counsel, that in the exercise of the Board's fiduciary duties, Urban must pursue a potential Acquisition Transaction with a third party. If Urban enters into a binding agreement to undertake an Acquisition Transaction within twelve (12) months of the termination of the Agreement, the terms of the transaction with the third party must provide that the third party will pay HUBCO the Termination Fee upon the closing of the Acquisition Transaction. In the event that Urban does not enter into an agreement with the third party providing for an Acquisition Transaction within twelve (12) months of the termination of the Agreement, Urban must pay HUBCO the Reimbursement Fee.

     The Termination Fee and Reimbursement Fee may make it more costly for another party to attempt to acquire Urban. These provisions of the Agreement may be considered a deterrent to other potential acquirers of Urban because it is likely to increase the cost of any such transaction.

                       Accounting Treatment of the Merger

     The Merger will be accounted for by HUBCO under the pooling of interests method of accounting in accordance with generally accepted accounting principles. See "PRO FORMA COMBINED FINANCIAL INFORMATION" and "--Conditions to the Merger."

                        Federal Income Tax Consequences

     McCarter & English, counsel to HUBCO, will deliver to HUBCO and Urban prior to or at the Effective Time its opinion that, with respect to the Merger, for Federal income tax purposes: (i) the Merger will be a tax-free reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code; (ii) no taxable gain or loss will be recognized to shareholders of Urban whose Urban Common Stock is exchanged solely for HUBCO Common Stock in connection with the Merger, (iii) each former Urban shareholder's basis for the shares of HUBCO Common Stock received by him in the exchange will be the same as such shareholder's basis for the shares of Urban Common Stock exchanged therefor; and
(iv) each shareholder's holding period for the HUBCO Common Stock received will include his holding period for the Urban Common Stock exchanged therefor, provided that his Urban Common Stock was held as a capital asset on the Effective Date.

     For Federal income tax purposes, the Merger will not affect the existing holders of HUBCO Common Stock.

Rights of Dissenting Stockholders

     Stockholders of HUBCO do not have the right to dissent from the Merger under the New Jersey Business Corporation Act or HUBCO's Certificate of Incorporation.

     Stockholders of Urban who vote against the Merger at the Urban Meeting or give notice of dissent in writing at or prior to the Meeting will be entitled to receive the value of their shares as of the date of the Meeting in cash upon written request made to Urban in accordance with the National Bank Act.

                          RECENT DEVELOPMENTS OF HUBCO

     Based on assets, at December 31, 1994, HUBCO was the eighth largest commercial bank holding company headquartered in New Jersey. HUBCO's strategy is to enhance profitability and build market share both through internal growth and acquisitions. Since October, 1990, HUBCO has added over thirty branches and approximately $750 million in assets through eight acquisitions of financial institutions in both government assisted and private transactions. As a result, HUBCO's asset base has grown by over $800 million since October, 1990. HUBCO's acquisition program continued during 1994 and 1995.

     On December 7, 1994, the Bank acquired Shoppers Charge Accounts Co. ("Shoppers") of Jersey City, New Jersey, for approximately $16.3 million in cash. The Shoppers transaction was accounted for under the purchase method of accounting. The Bank recorded approximately $63.4 million in assets and $46.9 million in liabilities as a result of this acquisition.

     Shoppers is among the twenty largest third party private label retail credit card companies in the United States. Private label revolving credit cards issued on behalf of retail stores by third party firms accounted for approximately one-third of outstandings on all retail credit cards at year-end 1992. Shoppers' credit operating system can also be used by the Bank to manage a traditional credit card portfolio.

     On July 1, 1994, HUBCO completed its acquisition of Washington Bancorp, Inc. ("Washington") and its subsidiary, Washington Savings Bank, pursuant to a transaction (the "Washington Merger") in which Washington was merged into HUBCO and Washington Savings Bank was merged into the Bank. The Washington Merger has been accounted for as a purchase. Information regarding Washington and the Washington Merger is reflected in certain of the pro forma data presented herein.

     On April 5, 1995, HUBCO completed its acquisition of Jefferson National Bank ("Jefferson"). The acquisition was accomplished through the merger of Jefferson into the Bank. Jefferson adds four offices, all located in Passaic County, New Jersey, to the Bank's branch system. At December 31, 1994, Jefferson had total assets of $91.3 million, total loans of $42.9 million and total liabilities of $85.4 million. Under the terms of the agreement for the acquisition of Jefferson, shareholders of Jefferson received 2.844 shares of HUBCO Common Stock for each share of Jefferson National Bank Common Stock.

     See "INFORMATION INCORPORATED BY REFERENCE" and "PRO FORMA COMBINED FINANCIAL INFORMATION."


                                  HUBCO, INC.
                 FINANCIAL SUMMARY AND SELECTED PER SHARE DATA
                     (in thousands, except per share data)
                                                         (1) Years Ended December 31,
                                            -------------------------------------------------------
                                            1994          1993         1992        1991        1990
                                            ----          ----         ----        ----        ----
SELECTED STATEMENT OF INCOME DATA:
  Interest income .....................  $   83,903    $   67,759    $ 67,646    $ 51,759    $ 49,809
  Interest expense ....................      25,882        20,741      26,633      25,287      26,818
  Net interest Income .................      58,021        47,018      41,013      26,472      22,991
  Provision for possible loan losses...       3,000         3,600       4,116       2,312       4,150
  Net interest income after provision
   for possible loan losses ...........      55,021        43,418      36,897      24,160      18,841
  Other income ........................       9,990         8,606       7,657       5,471       4,532
  Other expenses ......................      38,004        29,971      34,349      22,274      20,013
  Income before income taxes ..........      27,007        22,053      10,205       7,357       3,360
  Income taxes provision ..............      10,076         7,851         564       2,336       1,145
  Net income ..........................      16,931        14,202       9,641       5,021       2,215
PER SHARE DATA:
  Weighted average shares(2) ..........      10,354        10,364       9,136       7,432       7,411
  Net income per common share(2):
    Primary ...........................  $     1.69    $     1.37    $   1.06    $   0.68    $   0.30
    Fully diluted .....................        1.64          1.37        1.06        0.68        0.30
  Dividends paid per common share .....        0.36          0.31        0.27        0.22        0.22
BALANCE SHEET SUMMARY:
  Securities ..........................  $  537,229    $  426,685    $322,522    $138,915    $150,536
  Loans, net ..........................     729,174       529,390     513,448     465,883     371,700
  Total assets ........................   1,377,122     1,041,825     931,911     673,159     595,128
  Deposits. ...........................   1,199,733       935,688     843,226     608,857     512,823
  Stockholders' equity ................      99,020        78,954      68,313      41,099      37,567


                                                         (1) Years Ended December 31,
                                             ------------------------------------------------------
                                             1994          1993         1992        1991        1990
                                             ----          ----         ----        ----        ----

PERFORMANCE RATIOS:
  Return on average assets ............        1.35%         1.44%       1.05%       0.82%       0.40%
  Return on average equity ............       19.44         19.34       17.38       12.75        5.89
  Dividend payout .....................       20.74         23.01       25.04       33.44       73.63
  Average equity to average assets ....        6.93          7.44        6.04        6.45        6.85
  Net interest margin(4) ..............        5.09          5.20        4.97        4.94        4.72
ASSET QUALITY RATIOS:
  Allowance for possible loan losses
   to total loans, net(5) .............        1.81          2.04        1.48        1.44        1.41
  Allowance for possible loan losses to
   non-performing loans(6) ............      126.51        140.20       96.10       75.53       52.71
  Allowance for possible loan losses
   to non-performing assets (excluding
   loans past due 90 days or more and
   accruing)(7) .......................       96.91        107.87       98.04       50.10       39.39
  Non-performing loans to total loans,
   net (5)(6) .........................        1.74          1.73        1.54        1.90        2.67
  Non-performing assets to total loans,
   net, and other real estate (5)(7) ..        2.16          2.16        1.78        3.09        3.77
  Non-performing assets (excluding
   loans past due 90 days or more
   and accruing) to total loans,
   net, and other real estate (5)(7) ..        1.86          1.88        1.51        2.84        3.53
  Net charge-offs to
    average loans, net  ...............         .88           .15         .91         .58         .54


- ---------
(1) The HUBCO, Inc. Financial Summary and Selected Per Share Data has not been restated to reflect the acquisition of Jefferson National Bank on April 5, 1995. See "Recent Developments of HUBCO."

(2) For 1994 and 1993, the weighted average shares have been adjusted to reflect the conversion of the Hubco Series A Preferred Stock.

(3) Income per share and dividends paid per share have been restated to reflect the January 14, 1995 stock split and a 10% stock dividend paid June 1, 1993.

(4)  Computed on a tax equivalent basis.

(5)  Total loans are net of unearned income and deferred loans fees.

(6) Non-performing loans include non-accruing loans, renegotiated loans and loans past due 90 days or more and accruing.

(7)  Non-performing assets include non-performing loans plus other real estate.

(8) On July 1, 1994, HUBCO acquired Washington pursuant to a merger accounted for as a purchase. On May 6, 1994, HUBCO, through the Bank, acquired deposits and certain assets of Polifly Federal Savings and Loan Association ("Polifly") in a transaction accounted for as a purchase. Under the purchase method of accounting, the consolidated results of operations of Washington and Polifly are reflected above solely for periods on and after the dates of acquisition.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth per share data relating to dividends, net income and book value of HUBCO Common Stock and Urban Common Stock, both on a historical basis and on a pro forma combined basis. The historical per share data has been derived from the consolidated financial statements of HUBCO incorporated by reference herein and the financial statements of Urban presented elsewhere herein. See "Information Incorporated by Reference" and "Index to Urban's Financial Statements."

     The pro forma dividend and book value per share data and the pro forma net income per share data for the year ended December 31, 1992 have been derived from the pro forma combined condensed financial statements (appearing elsewhere herein) of HUBCO and Urban and give effect to the Merger, accounted for as a pooling of interests. The pro forma net income per share data for the years ended December 31, 1994 and 1993 has been derived from the pro forma combined condensed financial statements of HUBCO, Washington Bancorp, Jefferson National Bank, and Urban, giving effect to HUBCO's acquisition of Washington Bancorp (accounted for as a purchase), HUBCO's acquisition of Jefferson National Bank (accounted for as a pooling of interests) and the Merger (accounted for as a pooling of interests). See "Pro Forma Combined Financial Information" for a description of the extent to which Washington Bancorp's consolidated results of operations are reflected in the pro forma data presented herein.

     The actual, pro forma and pro forma equivalent per share data included in the table below should be read in conjunction with financial statements of HUBCO and Urban, the pro forma combined condensed financial statements of HUBCO and Urban, the pro forma combined condensed financial statements of HUBCO and Urban and their related notes accompanying such financial statements, all of which are either incorporated by reference herein or appear elsewhere herein. See "Information Incorporated by Reference," "Index to Urban Financial Statements" and "Pro Forma Combined Financial Information." The pro forma data presented below is not necessarily indicative of the results that would actually have been obtained if the Merger and/or HUBCO's acquisition of Washington Bancorp, Jefferson National Bank and Urban had been consummated as of the first day of the period described below or results that may be obtained in the future.

                                                         For the Years Ended
                                                            December 31,
                                                      ------------------------
                                                      1994      1993      1992
                                                      ----      ----      ----
CASH DIVIDENDS DECLARED PER COMMON SHARE:
HUBCO-Actual (1) ..................................  $0.36     $0.31     $0.27
Jefferson-Actual (1)...............................     -         -       0.50
Urban-Actual (1) ..................................     -         -         -
Urban, pro forma equivalent (2) ...................   0.78      0.67      0.59

NET INCOME (LOSS) PER COMMON SHARE:
HUBCO-Actual:
  Primary .........................................   1.69      1.37      1.06
  Fully Diluted ...................................   1.64      1.37      1.06
Jefferson-Actual...................................  (4.08)    (6.00)    (4.95)
Urban-Actual.......................................   1.51      1.04      0.46
HUBCO, Washington and Jefferson, pro forma:
  Primary (3) .....................................   1.27      1.07      N.A.*
  Fully diluted (4) ...............................   1.24      1.06      N.A.*
HUBCO, Washington, Jefferson and Urban, pro forma:
  Primary (5) .....................................   1.17      0.97      N.A.*
  Fully diluted (6) ...............................   1.15      0.97      N.A.*
HUBCO and Jefferson, pro forma
  Primary (3) .....................................   N.A.*     N.A.*     0.87
  Fully diluted (4) ...............................   N.A.*     N.A.*     0.87
HUBCO, Jefferson and Urban, pro forma
  Primary (5) .....................................   N.A.*     N.A.*     0.75
  Fully diluted (6) ...............................   N.A.*     N.A.*     0.75
Urban, pro forma equivalent
  Primary (7) ...................................     2.54      2.10      1.63
  Fully diluted (8) .............................     2.50      2.10      1.63

NET BOOK VALUE PER COMMON SHARE:
  HUBCO-Actual ....................................   8.33      7.83      7.25
  Jefferson-Actual ................................  22.76     27.31     33.31
  Urban-Actual ....................................  11.98     12.97     11.93
  HUBCO and Jefferson, pro forma (9)...............   8.24      7.87      7.46
  HUBCO, Jefferson and Urban, pro forma (10) ......   7.77      7.55      7.11
  Urban, pro forma equivalent (11).................  16.86     16.38     15.43

- ---------
*    Not applicable. See "PRO FORMA COMBINED FINANCIAL INFORMATION."

(1) For information regarding HUBCO's and Urban's dividends, and the market price of HUBCO Common Stock, see "COMPARATIVE MARKET PRICES OF HUBCO AND URBAN COMMON STOCK."

(2) Represents the dividend declared on HUBCO's Common Stock during the respective periods multiplied by the Exchange Ratio of 2.17.

(3) Reflects primary net income per common share on a pro forma combined basis (including for the years ended December 31, 1994 and 1993, the pro forma effect of HUBCO's acquisition of Washington Bancorp accounted for as a purchase). Such amounts have been determined by reducing pro forma net income amounts by the dividend applicable to HUBCO's Series A Preferred Stock (which was first issued on July 1, 1994) and dividing such amount by the sum of (i) the weighted average number of shares of HUBCO Common Stock outstanding during each period and (ii) 610,829 shares of HUBCO Common Stock issued pursuant to HUBCO's acquisition of Jefferson National Bank.

(4) Reflects fully diluted net income per common share on a pro forma combined basis (including for the years ended December 31, 1994 and 1993, the pro forma effect of HUBCO's acquisition of Washington Bancorp accounted for as a purchase). Such amounts have been determined by dividing pro forma net income amounts by the sum of (i) the weighted average number of shares of HUBCO Common Stock outstanding during each period, (ii) 610,829 shares of HUBCO Common Stock issued pursuant to HUBCO's acquisition of Jefferson National Bank and (iii) 1,183,217 in 1994 and 1,196,717 in 1993 shares of HUBCO Common Stock issuable upon the assumed full conversion of HUBCO's Series A Preferred Stock.

(5) Reflects primary net income per common share on a pro forma combined basis (including for the years ended December 31, 1994 and 1993, the pro forma effect of HUBCO's acquisition of Washington Bancorp accounted for as a purchase). Such amounts have been determined by reducing pro forma net income amounts by the dividend applicable to HUBCO's Series A Preferred Stock (which was first issued on July 1, 1994) and dividing such amount by the sum of (i) the weighted average number of shares of HUBCO Common Stock outstanding during each period, (ii) 610,829 shares of HUBCO Common Stock issued pursuant to HUBCO's acquisition of Jefferson National Bank and (iii) 2,135,002 shares of HUBCO Common Stock assumed to be issued pursuant to the Merger.

(6) Reflects fully diluted net income per common share on a pro forma combined basis (including for the years ended December 31, 1994 and 1993, the pro forma effect of HUBCO's acquisition of Washington Bancorp accounted for as a purchase). Such amounts have been determined by dividing pro forma net income amounts by the sum of (i) the weighted average number of shares of HUBCO Common Stock outstanding during each period, (ii) 610,829 shares of HUBCO Common Stock issued pursuant to HUBCO's acquisition of Jefferson National Bank, (iii) 1,183,217 in 1994 and 1,196,717 in 1993 shares of HUBCO Common Stock issuable upon the assumed full conversion of HUBCO's Series A Preferred Stock and (iv)

     2,135,002 shares of HUBCO Common Stock assumed to be issued pursuant to the Merger.

(7) Represents the amount computed pursuant to Note 5 above multiplied by the Exchange Ratio of 2.17.

(8) Represents the amount computed pursuant to Note 6 above multiplied by the Exchange Ratio of 2.17.

(9) Represents the pro forma combined net book value of HUBCO and Jefferson National Bank attributable to common shares, divided by the sum of (i) the number of shares of HUBCO Common Stock outstanding and (ii) 610,829 shares of HUBCO Common Stock issued pursuant to HUBCO's acquisition of Jefferson National Bank.

(10) Represents the pro forma combined net book value of HUBCO, Jefferson National Bank and Urban attributable to common shares, divided by the sum of (i) number of shares of HUBCO Common Stock outstanding, (ii) 610,829 shares of HUBCO Common Stock issued pursuant to HUBCO's acquisition of Jefferson National Bank and (iii) 2,135,002 shares of HUBCO Common Stock assumed to be issued pursuant to the Merger.

(11) Represents the amount computed pursuant to Note 10 above multiplied by the assumed 2.17 Exchange Ratio.



     The following sets forth the reported closing price per share of HUBCO Common Stock and the pro forma equivalent price per share of Urban Common Stock on (i) February 13, 1995, the last business day preceding the public announcement of the signing of the Agreement; and (ii) ________, 1995, a date shortly prior to the mailing of this Proxy Statement.

                                                              Pro Forma
                                                          Equivalent Price
                                                               per
                                      HUBCO             Urban Common Share(1)
                                  -------------         ---------------------
                                  High      Low           High        Low
                                  ----      ---           -----       ---
Market Price
  February 13, 1995              $16.25    $16.00         $35.26    $34.72
Market Price
  ___________, 1995

(1) The Urban Common Stock is not traded on any established securities market. Therefore, equivalent High and Low information has been provided. The Urban pro forma equivalent price has been determined solely by multiplying the Hubco High and Low prices by the Exchange Ratio of 2.17.

                             MARKET PRICES OF HUBCO
                             AND URBAN COMMON STOCK

     There is no established public trading market for the common stock of Urban. As a result, no market prices are presented for the Urban Common Stock. The HUBCO Common Stock is quoted on the NASDAQ--National Market System (NASDAQ Symbol:HUBC). Prior to March 1, 1993, the HUBCO Common Stock was traded in the American Stock Exchange ("AMEX"). The following table sets forth, for the indicated periods, the high and low closing prices per share of HUBCO's Common Stock as reported by NASDAQ or AMEX, as the case may be. On February 13, 1995, the last full trading day before public announcement of the signing of the Agreement, the high and low prices for the HUBCO Common Stock were $16.25 and $16.00. As of February 27, 1995 HUBCO had approximately 1,694 shareholders of record and Urban had approximately 332 shareholders of record.

                                     HUBCO


                                High             Low       Dividends
                                ----             ---       ---------
1993:
- -----
1st Quarter ................   $16.42          $10.67         $.07
2nd Quarter ................    16.25           12.67          .07
3rd Quarter ................    16.83           13.42          .07
4th Quarter ................    16.17           13.33          .10

1994:
- -----
1st Quarter ................    15.83           13.42          .08
2nd Quarter ................    15.00           13.33          .08
3rd Quarter ................    15.17           13.13          .10
4th Quarter ................    15.00           12.50          .10

1995:
- -----
1st Quarter ................    17.38           14.67          .15
2nd Quarter
 (through ________, 1995)...



     HUBCO maintains a stock repurchase program pursuant to which HUBCO is authorized to repurchase up to 10% of the outstanding HUBCO capital stock per year. HUBCO commenced this program in 1993. Purchases may be made from time to time in the open market or in privately negotiated transactions, depending upon market conditions and subject to regulatory considerations. The timing, price, quantity and manner of purchases are at the discretion of HUBCO's officers. The shares acquired by HUBCO may be held in treasury to be used for conversion of the HUBCO Series A Preferred Stock, in satisfaction of stock options and grants of restricted stock and in connection with the issuance of common stock in acquisitions.

                    PRO FORMA COMBINED FINANCIAL INFORMATION

Pro Forma Combined Financial Information

     The following unaudited pro forma financial information takes into account HUBCO's recently completed acquisitions of Washington Bancorp, Inc. (the "Washington Merger") and Jefferson National Bank ("Jefferson") and the Merger. The Washington Merger, consummated on July 1, 1994, has been accounted for as a purchase; accordingly, HUBCO's historical financial statements reflect the consolidated results of operations of Washington Bancorp, Inc. ("Washington") solely for periods on and after July 1, 1994. In contrast, the Jefferson merger, consummated on April 5, 1995, has been accounted for as a pooling of interests and the Merger is intended to be accounted for as pooling of interests. Under the pooling of interests method of accounting, HUBCO's consolidated financial statements will be retroactively adjusted after the mergers to combine the results of the operations of HUBCO, Jefferson and Urban for periods prior to the consummation of the mergers.

     The following unaudited Pro Forma Combined Condensed Balance Sheet of HUBCO, Jefferson and Urban at December 31, 1994 gives effect to the Urban and Jefferson mergers as if they had been consummated on that date, based on adjustments described in the accompanying Notes to the Pro Forma Combined Condensed Unaudited Financial Statements (the "Notes").

     Also presented are three separate unaudited Pro Forma Combined Condensed Statements of Income, covering each of the years ended December 31, 1994 (the "1994 Pro Forma Statement"), December 31, 1993 (the "1993 Pro Forma Statement"), and December 31, 1992 (the "1992 Pro Forma Statement"). These unaudited Pro Forma Combined Condensed Statements of Income reflect the following:

     o The 1994 Pro Forma Statement gives effect to the Washington Merger and the Jefferson and Urban mergers as if such transactions had occurred on January 1, 1994 and combines the results of operations of Hubco, Washington, Jefferson and Urban for the year ended December 31, 1994, subject to the adjustments set forth in the Notes.

     o The 1993 Pro Forma Statement gives effect to the Washington Merger and the Jefferson and Urban mergers as if such transactions had occurred on January 1, 1993 and combines the results of operations of HUBCO, Washington, Jefferson and Urban for the year ended December 31, 1993, subject to the adjustments set forth in the Notes.

     o Due to differences in the disclosures applicable to the purchase and pooling of interests methods of accounting, the 1992 Pro Forma Statements give effect to the Jefferson and Urban mergers as if they had occurred on January 1, 1992, but do not give effect to the Washington Merger. Thus, the 1992 Pro Forma Statements combine the results of operations of HUBCO, Jefferson and Urban for the periods presented, but do not include any information regarding Washington. Any comparison of the 1992 Pro Forma Statements with pro forma data for other periods presented herein should take into account that the 1992 Pro Forma Statements do not reflect Washington's results of operations, while such other pro forma data reflects Washington's results of operations.

     The unaudited pro forma information presented herein has been prepared by HUBCO management based upon the historical financial statements and related notes thereto of Hubco, Washington, Jefferson and Urban. The Pro Forma Combined Condensed Statements of Income are not necessarily indicative of the results of operations which would have been achieved had these transactions been consummated as of the beginning of such periods for which such data are presented and should not be construed as being representative of future periods.

                                                  For the Years Ended
                                                      December 31,
                                               ------------------------
                                               1994      1993      1992
                                               ----      ----      ----
CASH DIVIDENDS DECLARED PER
COMMON SHARE:
HUBCO--Actual (1) ........................  $  0.36   $  0.31   $  0.27
Jefferson--Actual (1) ....................     --        --        0.50
Urban--Actual (l) ........................     --        --        --
Urban, pro forma equivalent (2) ..........     0.78      0.67      0.59


NET INCOME (LOSS) PER COMMON
SHARE:
HUBCO--Actual:
      Primary ............................     1.69      1.37      1.06
      Fully diluted ......................     1.64      1.37      1.06
Jefferson--Actual ........................    (4.08)    (6.00)    (4.95)
Urban--Actual ............................     1.51      1.04      0.46
HUBCO, Washington and Jefferson,
  pro forma:
      Primary (3) ........................     1.27      1.07     N.A.*
      Fully diluted (4) ..................     1.24      1.06     N.A.*
HUBCO, Washington, Jefferson
and Urban, pro forma:
      Primary (5) ........................     1.17      0.97     N.A.*
      Fully diluted (6) ..................     1.15      0.97     N.A.*
HUBCO and Jefferson, pro forma
      Primary (3) ........................    N.A.*     N.A.*      0.87
      Fully diluted (4) ..................    N.A.*     N.A.*      0.87
HUBCO, Jefferson and Urban, pro forma
      Primary (5) ........................    N.A.*     N.A.*      0.75
      Fully diluted (6) ..................    N.A.*     N.A.*      0.75
Urban, pro forma equivalent
      Primary (7) ........................     2.54      2.10      1.63
      Fully diluted (8) ..................     2.50      2.10      1.63


NET BOOK VALUE PER COMMON SHARE:
HUBCO--Actual.............................     8.33      7.83      7.25
Jefferson--Actual ........................    22.76     27.31     33.31
Urban--Actual ............................    11.98     12.97     11.93
HUBCO and Jefferson, pro forma (9) .......     8.24      7.87      7.46
HUBCO, Jefferson and Urban, ..............     7.77      7.55      7.11
  pro forma (10)
Urban, pro forma equivalent (11) .........    16.86     16.38     15.43

*   Not applicable. See "PRO FORMA COMBINED FINANCIAL INFORMATION."

(1) For information regarding HUBCO's, Jefferson's and Urban's dividends, and the market price of HUBCO Common Stock, see "MARKET AND DIVIDEND DATA".

(2) Represents the dividend declared on HUBCO's Common Stock during the respective periods multiplied by the assumed 2.17 Exchange Ratio.

(3) Reflects primary net income per common share on a pro forma combined basis (including for the years ended December 31, 1994 and 1993, the pro forma effect of the Washington Merger accounted for as a purchase). Such amounts have been determined by reducing pro forma net income amounts by the dividend applicable to HUBCO's Series A Preferred Stock (which was first issued on July 1, 1994) and dividing such amount by the sum of (i) the weighted average number of shares of HUBCO Common Stock outstanding during each period and (ii) 610,829 shares of HUBCO Common Stock assumed to be issued pursuant to the Jefferson Merger.

(4) Reflects fully diluted net income per common share on a pro forma combined basis (including for the years ended December 31, 1994 and 1993, the pro forma effect of the Washington Merger accounted for as a purchase). Such amounts have been determined by dividing pro forma net income amounts by the sum of (i) the weighted average number of shares of HUBCO Common Stock outstanding during each period, (ii) 610,829 shares of HUBCO Common Stock assumed to be issued pursuant to the Jefferson Merger and (iii) 1,183,217 in 1994 and 1,196,717 in 1993 shares of HUBCO Common Stock issuable upon the assumed full conversion of HUBCO's Series A Preferred Stock.

(5) Reflects primary net income per common share on a pro forma combined basis (including for the years ended December 31, 1994 and 1993, the pro forma effect of the Washington Merger accounted for as a purchase). Such amounts have been determined by reducing pro forma net income amounts by the dividend applicable to HUBCO's Series A Preferred Stock (which was first issued on July 1, 1994) and dividing such amount by the sum of (i) the weighted average number of shares of HUBCO Common Stock outstanding during each period, (ii) 610,829 shares of HUBCO Common Stock assumed to be issued pursuant to the Jefferson Merger and (iii) 2,135,002 shares of HUBCO Common Stock assumed to be issued pursuant to the Urban Merger.

(6) Reflects fully diluted net income per common share on a pro forma combined basis (including for the years ended December 31, 1994 and 1993, the pro forma effect of the Washington Merger accounted for as a purchase). Such amounts have been determined by dividing pro forma net income amounts by the sum of (i) the weighted average number of shares of HUBCO Common Stock outstanding during each period, (ii) 610,829 shares of HUBCO Common Stock assumed to be issued pursuant to the Jefferson Merger, (iii) 1,183,217 in 1994 and 1,196,717 in 1993 shares of HUBCO Common Stock issuable upon the assumed full conversion of HUBCO's Series A Preferred Stock and (iv) 2,135,002 shares of HUBCO Common Stock assumed to be issued pursuant to the Urban Merger.

(7) Represents the amount computed pursuant to Note 5 above multiplied by the assumed 2.17 Exchange Ratio.

(8) Represents the amount computed pursuant to Note 6 above multiplied by the assumed 2.17 Exchange Ratio.

(9) Represents the pro forma combined net book value of HUBCO and Jefferson attributable to common shares, divided by the sum of (i) the number of shares of HUBCO Common Stock outstanding (adjusted to reflect the Stock Split) and (ii) 610,829 shares of HUBCO Common Stock assumed to be issued pursuant to the Jefferson Merger.

(10) Represents the pro forma combined net book value of HUBCO, Jefferson and Urban attributable to common shares, divided by the sum of (i) number of shares of HUBCO Common Stock outstanding (adjusted to reflect the Stock Split), (ii) 610,829 shares of HUBCO Common Stock assumed to be issued pursuant to the Jefferson Merger and (iii) 2,135,002 shares of HUBCO Common Stock assumed to be issued pursuant to the Urban Merger.

(11) Represents the amount computed pursuant to Note 10 above multiplied by the assumed 2.17 Exchange Ratio.

                                PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                AS OF DECEMBER 31, 1994
                                (Unaudited)

                                                                                 Pro Forma
                                                Historical          Pro Forma    Combined     Historical  Pro Forma
                                           --------------------    Adjustments   HUBCO and    ---------- Adjustments   Pro Forma
                                           HUBCO      Jefferson     Jefferson    Jefferson      Urban       Urban      Combined
                                           -----      ---------    -----------   ---------    ---------- -----------   --------
                                                                         (In thousands)
Assets:

Cash and due from banks .............  $   52,832      $ 3,916     $    --      $   56,748     $ 14,750       $--      $   71,498

Securities ..........................     478,498       27,672      (27,672)(A}    478,498       66,287        --         544,785

Securities available for sale .......      58,731        4,987       26,228 (B)     89,946       48,289       (12)(AA)    138,223

Federal funds sold ..................         --         9,640          --           9,640       14,000        --          23,640

Loans ...............................     729,174       42,862        1,624 (C)    773,660       90,347       399 (BB)    864,406

Allowance for possible loan losses ..     (13,228)      (1,845)        (254)(D)    (15,327)      (1,486)      (46)(CC)    (16,859)

Premises and equipment ..............      32,734          805          --          33,539        1,791        --          35,330

Other real estate ...................       3,194        2,207       (1,370)(E)      4,031        3,127      (353)(DD)      6,805

Intangible assets ...................       9,645           --          --           9,645          --         --           9,645

Other assets ........................      25,542        1,103          486 (F)     27,131        4,219         1 (EE}     31,351
                                       ----------      -------    ---------     ----------     --------      ----      ----------
             Total Assets ...........  $1,377,122      $91,347    ($    958)    $1,467,511     $241,324      ($11)     $1,708,824
                                       ==========      =======    =========     ==========     ========      ====      ==========


                                             PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                      AS OF DECEMBER 31, 1994
                                                            (Unaudited)


                                                                                      Pro Forma
                                                         Historical       Pro Forma    Combined   Historical  Pro Forma
                                                  ---------------------- Adjustments  HUBCO and    --------  Adjustments  Pro Forma
                                                     HUBCO     Jefferson  Jefferson   Jefferson     Urban      Urban      Combined
                                                  ----------   ---------  ---------  ----------    --------   ---------  ----------
Liabilities:

Deposits .......................................  $1,199,733    $85,376     $--      $1,285,109    $206,435   $   --     $1,491,544
Short term borrowings ..........................      30,353       --        --          30,353      20,305       --         50,658
Other liabilities ..............................      23,016        826      --          23,842       2,789       --         26,631
                                                  ----------    -------    -----     ----------    --------   --------   ----------
      Total Liabilities ........................   1,253,102     86,202      --       1,339,304     229,529       --      1,568,833
                                                  ----------    -------    -----     ----------    --------   --------   ----------
Subordinated debentures ........................      25,000       --        --          25,000        --         --         25,000
                                                  ----------    -------    -----     ----------    --------   --------   ----------
Stockholders' Equity:
Preferred stock ................................      19,147       --        --          19,147        --         --         19,147
Common stock ...................................      18,492      1,357     (271)(G)     19,578       1,230      2,566 (FF)  23,374
Additional paid in capital .....................      49,048      1.474       10 (H)     50,532       1,329     (2,573)(GG)  49,288
Retained earnings ..............................      25,647      2,420      --          28,067      11,692       --         39,759
Unreallzed holding gain (loss) on
  securities available for sale,
  net of Income taxes ..........................        (325)      (106)    (697)(I)     (1,128)     (2,456)        (4)(HH)  (3,588)
Treasury stock .................................     (11,723)      --        --         (11,723)       --         --        (11,723)
Restricted stock awards ........................      (1,266)      --        --          (1,266)       --         --         (1,266)
                                                  ----------    -------    -----     ----------    --------   --------   ----------

      Total stockholders' equity ...............      99,020      5,145     (958)       103,207      11,795        (11)     114,991
                                                  ----------    -------    -----     ----------    --------   --------   ----------
      Total liabilities and
       stockholders' equity ....................  $1,377,122    $91,347    ($958)    $1,467,511    $241,324   ($    11)  $1,708,824
                                                  ==========    =======    =====     ==========    ========   ========   ==========

See accompanying notes to pro forma combined condensed unaudited financial statements.


                                                            PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                                                                (Unaudited)
                                                                  For the year ended December 31, 1994

                                                               Washington
                                                               Historical                    Pro Forma
                                                               Six Months     Pro Forma       Combined                    Pro Forma
                                                   HUBCO         Ended       Adjustments     HUBCO and     Jefferson     Adjustments
                                                 Historical  June 30, 1994   Washington      Washington    Historical     Jefferson
                                                 ----------  -------------   -----------     ----------    ----------    -----------
                                                                       (In thousands, except per share amounts)

Interest income:
  Loans .........................................  $50,125      $6,728       ($452)(a)        $56,401        $4,110          --
  Securities ....................................   33,302       2,220         142 (b)         35,716         1,426          --
                                                                                53 (c]
                                                                                (1)(d)
  Federal funds sold ............................      476          50         --                 526           420          --
                                                   -------       -----     -------            -------         -----         ----
    Total interest income .......................   83,903       8,998        (258)            92,643         5,956          --
                                                   -------       -----     -------            -------         -----         ----
Interest expense:
  Deposits ......................................   23,474       3,625         793 (e)         27,892         2,121          --
  Borrowings ....................................      672          10         430 (f)          1,112           --           --
  Subordinated debt .............................    1,736         --          --               1,736           --           --
                                                   -------       -----     -------            -------         -----         ----
    Total interest expense ......................   25,882       3,635       1,223             30,740         2,121          --
                                                   -------       -----     -------            -------         -----         ----
    Net interest income before provision for
      possible loan losses ......................   58,021       5,363      (1,481)            61,903         3,835          --

Provision for possible loan losses...............    3,000         825         --               3,825           425          235 (J}
                                                   -------       -----     -------            -------         -----         ----
    Net interest income after provision for
      possible loan losses.......................   55,021       4,538      (1,481)            58,078         3,410         (235)
                                                   -------       -----     -------            -------         -----         ----
Non-interest income                                  9,990         473         --              10,463           471          --
                                                   -------       -----     -------            -------         -----         ----
Operating expenses:
  Salaries and other employee benefits ..........   19,891       1,684         --              21,575         1,572          --
  Occupancy and equipment expense ...............    6,435         395          18 (g)          6,848           450          --
  Other operating expenses ......................   11,678       3,470         500 (h)         15,648         2,718         (235}(J)
                                                   -------       -----     -------            -------         -----         ----
    Total operating expenses ....................   38,004       5,549         518             44,071         4,740         (235)
                                                   -------       -----     -------            -------         -----         ----
    Income (loss) before income taxes ...........   27,007        (538)     (1,999)            24,470          (859)         --

Income tax provision (benefit) ..................   10,076        (123)       (760)(i)          9,193            64          --
                                                   -------       -----     -------            -------         -----         ----
    Net Income (loss) ...........................  $16,931       ($415)    ($1,239)           $15,277         ($923)        $--
                                                   =======       =====     =======            =======         =====         ====

                                                   Pro Forma
                                                    Combined
                                                     HUBCO,                     Pro Forma
                                                   Washington       Urban      Adjustments   Pro Forma
                                                  and Jefferson   Historical      Urban       Combined
                                                  -------------   ----------   -----------   ---------
                                                       (In thousands, except per share amounts)
Interest income:
  Loans .........................................   $ 60,511      $  7,796         $ --       $ 68,307
  Securities ....................................     37,142         5,565           --         42,707
  Federal funds sold ............................        946           193           --          1,139
                                                    --------      --------         -----      --------
    Total interest income .......................     98,599        13,554           --        112,153
                                                    --------      --------         -----      --------
Interest expense:
  Deposits.......................................     30,013         3,673           --         33,686
  Borrowings ....................................      1,112           581           --          1,693
  Subordinated debt .............................      1,736           --            --          1,736
                                                    --------      --------         -----      --------
    Total interest expense ......................     32,861         4,254           --         37,115
                                                    --------      --------         -----      --------
    Net interest income before provision for
      possible loan losses ......................     65,738         9,300           --         75,038

Provision for possible loan losses ..............      4,485           125            50(II)     4,660
                                                    --------      --------         -----      --------
    Net interest income after provision for
      possible loan losses ......................     61,253         9,175           (50)       70,378
                                                    --------      --------         -----      --------
Non-interest income .............................     10,934         1,367           --         12,301
                                                    --------      --------         -----      --------
Operating expenses:
  Salaries and other employee benefits...........     23,147         4,210           --         27,357
  Occupancy and equipment expense ...............      7,298         1,430           --          8,728
  Other operating expenses ......................     18,131         2,716           (50)(II)   20,797
                                                    --------      --------         -----      --------
    Total operating expenses ....................     48,576         8,356           (50)       56,882
                                                    --------      --------         -----      --------
    Income (loss) before income taxes ...........     23,611         2,186           --         25,797

Income tax provision (benefit) ..................      9,257           752           --         10,009
                                                    --------      --------         -----      --------
    Net Income (loss) ...........................   $ 14,354      $  1,434         $ --       $ 15,788
                                                    ========      ========         =====      ========

                                      -42-

                                                              PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                                                                  (Unaudited)
                                                                    For the year ended December 31, 1994

                                                          Washington
                                                          Historical                     Pro Forma
                                                          Six Months      Pro Forma       Combined                  Pro Forma
                                              HUBCO          Ended        Adjustments     HUBCO and    Jefferson    Adjustments
                                            Historical   June 30, 1994    Washington     Washington    Historical    Jefferson
                                            ----------   -------------    ----------     ----------    ----------   -----------
Income per share (x):
  Primary (y} ...........................     $1.69                                        $1.45
  Fully diluted .........................      1.64                                         1.40
Book Value per common share (x) .........      8.33                                         8.33
Dividends per common share (x) ..........      0.36                                         0.36
Weighted average number of
  common shares outstanding (x) .........     9,751                                        9,751
Weighted average number of
  fully diluted common
  shares outstanding (x) ................    10,353                                       10,948

                                          Pro Forma
                                           Combined
                                             HUBCO,                      Pro Forma
                                          Washington         Urban      Adjustments   Pro Forma
                                         and Jefferson     Historical      Urban      Combined
                                         -------------     ----------   -----------   ---------
Income per share (x):
  Primary (y}                                $1.27                                     $1.17
  Fully diluted                               1.24                                      1.15
Book Value per common share (x)               8.24                                      7.77
Dividends per common share (x)                0.36                                      0.36
Weighted average number of
  common shares outstanding (x)             10,362                                    12,497
Weighted average number of
  fully diluted common
  shares outstanding (x)                    11,559                                    13,694


(x) Shares Issued and outstanding have been adjusted for the Stock Split.
(y) After reduction of $431 ($.54 per share) of Series A Preferred Stock dividends for the HUBCO historical financial information. After reduction of $1,149 ($1.44 per share) of Series A Preferred Stock dividends for the pro forma combined HUBCO and Washington financial information and the pro forma combined HUBCO, Washington and Jefferson financlal information and the pro forma combined HUBCO, Washington, Jefferson and Urban financial information.

See accompanying notes to pro forma combined condensed unaudited financial statements.



                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (Unaudited)
                      For the year ended December 31. 1993


                                                                                           Pro Forma
                                                                           Pro Forma       Combined
                                                HUBCO       Washington     Adjustments     HUBCO and      Jefferson
                                              Historical    Historical     Washington      Washington     Historical
                                              ----------    ----------     -----------     ----------     ----------

                                                           (In thousands, except per share amounts)
Interest income:

  Loans .....................................  $43,546        $14,782       ($  904)(a)    $57,424         $4,896
  Securities ................................   23,442          3,604           285 (b)     27,435            781
                                                                                105 (c)
                                                                                 (1)(d)
  Federal funds sold ........................      771            172            --            943            442
                                               -------        -------       -------        -------        -------
    Total interest income ...................   67,759         18,558          (515)        85,802          6,119
                                               -------        -------       -------        -------        -------
Interest expense:
  Deposits ..................................   20,379          8,795         1,586 (e)     30,760          2,311
  Borrowings ................................      362             18           861 (f)      1,241           --
                                               -------        -------       -------        -------        -------
    Total interest expense ..................   20,741          8,813         2,447         32,001          2,311
                                               -------        -------       -------        -------        -------
    Net interest income before
      provision for possible loan losses ....   47,018          9,745        (2,962)        53,801          3,808
Provision for possible loan losses ..........    3,600            420            --          4,020          1,156
                                               -------        -------       -------        -------        -------
    Net interest Income after
      provision for possible loan losses ....   43,418          9,325        (2,962)        49,781          2,652
                                               -------        -------       -------        -------        -------
Non-interest income .........................    8,606            949            --          9,555            489
                                               -------        -------       -------        -------        -------
Operating expenses:
  Salaries and other employee benefits ......   16,501          3,468            --         19,969          1,469
  Occupancy and equipment expense ...........    5,016            797            36 (g)      5,849            412
  Other operating expenses ..................    8,454          4,503         1,001 (h)     13,958          2,554
                                               -------        -------       -------        -------        -------
    Total operating expenses ................   29,971          8,768         1,037         39,776          4,435
                                               -------        -------       -------        -------        -------
    Income (loss) before income taxes .......   22,053          1,506        (3,999)        19,560         (1,294)
Income tax provision (benefit) ..............    7,851         (1,018)       (1,520)(i)      5,313             62
                                               -------        -------       -------        -------        -------
    Net income (loss) .......................  $14,202        $ 2,524       ($2,479)       $14,247        ($1,356)
                                               =======        =======       =======        =======        =======
Income per share(x):


                                                             Pro Forma
                                                              Combined
                                               Pro Forma       HUBCO.                    Pro Forma
                                              Adjustments   Washingloft       Urban     Adjustments    Pro Forma
                                               Jefferson   and Jefferson    Historical     Urban        Combined
                                              -----------  -------------    ----------  -----------    ---------

                                                        (In thousands, except per share amounts)
Interest income:

  Loans .....................................       --        $62,320        $ 7,698       $--          $ 70,018
  Securities ................................       --         28,216          4,780        --            32,996

  Federal funds sold ........................       --          1,385            194        --             1,579
                                                 -----        -------        -------       ----         --------
    Total interest income ...................       --         91,921         12,672        --           104,593
                                                 -----        -------        -------       ----         --------
Interest expense:
  Deposits ..................................       --         33,071          3,914        --           36,985
  Borrowings ................................       --          1,241            545        --            1,786
                                                 -----         -------        -------      ----        --------
    Total interest expense ..................       --         34,312          4,459        --           38,771
                                                 -----         -------        -------      ----        --------
    Net interest income before
      provision for possible loan losses ....       --         57,609          8,213        --            65,822

Provision for possible loan losses ..........      189 (J)      5,365            118         75 (II)       5,558
                                                 -----        -------        -------       ----         --------
    Net interest income after
      provision for possible loan losses ....     (189)        52,244          8,095        (75}          60,264
                                                 -----        -------        -------       ----         --------
Non-interest income .........................       --         10,044          1,484        --            11,528
                                                 -----        -------        -------       ----         --------
Operating expenses:
  Salaries and other employee benefits ......       --         21,438          3,698        --            25,136
  Occupancy and equipment expense ...........       --          6,261          1,340        --             7,601
  Other operating expenses ..................     (189) (J)    16,323          2,869        (75)(II)      19,117
                                                 -----        -------        -------       ----         --------
    Total operating expenses ................     (189}        44,022          7,907        (75)          51,854
                                                 -----        -------        -------       ----         --------
    Income (loss) before income taxes .......       --         18,266          1,672        --            19,938
Income tax provision (benefit) ..............       --          5,375            647        --             6,022
                                                 -----        -------        -------       ----         --------
Net income (loss) ...........................    $  --        $12,891        $ 1,025       $--          $ 13,916
                                                 =====        =======        =======       ====         ========

Income per share (x):



                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (Unaudited)
                      For the year ended December 31, 1993


                                                                                         Pro Forma
                                                                          Pro Forma      Combined
                                                HUBCO       Washington   Adjustments     HUBCO and      Jefferson
                                              Historical    Historical    Washington     Washington     Historical
                                              ----------    ----------   -----------     -----------    ----------
  Primary (y) ...............................    $1.37                                      $1.26
  Fully diluted .............................     1.37                                       1.23
Dividends per common share (x) ..............     0.31                                       0.31
Weighted average number of
  common shares outstanding (x) .............   10,364                                     10,364
Weighted average number of
  fully diluted common
  shares outstanding (x) ....................   10,364                                     11,560



                                                              Pro Forma
                                                              Combined
                                              Pro Forma        HUBCO.                      Pro Forma
                                             Adjustments     Washington         Urban     Adjustments    Pro Forma
                                              Jefferson     and Jefferson     Historical     Urban       Combined
                                             -----------    -------------     ----------  -----------    ---------
  Primary (y) ...............................                   $1.07                                      $0.97
  Fully diluted .............................                    1.06                                       0.97
Dividends per common share (x) ..............                    0.31                                       0.31
Weighted average number of
  common shares outstanding (x) .............                  10,975                                     13,110
Weighted average number of
  fully diluted common
  shares outstanding (x) ....................                  12,171                                     14,306

(x) Shares issued and outstanding have been adjusted for the Stock Split.
(y) After reduction of $1,149 ($1.44 per share) of Series A Preferred Stock dividends for the pro forma combined HUBCO and
    Washington financial information and the pro forma combined HUBCO, Washington and Jefferson financial information and the pro forma combined HUBCO, Washington, Jefferson and Urban financial information.

                      See accompanying notes to pro forma combined condensed unaudited financial statements.



                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (Unaudited)
                      For the year ended December 31, 1992

                                                                                     Pro Forma
                                                        Historical       Pro Forma   Combined                Pro Forma
                                                    ------------------  Adjustments  HUBCO and    Urban     Adjustments  Pro Forma
                                                    Hubco    Jefferson   Jefferson   Jefferson  Historical     Urban     Combined
                                                    -----    ---------  -----------  ---------  ----------  -----------  ---------
                                                                       (In thousands, except per share amounts)
Interest income:
  Loans ........................................   $45,406    $ 6,1O5      $ --       $51,511    $ 9,432       $--         $60,943
  Securities ...................................    20,898        908        --        21,806      3,517        --          25,323
  Federal funds sold ...........................     1,342        418        --         1,760        270        --           2,030
                                                   -------    -------      -----      -------    -------       ----        -------
    Total interest income ......................    67,646      7,431        --        75,077     13,219        --          88,296
                                                   -------    -------      -----      -------    -------       ----        -------
Interest expense:
  Deposits .....................................    26,094      3,454        --        29,548      5,068        --          34,616
  Borrowings ...................................       539       --          --           539        206        --             745
                                                   -------    -------      -----      -------    -------       ----        -------
    Total interest expense .....................    26,633      3,454        --        30,087      5,274        --          35,361
                                                   -------    -------      -----      -------    -------       ----        -------
    Net interest income before provision
      for possible loan losses .................    41,013      3,977        --        44,990      7,945        --          52,935

Provision for possible loan losses .............     4,116      1,718        422 (J)    6,256      1,598         90 (II)     7,944
                                                   -------    -------      -----      -------    -------       ----        -------
    Net interest income after provision
      for possible loan losses ..................   36,897      2,259       (422)      38,734      6,347        (90)        44,991
                                                   -------    -------      -----      -------    -------       ----        -------
Non-interest income .............................    7,657        324        --         7,981      2,736        --          10,717
                                                   -------    -------      -----      -------    -------       ----        -------
Operating expenses:
  Salaries and other employee benefits ..........   13,704      1,374        --        15,078      3,884        --          18,962
  Occupancy and equipment expense ...............    4,942        383        --         5,325      1,351        --           6,676
  Other operating expenses ......................   15,703      2,125       (422)(J)   17,406      3,146        (90)(II)    20,462
                                                   -------    -------      -----      -------    -------       ----        -------
    Total operating expenses ....................   34,349      3,882       (422)      37,809      8,381        (90)        46,100
                                                   -------    -------      -----      -------    -------       ----        -------
    Income (loss) before income taxes ...........   10,205     (1,299)       --         8,906        702        --           9,608
Income tax provision (benefit) ..................      564       (181)       --           383        254        --             637
                                                   -------    -------      -----      -------    -------       ----        -------
    Net Income (loss) ...........................  $ 9,641    $(1,118)     $ --       $ 8,523    $   448       $--         $ 8,971
                                                   =======    =======      =====      =======    =======       ====        =======
Income per share (x):

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (Unaudited)
                      For the year ended December 31, 1992

                                                                               Pro Forma
                                                Historical        Pro Forma     Combined                 Pro Forma
                                            ------------------   Adjustments   HUBCO and     Urban      Adjustments   Pro Forma
                                            Hubco    Jefferson    Jefferson    Jefferson   Historical      Urban      Combined
                                            -----    ---------   -----------   ---------   ----------   -----------   ---------
  Primary .............................    $1.06                                 $0.87                                  $0.75
  Fully diluled .......................     1.06                                  0.87                                   0.75
Dividends per common share (x) ........     0.27                                  0.27                                   0.27
Weighted average number of
 common shares outstanding (x} ........    9,136                                 9,747                                 11,882
Weighted average number of
 fully diluted common
 shares outstanding (x) ...............    9,136                                 9,747                                 11,882

(x) Shares issued and outstanding have been adjusted for the Stock Split.

  See accompanying notes to pro forma combined condensed financial statements.

                     NOTES TO PRO FORMA COMBINED CONDENSED
                         UNAUDITED FINANCIAL STATEMENTS

 1) The following is a summary of the adjustments required to the pro forma combined condensed statements of income of HUBCO and Washington assuming the adjustments were made as of the beginning of the periods presented:

    (a) To record the amortization on a straight line basis (which is not materially different than the level yield basis) of the premium on the loan potfolio over 4.6 years.

    (b) To record the amortization on a straight line basis (which is not materially different than the level yield basis) of the discount on the investment portfolio over it estimated life of 1.6 years.

    (c) To reflect an increase of interest income from the proceeds of Washington stock options at 6.25%.

    (d) To reflect a loss of interest income for the use of funds for acquisition expenses at 6.25%.

    (e) To record the amortization of the premium on deposits.

    (f) To reflect an increase in the cost of funds for cash payments to Washington shareholders at 4.50%.

    (g) To reflect an increase in depreciation expense reflecting the net increase in carrying value of premises and equipment.

    (h) To reflect the increase in expense from the amortization of cost over fair value of the Washington Merger based on a 5 year life.

    (i) To reflect the anticipated tax benefit on the pro forma adjustments.

The following summarizes the acquisition of Jefferson by HUBCO in a pooling of interest transaction as reflected in the accompanying pro forma combined condensed unaudited financial statements.

 2) Securities

    Transfer of Jefferson's "Held to Maturity" portfolio
    to HUBCO's "Available for Sale"  portfolio ..................   ($27,672)(A)
                                                                     =======

 3) Securities Available for Sale

    Transfer of Jefferson's "Held to Maturity" portfolio
    to HUBCO's "Available for Sale" portfolio ....................   $27,672
    To record the mark-to-market on Jefferson's "Held to
    Maturity" portfolio transferred to HUBCO's "Available
    for Sale" portfolio ..........................................    (1,054)
    To eliminate Jefferson's shares currently owned
    by HUBCO .....................................................      (390)
                                                                     -------
                                                                    $262,228 (B)
                                                                     =======

 4) Loans

    To reclassify Jefferson's in-substance foreclosures
    to loans to conform to HUBCO's implementation
    of Statement of financial Accounting Standards No. 114,
    "Accounting by Creditors for Impairment of a Loan."
    ("SFAS 114") .................................................   $ 1,624 (C)
                                                                     =======

 5) Allowance for Possible Loan Losses

    To reclassify Jefferson's valuation allowance on
    in-substance foreclosures to the allowance for possible
    loan losses to conform to HUBCO's implementation of
    SFAS 114 .....................................................     ($254}(D)
                                                                        ====
 6) Other Real Estate

    To reclassify Jefferson's in-substance foreclosures
    to loans to conform to HUBCO's implementation of
    SFAS 114 ....................................................    ($1,624)

    To reclassify Jefferson's valuation allowance on
    in-substance foreclosures to the allowance for possible
    loan losses to conform to HUBCO's implementation of
    SFAS 114 .....................................................       254
                                                                      ------
                                                                     ($1,370)(E)
                                                                      ======

 7) Other Assets

    To record the deferred tax adjustment relating to
    the mark-to-market on the Jefferson "Held to Maturity"
    portfolio transferred to HUBCO's "Available for
    Sale" potfolio ................................................     $401

    To record the deferred tax adjustment related to the
    unrealized holding loss on the Jefferson "Available for
    Sale" portfolio transferred to HUBCO's "Available for
    Sale" portfolio ...............................................       40

    To eliminate the deferred tax gain on Jefferson stock
    currently owned by HUBCO ......................................       45
                                                                        ----
                                                                        $486 (F)
                                                                        ====

 8) Common Stock

    Retirement of Jefferson's outstanding common stock ...........   ($1,357}
    Issuance of 610,829 shares of HUBCO Common Stock with a
    stated value of $1.78 per share ..............................     1,086
                                                                      ------
                                                                       ($271)(G)
                                                                        ====

 9) Additional Paid in Surplus

    To transfer excess common stock to additional paid
    in surplus ..................................................       $271
    To eliminate Jefferson's shares currently owned
    by HUBCO ....................................................       (261)
                                                                         ---
                                                                         S10 (H)
                                                                         ===

10) Unrealized Holding Gain (Loss) on Securities
    Available for Sale

    Eliminate unrealized holding gain on Jefferson Common
    Stock held by HUBCO .........................................       ($84)
    To record the unrealized holding loss on the Jefferson
    "Available for Sale" portfolio for the related deferred
    taxes resulting from the transfer to HUBCO's "Available
    for Sale" portfolio .........................................         40
    To record the unrealized holding loss, net of the
    related deferred tax adjustment on the transfer of the
    Jefferson "Held to Maturity" portfolio to HUBCO's
    "Available for Sale" portfolio. ...............................     (653)
                                                                        ----
                                                                       ($697)(I)
                                                                        ====

11) Other Real Estate

    The Pro Forma Combined Condensed Statements of Income
    for the years ended December 31, 1994, 1993 and 1992 have
    been adjusted to reclassify Jefferson's ORE valuation
    reserves on in-substance foreclosures to HUBCO's provision for possible loan losses to conform to HUBCO's implementation of SFAS 114. Accordingly the provision for possible loan
    losses has been increased and other operating expenses
    decreased by $235, $189 and $422, respectively ..............            (J)

12} Shopper's Charge Account Transaction

    On December 7, 1994, the Bank acquired Shopper's Charge Accounts Co. ("Shoppers") for approximately $16.3 million in cash in a transaction accounted for under the purchase method of accounting. Accordingly, the Bank recorded approximately $63.4 million in assets and $46.9 million in liabilities. The difference reflects the stockholders' equity of Shoppers of $13.2 million and the purchase accounting adjustments of $3.3 million. HUBCO estimates that no goodwill will arise from the transaction and that the acquisition of Shoppers will not have a material effect on the financial condition or results of operations of HUBCO as of and for the year ended
    December 31, 1994.

The following summarizes the acquisition of Urban by HUBCO in a pooling of interest transaction as reflected in the accompanying pro forma combined condensed unaudited financial statements.

13) Securities Available for Sale

    To eliminate Urban shares currently owned by HUBCO ..........     ($12) (AA)
                                                                       ===
14) Loans

    To reclassify Urban's in-substance foreclosures
    to loans to conform to HUBCO's implementation of
    SFAS 114 ....................................................     $399 (BB)
                                                                      ====

15) Allowance for Possible Loan Losses

    To reclassify Urban's valuation allowance on
    in-substance foreclosures to the allowance for possible
    loan losses to conform to HUBCO's implementation of
    SFAS 114 ....................................................     ($46} (CC}
                                                                       ===
16) Other Real Estate

    To reclassify Urban in-substance foreclosures
    to loans to conform to HUBCO's implementation of
    SFAS 114 ....................................................    ($399)

    To reclassify Urban's valuation allowance on
    in-substance foreclosures to the allowance for possible
    loan losses to conform to HUBCO's implementation of
    SFAS 114 ....................................................       46
                                                                      ----
                                                                     ($353) (DD)
                                                                      ====
17) Other Assets

    To eliminate the deferred tax gain on Urban stock
    currently owned by HUBCO ....................................       $1  (EE}
                                                                       ===

18) Common Stock

    Retirement of Urban's outstanding common stock ..............  ($1,230)
    Issuance of 2,135,002 shares of HUBCO Common Stock
    with a stated value of $1.778 per share .....................    3,796
                                                                     -----
                                                                    $2,566  (FF)
                                                                     =====
19) Additional Paid in Capital

    To eliminate Urban shares currently owned
    by HUBCO ....................................................      ($7)
    To transfer paid in capital to common stock for
    the issuance of 2,135,002 shares of HUBCO stock,
    net of Urban's capital ......................................   (2,566}
                                                                     -----
                                                                   ($2,573) (GG)
                                                                    ======
20) Unrealized Holding Gain (Loss) on Securities
    Available for Sale

    Eliminate unrealized holding gain on Urban Common
    Stock held by HUBCO .........................................      ($4) (HH)
                                                                        ==
21) Other Real Estate

    The Pro Forma Combined Condensed Statements of Income
    for the years ended December 31,1994, 1993 and 1992 have
    been adjusted to reclassify Urban's ORE valuation
    reserves on in-substance foreclosures to HUBCO's
    provision for possible loan losses to conform to HUBCO's
    implementation of SFAS 114. Accordingly, the provisions
    for possible loan losses has been increased and other
    operating expenses decreased by $50, $75 and $90,
    respectively. ...............................................           (II)

                              URBAN NATIONAL BANK
General

     Urban is a national bank headquartered in Franklin Lakes, New Jersey. Urban was organized in 1962 and operates as a commercial bank, the deposits of which are insured by the FDIC. Urban offers a variety of consumer and commercial services through its nine branch offices in western Bergen County and northern Passaic County, New Jersey. At December 31, 1994, Urban had total assets, total deposits and total shareholders' equity of $241.3 million, $206.4 million and $11.8 million, respectively.

     Urban offers lending, depository, and related financial services to individuals and small-to-medium sized businesses in its northern New Jersey market area. In the commercial lending area, Urban's services include short and medium term loans, lines of credit, letters of credit, inventory and accounts receivable financing, real estate construction loans and first mortgages. Deposit products include demand deposits, savings accounts, time deposit accounts and rent security. Urban also offers collection, wire transfer and night depository services.

Consumer Banking

     Urban's consumer banking services include checking accounts, NOW accounts, money market accounts, savings accounts, certificates of deposits, and individual retirement accounts. Urban also offers a variety of services to senior citizens, which are geared to the mature market. Urban provides consumer installment loans consisting of home equity loans and lines of credit, personal loans, automobile financing, residential mortgages, and secured and unsecured loan products. Urban offers safe deposit services at many of its branch offices, the sale of travelers checks, and holiday clubs.

Competition

     Urban operates in a highly competitive market within northern New Jersey. Several major bank holding companies headquartered in New Jersey and other out-of-state multi-bank holding companies operate within Urban's market areas. Urban is also faced with competition from other independent banks, large thrifts, and credit unions. These larger institutions have substantially greater lending capacities and typically provide services which Urban does not offer.

     In recent years, the financial industry has expanded rapidly as barriers to competition within the industry have become less significant. Within the financial service industry, banks must compete not only with other banks and traditional financial institutions, but also with other business corporations that deliver financial services.

Employees

     At December 31, 1994, there were 114 persons employed by Urban on a full time equivalent basis. Management considers relations with employees to be satisfactory.

Properties

     Urban owns its offices at 195 Franklin Turnpike, Mahwah and 418 Belmont Avenue, Haledon and lease its offices at 805 Franklin Lake Road, Franklin Lakes, 840 Franklin Avenue, Franklin Lakes, 193 Rock Road, Glen Rock, 22 Lakeside Avenue, Pompton Lakes, 145 East Main Street, Ramsey, Skyline Drive, Ringwood, and 690 Wyckoff Avenue, Wyckoff. During the year ended December 31, 1994, rental expense relating to such leases aggregated $453,000 thousand.

Supervision and Regulations

     Urban is a national banking association subject to supervision and examination by the Office of the Comptroller of the Currency ("OCC"). In addition to banking laws and regulations, Urban is subject to various other laws and regulations, all of which directly or indirectly affect Urban's operations, management and ability to make distributions. The following discussion summarizes certain aspects of those laws and regulations that affect Urban.

     Proposals to change the laws and regulations governing the banking industry are frequently raised in Congress and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on Urban are difficult to determine.

     The operations of Urban are subject to requirements and restrictions under federal law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted, limitations on the types of investments that may be made and the types of services which may be offered. Various consumer laws and regulations also affect the operations of Urban. Approval of the OCC is required to establish branches, for bank mergers in which the continuing bank is a national bank, and in connection with certain fundamental corporate changes affecting Urban.

     Provisions of federal banking law restrict the amount of dividends that can be paid by Urban to its shareholders.

In addition, the ability of Urban to pay dividends is affected by the various minimum capital requirements and the capital and non-capital standards established under the Federal Deposition Insurance Corporation Improvement Act of 1991 ("FDICIA"), as described below. The rights of Urban's stockholders and creditors to participate in any distribution of the assets or earnings of Urban is further subject to the prior claims of creditors of Urban.

     FDICIA requires the federal banking agencies to take "prompt corrective action" with respect to banks which do not meet minimum capital requirements. Among other things, FDICIA requires a bank which does not meet any one of the capital requirements set by its regulators to submit a capital restoration plan for improving the capital. In addition, FDICIA prohibits a bank from making a capital distribution if it fails to meet capital requirements. Critically undercapitalized banks (which are defined to include banks which still have a positive net worth) are generally subject to the mandatory appointment of a receiver in conservation.

     The deposits of Urban are insured up to applicable limits by the FDIC. Accordingly, Urban is subject to deposit insurance assessments to maintain the Bank Insurance Fund. Pursuant to FDICIA, the FDIC established a risk-based insurance assessment system. This approach is designed to ensure that a banking institution's insurance assessment is based on three factors: the probability that the applicable insurance fund will incur a loss from the institution; the likely amount of the loss; and the revenue needs of the insurance fund. Under the FDIC's risk related premium assessment system, assessment rates currently range from .23% of domestic deposits (the same rate as under the previous flat-rate system) for those banks deemed to pose the least risk to the insurance fund, to .31% for those banks deemed to pose the greatest risk (with intermediate rates of .26%, .29% and .30%).

Legal Proceedings

     Urban is involved in legal proceedings from time to time, ordinarily in connection with loan collection matters. At present, Urban has made a claim against its fidelity bond carrier in the amount of $2.2 million relating to certain lending activities which took place during the years 1985 through 1987 involving a prior officer of Urban. The claim may result in the commencement of legal proceedings, the outcome of which cannot presently be predicted.

                              URBAN NATIONAL BANK

                 FINANCIAL SUMMARY AND SELECTED PER SHARE DATA
                     (in thousands, except per share data)


                                                     As of December 31
                                   ---------------------------------------------------------
                                      1994        1993        1992        1991        1990
                                   ---------   ---------   ---------   ---------   ---------

SELECTED STATEMENT OF
INCOME DATA:

Total Interest Income ..........    $ 13,554    $ 12,672    $ 13,219    $ 15,253    $ 15,540
Total interest expense .........       4,254       4,459       5,274       7,569       7,908
Net interest income ............       9,300       8,213       7,945       7,684       7,632
Provision for possible loan
  and lease losses .............         125         118       1,598         780         990
Net interest income after
  provision for possible loan
  and lease losses .............       9,175       8,095       6,347       6,904       6,642
Other income ...................       1,367       1,484       2,736       1,790       1,237
Other expenses .................       8,356       7,907       8,381       7,635       7,847
Income before provision for
  income taxes and cumulative
  effect of accounting change ..       2,186       1,672         702       1,059          32
Provision (benefit) for
  income taxes .................         752         647         254         217        (120)
Income before cumulative
  effect of accounting change ..         1,434       1,025         448         842         152
Cumulative effect of change
  in accounting ................          50        --          --          --          --
Net income .....................    $  1,484    $  1,025    $    448    $    842    $    152

PER SHARE DATA:
Income before extraordinary
  item .........................    $   1.46    $   1.04    $    .46    $    .86    $    .15
Cumulative effect of change
  in accounting ................         .05        --          --          --          --
Net income .....................    $   1.51    $   1.04    $    .46    $    .86    $    .15
Book Value .....................    $  11.98    $  12.97    $  11.93    $  11.47    $  11.22


                                                     As of December 31
                                   ---------------------------------------------------------
                                      1994        1993        1992        1991        1990
                                   ---------   ---------   ---------   ---------   ---------

SELECTED STATEMENT OF
CONDITION DATA:

Total assets ...................    $241,324    $227,377    $200,930    $198,803    $180,127
Securities held to maturity           56,397      48,869      51,406      43,614      28,732
Securities available for sale ..      48,212      56,816      15,430        --          --
Federal funds sold .............      14,000       9,000      14,100      17,300       8,400
Loans (net of unearned income)..      90,080      84,715      93,007     110,894     118,020
Allowance for possible loan
  and lease losses .............       1,486       1,616       1,553       1,366       1,006
Deposits .......................     206,435     189,679     175,410     178,859     157,166
Securities sold under agreements
  to repurchase and other
  borrowings ...................      20,305      23,145      13,026       7,248      10,907
Shareholders' equity ...........      11,795      12,767      11,742      11,294      11,042

                                      -57-

Management's  Discussion and Analysis of Financial
Condition and Results of Operations of Urban

This financial review presents management's discussion and analysis of operating results and financial condition of Urban. It should be read in conjunction with Urban's consolidated financial statements and the accompanying notes included in this Proxy Statement/Prospectus. Unless otherwise noted, all dollar amounts are presented in thousands.

OVERVIEW

During 1994, improving asset quality, an improved net interest margin and an increase in average interest earning assets resulted in significant increases in net income. Net income rose 45% to a level of $1.5 million in 1994 from $1.0 million in 1993; assets increased by 6.1% to $241.3 million at December 31, 1994 from $227.3 million at year-end 1993; and deposits reached $206.4 million, an 8.8% increase over the 1993 level of $189.7 million.

Highlights of Urban's 1994 financial accomplishments include:

o    Return on average assets was .67%, up from .48% in 1993 and .23% in 1992.

o Return on average shareholders' equity was 12.21% for 1994. This compares to 8.46% in 1993 and 3.90% in 1992.

o Net interest margin increased to 4.55% in 1994 from 4.32% in 1993 primarily as a result of a 38% increase in average net interest earning assets. The net interest margin was 4.69% in 1992.

RESULTS OF OPERATIONS

EARNINGS SUMMARY

Urban earned net income of $1,484 or $1.51 per share in 1994 compared to $1,025 or $1.04 per share in 1993 and $448 or $.46 per share in 1992. A key factor contributing to Urban's earnings improvement in 1994 was increased net interest income of $1,087, or 13.2%. Partially offsetting the 1994 gains was an increase in other expenses of $449 and an increase in the provision for income taxes of $105.

For the year ended December 31, 1993, the reported earnings of $1,025 represented an increase of $577 or 128.8% compared with 1992. The increase was primarily attributable to an increase of $268 in net interest income, a reduction in other expenses of $474, and a decrease in the provision for possible loan losses of $1,480. The 1993 gains were partially offset by a decrease in other income of $1,252 and an increase in the provision for income taxes of $393.

                              URBAN NATIONAL BANK

                         Consolidated Financial Summary


                                                For Year Ended December 31,
                                            ----------------------------------
                                              1994         1993         1992
                                            --------     --------     --------

STATEMENTS of INCOME (Thousands)
   Net Interest Income .................    $  9,300     $  8,213     $  7,945
   Net Income ..........................    $  1,484     $  1,025     $    448
                                            --------     --------     --------
STATEMENTS OF CONDITION (Thousands)
   Total Assets ........................    $241,324     $227,377     $200,930
   Loans, Net ..........................      90,080       84,715       91,454
   Deposits ............................     206,435      189,689      175,410
   Allowance for Possible Loan Losses ..       1,486        1,616        1,553
   Shareholders' Equity ................      11,795       12,767       11,742
                                            --------     --------     --------
NET INCOME PER SHARE DATA
   Net Income Per Share ................       $1.51        $1.04        $0.46
   Average Number of Shares Outstanding.     984,372      984,372      984,372
                                            --------     --------     --------
KEY RATIOS
   Return on Average Assets ............        0.67%        0.48%        0.23%
   Return on Average Equity ............       12.21%        8.46%        3.90%
   Allowance for Possible Loan Losses
     to Total Loans ....................        1.64%        1.89%        1.67%
   Shareholders' Equity to
     Total Assets ......................        4.89%        5.62%        5.84%
                                            --------     --------     --------

NET INTEREST INCOME

Urban's principal source of revenue is its net interest income, which is the difference between the interest earned on assets and interest paid on the funds acquired to support those assets. The principal interest earning assets are loans made to businesses and individuals, income from investment securities, and federal funds sold in the inter-bank market. Net interest income is affected by the balances and mix of interest-earning assets and interest-bearing liabilities and changes in their corresponding yield and costs, and by the volume of interest earning assets funded by non-interest bearing deposits.

The tables presented on the following page show, for the three years ended December 31, 1994, 1993 and 1992 the average distribution of assets, liabilities and shareholders' equity and the interest earned or paid on related items, as well as Urban's net yield on interest earning assets (i.e., net interest income divided by average interest earning assets).

In 1994, net interest income increased to $9,300 from $8,213 in 1993, an increase of $1,087 or 13.2%. The improvement in net income was due to an increase of $11,790, or 38% in net average interest earning assets (average interest earning assets less average interest paying liabilities), and a greater decline in interest rates on interest bearing liabilities (17 basis points) than the corresponding decline in yield on interest earning assets (3 basis points).

Interest income increased by $882 or 7% during 1994 due to an increase of $14,013 in average interest earning asset volume. This was partially offset by a decrease in yield on total interest earning assets from 6.66% in 1993 to 6.63% in 1994. However, the increase in the average securities portfolio of $19,456 or 22.1% more than offset the decreased average yield on the portfolio resulting in a net increase to pre-tax earnings of $766. During 1993, an average increase of $34,193, or 63.4% in the securities portfolio also contributed to increased interest income. The exceptionally large increase in the securities portfolio in 1993 was due to a decrease of $14,940 or 14.4% in the average loan portfolio, and an increase of $17,640 or 12.5% in average interest bearing liabilities. The yield on Urban's taxable investment portfolio decreased to 5.22% in 1994 from 5.34% in 1993 and 6.64% in 1992. The yield on the non-taxable investment securities portfolio declined to 3.11% in 1994 from 3.57% in 1993 and 5.78% in 1992. The decreases in the investment portfolio yields from 1992 to 1994 were attributable to lower market interest rates on instruments purchased to replace higher yielding securities which matured, or were sold. The increase in the average loan portfolio yield of 20 basis points during 1994 was enough to offset the decreased average loan volume of $932. During 1993, the reduction in interest income from loans was due to a decrease in the loan portfolio of $14,940, or 14.4% combined with a 42 basis point loss in average loan portfolio yield. The average yield on Urban's loan portfolio increased to 8.85% in 1994 from 8.65% in 1993, and decreased from 9.07% in 1992. These changes in yields were a result of general increases and decreases in market interest rates. In 1994, the interest income impact of non-performing loans lowered the yield on loans by 33 basis points, as compared to 43 basis points in 1993 and 38 basis points in 1992.

                                                                            Year Ended December 31,
                                        -------------------------------------------------------------------------------------------
                                                    1994                              1993                          1992
                                        ------------------------------  -----------------------------  ----------------------------
                                                  Interest     Average              Interest   Average            Interest   Average
                                        Average    Income/    Interest   Average    Income/   Interest  Average    Income/  Interest
                                        Balance   Expense(1)    Rate     Balance   Expense(1)   Rate    Balance   Expense(1)  Rate
                                        -------   ----------  --------  --------   ---------- --------  -------   ---------- -------
                                                                              (Dollars in thousands)
ASSETS:

Interest-Earning Assets:
  Loans (net of unearned
    income)(2) ....................    $ 88,081    $  7,796     8.85%    $ 89,010    $ 7,698    8.65%   $103,950   $ 9,432    9.07%
  Taxable securities ..............      96,811       5,057     5.22%      83,424      4,458    5.34%     46,475     3,085    6.64%
  Tax-exempt securities ...........      10,776         335     3.11%       4,707        168    3.57%      7,463       431    5.78%
  Interest-bearing deposits .......       4,029         173     4.29%       4,942        154    3.12%         20         1    5.00%
  Federal funds sold ..............       4,589         193     4.21%       8,190        194    2.37%     11,536       270    2.34%
                                       --------    --------     ----     --------    -------    ----    --------   -------
    Total interest-earning
      assets ......................     204,286      13,554     6.63%     190,273     12,672    6.66%    169,444    13,219    7.80%
                                       --------    --------     ----     --------    -------    ----    --------   -------
Allowance for possible loan
  losses ..........................      (1,568)                           (1,762)                        (1,630)
Noninterest-earning assets ........      18,969                            22,154                         22,881
                                       --------                          --------                       --------
    Total assets ..................    $221,687                          $210,665                       $190,695
                                       ========                          ========                       ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Demand deposits ...................    $ 47,190                          $ 37,093                       $ 36,830
                                       --------                          --------                       --------
Interest-Bearing Liabilities:
  Demand deposits .................      73,165       1,476     2.02%      71,234      1,603    2.25%     64,902     2,052    3.16%
  Savings deposits ................      30,763         692     2.25%      26,247        692    2.64%     20,906       623    2.98%
  Time deposits ...................      41,609       1,505     3.62%      43,000      1,619    3.77%     49,605     2,393    4.82%
                                       --------    --------     ----     --------    -------    ----    --------   -------  ------
    Total interest-bearing
      deposits ....................     145,537       3,673     2.52%     140,481      3,914    2.79%    135,413     5,068    3.74%
                                       --------    --------     ----     --------    -------    ----    --------   -------  ------
    Total deposits ................     192,727       3,673     1.91%     177,574      3,914    2.20%    172,243     5,068    2.94%
                                       --------    --------     ----     --------    -------    ----    --------   -------  ------
Borrowings ........................      15,946         581     3.64%      18,779        545    2.90%      6,207       206    3.32%
                                       --------    --------     ----     --------    -------    ----    --------   -------  ------
    Total interest-bearing
      liabilities .................     161,483       4,254     2.63%     159,260      4,459    2.80%    141,620     5,274    3.72%
Other liabilities .................         863                             2,195                            749
Shareholders' Equity ..............      12,151                            12,117                         11,496
                                       --------                          --------                       --------
    Total liabilities and
      shareholders' equity ........    $221,687                          $210,665                       $190,695
                                       ========                          ========                       ========
Net interest income;
  net interest spread .............                 $ 9,300     4.00%                $ 8,213    3.86%              $ 7,945    4.08%
                                                    =======   ======                 =======    ====               =======  ======
Net yield on
  interest-earning assets .........                             4.55%                           4.32%                         4.69%
                                                              ======                          ======                        ======
Ratio of average
  interest-earning assets
  to average interest-bearing
  liabilities .....................                           126.51%                         119.47%                       119.65%
                                                              ======                          ======                        ======
- --------------

(1) Includes loan fees, which are not material.
(2) Includes non-accruing loans, which have the effect of reducing the average rates earned on Urban's loan portfolio.

The following table demonstrates the relative impact on net interest income of changes in the volume of interest-earning assets and interest-bearing liabilities and of changes in rates earned and paid by Urban on such assets and liabilities. Changes attributable to the interactive effects of volume and rate (mix variance) have been allocated equally to changes due to volume and rate. Dollar amounts are in thousands of dollars.

                                      1994 Compared with 1993                 1993 Compared with 1992
                                 -----------------------------------     -----------------------------------
                                                Increase (Decrease)                   Increase (Decrease)
                                                 Due to Change in                       Due to Change in
                                              ---------------------                   ----------------------
                                  Total        Average      Average        Total      Average       Average
                                 Change        Volume        Rate          Change      Volume         Rate
                                 -------      --------      -------       --------     --------     ---------
Interest Income:
  Loans (net of unearned
    income) ..................  $    98        ($ 80)        $178         ($1,734)     ($1,358)     ($  376)
  Taxable securities .........      599          715         (116)          1,373        2,456       (1,083)
  Tax-exempt securities ......      167          217          (50)           (263)        (159)        (104)
  Interest-bearing deposits ..       19          (28)          47             153          246          (93)
  Federal funds sold .........       (1)         (85)          84             (76)         (78)           2
                                -------        -----         ----         -------      -------      -------
    Total interest
      earning assets .........      882          739          143            (547)       1,107       (1,654)
                                -------        -----         ----         -------      -------      -------
Interest expense:
  Demand deposits ............     (127)          42         (169)           (449)         200         (649)
  Savings deposits ...........        0          120         (120)             69          159          (90)
  Time deposits ..............     (114)         (52)         (62)           (774)        (320)        (454)
  Borrowings .................       36          (82)         118             339          417          (78)
                                -------        -----         ----         -------      -------      -------
    Total interest bearing
      liabilities ............     (205)          28         (233)           (815)         456       (1,271)
                                -------        -----         ----         -------      -------      -------
Net change in interest
  income .....................   $1,087         $711         $376          $  268       $  651      ($  383)
                                 ======         ====         ====          ======       ======      =======

Interest expense decreased by $205, or 4.6% during 1994. Although the volume of interest bearing liabilities increased by $2,223 or 1.4%, the decrease of 17 basis points in the cost of funds was sufficient to generate a reduction in interest expense. In 1993, a significant decline (92 basis points) in the cost of funds was enough to offset the additional expense generated by an increased volume of $17,640 or 12.5%. Non-interest bearing deposits, which had decreased slightly to 20.9% of total average deposits during 1993, rose to 24.5% of average deposits during 1994.

The net interest margin, which measures net interest income as a percent of average earning assets, was 4.55% for 1994. This is an improvement over the 1993 level of 4.32%, but a decline from the 1992 net interest margin of 4.69%.

The table on the previous page sets forth the changes in interest income and interest expense as they relate to changes in volume and changes in rate for the years 1994, 1993, and 1992.

During 1994, interest income rose $882 due to a $739 increase from volume and an increase of $143 in yield. Interest expense decreased by $205 in 1994 due to a $28 increase from volume which was more than offset by a $233 savings from rate reductions. During 1993, interest income decreased by a net $547 as a $1,654 reduction in yield was only partially offset by a $1,107 increase in volume. In 1993 an increase in interest expense of $456 due to volume was offset by a $1,271 savings from rate, producing a net decrease of $815 in interest expense compared to 1992. The rate/volume combinations resulted in increased net interest income of $1,087 and $268, respectively, for 1994 and 1993.

PROVISION FOR POSSIBLE LOAN LOSSES

Urban maintains an allowance for possible loan losses at a level considered by management to be adequate to cover the inherent risks of loss associated with its loan portfolio. The allowance for possible loan losses is based on estimates, and ultimate losses may vary from the current estimates. Management formally reviews the loan portfolio and evaluates credit risk on a quarterly basis throughout the year. Such review endeavors to take into consideration, among other things, the financial condition of the borrowers, fair market value of collateral, level of delinquencies, historical loss experience by portfolio, industry trends and the impact of local and national economic conditions. See"Asset Quality".

During 1992, the provision for possible loan losses was $1,598 compared to $118 in 1993, a decrease of $1,480 or 93%. The $1,598 loan loss provision in 1992 was taken to reflect the significant increase in criticized loans which were identified by management. This action, in management's view, resulted for the most part in adjusting the level of criticized loans to the underlying collateral values supporting these loan transactions. The reduction in the loan loss provision in 1993 from 1992 was determined after a further review of the loan portfolio, which indicated decreasing levels of criticized loans, and a review of the allowance for possible loan losses which was deemed to be adequate. The provision for possible loan losses in 1994 was $125 compared to $118 reported in 1993. During 1993 and through the end of 1994, criticized loans and delinquent loans decreased significantly, which when coupled with an improved local economy, led to modest loan loss revisions for both years.

OTHER INCOME

Total other income decreased $117 or 7.9% in 1994. The decrease in total other income in 1993 from 1992 was $1,252 or 45.8%, for the year.

Securities gains (losses) for the three years ended December 31, 1994, 1993 and 1992 were ($83), $158, and $1,309. The 1992 gains were a result of Urban's portfolio being restructured in order to take advantage of favorable interest rates.

Urban derived $1,161 in service charges on deposit accounts during 1994, an increase from 1993 of $27 or 2.4%. In 1993, income from service charges on deposit accounts had decreased by $38 or 3.2%, from 1992. The minimal changes in service charges on deposit accounts resulted from a decrease in overdraft accounts during the 1992 to 1994 period, offsetting increases in service charges on non-business accounts.

Other income increased slightly from $255 in 1992 to $267 in 1993 and to $289 in 1994. Other income includes miscellaneous gains and losses, which includes gains or losses booked on the sale of loans, bank premises and equipment. Also included are the sales of travelers checks, other miscellaneous items, late charges and other loan charges.

OTHER EXPENSES

Total other expenses increased by $449, or 5.7% to $8,356 during 1994 from $7,907 in 1993. Salaries increased by $365 or 11.9%, as a result of the Pompton Lakes branch opening, new programs in the mutual fund/annuity and mortgage origination areas, and annual salary increases of approximately 4.0%. Pension and other employee benefits increased by $147 or 23.2% primarily due to salary-related increases in payroll taxes of $36 or 13.7%, insurance increases of $39 or 14.1%, due to increased costs relating to Urban's self-funded group insurance program, and increases in the retirement plan contribution expense for 1994 of $67 or 50%. An actuarial adjustment lowered the 1993 retirement plan expense to $67 from $143 in 1992.

Despite the opening of a new branch in Pompton Lakes, New Jersey, occupancy and equipment expense increased during 1994 by only $90 or 6.7%. This was achieved through the renegotiation of several leases and a significant reduction in equipment depreciation expense. This was partially offset by an increase in bank maintenance of $27 or 19.3%, due principally to additional snowplowing expense experienced during the winter of 1994. During 1993, there was a slight decrease in occupancy and equipment expense when compared to the 1992 figures.

The reduction of $312, or 40.3% in the net cost to operate other real estate during 1994 is the result of being able to dispose, in most circumstances, of OREO properties at or close to their carrying value. The market valuation adjustments were $1,046, $488, and $135, respectively for 1992, 1993 and 1994. During 1994, deposit insurance costs increased in general by $27, or 6.2%, compared with $56, or a 14.7% increase in 1993. Increases were primarily related to additional FDIC insurance premiums due to the increased deposit size of the bank. Legal fees increased from $201 in 1993 to $260 in 1994, an increase of $59, or 29.4%. This was due principally to the workout process relating to non-performing assets, the settlement of certain litigation and other legal matters. Other expenses increased during 1994 by $73, or 5.0% due primarily to the following: an increase of $12, or 12.0% in telephone expense relating to installation costs; an increase of $24, or 27.3% in outside service costs relating to expenses from the 1994 shareholders meeting; increased sales taxes in the amount of $23; an increase in supplies of $27, or 32.5% relating to the new branch opening; and an increase of $27, or 29.0% in the marketing of bank products. This was partially offset by reductions of $37, or 16.4% in insurance costs due to competitive renegotiation and a reduction of $15 or 20.3% in correspondent bank service charges due to higher earnings on compensatory balances.

INCOME TAXES

The income tax provision of $752 in 1994 compares with $647 in 1993 and $254 in 1992. The 1994 increase of $105 and the 1993 increase of $393 relate principally to the increase in income before provision for income taxes in those years. The effective income tax rates for 1994, 1993 and 1992 were 34%, 39%, and 36%, respectively.

FINANCIAL CONDITION

Total assets at December 31, 1994 increased by $13,947, or 6.1% over the prior year-end. The most significant change is reflected in the increase of $13,268, or 52.3% in cash and equivalents. Cash and Cash equivalents consists of Cash and Due from Banks, Interest-Bearing Deposits with Banks, and Federal Funds Sold. Federal Funds Sold increased to $14,000 at December 31, 1994 from $9,000 at December 31, 1993. Interest-Bearing Deposits with Banks increased by $4,179, or 73.1%. Cash and Due From Banks increased by $4,090, or 38.4%, due to new deposit accounts and to the increase in the target balance and reserves required to be maintained at the Federal Reserve Bank to support the increased deposit levels. Total net loans increased by $5,495, or 6.6%. Premises and equipment decreased by $65 or 3.5%. Accrued interest receivable increased by $164 as a result of higher interest rates in the loan and securities portfolios. Most of the deposit increase of $16,746, or 8.8%, represents non-interest bearing demand deposits which grew $15,606 to $58,855. Treasury, Tax and Loan deposit notes and securities sold under agreements to repurchase decreased by $2,840 due to normal business cycle balance fluctuations.

At December 31, 1993, total assets had increased $26,476 over December 31, 1992. The increase was funded primarily by a $14,280 increase in deposits and a $10,119 increase in treasury, tax, and loan deposit notes and securities sold under agreements to repurchase. Urban's investment portfolio increased by $38,825, or 58.2% during 1992, while the loan portfolio decreased by $8,292, or 8.9%.

LOAN PORTFOLIO

Urban's loan portfolio at December 31, 1994 totalled $90,080, an increase of $5,365, or 6.3% over year-end 1993. The increase in the loan portfolio related to an expanded business development effort, coupled with increases in advertising and marketing retail products. Additionally, many criticized loans reached a level where rehabilitation was possible, therefore eliminating the need to take further action which would have resulted in lower outstandings within the loan portfolio. Urban's loans are primarily to businesses and individuals located in Bergen and Passaic County, New Jersey. The following table sets forth certain categories of loans as of December 31, 1994 in terms of maturity and interest sensitivity.

                                      Within     1 to 5     After 5
                                      1 Year      Years      Years        Total
                                     -------     -------     -------     -------
                                                     (In thousands)

Commercial loans ................    $ 8,958     $ 8,117     $ 3,457     $20,532
Real estate loans ...............      7,181      23,611      31,890      62,682
Installment loans ...............      1,256       5,544          66       6,866
                                     -------     -------     -------     -------
  Total .........................    $17,395     $37,272     $35,413     $90,080
                                     =======     =======     =======     =======
Loans with predetermined rates ..    $ 8,239     $25,850     $22,804     $56,893
Loans with floating rates .......      9,156      11,422      12,609      33,187
                                     -------     -------     -------     -------
  Total .........................    $17,395     $37,272     $35,413     $90,080
                                     =======     =======     =======     =======


At December 31, 1994, residential mortgage loans, including home equity loans, amounted to $42,807, or 47.5% of Urban's total loan portfolio. Residential loans are predominantly secured by one to four family properties in Urban's primary market area of northern New Jersey. Residential first mortgages kept for Urban's portfolio are primarily underwritten with loan to value ratios that generally do not exceed 75% and terms not exceeding seven years. Fixed and floating rate home equity loans having various terms up to fifteen years are generally advanced at a loan to value ratio of 75%. During the year, residential mortgage loans increased by $1,171, or 2.8%, as a result of an increase in home equity loans. From 1992 to 1993, residential mortgage loans decreased by $5,260, or 11.2%, due to repayments and refinances.

Construction loans are generally made to well-established local developers. Construction loans are primarily made on buildings which are for the most part under contract before being built. Urban inspects properties prior to advances being made and during the course of construction. Construction loans increased by $1,759, or 279.2% in 1994 from 1993, as a result of new lending in the local trade area due to an improved economy. There was a moderate increase in construction loans during 1993.

Commercial mortgage loans are generally made to local property owners and are written under the following underwriting standards; generally, debt service coverage must be at least 125%, and the loan to value ratio may not exceed 67% of the lesser of the purchase price or appraised value. Most of Urban's commercial mortgage loans are for a maximum term of 15 years requiring fixed principal plus interest payments under which the borrower pays off an equal amount of the principal balance of the loan each month. For example, a borrower with a loan maturing in five years would pay off 1/60 of the principal balance of the loan plus interest each month. The effect of such payment is to reduce the principal balance of the loan more rapidly than a traditional amortization schedule or balloon loan. Commercial mortgage loans increased by $1,781, or 11.3%, from 1993 to 1994. Commercial mortgage loans decreased from 1992 to 1993 by $2,879, or 15.5%. The decrease is primarily attributable to principal payments of commercial mortgages and a decline in activity for this type of loan. The commercial mortgage portfolio is comprised primarily of owner occupied properties.

Commercial loans generally are made to companies located within Urban's market area and consist of loans to light manufacturers, wholesalers, distributors, professional groups, and retailers. Commercial borrowers must provide three years of financial statements along with financial statements of the individual owners of the borrowing entity. These loans are generally collateralized and personally guaranteed by such owners. Commercial loans are made for various purposes including working capital, capital purchases, or expansion. Working capital loans generally are made for a term of one year. Loans for capital purchases and expansion are generally extended for three to seven years. Commercial and industrial loans decreased by $1,846, or 8.2% during 1994 as a result of increased competition and limited customer borrowing needs. From 1992 to 1993, commercial and industrial loans decreased by $299, or 1.3%.

Loans to individuals are installment loans made to individuals, primarily for automobiles. These loans are underwritten to predetermined income and debt ratios and are secured by taking a first security interest in the automobile being acquired. Loans to individuals increased $1,581, or 29.9%, as a result of an effective advertising program and competitive interest rate offerings. Loans to individuals increased from 1992 to 1993 by $968, or 22.4% for similar reasons.

                                                           December 31,
                                                -------------------------------
                                                  1994        1993        1992
                                                -------     -------     -------
                                                         (In Thousands)

Commercial ...............................      $20,532     $22,378     $22,677
Real estate loans secured by:
  Construction and land development ......        2,389         630         533
  First mortgages ........................       21,511      23,610      29,566
  Second mortgage ........................       21,296      17,107      17,330
  Non-residential properties .............       17,486      15,705      18,584
                                                -------     -------     -------
    Total Real estate loans ..............       83,214      79,430      88,690
Installment ..............................        6,866       5,285       4,317
                                                -------     -------     -------
    Total loans ..........................       90,080      84,715      93,007
Less: Allowance for possible loan losses .        1,486       1,616       1,553
                                                -------     -------     -------
    Net loans ............................      $88,594     $83,099     $91,454
                                                =======     =======     =======

ASSET QUALITY

Urban's principal earning assets are its loans, which are primarily to businesses and individuals located in New Jersey. Inherent in the lending function is the risk of deterioration in borrowers' ability to repay loans under existing loan agreements. Risk elements include nonaccrual, past due and restructured loans, potential problem loans, loan concentrations and other real estate.

Although Urban actively solicits creditworthy borrowers, prevailing market conditions have required a strict monitoring process for credit risk. This process requires scrutiny at all levels -- the initial application, analysis of on-going ability to pay according to terms, determination of the appropriateness of collateral, periodic loan review and the periodic review of the adequacy of the allowance for possible loan losses.

At December 31, 1994, loans past due 90 days or more and still accruing and the applicable asset quality ratios were as follows:

                                                         December 31,
                                                -------------------------------
                                                 1994        1993         1992
                                                ------      ------      -------
                                                        (In Thousands)
Non-performing loans
  Non-accrual loans(1) ......................   $3,355      $3,942      $ 3,869
  Past due 90 days or more and
    accruing interest(2) ....................      375         285        2,122
                                                ------      ------      -------
    Total ...................................    3,730       4,227        5,991
                                                ------      ------      -------

Other real estate (3)
  Repossessed properties - residential ......    2,165       1,579        3,013
  Repossessed properties - commercial .......      884       1,104          960
  In-substance foreclosure - residential ....      254       1,698        4,300
  In-substance foreclosure - commercial .....      144         144          404
Less:  Valuation allowance ..................     (320)       (406)        (459)
                                                ------      ------      -------
Net other real estate .......................    3,127       4,119        8,218
                                                ------      ------      -------
    Total non-performing assets .............   $6,857      $8,346      $14,209
                                                ======      ======      =======
Non-performing loans as a percent of
  total loans (net of unearned income) ......     4.13%       4.99%        6.44%
Non-performing assets as a percent of
  total loans (net of unearned income) ......     7.59%       9.85%       15.28%

The amount of interest income on non-performing loans which would have been recorded had these loans continued to perform under their original terms was $294, $387, and $388 for the years ended December 31, 1994, 1993, and 1992, respectively. The amount of interest income recorded on such loans was $72, $70, and $129 for the years ended December 31, 1994, 1993, and 1992, respectively. Urban does not have any outstanding commitments to advance additional funds to borrowers having loans identified as non-performing.

Nonaccruing loans consist of commercial, real estate and installment loans on which the bank has ceased accruing interest. The majority of nonaccruing loans are secured and have been assigned to an attorney working with a loan officer, in an effort to bring the matter to resolution. Nonaccruing loans decreased by $587, or 14.9%, in 1994 as a result of collection efforts and charge-offs. During 1993, non-accruing loans increased by $73, or 1.9% as Urban continued to take appropriate action to identify loan transactions of this nature.

Other real estate ("ORE") consists of property on which Urban has completed or substantially completed foreclosure proceedings. Before a property is placed in ORE, a current appraisal is ordered to determine current market value. Loans are written down to market value before being moved to ORE, at which time the difference is charged off.

The decrease of $992, or 24.1%, in ORE from 1993 to 1994 and the decrease in ORE from 1992 to 1993 of $4,099, or 49.9%, is due to the disposal of four properties in 1994 and six properties in 1993. Urban sold the properties in open market sales.

All costs associated with the holding and maintaining of ORE properties are expensed as incurred.

Total non-performing loans decreased from $4,227 at December 31, 1993 to $3,730 at December 31, 1994, a decrease of $497, or 11.8%. As a percentage of total loans, non-performing loans decreased from 4.99% in 1993 to 4.13% in 1994.

Total non-performing loans decreased from $5,991 in 1992 to $4,227 in 1993, a decrease of $1,764, or 29.4%. Total non-performing loans as a percentage of loans decreased from 6.44% in 1992 to 4.99% in 1993. The reductions in non-performing loans are attributable to payments and payoffs made through collection efforts and charge-offs. Efforts to control and improve the level of non-performing loans are continuing. Identification of slow paying loans and the initiation of collection efforts, where appropriate, is part of an on-going process. After identification, steps are taken to understand the deficiencies in the loan transaction and action steps are established to assist the borrower toward resolving the deficiency, if practicable. Continuing collection efforts are a priority of Urban.

Loans past due 90 days or more and still accruing consist of commercial, real estate and installment loans, which are experiencing temporary difficulties. Such loans are categorized as accruing if the bank believes that the delinquency is temporary and the loan is adequately collateralized and in the process of collection. Loans which are not expected to be resolved on a timely basis are put on nonaccrual status and collection efforts are begun. The increase in loans past due 90 days or more from 1993 to 1994 was $90 or 31.6%. For the most part, the increased level of past due loans is as a result of an increase in the backlog of performing loans which are in the process of renewal, rather than from trends of increased past due accounts over 90 days. Loans past due 90 days or more decreased by $1,837, or 86.6%, from 1992 to 1993.

Loan concentrations are considered to exist when there are amounts loaned to separate borrowers engaged in similar activities which would cause them to be similarly impacted by economic or other conditions. At December 31, 1994, 1993, and 1992 there were no concentrations of loans exceeding 10% of total loans which are not otherwise disclosed as a category in the notes to financial statements.

The allowance for possible loan losses at year-end 1994 was $1,486, a decrease of $130 compared to year-end 1993. The allowance at year-end 1994 represents 1.64% of total loans outstanding, compared to 1.89% at year-end 1993. Management formally reviews the loan portfolio and evaluates credit risk on at least a quarterly basis throughout the year. Such review takes into consideration, among other things, the financial condition of the borrowers, fair market value of collateral, level of delinquencies, historical loss experience by category, industry trends and the impact of local and national economic conditions.

The following is a summary of the activity in the allowance for possible loan losses:

                                                          December 31,
                                                 ------------------------------
                                                  1994        1993        1992
                                                 ------      ------      ------
                                                         (In Thousands)
Allowance for Possible Loan Losses:
  Balance at beginning of period ..........      $1,616      $1,553      $1,366
  Provisions (charged to expense) .........         125         118       1,598
  Charge-offs .............................        (353)       (186)     (1,525)
  Recoveries of charged-off loans .........          98         131         114
                                                 ------      ------      ------
    Balance at end of period ..............      $1,486      $1,616      $1,553
                                                 ======      ======      ======

Ratio of net charge-offs to average
  loans outstanding(1).....................        0.29%       0.06%       1.36%
Allowance for possible loan losses
  as a percent of total loans (net
  of unearned income) .....................        1.64        1.89        1.67
Allowance for possible loan losses as
  a percent of non-performing loans .......       39.84       38.23       25.92


SECURITIES PORTFOLIO

Urban maintains a securities portfolio to provide earnings and liquidity to fund loans or deposit requirements. The portfolio is composed of securities that Urban believes are suitable for Urban and which it believes will perform reasonably well under various interest rate scenarios.

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). SFAS 115 requires entities to classify their securities into either a held-to-maturity, available for-sale or trading category. Each of these classifications requires a different basis of accounting. Held-to-maturity securities are accounted for at amortized cost with fair value changes not recognized. Available-for-sale securities are accounted for at fair value with fair value changes reported as a net of tax amount in a separate component of shareholders' equity. Trading securities are accounted for at fair value with fair value changes reported in the income statement. SFAS 115 is effective for fiscal years beginning after December 15, 1993. Urban has adopted this standard as of January 1, 1994. The adoption of SFAS 115 in 1994 resulted in unrealized holding losses on securities available for sale, net of taxes of $2,456, as of December 31, 1994. This amount reduced shareholder's equity at December 31, 1994.

The following table summarizes the composition of the portfolios as of December 31, 1994, 1993 and 1992:

                                                                December  31, 1994
                                                 --------------------------------------------------
                                                                 Gross          Gross
                                                 Amortized   Unrealized     Unrealized     Market
                                                    Cost         Gains         Losses       Value
                                                  --------       ----        --------      --------
                                                                      (In thousands)
Securities Available for Sale
  U.S. Treasury Notes ........................    $ 13,251       $ --         ($  455)     $ 12,796
  Obligations of U.S. Government Agencies ....      21,089         --          (1,539)       19,550
  Collateralized Mortgage Obligations
    of U.S. Government Agencies ..............      15,575         --          (1,500)       14,075
  Mortgage Backed Securities .................       1,803         --             (12)        1,791
                                                  --------       ----        --------      --------
                                                  $ 51,718       $ --         ($3,506)     $ 48,212
                                                  ========       ----         =======      ========
Securities held to Maturity
  U.S. Treasury Notes ........................    $  1,018       $ --         ($   13)     $  1,005
  Obligations of U.S. Government Agencies ....      10,684         --          (1,208)        9,476
  Mortgage Backed Securities of
    U.S. Government Agencies .................      32,693          3          (2,793)       29,903
  State, county, and municipal securities ....      10,834          8            (273)       10,569
  Other securities ...........................       1,168         --             (48)        1,120
                                                  --------       ----         -------      --------
                                                  $ 56,397       $ 11         ($4,335)     $ 52,073
                                                  ========       ====         =======      ========


                                                                   December 31, 1993
                                                 --------------------------------------------------
                                                                 Gross          Gross
                                                 Amortized   Unrealized     Unrealized     Market
                                                    Cost         Gains         Losses       Value
                                                  --------       ----        --------      --------
                                                                      (In thousands)
U.S. Treasury Notes ..........................    $ 12,480       $125         ($  125)     $ 12,480
Obligations of U.S. Government Agencies ......      31,825        119             (82)       31,862
Mortgage Backed Securities of
  U.S. Government Agencies ...................      30,086         28            (502)       29,612
Collateralized Mortgage Obligations
  of U.S. Government Agencies ................      18,624         68             (87)       18,605
Privately issued Collateralized
  Mortgage Obligations .......................       3,136         19              --         3,155
State, county, and municipal securities ......       9,509         61             (59)        9,511
Other securities .............................         100         --              --           100
                                                  --------       ----         -------      --------
                                                  $105,760       $420         ($  855)     $105,325
                                                  ========       ====         =======      ========


                                                                December  31, 1992
                                                 --------------------------------------------------
                                                                 Gross          Gross
                                                  Carrying    Unrealized     Unrealized     Market
                                                    Value        Gains         Losses       Value
                                                  --------       ----        --------      --------
                                                                      (In thousands)
U.S. Treasury Notes ..........................    $ 15,430       $337          $  --       $ 15,767
Obligations of U.S. Government Agencies ......      33,622         75            (431)       33,266
Mortgage Backed Securities of
  U.S. Government Agencies ...................       3,867         --             (29)        3,838
Collateralized Mortgage Obligations
  of U.S. Government Agencies ................      11,753         73             (60)       11,766
State, county, and municipal securities ......       2,087         --              --         2,087
                                                  --------       ----          ------      --------
                                                  $ 66,759        $485        ($  520)     $ 66,724
                                                  ========        ====         ======      ========

The following table sets forth the maturity distribution and weighted average yields of Urban's securities held to maturity and securities available for sale as of December 31, 1994. No tax equivalent adjustments have been made in the following table.



                                                                                More
                                           Within     1 to 5       5-10       Than 10
                                           1 Year      Years       Years       Years       Total
                                           ------     -------     -------     -------     -------
                                                           (Dollars in thousands)
Investment securities held to maturity:
U.S. Treasury:
  Book value ..........................   $     0     $     0     $ 1,018     $     0     $ 1,018
  Yield ...............................         0%          0%       5.35%          0%       5.35%
U.S. Agencies:
  Book value ..........................   $     0     $ 4,283     $ 6,401     $     0     $10,684
  Yield ...............................         0%       4.33%       5.43%          0%       4.99%
Mortgage Backed Securities:
  Book value ..........................   $     0     $ 8,862     $11,181     $12,649     $32,692
  Yield ...............................         0%       6.31%       5.81%       5.74%       5.92%
State, County, and Municipal:
  Book value ..........................   $ 4,958     $ 5,047     $   829     $     0     $10,834
  Yield ...............................      3.29%       3.93%       4.05%       0.00%       3.64%
Other Securities:
  Book value ..........................   $     0     $ 1,000     $     0     $   169     $ 1,169
  Yield ...............................      0.00%       5.25%       0.00%       7.38%       5.56%
    Total book value ..................   $ 4,958     $19,192     $19,429     $12,818     $56,397
                                          =======     =======     =======     =======     =======
    Weighted average yield ............      3.29%       5.19%       5.59%       5.76%       5.29%
                                          =======     =======     =======     =======     =======

Securities available for sale:
U.S. Treasury:
  Amortized Cost ......................   $ 4,961     $ 7,265     $ 1,025     $     0     $13,251
  Yield ...............................       5.5%       4.50%       4.22%       0.00%       4.85%
U.S. Agencies:
  Amortized Cost ......................   $     0     $14,413     $ 6,676     $     0     $21,089
  Yield ...............................         0%        5.2%       5.34%       0.00%       5.25%
Mortgage Backed Securities:
  Amortized Cost ......................   $   453     $ 1,350     $     0     $     0     $ 1,803
  Yield ...............................      7.04%       7.48%       0.00%       0.00%       7.37%
Collaterallized Mortgage Obligations:
  Amortized Cost ......................   $     0     $ 2,237     $ 2,801     $10,537     $15,575
  Yield ...............................         0%       6.38%       5.78%       5.86%       5.92%
    Total Amortized Cost ..............   $ 5,414     $25,265     $10,502     $10,537     $51,718
                                          =======     =======     =======     =======     =======
    Weighted average yield ............      5.63%       5.23%       5.35%       5.86%       5.42%
                                          =======     =======     =======     =======     =======


Securities decreased by $1,075 or 1.0% from $105,684 at December 31, 1993 to $104,609 at December 31, 1994. The decrease in securities was used to fund part of the increase in loans. In keeping with Urban's investment policy, most new purchases were in U.S. Governments and Agency Securities. Maturities of bonds during 1994 were reinvested in an effort to increase yields with terms generally not exceeding two years.

Securities increased by $38,925, or 58.3%, from $66,759 at December 31, 1992 to $105,684 at December 31, 1993. The large increase was attributable to the significant amount of cash received from the decrease in the loan portfolio which, in the absence of loan demand, was reinvested in the securities portfolio. Investments were predominantly in government securities with maturities greater than one year and less than ten years, consistent with Urban's internal policy on structuring its investment portfolio. Municipal securities increased by $7,422 or 355.6% as Urban sought to increase its yields through tax-exempt holdings. Holdings of other securities, which consist primarily of privately issued mortgage backed securities, increased by $3,236.

DEPOSITS

Urban's branch system includes 9 branch offices located in Bergen and Passaic Counties, New Jersey. Each branch operates as a retail sales and service unit offering a complete line of deposit and loan products.

Despite increased competition from mutual funds and credit unions, and other banks and financial institutions, Urban's deposits have grown consistently as a result of the emphasis placed on customer service, competitive product offerings, and increased marketing efforts. Total Deposits increased from $175,410 in 1992 to $189,678 in 1993, an increase of $14,268, or 8.1% and to
$206,435 in 1994, an increase of $16,757 or 8.8%.

The following table summarizes Urban's deposit base:

                                                      At December 31,
                                             --------------------------------
                                               1994         1993       1992
                                             --------    --------    --------

Demand Deposits .........................    $ 58,855    $ 43,238    $ 41,350
NOW Accounts ............................      33,950      34,719      31,347
Money Market Deposit Accounts ...........      37,680      41,228      36,163
Other Savings Deposits ..................      31,420      29,199      23,077
Time Certificates of Deposit
  of $100,000 or more ...................       8,128       5,687       3,937
Other Time Deposits .....................      36,402      35,607      39,536
                                             --------    --------    --------
       Total Deposits ...................    $206,435    $189,678    $175,410
                                             ========    ========    ========


At December 31, 1994 time deposits in amounts of $100,000 and over matured as follows (in thousands):

Three months or less ..........................           $5,791
Over three months through twelve months .......            2,137
Over twelve months ............................              200
                                                          ------
       Total ..................................           $8,128
                                                          ======

Non-interest bearing demand deposits, for which all financial institutions compete, increased to $58,855 at December 31, 1994, a growth of $15,617, or 36.1%. The increase was due to internal growth provided by Urban's customer calling program. Demand deposits had increased by $1,888, or 4.6% during 1993.

NOW accounts decreased in 1994 by $769, or 2.2%. During 1993, NOW accounts increased by $3,372, or 10.8% due to shifts from other deposit accounts.

Money market deposit accounts decreased by $3,548, or 8.6%, due to higher interest rates which led depositors to shift to time deposits and other deposit vehicles. During 1993, money market deposit accounts increased by $5,065 or 14.0%, as depositors shifted from less flexible time deposits.

Other savings deposits increased by $2,221, or 7.6%, primarily due to movement out of money market accounts and other time deposits. During 1993, savings deposits increased by $6,122, or 26.5%, due to shifts from other deposit accounts.

Time certificates of deposit of $100,000 or more increased during 1994 and 1993 by $2,126, or 37.4%, and $1,750, or 44.5%, due to higher municipal deposits, and the anticipation by customers of receiving a premium interest rate on time certificates of deposit of $100,000 or more. Other time deposits increased by $1,110, or 3.1%, during 1994. During 1993, other time deposits decreased by $3,929, or 9.9%. While some of the decline is attributable to movement into demand deposit and savings accounts, other time deposits were also reduced as high-yielding certificates matured and depositors sought alternative investment products outside of the banking industry where a greater return could be obtained.

INTEREST RATE SENSITIVITY

Interest rate movements and deregulation of interest rates have made managing Urban's interest rate sensitivity increasingly important. Urban's Asset and Liability Committee is responsible for managing Urban's exposure to changes in market interest rates. The Committee attempts to maintain stable net interest margins by generally matching the volume of assets and liabilities maturing, or subject to repricing, and by adjusting rates in relation to market conditions to influence volumes and spreads.

The difference between the volume of assets and liabilities that reprice in a given period is the interest sensitivity gap. A "positive" gap results when more assets than liabilities mature or are repriced in a given time frame. Conversely, a "negative" gap results when there are more liabilities than assets maturing or being repriced during a given period of time. The smaller the gap, the less the effect of market volatility on net interest income. Asset/liability management is the utilization of this information to develop strategies to allocate funds to certain types of assets and offer different liability products to achieve a certain asset-liability balance and to produce the desired profit margins.

In certain instances, where a trend in market interest rates is determined, it may be advantageous to selectively mismatch asset and liability repricing to take advantage of short-term interest rate movements and the shape of the yield curve. The percentage of rate sensitive assets to rate sensitive liabilities was approximately 55% on December 31, 1994, based on contractual maturities and asset prepayment assumptions for the next 12 months. Because of weak loan demand in 1993, Urban's excess funds were invested in fixed rate bonds. The effect of this investment strategy is a negative gap position which in a declining interest rate environment will increase Urban's net interest spread as the cost of Urban's deposits and other liabilities may be expected to fall faster than the interest received on its earning assets. Conversely, if interest rates increase, the negative gap means that interest received on earning assets may be expected to increase more slowly than the interest paid on Urban's liabilities, therefore decreasing the net interest spread. The negative gap is evaluated together with the magnitude of change anticipated in different asset and liability categories. Because most deposits are core (checking and savings), the magnitude of interest rate change in these core accounts is estimated to be less than 50% of any prime rate change and the effect of a rate change on the net interest margin should be minimal.

Urban has managed its overall asset/liability sensitivity through on-balance sheet pricing strategies. In the past, Urban has not used derivative products to limit interest rate risk. Urban could consider using interest rate swaps, covered call option contracts and future contracts to limit bank interest rate risk.

Interest rate swaps generally involve the exchange of fixed and floating rate interest payments between two parties without the exchange of the related notional amount. A covered call option contract requires the maker to deliver, upon exercise, an underlying security at a fixed "strike" price. Future contracts can also limit interest rate sensitivity by hedging underlying assets and liabilities from adverse movement of interests rates.

The following table shows the GAP position of Urban at December 31, 1994.

                                              Assets and Liabilities Maturing-Repricing in:
                                   --------------------------------------------------------------------
                                     1-30        31-90       91-180     181-365
                                     Days         Days        Days        Days    Over 1 Year   Total
                                   --------     -------     -------     -------   -----------  --------
                                                             (In thousands)
Interest-Earning Assets:
  Securities held to maturity ...  $  3,080     $ 3,206     $ 1,375     $ 3,530    $ 45,206    $ 56,397
  Securities available for sale .     1,525       3,360       2,981       1,973      38,373      48,212
  Federal funds sold ............    14,000         --          --          --          --       14,000
  Interest-bearing deposits .....        90         --          --          100         --          190
  Term deposits at FHLB .........     2,900       4,800       2,000         --          --        9,700
  Federal Reserve Bank Stock ....       --          --          --          --           77          77
  Installment loans .............       781          67          86         284       5,648       6,866
  Mortgage loans ................    17,398         403       1,754       1,019      42,375      62,949
  Commercial loans ..............    18,567         --          --          338       1,627      20,532
                                   --------     -------     -------     -------    --------    --------
    Total .......................    58,341      11,836       8,196       7,244     133,306     218,923
                                   --------     -------     -------     -------    --------    --------

Interest-Bearing Liabilities:
  Treasury Tax Deposits .........     1,693         --          --          --          --        1,693
  Demand deposits ...............    71,630         --          --          --          --       71,630
  Savings deposits ..............    31,150         --          --          270         --       31,420
  Time deposits .................     6,289       7,838       6,371      13,202      10,830      44,530
  Repurchase agreements .........    12,212       4,400       2,000         --          --       18,612
                                   --------     -------     -------     -------    --------    --------
    Total .......................  $122,974     $12,238     $ 8,371     $13,472    $ 10,830    $167,885
                                   ========     =======     =======     =======    ========    ========
Period gap ...................... ($ 64,633)   ($   402)   ($   175)   ($ 6,228)  ($122,476)   $ 51,038
Cumulative gap .................. ($ 64,633)   ($65,035)   ($65,210)   ($71,438)  ($ 51,038)

LIQUIDITY

Liquidity is a measure of Urban's ability to generate sufficient cash flow in order to meet all current and future financial obligations and commitments as they arise. One source of cash flow for liquidity purposes is provided by maturing loans and investments. However, the primary source of liquidity is the ability to attract new deposits and to renew deposit obligations as they mature. Urban utilizes its branch banking system to access retail customers who provide a highly stable source of "core funds." These funds are comprised of demand deposits, savings accounts and certificates of deposit.

Urban has expanded its core deposit base through an increased emphasis on customer service, reemphasized as Urban competed for deposit funds.

The following table compares the average amount of each deposit category and the average rate paid for each period.





                                       Year Ended    Year Ended    Year Ended
                                       December 31,  December 31,  December 31,
                                          1994          1993          1992
                                       -----------   ------------  ------------
                                               (Dollars in thousands)
Non-interest bearing demand deposits:
  Average amount .....................   $47,217       $37,093       $36,830
  Average rate paid ..................      --            --            --
Interest bearing demand deposits:
  Average amount .....................   $73,165       $71,234       $64,902
  Average rate paid ..................      2.02%         2.25%         3.16%
Savings deposits:
  Average amount .....................   $30,763       $26,247       $20,906
  Average rate paid ..................      2.25%         2.63%         2.98%
Time deposits:
  Average amount .....................   $41,609       $43,000       $49,605
  Average rate paid ..................      3.62%         3.77%         4.82%

Urban may also purchase federal funds or arrange other short term borrowings for specific purposes as necessary, including to effect its interest rate sensitivity management.

Urban actively manages its liquidity position under the direction of both the Asset and Liability Committee and the Investment Committee. Periodic review under prescribed policies and procedures is intended to ensure that Urban will maintain adequate levels of available funds. At December 31, 1994, Urban's liquidity ratios were well above stated policy.

The following is a summary of Short Term Borrowings for the years ending December 31, 1992, 1993, and 1994.

         Short-Term Borrowings                       1994      1993      1992
         ---------------------                     -------   -------    ------
Securities Sold Under Agreements to Repurchase:
   Current Amount ...............................  $18,611   $17,145    $6,553
   Weighted Average Interest Rate Year-To-Date ..     3.69%     2.92%     3.39%
   Maximum Amount Of Borrowings At Month-End ....  $21,915   $22,336    $6,553
   Average Balance Year-To-Date .................  $14,343   $16,779    $4,217

Federal Funds Purchased And Other Borrowings:
   Current Amount ...............................  $     0   $     0    $    0
   Weighted Average Interest Rate Year-To-Date ..     3.81%     3.00%     0.00%
   Maximum Amount Of Borrowings At Month-End ....  $     0   $     0    $    0
   Average Balance Year-To-Date .................  $    21   $     3    $    0

Treasury, Tax, & Loan Note Option:
   Current Amount ...............................  $ 1,693   $ 6,000    $6,473
   Weighted Average Interest Rate Year-To-Date ..     3.22%     2.76%     3.17%
   Maximum Amount Of Borrowings At Month-End ....  $ 2,669   $ 7,122    $6,000
   Average Balance Year-To-Date .................  $ 1,582   $ 1,996    $1,990

Securities Sold Under Agreements To Repurchase are generally for terms from one to 364 days, while borrowings under the Treasury, Tax & Loan Program are generally for periods which do not exceed ninety days.

CAPITAL

The Office of the Comptroller of the Currency has issued regulations to redefine the adequacy of bank capital based upon the sensitivity of assets and off-balance sheet exposures to risk factors. Four categories of risk weights (0%, 20%, 50% and 100%) were established to be applied to different types of balance sheet assets and off-balance sheet exposures. The aggregate of the risk weighted items (risk-based assets) is the denominator of the ratio, the numerator of which is a newly defined risk-based capital. Under the regulations, risk-based capital has been classified into two categories. Tier 1 capital includes common and qualifying perpetual preferred stockholders' equity (including capital surplus and retained earnings), less goodwill. Tier 2 capital includes mandatory convertible debt, allowance for possible loan losses, subject to certain limitations, and certain subordinated and term debt securities. Total qualifying capital consists of Tier 1 capital and Tier 2 capital; however, the amount of Tier 2 capital may not exceed the amount of Tier 1 capital in the computation of total qualifying capital. At December 31, 1994, the minimum capital ratio required under the above formula was 4.0% for Tier 1 capital and 8.0% for total qualifying capital. Urban at December 31, 1994 exceeded the 1994 requirements with Tier 1 capital of 14.0% and total capital of 15.2%.

Leverage capital adequacy standards have also been established. Under these standards, in addition to the risk-based capital ratios, a bank must also maintain a ratio of Tier 1 capital (using the risk-based capital definitions) to total assets of at least 3%. Institutions which are not "top-rated" will be expected to maintain a ratio 100 to 200 basis points above this ratio. Urban's leverage ratio as of December 31, 1994 was 6.3%.

The following table summarizes the capital ratios as of December 31, 1994.

                        1994 MINIMUM          RATIOS AT DECEMBER 31, 1994
CAPITAL RATIOS          REQUIREMENTS*            URBAN NATIONAL BANK
- --------------          -------------         ---------------------------

Tier 1 Capital              6.0%                        14.0%

Total Capital              10.0%                        15.2%

Leverage                    5.0%                         6.3%

- -------------

*For qualification as a well-capitalized institution.

At the end of the reported period, there were no known uncertainties that will have or that are reasonably likely to have a material effect on Urban's liquidity, capital resources or operations; nor is Urban aware of any current recommendations by the regulatory authorities which, if they were to be implemented would have such an effect.

Urban had no material commitments for capital expenditures as of December 31, 1994.

                              MANAGEMENT OF URBAN

Beneficial Ownership

     The following table sets forth certain information concerning the ownership of the Urban Common Stock by (i) each person who is known by Urban to beneficially own more than five percent (5%) of the issued and outstanding shares of Urban Common Stock, (ii) each director of Urban, and (iii) all directors and executive officers of Urban as a group.



    Name of Directors and                                      Number of Shares                Percent of
      Executive Officers                                    Beneficially Owned(1)                 Class
    ---------------------                                   ---------------------              ----------

    William Botz ............................................    3,420(2)                           *
    Robert F. Mangano .......................................   24,779(3)                         2.52%
    Bryant D. Malcolm .......................................    8,316(4)                           *
    W. Peter McBride ........................................    1,800                              *
    Edward S. O'Connor ......................................   28,811(3)                         2.93
    Joseph Pfeifer ..........................................   27,413                            2.78%
    William R. Stott ........................................  134,184(5)                        13.63%
    Roger Van Schoyck .......................................    4,684                              *
    Harold J. Galenkamp, Jr. ................................    1,304(6)                           *
                                                               -------                           ----
    All Executive Officers and Directors as a Group
    (9 Persons) .............................................  210,956                           21.43%


- ----------
*  Less than 1% of the outstanding shares of Urban Common Stock.



(1) Ownership consists of sole voting and investment power unless otherwise indicated.

(2) Includes 1,920 shares of Urban Common Stock held by Mr. Botz' spouse.

(3) Includes 23,755 shares of Urban Common Stock held in trust under the Urban National Bank 401(k) Plan. Messrs. Mangano and O'Connor are trustees of the trust with shared power to vote and dispose of these shares.

(4) Includes 460 shares of Urban Common Stock held by Mr. Malcolm's spouse and 1,000 shares held by the B. D. Malcolm Company Profit Sharing Plan Trust, a trust for which Mr. Malcolm, his spouse and a third person are trustees. Mr. Malcolm has shared voting and investment power with respect to such shares.

(5) Includes 3,600 shares of Urban Common Stock held by the William R. Stott Trust, a trust which is controlled by Mr. Stott, and 8,088 shares of Urban Common Stock held by the Susan M. Stott Trust, a trust which is also controlled by Mr. Stott.

(6) Includes 256 shares of Urban Common Stock held by Mr. Galenkamp's spouse.


Certain Information About Directors and Executive Officers

     The following table presents certain information regarding Messrs. McBride and Malcolm, who will become directors of HUBCO, and Mr. Mangano, who will become an executive officer of the Bank:



            Name, Age and Position                      Principal Occupation                     Director
                    with Urban                             for Past 5 Years                       Since
            ----------------------                      ---------------------                    --------

    Robert F. Mangano, 49,
      President and CEO ..................   President of Urban (1992-Present);                    1992
                                             formerly Senior Vice President, Midlantic
                                             National Bank (1988-1992)

    Bryant D. Malcolm, 60 ................   President of B. D. Malcolm Company, Inc.              1974
                                             (general contractors)

    Peter W. McBride, 49 .................   President of McBride Enterprises, Inc.                1977
                                             (real estate development and construction)
                                             and President, Urban Farms, Inc.
                                             (residential real estate owner/developer)

Executive Compensation

     The following tables set forth certain information regarding the cash and non-cash compensation awarded to Mr. Mangano for the past three (3) years:


                           SUMMARY COMPENSATION TABLE

                         Cash and Cash Equivalent Forms
                                of Remuneration

                                                                                     Long Term
                                                                                   Compensation
      Name and Principal                      Annual            Annual              Securities            All Other
           Position            Year           Salary            Bonus           Underlying Options      Compensation(1)
           --------            ----           ------            -----           ------------------      ---------------


    Robert F. Mangano, ......  1994          $155,000          $20,000                     0                $13,278
    President and CEO          1993           135,000           10,000                10,000                 11,181
                               1992            71,538(2)         5,000                 5,000                  5,800

- ----------
(1) Includes fees for serving as a director of Urban ($10,400 in 1994, $9,600 in 1993 and $5,800 in 1992) and contributions by Urban for the account of Mr. Mangano pursuant to Urban's 401(k) Plan.

(2) Mr. Mangano joined Urban in May 1992. On an annualized basis, his salary was $120,000.





     The following table sets forth certain information about Mr. Mangano's stock options:


                                                                                                            Value of Unexercised
                                                                               Number of Securities         In-the-Money Options
                                                                              Underlying Unexercised          at FY-End (based
                                       Shares                 Value             Options at FY-End             on $20 per share)
                                    Acquired on              Realized           (#) Exercisable/                Exercisable/
             Name                    Exercise #              $                    Unexercisable               Unexercisable (1)
             ----                    ----------              --------             --------------              -----------------


    Robert F. Mangano ...............    0                      0                    15,000/0                    $250,000/0

- ---------
(1) Since the Urban Common Stock is not traded on any established securities market, the value of the Urban Common Stock for purposes of this table is based upon a good faith estimate by the management of Urban.



Change in Control Agreement

     Urban entered into a Change in Control Agreement with Mr. Mangano which became effective as of April 19, 1994 (the "Severance Agreement"). Mr. Mangano is entitled to benefits under the Severance Agreement after a change in control of Urban (as defined in the Severance Agreement) in the event that his employment is terminated by Urban other than for "cause," death, "disability" or "retirement" or by Mr. Mangano other than for "good reason" (as each such term is defined in the Severance Agreement) at any time during the period beginning April 19, 1994 and ending on December 31, 1996; provided, however that commencing January 1, 1995 and each succeeding January thereafter the term of the Severance Agreement is extended automatically for one additional year unless Urban notifies Mr. Mangano that such extension will not be made as provided on the Severance Agreement. No such notice has been given to Mr. Mangano. Upon a change of control of Urban (as defined), and for three years thereafter, the Severance Agreement provides for certain benefits upon certain terminations of Mr. Mangano's employment.

     Benefits payable under the Severance Agreement generally include, subject to certain limitations, (i) 15 months of base salary and (ii) upon retirement, an amount of total retirement benefits equal to that which Mr. Mangano would have received from Urban's retirement plans if Mr. Mangano's employment had continued for 15 months and his rights were fully vested. In addition, under limited circumstances Mr. Mangano's benefits may be reduced if the payment would be subject to Section 280(G) or 162(m) of the Code. The Severance Agreement will be triggered by the Merger. However, the Severance Agreement will be terminated if Mr. Mangano enters into the Employment Agreement with HUBCO. (See "The Proposed Merger--Interests of Management in the Merger").

Pension Plan

     Urban maintains a defined benefit plan, The Urban National Bank Pension Plan, for employees of Urban. The following table contains estimated annual benefits payable upon retirement in specified compensation and years of service classifications.


Remuneration                             Years of Service
- ------------      --------------------------------------------------------------
                    15            20           25            30             35
                    --            --           --            --             --
$125,000 .....    23,880        31,839       39,799        47,759         55,719
$150,000 .....    29,130        38,839       48,549        58,259         67,969
$175,000 .....    29,130        38,839       48,549        58,259         67,969
$200,000 .....    29,130        38,839       48,549        58,259         67,969

$225,000 .....    29,130        38,839       48,549        58,259         67,969
$250,000 .....    29,130        38,839       48,549        58,259         67,969

The Urban National Bank Pension Plan benefits are based upon total compensation. Mr. Mangano's credited years of service under the Urban National Bank Pension Plan are 2 years. Benefits are calculated on a straight life annuity basis.

Director Compensation

     Directors currently receive $600 for attending each board meeting and $200 for attending an executive committee meeting. The board received $1,000 in 1994 for attending special meetings related to merger activities for which the directors did not receive meeting fees. The board had twelve regular meetings in 1994 and the executive committee had twelve regular meetings in 1994.

Salary Review Committee Report

     The Board of Directors has formed a Salary Review Committee which meets annually to review the compensation of employees of Urban. With respect to the Chief Executive Officer of Urban, Robert F. Mangano, the Committee reviews Urban's return on equity, return on assets and growth in net income and assets for the year as compared with the prior year and with an industry peer group. The Committee also reviews a compensation survey prepared by an independent third party. The Committee has determined to compensate the chief executive officer in the top quartile of chief executive officer compensation for banks in Urban's peer group if Urban's performance meets standards the Committee deems acceptable. Members of the Committee are William R. Stott, Bryant D. Malcolm, Roger Van Schoyck, W. Peter McBride and Robert F. Mangano. Mr. Mangano does not vote on his compensation.

                                                 William R. Stott
                                                 Bryant D. Malcolm
                                                 Roger Van Schoyck
                                                 W. Peter McBride
                                                 Robert F. Mangano

Compensation Committee Interlocks and Insider Participation

     Robert F. Mangano, a member of the Salary Review Committee is an officer of Urban. W. Peter McBride is Chairman of the Board of Urban and is an executive officer and shareholder of a corporation which had transactions with Urban. See "--Transactions With Management."

Transactions with Management

     Some of Urban's current directors and executive officers, corporations of which they are executive officers or shareholders and partnerships of which they are members or limited partners, have had transactions with Urban, including borrowings, all of which were made in the ordinary course of business on substantially the same terms, including interests rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

     Urban presently leases 8,441 square feet for its corporate headquarters in Franklin Lakes, New Jersey from Urban Farms Shopping Center, Inc., a New Jersey corporation of which W. Peter McBride is the Present and a shareholder. The lease was originally entered into in 1979 and was most recently extended for a term which began on November 1, 1994 and expires on October 31, 1999. Urban also rents space in an adjacent office building from Urban Farms Shopping Center, Inc., consisting of approximately 4,222 sq. ft. The lease term on this space began on February 1, 1993 and ends on January 31, 1996. Management of Urban believes the terms and conditions of these leases are similar to those it would receive from an independent third party. The annual lease payment under these leases was $78,238.68 for the year ended December 31, 1994.

Recommendation and Vote Required for Adoption by HUBCO of Proposal I

     In accordance with the New Jersey Business Corporation Act, the Corporation's Certificate and By-Laws, and the NASDAQ listing rules, the affirmative vote of a majority of those shares of HUBCO Common Stock voting on this proposal is required to approve the Agreement. THE BOARD OF DIRECTORS of HUBCO UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL I.

                      PROPOSAL 2 -- ELECTION OF DIRECTORS

     The Corporation's certificate of incorporation and its bylaws authorize a minimum of 5 and a maximum of 25 directors but leave the exact number to be fixed by resolution of the Board of Directors. The Board has fixed the number of directors at ten.

     Pursuant to the Certificate of Incorporation, the directors of the Corporation are divided into three classes and each class is elected to serve for staggered three-year terms.

     Ms. David, Mr. Neilson and Sr. Strauber are each being nominated for a three-year term extending to the 1998 Annual Meeting. Mr. Farley is being nominated for a two-year term extending to the 1997 Annual Meeting, to balance the number of directors in the staggered classes. If, for any reason, any of the nominees become unavailable for election, the proxy solicited by the Board of Directors will be voted for a substitute nominee selected by the Board of Directors. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected.

     The names of the nominees for election, the directors whose terms extend beyond this Annual Meeting and certain information about each of them are set forth in the tables below. Years of service on the Board of Directors includes prior service on the Board of Directors of the Bank prior to the formation of the holding company.

                   Table I--Nominees for 1994 Annual Meeting

Name, Age &
Position with   Principal Occupation                          Director          Term
Corporation     During Past Five Years                         Since          Expiring
- -----------     ----------------------                         -----          --------
Joan            Teaching Assistant, Board of Cooperative        1994            1998
David,          Educational Services of Rockland County
56              (1989 to present).

Thomas R.       Retired February 1995, was a Partner in the     1994            1997
Farley,         law firm of Farley & Isles (1980-1995).
68

Kenneth T.      President and CEO of the Corporation and        1989            1998
Neilson         the Bank.
46,
President
& CEO

Sister          Chairperson, Franciscan Health System of        1979            1998
Grace           N.J. (1991-1993); Member (1991-present);
Frances         Administrative Post on the Leadership Team
Strauber,       for the U.S. region of the Franciscan
67              Sisters of the Poor (1993-present);
                Director, St. Louis Senior Center,
                Brooklyn, N.Y. (1989-1991); Management
                Consultant, Health System, Inc., Brooklyn
                N.Y., Franciscan Sisters of the Poor
                (1986-present).


                    Table II--Directors Whose Terms Continue
                           Beyond This Annual Meeting

Name, Age &
Position with   Principal Occupation                          Director          Term
Corporation     During Past Five Years                         Since          Expiring
- -----------     ----------------------                         -----          --------
Robert J.       President and Chief Operating Officer,          1979            1997
Burke, 61       Union Dry Dock and Repair Co., Hoboken,
                N.J. (ship repair facility).

Henry G.        Retired.                                        1972            1996
Hugelheim,
87

Harry J.        Retired.                                        1965            1996
Leber, 78

Charles         President and Chief Operating Officer, The      1973            1997
F.X.            Poggi Press (general printing business).
Poggi, 64
                                      -85-

James E.       Chairman of the Board of the Corporation         1972            1996
Schierloh,     and the Bank since September 1990; formerly
65,            self-employed Certified Public Accountant.
Chairman

Edwin          President, Europe Craft, Inc.                    1986            1996
Wachtel,       (manufacturers of "Members Only" apparel)
63             (1961-1987 and 1991-present); Chairman,
               GW Investors Corp. (private investment
               company) (1987-1991).

     No director of the Corporation is also a director of any other company registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors' Meetings; Committees of the Board

     The Board of Directors of the Corporation held 14 meetings during 1994. The Board of Directors holds regularly-scheduled meetings each month and special meetings as circumstances require. All of the directors of the Corporation also serve as directors of the Bank.

     The Corporation has a standing audit committee of the Board of Directors. This committee arranges for the Bank's directors' examinations through its independent public accountants, reviews and evaluates the recommendations of the directors' examinations, receives all reports of examination of the Corporation and the Bank by bank regulatory agencies, analyzes such regulatory reports, and reports to the Bank's Board the results of its analysis of the regulatory reports. This committee also receives reports directly from the Corporation's internal auditing department and recommends any action to be taken in connection therewith. The audit committee met five times during 1994. During 1994, Sr. Grace Frances Strauber served as Chairperson of the Audit Committee. The other members of the Audit Committee are Messrs. Farley and Poggi.

     The Corporation currently does not have a standing compensation or nominating committee. As detailed more fully under the caption "Board Compensation Committee, Report on Executive Compensation", the various elements of compensation for the executive officers of the Corporation and the Bank are set by the Corporation's Restricted Stock Committee and the Bank's Salary and Personnel Committee. The Restricted Stock Committee will also assume responsibility for administering the 1995 Stock Option Plan and, upon Shareholder approval of the 1995 Stock Option Plan, will be known as the "Stock Committee".

     During 1994, no Director of the Corporation attended fewer than 85% of the total meetings of the Board of Directors of the Corporation and meetings of committees of the Corporation's Board on which such Director served except Messrs. Leber and Hugelheim who attended 57% and 50%, respectively and Sr. Graces Frances Strauber who attended 68.42%. Mr. Hugelheim's absence was due to extended illness.

            STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth information concerning the beneficial ownership of the Corporation's common stock, without par value, as of December 31, 1994, by each executive officer of the Corporation for whom individual information is required to be set forth in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission (the "Named Officers"), by each director, and by all directors and executive officers as a group. As of December 31, 1994, there were no shareholders known to the Corporation to beneficially own more than 5% of the Company's common stock, without par value. All shareholdings have been adjusted to reflect the three-for-two stock split paid by the Corporation on January 15, 1995.


                                               No. of Common Shares              Percent
Name of Beneficial Owner                       Beneficially Owned(1)             of Class
- ------------------------                       ---------------------             --------
    Robert J. Burke                                 71,232 (2)                     .73%
    Joan David                                     172,108 (3)                    1.76%
    Thomas R. Farley                                37,947 (4)                     .39%
    Henry G. Hugelheim                             153,021 (5)                    1.56%
    Harry J. Leber                                  32,920 (6)                     .34%
    Christina L. Maier                              14,071 (7)                     .14%
    Kenneth T. Neilson                              98,841 (8)                    1.01%
    Charles F. X. Poggi                            217,753                        2.23%
    James E. Schierloh                              83,562 (9)                     .85%
    Sister Grace Frances Strauber                      955                         .01%
    D. Lynn Van Borkulo-Nuzzo                       13,638(10)                     .14%
    Edwin Wachtel                                   70,959(11)                     .73%

Directors and Executive Officers of the
  Corporation as a group (12 persons)              968,007(12)                    9.89%


- -------------

(1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the dividend reinvestment plan.

(2) Of this total, 12,009 shares are held by Mr. Burke's wife, 1,881 are held in an IRA and 22,500 are held by Union Dry Dock & Repair Co. Mr. Burke disclaims beneficial ownership of the shares held by his wife.

(3) Of this total, 15,383 shares are held by Mrs. David's son and daughter who reside with her, 9,715 are held in an IRA and 29,343 are held by Mrs. David and Mr. Lawrence David as trustees for The David Foundation. Mrs. David disclaims beneficial ownership of the shares held by her son and daughter.

(4) Of this total, 2,625 shares represent shares of common stock issuable upon conversion by Mr. Farley of his 1,750 shares of the Corporation's Series A Preferred Stock. 1,125 of the 2,625 shares (representing 750 shares of converted Series A Preferred Stock) are held by Mr. Farley's wife. Mr. Farley disclaims beneficial ownership of the shares owned by his wife.

(5) Of this total, 7,366 shares are held in a revocable trust over which Mr. Hugelheim retains control during his life.

(6) Of this total, 4,204 shares are held in a retirement plan, of which Mr. Leber is a trustee and beneficiary.

(7) Of this total, 5,760 are held in Mrs. Maier's account in the Corporation's 401(k) plan, which she directs and, 5,260 are held for Mrs. Maier under the Corporation's restricted stock plan.

(8) Of this total, 19,797 shares are held in Mr. Neilson's account in the Corporation's 401(k) plan, which he directs, 32,820 shares are held for Mr. Neilson under the Corporation's restricted stock plan, 3,589 shares are held in an IRA and 2,550 shares are held by Mr. Neilson's wife. 8,400 shares are held for minor children. Mr. Neilson disclaims beneficial ownership of the shares owned by his wife.

(9) Of this total, 4,936 shares are held by Mr. Schierloh's wife individually, 7,540 shares are held in the estate of Mr. Schierloh's mother for which Mr. Schierloh is the Executor, 13,500 shares are held for Mr. Schierloh under the Corporation's restricted stock plan and 750 shares represent shares of common stock issuable upon conversion by Mr. Schierloh of his 500 shares of the Corporation's Series A Preferred Stock, all of which shares are held in the estate of Mr. Schierloh's mother and are included in the 7,540 figure set forth above.

(10) Of this total, 2,938 shares are held in Ms. Van Borkulo-Nuzzo's account in the Corporation's 401(k) plan, which she directs, and 8,775 shares are held for Ms. Van Borkulo-Nuzzo under the Corporation's restricted stock plan.

(11) Of this total, 982 shares are held in a general partnership of which Mr. Wachtel is a partner.

(12) Of this total, 28,495 shares are held in the Corporation's 401(k) plans for specified individuals and 60,355 shares are held for executive officers under the Corporation's restricted stock plan. Excluded in the shares reported in the Table, are 39,600 shares held by the Bank's Trust Department as trustee for the Bank's two pension plans. These additional shares held by the Bank's Trust Department are not reported as beneficially owned by the Corporation's directors or executive officers, although by virtue of the officers' and directors' service on the Bank's Trust Committee it may be asserted that the directors and officers have beneficial ownership of such shares. The directors and executive officers disclaim beneficial ownership of such shares.

                             EXECUTIVE COMPENSATION

General

     Executive compensation is described below in the tabular format mandated by the Securities Exchange Commission ("SEC"). The letters in parentheses above each column heading are the letters designated by the SEC for such columns, and are provided to make inter-company comparisons easier.

Summary Compensation Table

     The following table summarizes all compensation earned in the past three years for services performed in all capacities for the Corporation and its subsidiaries with respect to the Named Officers.


                           SUMMARY COMPENSATION TABLE

                                                                                    Long Term
                                                                                   Compensation
                                   Annual Compensation                                Awards
                                -------------------------                          ------------
    (a)            (b)             (c)             (d)               (f)                (g)                (i)

 Name and                                                         Restricted         Securities
 Principal                                                           Stock            Underlying       All Other
 Position         Year           Salary($)     Bonus($)(1)      Award(s)(2)($)     Options/SARs#    Compensation(3)($)
 --------         ----           ---------     -----------      --------------     -------------    ------------------
Kenneth T.        1994           250,000         250,000          217,000(4)           135,000            4,500
Neilson,          1993           250,000         187,500           92,250(5)                              7,500
President         1992           178,364         175,000           79,025(6)                              5,351
and CEO

James E.          1994            75,000          56,250           79,250(7)                             27,406(8)
Schierloh,        1993           107,000          53,500           46,125(9)                              2,140
Chairman          1992            76,442          75,000           34,063(10)                             1,529


D. Lynn Van       1994           130,000          67,000(11)       20,750(12)           52,500            3,443
Borkulo-Nuzzo,    1993           100,000          53,000           38,500(13)                             3,000
Executive         1992            91,731          49,000(14)       19,500(15)                             2,750
Vice
President
and
Corporate
Secretary

Christina L.      1994            80,000          29,500(16)       10,375(17)           15,000            2,190
Maier,            1993            66,110          16,500           19,250(18)                             1,980
Assistant         1992            61,154          15,000           13,000(19)                             1,833
Treasurer &
Controller
- -----------

NOTES:

(1) In August 1990, the Board adopted a bonus plan to provide for bonus payments to non-bargaining employees based upon the Corporation's performance, departmental performance, and the individual employee's performance. The first bonuses awarded under the plan were for services rendered during 1991. See "Board of Directors Report to Shareholders on Executive Compensation" for additional information.

(2) The dollar amounts listed represent the number of shares of restricted stock granted, multiplied by the fair market value of each share of stock on the date of the grant. Dividends are paid on all shares of restricted stock. Cash dividends are paid directly to the officer holding the restricted stock. Stock dividends are added to the restricted stock and are subject to the same restrictions. Restricted stock has been awarded with various vesting schedules described below. The number of shares reflected in the footnotes below have been adjusted for the 3 for 2 stock split paid January 15, 1995

(3) Except as set forth below all amounts in this column represent employer contributions to 401(k) plans on behalf of the Named Officers.

(4) At December 31, 1994, Mr. Neilson held a total of 32,820 shares of restricted stock with an aggregate value of $387,550, of which 3,000 shares were awarded on 6/16/94 to vest on 6/16/96 and 13,500 shares were awarded on 11/14/94 to vest on 11/14/96.

(5) 3,000 shares awarded on 6/9/93 to vest on 6/9/96 and 2,250 shares awarded on 12/13/93 to vest on 12/13/96.

(6)  9,570 shares awarded on 10/2/92 and will vest on 10/2/95.

(7) At December 31, 1994, Mr. Schierloh held a total of 13,500 shares of restricted stock with an aggregate value of $159,125 of which 1,500 shares were awarded on 6/16//94 to vest on 6/16/96 and 4,500 shares were awarded on 11/14/94 to vest on 11/14/96.

(8)  Of this total, $26,000 represents the Chairman's retainer.

(9) 2,250 shares awarded on 6/9/93 to vest on 6/9/96 and 1,125 shares awarded on 12/13/93 to vest on 12/13/96.

(10) 3,750 shares awarded on 10/2/92 to vest on 10/2/97.

(11) Of this amount, $2,000 represents a special performance bonus paid in connection with specific projects.

(12) At December 31, 1994, Ms. Van Borkulo-Nuzzo held a total of 8,790 shares of restricted stock with an aggregate value of $88,125 of which 1,500 shares were awarded on 6/16/94 to vest on 6/16/96.

(13) 3,000 shares awarded on 6/9/93 to vest on 6/9/96.

(14) Of this amount, $4,000 represents a special performance bonus paid in connection with specific projects.

(15)     2,250 shares awarded on 5/5/92 to vest on 5/5/97.

(16) Of this amount, $9,500 represents special performance Bonuses paid in connection with specific projects.

(17) At December 31, 1994, Mrs. Maier held a total of 4875 shares of restricted stock with an aggregate value of $47,719 of which 750 shares were awarded on 6/16/94 to vest on 6/16/96.

(18) 1,500 shares awarded on 6/9/93 to vest on 6/9/98.

(19) 1,500 shares awarded on 5/5/92 to vest on 10/5/97.

                               STOCK GRANT TABLE

     The following table provides certain information about options awarded to Named Officers in the last fiscal year. The per share values have been adjusted to reflect the three-for-two stock split paid by the Corporation January 15, 1995. The Corporation does not use stock appreciation rights ("SARs") in its compensation package.
                                      -89-

                     Option/SAR Grants in Last Fiscal Year

                                                                                          Grant Date(5)
                                  Individual Grants(1)                                        Value
                           --------------------------------                               -------------
                           Number of            % of
                           Securities           Total
                           Underlying           Options/SARs
                           Options/             Granted to       Exercise                     Grant
                           SARs                 Employees        or Base                      Date
                           Granted              In Fiscal        Price         Expiration     Present
      Name                 ( # )                Year             ($/SH)        Date           Value($)
      ----                 ----------           ------------     --------      ----------     ------
      (a)                     (b)                   (c)             (d)           (e)           (f)

Kenneth T. Neilson         135,000(2)              31.58           12.83        12/12/04      639,200

D. Lynn
  Van Borkulo-Nuzzo         52,500(3)              12.28           12.83        12/12/04      219,350

Christina L. Maier          15,000(4)               3.51           12.83        12/12/04       71,000

- ------------

(1) In granting the options, the Board determined that any recipient shall be excluded from additional option or restricted stock awards for a period of 3 years from the date of the option grant.

(2) These options vest over 10 years. Of this total, 60,000 are nonqualified options which become exercisable on 6/12/95 and the balance are incentive options which become exercisable at the rate of 7,500 options per year beginning 6/12/95.

(3) These incentive options vest over 7 years, exercisable at the rate of 7,500 options per year beginning 6/12/95.

(4) These incentive options vest over 5 years, exercisable at the rate of 3,000 per year beginning 6/12/95.

(5) In accordance with SEC rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the grant date present value: an option term of 10 years, volatility at 27.49%, dividend yield at 3.04%, and interest rate at 7.85%. In addition, the present value calculated pursuant to the Black-Scholes model was discounted at 5% per vesting year under risk of forfeiture. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period.

                              STOCK EXERCISE TABLE

     The following table is intended to show options exercised during the last fiscal year and the value of unexercised options held at year-end 1994 by the Named Officers. No options were exercised in 1994. Moreover the Corporation does not use SARs as part of its compensation package.

  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL AND FY-END OPTION/SAR VALUES

                                                 Number of
                                                 Securities      Value of
                                                 Underlying      Unexercised
                                                 Unexercised     In-The-Money
                                                 Options/SAR at  Options/SARs at
                                                 FY-End (#)      FY-End ($)(1)

                        Shares
                     Acquired on     Value      Exercisable/    Exercisable/
   Name              Exercise (#)  Realized ($) Unexercisable   Unexercisable
- --------------      -------------  ------------ -------------   -------------

Kenneth T. Neilson          0            0        0  /135,000     0  /248,400

D. Lynn Van
 Borkulo-Nuzzo              0            0        0  / 52,500     0  / 96,600

Christina L. Maier          0            0        0  / 15,000     0  / 27,600


(1) Options are "in the money" if the fair market value of the underlying security exceeds the exercise price of the option at year end.


Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

     The Corporation and the Bank jointly entered into an employment agreement with Mr. Neilson upon his appointment as President in 1989. The agreement continues Mr. Neilson's salary as in effect on September 5, 1989 and provides annual increases to be decided by the Board. For 1995, Mr. Neilson's annual base salary is $250,000. If the Corporation changes Mr. Neilson's title to a lesser position, reduces his compensation, forces him to relocate, or materially alters his duties, responsibilities or authority, Mr. Neilson can resign and continue to receive his compensation under the agreement. After a change-in-control, if Mr. Neilson's employment is terminated by the Corporation (except for cause or as a result of his death or disability), or if Mr. Neilson resigns for any reason whatsoever after giving 60 days' notice of his intent to do so, he is entitled to receive two times his highest W-2 compensation in effect during the three years preceding the termination or resignation in a lump sum. The employment agreement, as amended, will expire on the date of the Corporation's 1997 annual meeting.

     Ms. Van Borkulo-Nuzzo, Executive Vice President and Secretary of the Corporation and the Bank entered into a Change-in-Control and Employment Agreement dated May 24, 1990 with the Corporation and the Bank, jointly. After a change-in-control (as defined in the Agreement), if Ms. Van Borkulo-Nuzzo's employment is terminated by the Corporation or the Bank (except for cause or as a result of death or disability), or if the Corporation or the Bank changes her title, position, duties or responsibilities, and she resigns as a result of the change, she is entitled to receive a lump sum payment equal to one times her highest W-2 compensation in effect during the three years preceding the termination or resignation. As amended, the agreement will expire on December 31, 1998.

     Under the Corporation's restricted stock plan, each share of stock awarded is subject to a "Restricted Period" of from two to ten years, as determined by the committee administering the plan when it awards the shares. Effective upon the date of grant, the officer or employee is entitled to all the rights of a shareholder with respect to the shares, including dividend and voting rights. However, if a share recipient leaves the employment of the Corporation or its subsidiaries during the Restricted Period for any reason, his or her shares may be forfeited to the Corporation. Upon the occurrence of a change in control of the Corporation, every Restricted Period then in existence of five years or less will automatically expire.

Pension Plans

     Pension Plans. The Corporation has two non-contributory, defined benefit pension plans: The Employees' Retirement Plan of HUBCO, Inc. (the "Base Plan") and the Retirement Plan for Non-Bargaining Employees of HUBCO, Inc. (the "Non-Bargaining Retirement Plan"), both of which apply to employees of the Corporation and it subsidiaries.

     Base Plan. The Base Plan covers any employee of the Corporation or it subsidiaries who works over 1,000 hours per year, is over age 20 1/2 and has completed 6 months of service. The annual retirement benefit for the Named Officers is the sum of (i) 1.25% of the employee's base year-end compensation during the year he joins the Base Plan multiplied by the number of years of service with the Corporation or the Bank prior to joining the Plan; plus (ii) 1.25% of the employee's base year-end compensation during each year of a participant's service after joining the Plan. Retirement benefits normally commence when an employee reaches age 65.

     Non-Bargaining Retirement Plan. The Non-Bargaining Retirement Plan provides additional retirement benefits for non-bargaining employees of the Corporation and it subsidiaries. It covers each non-bargaining employee who works over 1,000 hours per year, is over age 20 1/2 and has completed 6 months of service. The annual retirement benefit for covered employees is calculated by taking 1% of an employee's base average annual earnings (determined by averaging the highest five continuous years of credited service, excluding the last year of service) multiplied by the years of credited service under the Plan, adding 1/2% of an employee's base average annual earnings in excess of the average Social Security Wage Base (calculated based upon the year of birth) multiplied by the years of credited service and subtracting the pension benefit the employee will receive from the Base Plan. Retirement benefits normally commence when an employee reaches age 65. The Non-Bargaining Retirement Plan also provides for disability pension benefits.

     In each of the above plans, compensation in the form of a bonus is excluded from benefit calculations. Thus, for each Named Officer, only the amounts which are shown each year under the heading "Salary" in the Summary Compensation Table in this Proxy Statement are covered.

     The table below shows an employee's estimated annual retirement benefits from both pension plans, assuming retirement at age 65 for an individual reaching such age before January 1, 1994 and assuming a straight life annuity benefit, for the specified compensation levels and years of service. The benefits listed in the table are not subject to any deduction for social security or other offset amounts. Mrs. Maier has approximately 15 years of credited service under the pension plans as of January 1, 1994, and, at age 65, would have approximately 39 years of credited service. Mr. Neilson has approximately 11 years of credited service under the pension plans as of January 1, 1994 and, at age 65, would have 30 years of credited service. Ms. Van Borkulo-Nuzzo has approximately 28 years of credited service under the pension plans as of January 1, 1994, and, at age 65, would have approximately 48 years of credited service. Mr. Schierloh does not participate in these plans.

                               PENSION PLAN TABLE

                                      Years of Service
               -----------------------------------------------------------------
Salary              15          20            25          30           35

$125,000         $26,280      $35,040      $43,800      $52,560      $61,320

$150,000         $31,905      $42,540      $53,175      $63,810      $74,445

     For the current plan year, the compensation for computing benefits under the pension plan cannot exceed $150,000, which is indexed for inflation as limited by Congress.

Directors' Compensation

     During 1994, the Corporation did not pay directors for their services as directors of the Corporation. Rather, director fees were paid only for service as directors of the Bank or HUB Financial Services (another subsidiary of the Corporation) to directors other than the President. The director fees consisted of a $6,000 annual retainer and meeting fees. The meeting fees in March 1994 were set at $400 per board meeting and $300 for each committee meeting, except that fees for committee meetings which were contiguous to another board meeting and lasted less than one hour were set at $200 per meeting. The Chairman of the Bank's Personnel Committee, Mr. Poggi, received an additional $5,000 annual retainer. Mr. Schierloh, as Chairman, received a retainer of $6,500 per quarter, but no meeting fees. The Board has established the retainer and fees effective January 1, 1995 as follows:

        (1) Chairman's Retainer                     $26,000
        (2) Annual Director's Retainer               12,000
        (3) HUBCO, Inc., Hudson United Bank
            and subsidiary Board Meetings               500
        (4) Committee Meeting                           400

1993 Stock Option Plan for Non-Employee Directors. During 1993 the Board of Directors adopted and the shareholders approved a Stock Option Plan for Non-Employee Directors under which non-employee directors could choose to receive a specified number of options each year in lieu of participation in the director retirement program. During 1994, the Board voted unanimously to terminate this plan and participating Directors voluntarily surrendered all options which had been issued under the Plan. Such directors will now receive full participation in the directors' retirement plan described below.

Retirement. Non-employee directors with at least 36 months of service upon retirement will receive a retirement benefit each year for life (but not to exceed 10 years) equal to 10% of the director's retainer in effect at the date of his or her retirement, multiplied by the number of years of service as a director (not to exceed 10 years). At present, the maximum benefit payable per director is $12,000 per year for 10 years.

Deferred Compensation. The Board adopted a nonqualified Deferred Compensation Plan for Directors covering the Retainer and Committee fees effective January 1, 1995. Participation is optional. Interest is paid on deferred fees at the highest rate paid by the Bank on passbook savings. The provisions of the Plan are designed to comply with certain rulings of the Internal Revenue Service under which the deferred amounts are not taxed until the deferred amounts are received. Under the Plan the directors who elect to defer their fees will receive the fees over time after they retire.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The compensation payable to the Corporation's executive officers (who are also executive officers of the Bank) is determined by the Salary and Personnel Committee of the Bank (the "Personnel Committee"), except that restricted stock awards are determined by the Corporation's Restricted Stock Committee (the "Stock Committee") and bonuses are based upon parameters established by the full Boards of Directors of the Corporation and the Bank. All actions of the Personnel Committee are subject to review and ratification by the full Boards of Directors of the Corporation and the Bank. Thus, this report is being issued over the names of all the directors of the Corporation and is concurred in by all members of the relevant committees.

     The Committee members are: Personnel Committee: Charles F.X. Poggi (Chairman), Robert Burke, Joan David, Edwin Wachtel, Sr. Grace Frances Strauber; Restricted Stock Committee: Charles F.X. Poggi (Chairman), Robert Burke and Edwin Wachtel.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION POLICY

     The Corporation's policy is to compensate its executives fairly and adequately for the responsibility assumed by them, for the success and direction of the Corporation, the effort expended in discharging that responsibility and the results achieved directly or indirectly from each executive's performance. "Fair and adequate compensation" is established after careful review of:

1.   The Corporation's earnings;

2. The Corporation's performance as compared to other companies of similar size and market area; and

3. Comparison of what the market demands for compensation of similarly situated experienced executives.

     Total compensation takes into consideration a mix of base salary, bonus, perquisites, restricted stock awards and stock options. The particular mix is established in order to competitively attract competent professionals, hold those professionals, and reward extraordinary achievement.

     The committee also considers net income for the year and earnings per share of HUBCO stock before finalizing officer increases for the coming year.

     Based upon its current levels of compensation, the Corporation is not affected by the provisions of the Internal Revenue Code (the "Code") which limit the deductibility to a company of compensation in excess of $1 million paid to any of its top five executives. Since the grant of options under the 1995 Stock Option Plan may, in subsequent years, result in total compensation to an officer in excess of $1 million, the 1995 Stock Option Plan has been designed so that compensation payable under the Option Plan conforms to the Code requirements and will be deductible by the Corporation.

     In certain instances, compensation decisions take into account contractual commitments assumed by or agreed to by the Corporation as a result of an acquisition.

Base Salary

     Subject to Board review and ratification, the responsibility for establishing base salary for Executives is delegated to the Personnel Committee.

     Salary is minimum compensation for any particular position and is not tied to any performance formula or standard. However, that is not to say that poor performance will not result in termination. Superior performance is expected of all executive officers.

     To establish salary, the following criteria are used:

1.   Position description.

2.   Direct responsibility assumed.

3. Comparative studies of peer group compensation. Special weight is given to local factors as opposed to national averages.

4. Earnings performance of the Corporation resulting in availability of funds for payment of salary expense.

5. Competitive level of salary to attract and retain qualified and experienced executives.

Annual Bonuses

     Each year the Board establishes the parameters for the award of bonuses. The current parameters involve the Corporation's performance specifically related to return on equity and minimum loan loss reserve levels.

     Under the Bonus program the bonus pool will not exceed 10% of after tax profits of the Corporation and the bonus pool may not cause the year-end results to fall below the targeted return on equity or the loan loss reserve to fall below the targeted loan loss reserve percentage. If the targeted results are not achieved, no bonuses will be paid under the program. Even if the targeted level is achieved, each department must meet its budget in order to be eligible for a bonus and each employee must achieve key goals established for him in order to be personally eligible.

Restricted Stock

     The responsibility for establishing restricted stock awards is delegated to the Restricted Stock Committee.

     Twice annually the Restricted Stock Committee meets to evaluate meritorious performance of all officers and employees for consideration to receive restricted stock awards.

     The Restricted Stock Committee makes awards based upon the following criteria:

1.   Position of the officer or employee in the Corporation.

2. The benefit which the Corporation has derived as a result of the efforts of the award candidate under consideration.

3. The Corporation's desire to encourage long term employment of the award candidate.

Stock Options

     The 1995 Stock Option plan is being submitted for shareholder approval at the 1995 Annual Meeting.

     Provided shareholder approval is obtained, option awards made by the Stock Committee to executives of the Corporation or its subsidiaries will be effective.

     The Board has determined that for a three year period after the receipt of an initial option award, no additional options or restricted stock will be awarded to the recipient.

Perquisites

     Perks, such as company automobiles and their related expenses, country club memberships, auxiliary insurance benefits and other perks which the Board may approve from time to time are determined and awarded pursuant to evaluation under the same criteria used to establish base salary.

                                   * * * * *

     The Corporation has long believed that a strong, explicit link should exist between executive compensation and the value delivered to shareholders. The bonus program, restricted stock awards and stock option awards all provide competitive compensation while mirroring the Corporation's performance. Since the bonus is based on a direct, explicit link to the Corporation's performance, it is directly and explicitly linked to the value received by shareholders. The Corporation's profitability inures to the benefit of shareholders, and is a direct result of the direction established by management. The general compensation philosophy is that base salary for executives should place compensation at the twenty-fifth percentile of the peer group but that total compensation (including bonus, restricted stock and options) should place compensation over the seventy-fifth percentile in line with the Corporation's performance.

     The committees responsible for the various components of executive compensation utilized three salary surveys and an independent consulting firm to establish executive compensation. One survey, conducted by L.R. Webber Associates, Inc., identified compensation to executives of financial institutions of approximately $1 billion in assets located in New York, New Jersey and Pennsylvania. Another report "N.J. Bankers' Salary Survey", prepared by KPMG Peat Marwick, identified compensation in institutions of approximately $1 billion, but in New Jersey only. The final survey, conducted by Wyatt Data Services, was nationwide for the financial industry. An outside consulting firm, Arthur Andersen LLP, conducted an evaluation of Executive and Board compensation and the appropriateness and competitive aspects of the Corporation's compensation mix as of 1994.

     Mr. Neilson, the President of the Corporation, did not receive an increase in base pay for 1993 or 1994, and has a salary below the twenty-fifth percentile of the peer group analysis, but he is eligible for bonuses equal to 100% of his base salary. Mr. Neilson's base salary is $250,000. The Board believes that this package represents fair compensation in view of the Corporation's 1994 performance and peer group comparisons.

     Commencing January 1, 1995, Mr. Schierloh, Chairman of the Corporation, will receive a base salary of $36,000 and will be eligible for a 50% bonus. In addition, he will be paid a quarterly retainer of $6,500 as Director and Chairman. Mr. Schierloh's reduced salary reflects his decision to phase out his time commitment in anticipation of retirement.

                   THE BOARD OF DIRECTORS OF THE CORPORATION

                                Robert J. Burke
                                   Joan David
                                Thomas R. Farley
                               Henry G. Hugelheim
                                 Harry J. Leber
                               Kenneth T. Neilson
                               Charles F.X. Poggi
                               James E. Schierloh
                         Sister Grace Frances Strauber
                                 Edwin Wachtel

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on December 31, 1989 in: (a) the Corporation's common stock; (b) the Standard & Poor's ("S&P") 500 Index; and (c) an index of peer group performance. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock.


                --GRAPHICAL REPRESENTATION OF DATA TABLE BELOW--

- --------------------------------------------------------------------------------
                     1989      1990      1991      1992      1993      1994
- --------------------------------------------------------------------------------
Hubco Inc.            100     62.52     122.85    250.54    351.90    354.80
- --------------------------------------------------------------------------------
Peer Group            100     96.89     126.42    136.05    149.76    151.74
- --------------------------------------------------------------------------------
S&P 500               100     51.97      91.52    151.74    165.07    174.13
- --------------------------------------------------------------------------------

PEER GROUP POPULATION:

  Commerce Bancorp Inc. N.J.
  First Fidelity Bancorporation
  Midlantic Corp.
  Summit Bancorporation
  Trust Co. N.J.
  UJB Financial Corp.
  Valley National Bancorp

Prepared from data supplied by Standard & Poor's Compustat Services

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above under the caption "Board Compensation Committee Report on Executive Compensation," various aspects of the compensation of the Named Officers are determined by the Personnel Committee and the Restricted Stock Committee. The Personnel Committee members are: Charles F.X. Poggi (Chairman), Robert Burke, Joan David, Edwin Wachtel, Sr. Grace Frances Strauber. The Restricted Stock Committee members are: Charles F.X. Poggi (Chairman), Robert Burke and Edwin Wachtel.

     Mr. Schierloh and Mr. Neilson, each of whom serves on the Board of Directors of both the Corporation and the Bank, are officers of the Corporation and the Bank. Each of Messrs. Schierloh and Neilson absented themselves from all discussions, and abstained from all voting, on the Boards on which they served, with respect to their own compensation.

     Charles F.X. Poggi, who serves on the Board of Directors of both the Corporation and the Bank, and who is the Chairman of each of the committees involved in setting executive compensation, is President of Poggi Press, a general printing company. During 1994, Poggi Press was paid $224,729 for printing work for the Corporation and its subsidiaries.

Certain Transactions with Management

     The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers and their associates (i.e. corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of ten percent or more). These loans have all been made in the ordinary course of the banking business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

Recommendation and Vote Required on Proposal 2

     Directors will be elected by a plurality of the votes cast at the Annual Meeting, whether in person or by proxy. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINATED SLATE OF DIRECTORS INCLUDED IN PROPOSAL 2.


            PROPOSAL 3 -- AMENDMENT TO CERTIFICATE OF INCORPORATION
              INCREASING THE NUMBER OF COMMON AND PREFERRED SHARES
                            AUTHORIZED TO BE ISSUED

General

     The Board of Directors on February 14, 1995, unanimously approved an amendment (the "Amendment") to paragraph (A) of Article V of the Corporation's Certificate of Incorporation (the "Certificate") to increase the authorized capital stock to 29,500,000 shares from 23,100,000 shares, including an increase in the common stock of the Corporation to 25 million shares from the presently authorized 19.8 million shares and an increase in the authorized Preferred Stock of the Corporation to 4.5 million shares from the presently authorized 3.3 million shares.

     As of April 19, 1995, ____ shares of common stock were outstanding. Of the authorized but unissued shares of the Corporation's common stock, (i) 225,000 shares were reserved for issuance under the Restricted Stock Plan, (ii) 615,339 shares were reserved for issuance pursuant to the Amended and Restated Agreement and Plan of Merger with Jefferson National Bank, (iii) 525,000 shares were reserved for issuance under the 1995 Stock Option Plan, assuming the 1995 Stock Option Plan is approved at the Annual Meeting, (iv) 938,690 shares were reserved for issuance upon conversion of shares of the Corporation's Series A Preferred Stock and (v) 2,136,087 shares were reserved for issuance in conjunction with the proposed merger of Urban National Bank into Hudson United Bank pursuant to the Agreement and Plan of Merger dated February 14, 1995 (all of the foregoing are hereinafter referred to as "Reserved Shares"). The Corporation has 3,300,000 authorized shares of preferred stock. As of April 19, 1995,

___________shares of the Corporation's Series A Preferred Stock were issued and outstanding.

     The purpose of the Amendment is to maximize the Corporation's ability to expand its capital base. The full text of the proposed Amendment is attached to this Proxy Statement as Exhibit B. The following description of the Amendment is qualified in its entirety by reference to Exhibit B.

Purpose of The Proposal

     Except for the Reserved Shares, the Corporation has no specific agreements, commitments or plans at this time for the sale or other use of additional shares of common or preferred stock. The Board of Directors believes that the proposed authorization to issue more common and preferred stock may assist in achieving future acquisitions and in meeting its corporate needs. If the issuance of shares is deemed advisable in connection with raising additional capital, or future acquisitions, having the authority to issue the additional shares may avoid the time, delay and expense of a special shareholders' meeting to authorize the issuance of common or preferred stock. No further action or authorization by the Corporation's shareholders would be necessary prior to issuance of such stock, except as may be required for a particular transaction by applicable law or regulation, including but not limited to the listing regulations of the National Association of Securities Dealers, Inc. which may require approval under certain circumstances.

     One circumstance which could cause the Corporation to issue shares is acquisitions or the need for additional capital to support acquisitions of financial institutions, branches or assets. Since 1990, the Corporation and the Bank have been actively involved in acquiring financial institutions, branches and assets both in transactions negotiated with the acquired party ("non-government transactions") and in government-assisted transactions with the Resolution Trust Corporation ("RTC") and the Federal Deposit Insurance Corporation ("FDIC"). In the past, several of the Corporation's non-government transactions involved the issuance of shares of the Corporation's common or preferred stock to the shareholders of the acquired institution. In addition, the acquisition of a significant amount of assets for cash could reduce the leverage ratio of the Corporation and the Bank. Thus, the Corporation may raise capital following a proposed acquisition, to maintain compliance with regulatory capital requirements and provide a cushion of additional capital. Because acquisition processes are fast-paced, complex and unpredictable, the Corporation cannot predict when and if stock issuance to acquisition targets or for capital raising purposes will be deemed appropriate by management or will be required as a commitment in connection with a specific acquisition. However, the Corporation currently believes that if securities are issued to acquisition target shareholders or capital is raised to support government-assisted transactions, the Corporation would most likely use common stock but may also issue additional preferred stock.

     The additional shares of common stock to be authorized by the proposed Amendment will be identical to the shares of common stock now authorized and outstanding, and the Amendment will not affect the terms and rights of the holders of those shares.

     The additional shares of preferred stock will increase the number of preferred shares, all of which are "blank check" shares, except for the outstanding Series A Preferred Stock. "Blank Check" preferred stock is preferred stock which may be issued with such terms and conditions as the Board of Directors determines at the time of issuance.

Possible Adverse Effects of The Proposal

     The issuance of the additional common or preferred stock may have certain effects upon the holders of common stock. Holders of the Corporation's common stock will not have preemptive rights with respect to the common or preferred stock. The issuance of further common stock would increase the number of shares of common stock outstanding, thereby diluting percentage ownership of existing shareholders. The issuance of more common or preferred stock could possibly dilute book value per share and/or earnings per share.

Possible Anti-Takeover Effects of the Proposal

     The authorization or issuance of common stock or blank check preferred stock may be viewed as being an "anti-takeover" device. In the event of a proposed merger, tender offer or other attempt to gain control of the corporation which the Board does not believe to be in the best interests of the Corporation or its shareholders, the Board could issue additional common or preferred stock which could make any such takeover attempt more difficult to complete. Except for the Reserved Shares, the Board has no specific plans to issue any common or preferred stock and does not intend to issue any common or preferred stock except on terms which the Board deems to be in the best interest of the Corporation and its shareholders.

Recommendation and Vote Required for Adoption of Proposal 3

     In accordance with the New Jersey Business Corporation Act and the Corporation's Certificate, the affirmative vote of a majority of those shares of common stock voting on this proposal is required to adopt the Amendment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                PROPOSAL 4 -- APPROVAL OF 1995 STOCK OPTION PLAN

     The Board of Directors has approved for submission to the Corporation's shareholders the HUBCO, Inc. 1995 Stock Option Plan (the "1995 Stock Option Plan") set forth as Exhibit C to this Proxy Statement. The full text of the 1995 Stock Option Plan is attached to this Proxy Statement as Exhibit C and the following description of the Plan is qualified in its entirety by reference to Exhibit C. The purposes of the 1995 Stock Option Plan are to assist the Corporation in attracting and retaining highly qualified executives, to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, to enable executives of the Corporation to develop and maintain stock ownership positions in the Corporation and to provide such executives with incentives to contribute to the success of the Corporation.

Types of Options

     All options granted under the 1995 Stock Option Plan will be options for shares of the Corporation's common stock. The options may be either "Incentive Options" -- options intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "1986 Code"), or "Nonqualified Options" -- options which, when granted or due to subsequent disqualification, do not qualify as incentive stock options within the meaning of Section 422 of the 1986 Code.

Administration

     The 1995 Stock Option Plan will be administered by a committee designated by the Board of Directors (the "Committee") from among members of the Board who are "outside directors," within the meaning of Section 162(m) of the 1986 Code, and who are ineligible to receive options under the 1995 Stock Option Plan within one year of such designation. The Committee now known as the Restricted Stock Committee will be renamed the "Stock Committee" and will administer the 1995 Stock Option Plan as well as the Restricted Stock Plan. The Committee will identify each optionee (a "Participant") and will determine the number of shares subject to each option, the date of grant and the terms and conditions governing the option. The Committee will be charged with the responsibility of interpreting the 1995 Stock Option Plan and making all administrative determinations thereunder.

Eligibility

     All officers, group and divisional officers, and other key employees of the Corporation and its subsidiaries designated by the Committee are eligible to receive options under the 1995 Stock Option Plan. No non-employee director of the Corporation or its subsidiaries may receive any options under the 1995 Stock Option Plan. The Committee has made certain awards under the 1995 Stock Option Plan which are subject to Shareholder approval of the Plan. Other than as set forth in the table below, the Corporation is unable, at the present time, to determine the identity or number of executive officers and other key employees who may receive options pursuant to the 1995 Stock Option Plan in the future since discretion for the grant of stock options is vested in the Committee.

     The following table presents information concerning the number of stock options and the corresponding dollar value of such options to be received by or allocated to the Named Officers, executive officers as a group, non-executive officers and employees as a group, and any person receiving 5% or more of the 525,000 options initially available pursuant to the 1995 Stock Option Plan.

                               NEW PLAN BENEFITS
                             1995 Stock Option Plan


Name and Position                                 Dollar Value ($) (1)                  Number of Units
- -----------------                                 --------------------                  ---------------

Kenneth T. Neilson                                     $  639,200                       Options to purchase 135,000 shares
President & C.E.O.                                                                      (60,000 nonqualified and 75,000
                                                                                        incentive options)

D. Lynn Van Borkulo-Nuzzo                              $  219,350                       Options to purchase 52,500 shares
Executive Vice President                                                                (incentive options)
& Corporate Secretary

Christina L. Maier                                     $   71,000                       Options to purchase 15,000 shares
Assistant Treasurer                                                                     (incentive options)
& Comptroller

Thomas J. Shara                                        $  219,350                       Options to purchase 52,500 shares
Executive Vice President                                                                (incentive options)
Hudson United Bank

Executive Officer Group                                $  929,550                       Options to purchase 202,500 shares

Non-Executive Officer/Employee Group                   $1,032,833                       Options to purchase 225,000 shares


- -----------------------
(1) These values represent the present value of the stock options at the time of grant calculated based upon the Black-Scholes option pricing model. See footnote 5 to the "Option/SAR Grants in Last Fiscal Year" table presented in this Proxy Statement for a description of the assumptions underlying the present value calculations.

Terms and Conditions of Stock Options

     Term; 10% Shareholders

     All options granted under the 1995 Stock Option Plan will have terms of ten years or less. The 1995 Stock Option Plan provides that any options which are intended to be Incentive Options and are granted to a Participant who owns more than 10% of the Corporation's common stock (a "10% Shareholder") must have terms of five years or less.

     Limitations on Grant and Exercise

     The 1995 Stock Option Plan provides that, with respect to options granted which are intended to be Incentive Options, the aggregate fair market value (determined at the time the option is granted) of stock exercisable for the first time by an employee during any calendar year may not exceed $100,000. For example, the Committee could grant an Incentive Option covering $200,000 of common stock to a Participant only if the Committee deferred the exercise of one half of the options beyond the first year in which the other half of the options first become exercisable.

     Exercise Price

     The 1995 Stock Option Plan provides that options are to be granted at an exercise price equal to or greater than the fair market value (on the date of grant) of the stock purchasable thereunder. Incentive Options granted to 10% Shareholders must bear an exercise price of not less than 110% of the fair market value of the stock purchasable thereunder on the date of grant. The 1995

Stock Option Plan defines "fair market value" as the mean between the highest and lowest sale prices reported on any exchange on which the stock is listed and traded on the valuation date, or if there are no such sales on that date, then on the last preceding date on which such a sale was reported. If the stock is not listed on any exchange but is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a last sale basis, then the fair market value of the stock is defined as the mean between the high and low price reported on the valuation date. If the stock is not quoted on the NASDAQ on a last sale basis, fair market value is to be determined by the Corporation's Board of Directors in good faith and in accordance with applicable Internal Revenue Service regulations.

     The 1995 Stock Option Plan provides that the purchase price for shares acquired pursuant to the exercise of any option is payable in full at the time of exercise. The exercise price may be paid in cash or, unless otherwise prohibited by the terms of the agreement by which the option was granted, by one or more of the following means: (i) in the form of unrestricted shares of the Corporation's common stock ("Shares") already owned by the Participant based in any such instance on the fair market value of the Shares on the date the option is exercised; provided, however, that, in the case of an Incentive Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the option is granted; (ii) by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the purchase price; (iii) by a combination thereof, in each case in the manner provided in the option agreement; or (iv) by any other means acceptable to the Corporation. To the extent the option exercise price may be paid in Shares as provided above, Shares delivered by the Participant may be (i) shares which were received by the Participant upon exercise of one or more Incentive Options, but only if such Shares have been held by the Participant for at least the greater of (a) two years from the date the Incentive Options were granted or (b) one year after the transfer of Shares to the Participant, or (ii) shares which were received by the Participant upon exercise of one or more Nonqualified Options, but only if such Shares have been held by the Participant for at least six months. Payment of the exercise price with stock may result in certain tax advantages for Participants and may enable Participants to limit or avoid out-of-pocket expenditures.

     Exercise Period

     The 1995 Stock Option Plan provides that if a Participant's employment terminates by reason of death or disability, the right of the Participant, his or her estate, beneficiary or representative to exercise any outstanding, vested options will terminate six months later or upon the earlier expiration of the stated term of the option. If a Participant's employment terminates by reason of retirement, voluntary resignation or dismissal without "Cause" (as defined in the 1995 Stock Option Plan), the right of the Participant to exercise any outstanding, vested options will terminate 60 days later or upon the earlier expiration of the stated term of the option. No option shall be exercisable after the date of termination for Cause. "Cause" is defined in the 1995 Stock Option Plan as (i) the conviction of the Participant of a felony by a court of competent jurisdiction, (ii) the indictment of the Participant by a state or Federal grand jury of competent jurisdiction for embezzlement or misappropriation of funds of the Corporation or for any act of dishonesty or lack of fidelity towards the Corporation, (iii) the written confession by the Participant of any act of dishonesty towards the Corporation or any embezzlement or misappropriation of the Corporation's funds, or (iv) willful or gross neglect of the duties for which the Participant was responsible, all as the Committee, in its sole discretion, may determine.

     Change in Control Provisions

     Upon a "Change in Control" (as defined in the 1995 Stock Option Plan) all outstanding options under the Plan become immediately and fully exercisable.

     The 1995 Stock Option Plan defines Change in Control generally to mean any of the following events: (a) any person unaffiliated with the Corporation becomes the beneficial owner of 10% of the Corporation's outstanding Common Stock (unless such person gets the approval of two-thirds of the Corporation's Directors then in office for acquisitions in excess of 10% and acquires no more than 25% of the Corporation's Common Stock); (b) the Corporation's Common Stock is first purchased pursuant to a tender or exchange offer by a nonaffiliate of the Corporation; (c) the Corporation's stockholders approve of (i) a merger or consolidation of the Corporation with or into another Corporation (other than a merger or consolidation in which the Corporation is the surviving corporation and which does not result in any reclassification or reorganization of the Corporation's then outstanding shares of common stock or a change in the Corporation's directors, other than the addition of not more than three directors), (ii) a sale or disposition of all or substantially all the Corporation's assets, or (iii) a plan of liquidation or dissolution of the Corporation; (d) during any consecutive two calendar-year period, individuals who at the beginning of such period constitute the Board of Directors of the Corporation ("Continuing Directors") for any reason cease to constitute two-thirds of the Board of the Corporation or its successor (persons who are nominated or elected to the Board by two-thirds of the Continuing Directors are also deemed Continuing Directors);
(e) a sale of (i) a controlling interest in the Corporation to a nonaffiliate of the Corporation or (ii) all or substantially all of the Corporation's assets (other than in the ordinary course of business).

Shares Subject to the Plans

     The 1995 Stock Option Plan is integrated with the HUBCO, Inc. Restricted Stock Plan which was approved by the shareholders at the 1989 Annual Shareholders Meeting. As of December 1, 1994, there remained available to be issued under the Restricted Stock Plan 225,000 shares of common stock. In approving the 1995 Stock Option Plan, the Board of Directors provided for the issuance under the Plan of 525,000 shares with a maximum of 750,000 shares available if the Corporation issued no further shares under the Restricted Stock Plan.

     If adopted, the 1995 Stock Option Plan will authorize the Corporation to issue 750,000 shares of common stock pursuant to options, except that the maximum number of shares will be reduced by the number of shares granted after December 1, 1994 under the HUBCO, Inc. Restricted Stock Plan. Between December 1, 1994 and February 24, 1995, HUBCO did not grant shares pursuant to the Restricted Stock Plan, so that the maximum number of shares available under the 1995 Stock Option Plan as of such date would have been 750,000. In addition, the 1995 Stock Option Plan provides that the maximum number or shares with respect to which options may be granted to any one person shall not exceed 262,500. On March 31, 1995 the average of the high and low price of a share of the Corporation's common stock, as reported by NASDAQ, was $15.938.

     The 1995 Stock Option Plan provides that the number and price of shares available for stock options and the number of shares covered by outstanding stock options shall be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the Corporation's capital stock. Comparable changes will be made to the per share exercise price of each outstanding option, but no change shall be made in the total price applicable to the unexercised portion of an unexercised option, except for any change in the aggregate price resulting from rounding-off of share quantities or prices.

     The number of shares described herein has been adjusted to reflect the three-for-two stock split paid by the Corporation on January 15, 1995.

Termination and Amendment

     The 1995 Stock Option Plan will terminate automatically on December 12, 2005. However, the Board of Directors has the right to terminate the 1995 Stock Option Plan at any time.

     The Board of Directors also has the right to amend the 1995 Stock Option Plan. However, without the approval of the Corporation's shareholders no amendment may be made to the Plan if the amendment would: (a) except as provided under the Plan for changes in capitalization, increase the maximum number of shares available for grants under the Plan, either in the aggregate or for any participant, (b) expand the class of employees eligible to receive options, (c) decrease the minimum option exercise price as provided in the 1995 Stock Option Plan, (d) extend the maximum term for options granted under the 1995 Stock Option Plan, (e) extend the term of the 1995 Stock Option Plan, or (f) take any other action requiring stockholder approval under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Federal Income Tax Consequences Under the 1995 Stock Option Plan

     The following is a summary of the Federal income tax consequences of transactions under the 1995 Stock Option Plan, based on Federal income tax laws in effect on January 1, 1995. This summary is not intended to be comprehensive and does not describe state or local income tax consequences.

     Benefits which may be granted pursuant to the 1995 Stock Option Plan include incentive stock options and nonqualified stock options.

     Incentive Stock Options. No income is realized by an optionee upon the grant or exercise of an incentive stock option. If shares of common stock are transferred to an optionee upon the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant of the option or within one year after the transfer of such shares to such optionee, then (1) upon the sale or exchange of such shares, any amount realized in excess of the option exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be treated as a long-term capital loss, and (2) no deduction will be allowed to the Corporation for Federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

     If common stock acquired upon the exercise of an incentive stock option is disposed of prior to two years after the grant date or one year after the exercise date, generally (1) the optionee will realize compensation (i.e., ordinary income) in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares, if the shares are disposed of by sale or exchange) over the option exercise price paid for such shares, and
(2) the Corporation will be entitled to deduct the amount of compensation income taxed to the optionee for Federal income tax purposes, if it complies with applicable withholding requirements (the "withholding requirements") and if the amount represents an ordinary and necessary business expense of the Corporation (the "ordinary and necessary test"). Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Corporation. Different rules may apply if common stock is purchased by an optionee who is also an officer, director or more than 10% shareholder. See "Special Rules Applicable to Corporate Insiders," below.

     If an incentive stock option is exercised more than three months following the termination of employment, the exercise of the option will generally be taxed in the same manner as the exercise of a nonqualified stock option, except if the termination is due to the death or disability of the employee.

     Nonqualified Stock Options. Except as noted below, in the case of nonqualified stock options, (1) no income is realized by the optionee at the time the option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; (3) the Corporation is entitled to a Federal income tax deduction equal to the amount of income taxed to the optionee, subject to the Corporation's satisfaction of the withholding requirements and the ordinary and necessary test; and (4) upon disposition of the common stock acquired by exercise of the option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on the recipient's holding period of the shares. Different rules may apply if common stock is purchased by an optionee who is also an officer, director or more than 10% shareholder. See "Special Rules Applicable to Corporate Insiders", below.

     Special Rules Applicable to Corporate Insiders. Generally, individuals subject to Section 16(b) of the Exchange Act ("Insiders") are not taxed until six months after exercise of a nonqualified stock option, with the excess of the fair market value of the shares of common stock received upon exercise over the option purchase price, determined as of the end of the six-month period, being taxed as ordinary income, and the holding period for treating any gain (or loss) as long-term capital gain (or loss) beginning at the end of such period. However, an Insider who elects under Section 83(b) of the 1986 Code on a timely basis may instead be taxed on the basis of the excess of the fair market value at the time of exercise over the option purchase price.

     Stock Swaps. The 1995 Stock Option Plan provides that, with respect to an incentive stock option only with the Corporation's permission granted at the time the option is awarded, an optionee may transfer previously owned shares to the Corporation to satisfy the purchase price under an option (a "Stock Swap"). Generally, if an optionee utilizes previously owned stock to purchase stock upon the exercise of an incentive stock option, the optionee will not be required to realize any gain upon the exchange of the old shares for the new shares and he will carry over into the same number of new shares his basis and holding period for the old shares. If the optionee purchases more shares than the number of old shares surrendered in the Stock Swap, the incremental number of shares received in the Stock Swap will have a basis of zero and a holding period beginning on the date of the exercise of the incentive stock option. If, however, the optionee pays the purchase price of the new shares using shares originally acquired through the exercise of an incentive stock option, and the Stock Swap occurs prior to the end of the statutory holding period applicable to the old shares, the Stock Swap will constitute a disqualifying disposition of the old shares, resulting in the immediate recognition of ordinary income (see "Incentive Stock Options", above). Moreover, if shares received in a Stock Swap are disposed of prior to the end of the statutory holding period applicable to such shares, the taxable gain will be calculated based upon the lowest basis of the shares acquired in the Stock Swap.

     If a Stock Swap is used to exercise a nonqualified stock option, the use of old shares to pay the purchase price of an equal number of new shares generally will be tax-free to the optionee, and he will carry over into the new shares the basis and holding period of the old shares. However, unlike the use of Stock Swaps upon the exercise of incentive stock options, if more shares are acquired than surrendered, the incremental shares received in the Stock Swap will generally be taxed as compensation income in an amount equal to their fair market value at the time of the Swap. The optionee's basis in those additional shares will be their fair market value taken into account in quantifying the optionee's compensation income and the holding period for such shares will begin on the date of the Stock Swap.

     Capital Gains. Under current law, a taxpayer's net capital gain (i.e., the amount by which the taxpayer's net long-term capital gains exceed his net short-term capital losses) is subject to tax at a minimum rate of 28% for Federal income tax purposes. Ordinary income is subject to tax at rates as high as 39.5% Capital losses are currently deductible against capital gains without limitation, but are currently deductible against ordinary income in any year only to the extent of $3,000 ($1,500 in the case of a married individual filing a separate return). Capital losses which are not currently deductible by reason of the foregoing limitation may be carried forward to future years.

     Payment in Respect of a Change in Control. The 1995 Stock Option Plan provides for the exercisability of all outstanding options in the event of a "Change in Control", as defined in the Plan. The acceleration of these benefits may be deemed to constitute a "parachute payment" under the Internal Revenue Code. "Excess parachute payments," as defined in the Code, will subject the recipient thereof to an additional 20% excise tax and are not deductible by the Corporation.

1995 STOCK OPTION PLAN BENEFITS

     There were approximately 172 officers and 421 other employees of the Corporation and its subsidiaries as of December 31, 1994. Because the Committee has full discretion to determine who is a "key employee," there is no way to predict how many employees may ultimately receive awards under the 1995 Stock Option Plan. Moreover, except to the extent grants have already been made, none of which have vested and all of which vest over long periods, there is no way to predict or determine ultimately the benefits or amounts that will be received in the future by or allocated to specific officers or employees, or groups thereof under the Plan. Prior to February 24, 1995, as set forth in the "New Plan Benefits Table" above 18 officers had been granted a total of 427,500 options under the 1995 Stock Option Plan, subject to shareholder approval.

Recommendation and Vote Required for Adoption of Proposal 4

     The affirmative vote of the holders of a majority of the Corporation's outstanding common stock is required to adopt the 1995 Stock Option Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 4.

                     INFORMATION INCORPORATED BY REFERENCE

     The following documents filed by HUBCO with the Commission are incorporated herein by reference:

     1. Annual Report on Form 10-K for the year ended December 31, 1994.

     2. Those portions of the Annual Report to Shareholders for the year ended December 31, 1994, incorporated by reference into the Form 10-K, for the year ended December 31, 1994.

     3. HUBCO's current reports on Form 8-K filed with the Commission on February 23 and March 6, 1995.

     4. Form 8-A registering the common stock of HUBCO.

     All documents filed by HUBCO pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon written or oral request from D. Lynn Van Borkulo-Nuzzo, Esq., Corporate Secretary, HUBCO, Inc., 1000 MacArthur Boulevard, Mahwah, N.J. 07430; telephone number (201) 236-2641. Copies will be furnished (without exhibits) free of charge. In order to insure timely delivery of the documents, any request should be made by at least five business days prior to the date of the Meeting.

                              FINANCIAL STATEMENTS

     Arthur Andersen LLP ("Arthur Andersen") has served as the Corporation's independent public accountants since March 1991. Arthur Andersen has been appointed to audit the books and records of the Corporation for 1994. Selection of the Corporation's independent public accountants for the 1995 fiscal year will be made by the Board subsequent to the Annual Meeting.

     Arthur Andersen has advised the Corporation that one or more of its representatives will be present at the Annual Meeting of Shareholders to make a statement, if desired, and to respond to appropriate questions.

     The consolidated financial statements of HUBCO as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of Arthur Andersen LLP, independent public accountants, incorporated by reference herein and upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of Urban National Bank as of and for the years ended December 31, 1994 included in this Proxy Statement/Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of Urban National Bank as of and for the year ended December 31, 1993 and for each of the two years in the period ended December 31, 1993 included in this Proxy Statement/Prospectus and elsewhere in this registration statement have been audited by Stephen P. Radics & Co., Inc., independent public accountants, and are included herein in reliance upon the authority of said firm as experts.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders to be included in the Corporation's 1996 proxy material must be received by the Secretary of the Corporation no later than November 7, 1995.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

     Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it to the Corporation in the enclosed envelope.

                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 James E. Schierloh, Chairman of the Board



                                 Kenneth T. Neilson, President and CEO

Union City, New Jersey
April 19, 1995

A copy of the Corporation's annual report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission will be furnished to any shareholder upon written request addressed to D. Lynn Van Borkulo-Nuzzo, Vice President and Secretary, HUBCO, Inc., 1000 MacArthur Blvd., Mahwah, New Jersey 07430.

                         INDEX TO FINANCIAL STATEMENTS
                             OF URBAN NATIONAL BANK


Reports of Independent Public Accountants ..........................  F-1

Consolidated Statements of Condition
  -- December 31, 1994 and 1993 ....................................  F-3

Consolidated Statements of Income
  for the Years Ended December 31, 1994,
  1993 and 1992 ....................................................  F-4

Consolidated Statements of Changes in
  Shareholders' Equity for the Years
  Ended December 31, 1994, 1993 and 1992 ...........................  F-6

Consolidated Statements of Cash Flows
  for the Years Ended December 31, 1994,
  1993 and 1992 ....................................................  F-7

Notes to Consolidated Financial Statements .........................  F-8



     All financial statements schedules are omitted because the required information is either not applicable or not required, or the required information is shown in the financial statements or in the notes thereto.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of

     Urban National Bank:

We have audited the accompanying consolidated balance sheet of Urban National Bank and subsidiary as of December 31, 1994 and the related statements of income, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Urban National Bank and subsidiary as of December 31, 1993 and for the years ended December 31, 1993 and 1992 were audited by other auditors whose report dated January 14, 1994 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Urban National Bank as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As explained in Note 1 to the consolidated financial statements, effective January 1, 1994, the Bank changed its method of accounting for securities.



                                                ARTHUR ANDERSEN LLP


Roseland, New Jersey
January 12, 1995 (except with respect
  to the matter discussed in Note 15, as
  to which the date is February 14, 1995)

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
  URBAN NATIONAL BANK

We have audited the consolidated statements of financial condition of Urban National Bank (the "Bank") and Subsidiary as of December 31, 1993 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the two year period ended December 31, 1993. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to in the second preceding paragraph present fairly, in all material respects, the financial position of Urban National Bank and Subsidiary at December 31, 1993 and the results of their operations and cash flows for each of the years in the two year period ended December 31, 1993 in conformity with generally accepted accounting principles.


                                                  STEPHEN P. RADICS CO.


Haledon, New Jersey
January 14, 1994
                                      F-2

                              URBAN NATIONAL BANK

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1993

                                 (in thousands)

                           ASSETS                                  1994       1993
                                                                 --------   --------
CASH AND DUE FROM BANKS (Note 2) .............................   $ 14,750   $ 10,660

INTEREST BEARING DEPOSITS WITH BANKS .........................      9,890      5,612

FEDERAL FUNDS SOLD ...........................................     14,000      9,000
                                                                 --------   --------
       Total cash and cash equivalents (Note 1) ..............     38,640     25,272
                                                                 --------   --------

MORTGAGE LOANS HELD FOR SALE, at market value (Note 1) .......        267        919

SECURITIES (Notes 1, 3 and 4):
  Available for sale, at market value in 1994 and the lower of
    aggregate amortized cost or market value in 1993 .........     48,212     56,816
  Held to maturity (market value of $52,062 in
    1994 and $48,510 in 1993) ................................     56,397     48,869
                                                                 --------   --------
        Total securities .....................................    104,609    105,685
                                                                 --------   --------
FEDERAL RESERVE BANK STOCK, AT COST ..........................         77         77
                                                                 --------   --------
LOANS (Notes 1 and 5) ........................................     90,080     84,715

   Less--allowance for possible loan losses (Notes 1 and 6) ..      1,486      1,616
                                                                 --------   --------
         Net loans ...........................................     88,594     83,099
                                                                 --------   --------
BANK PREMISES AND EQUIPMENT, net (Notes 1 and 7) .............      1,791      1,856
                                                                 --------   --------
OTHER REAL ESTATE, net (Notes 1 and 8) .......................      3,127      4,119
                                                                 --------   --------
OTHER ASSETS (Notes 10 and 11) ...............................      4,219      6,350
                                                                 --------   --------
         Total assets ........................................   $241,324   $227,377
                                                                 ========   ========

            LIABILITIES AND SHAREHOLDERS' EQUITY                  1994        1993
                                                               ---------    ---------
DEPOSITS:
   Noninterest bearing demand ..............................   $  58,855    $  43,239
   Interest-bearing demand .................................      71,630       75,947
   Savings .................................................      31,420       29,199
   Time of $100,000 or more ................................       7,813        5,687
   Other time ..............................................      36,717       35,607
                                                               ---------    ---------
                Total deposits .............................     206,435      189,679
                                                               ---------    ---------
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE
  AND TREASURY, TAX AND LOAN DEPOSITS (Note 9) .............      20,305       23,145

OTHER LIABILITIES ..........................................       2,789        1,786
                                                               ---------    ---------
                Total liabilities ..........................     229,529      214,610
                                                               ---------    ---------
COMMITMENTS AND CONTINGENCIES (Note 13)

SHAREHOLDERS' EQUITY (Notes 1, 3 and 12):
   Common stock, par value $1.25; 984,372 shares authorized,
     issued and outstanding ................................       1,230        1,230
   Additional paid-in capital ..............................       1,329        1,329
   Retained earnings .......................................      11,692       10,208
   Unrealized holding loss on securities available for sale,
     net of income taxes ...................................      (2,456)           0
                                                               ---------    ---------
                Total shareholders' equity .................      11,795       12,767
                                                               ---------    ---------
                Total liabilities and shareholders' equity .   $ 241,324    $ 227,377
                                                               =========    =========

          The accompanying notes to consolidated financial statements are an integral part of these balance sheets.



                              URBAN NATIONAL BANK

                       CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                 (in thousands)
                                                                   1994        1993        1992
                                                                 --------    --------    --------
INTEREST INCOME (Notes 1 and 6):
   Loans .....................................................   $  7,796    $  7,698    $  9,432
   Securities--
     Taxable .................................................      4,895       4,343       2,919
     Tax-exempt ..............................................        335         168         431
   Federal funds sold ........................................        193         194         270
   Other interest-earning assets .............................        335         269         167
                                                                 --------    --------    --------
                Total interest income ........................     13,554      12,672      13,219
                                                                 --------    --------    --------
INTEREST EXPENSE:
   Deposits ..................................................      3,673       3,914       5,068
   Securities sold under agreements to repurchase
     and treasury, tax and loan deposits .....................        581         545         206
                                                                 --------    --------    --------
                Total interest expense .......................      4,254       4,459       5,274
                                                                 --------    --------    --------
                Net interest income ..........................      9,300       8,213       7,945

   Provision for possible loan losses ........................        125         118       1,598
                                                                 --------    --------    --------
                Net interest income after provision for
                  possible loan losses .......................      9,175       8,095       6,347
                                                                 --------    --------    --------
OTHER INCOME:
   Service charges on deposit accounts .......................      1,161       1,134       1,172
   Gains (losses) on sales of securities, net (Note 1) .......        (83)        158       1,309
   Unrealized losses on securities available for sale (Note 1)          0         (75)          0
   Other income, net .........................................        289         267         255
                                                                 --------    --------    --------
                Total other income ...........................      1,367       1,484       2,736

OTHER EXPENSES:
   Salaries and benefits (Note 11) ...........................      4,210       3,698       3,884
   Occupancy and equipment (Note 7) ..........................      1,430       1,340       1,351
   Other real estate, net (Note 8) ...........................        462         774       1,220
   Deposit insurance .........................................        465         438         382
   Legal .....................................................        260         201         253
   Other expenses ............................................      1,529       1,456       1,291
                                                                 --------    --------    --------
                Total other expenses .........................      8,356       7,907       8,381
                                                                 --------    --------    --------
                Income before provision for income taxes .....      2,186       1,672         702


                                                      1994     1993      1992
                                                     ------   ------     ----
PROVISION FOR INCOME TAXES (Note 10) .............   $  752   $  647     $254
                                                     ------   ------     ----
                Income before cumulative effect of
                  accounting change ..............    1,434    1,025      448

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
   FOR CERTAIN DEBT AND EQUITY SECURITIES, net of
   related income taxes (Note 1) ................       50        0        0
                                                     ------   ------     ----
                Net income .......................   $1,484   $1,025     $448
                                                     ======   ======     ====

NET INCOME PER SHARE:
   Before cumulative effect of accounting change .   $ 1.46   $ 1.04     $.46
   Cumulative effect of accounting change ........      .05        0        0
                                                     ------   ------     ----
                                                     $ 1.51   $ 1.04     $.46
                                                     ======   ======     ====

                The accompanying notes to consolidated financial
              statements are an integral part of these statements.

                              URBAN NATIONAL BANK

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                 (in thousands)

                                                           Unrealized
                                                          Holding Loss   Total
                                       Additional         on Securities  Share-
                               Common   Paid-in  Retained  Available    holders'
                                Stock   Capital  Earnings   For Sale     Equity
                              -------- --------- -------- ------------- --------
BALANCE,
  December 31, 1991 .........  $1,230   $1,329    $ 8,735   $     0     $11,294

  Net income--1992 ..........       0        0        448         0         448
                               ------   ------    -------   -------     -------
BALANCE,
  December 31, 1992 .........   1,230    1,329      9,183         0      11,742

  Net income--1993 ........         0        0      1,025         0       1,025
                               ------   ------    -------   -------     -------
BALANCE,
  December 31, 1993 .........   1,230    1,329     10,208         0      12,767

  Cumulative effect of
    change in accounting
    for certain debt and
    equity securities, net of
    related income taxes ....       0        0          0       (50)        (50)

  Unrealized holding
    loss on securities
    available for sale,
    net of income taxes .....       0        0          0    (2,406)     (2,406)

    Net income--1994 ........       0        0      1,484         0       1,484
                               ------   ------    -------   -------     -------
BALANCE,
  December 31, 1994 .........  $1,230   $1,329    $11,692   ($2,456)    $11,795
                               ======   ======    =======   =======     =======

          The accompanying notes to consolidated financial statements are an integral part of these statements.


                              URBAN NATIONAL BANK

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                 (in thousands)

                                                                          1994        1993        1992
                                                                        --------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income .......................................................   $  1,484    $  1,025    $    448
   Adjustments to reconcile net income to net cash provided
     by operating activities--
       Net amortization of premiums on investments ..................        772         464         224
       Depreciation and amortization ................................        398         437         491
       Provision for possible loan losses ...........................        125         118       1,598
       Provision for possible losses on other real estate ...........        135         488       1,047
       (Gains) losses on sales of securities, net ...................         83        (158)     (1,309)
       Unrealized losses on securities available for sale ...........          0          75           0
       (Gains) losses on sales of premises and equipment ............        (11)          0          (1)
       Losses on sales of loans, net ................................         21           0           0
       (Gains) losses on sales of other real estate .................        (26)        (79)         41
       Net (increase)decrease in mortgage loans held for sale .....          631        (919)          0
       Deferred income taxes (benefit) ..............................         18        (430)       (143)
       (Increase) decrease in other assets ..........................       (758)       (380)        329
       Increase (decrease) in other liabilities .....................        501          62        (506)
                                                                        --------    --------    --------
                Net cash provided by operating activities ...........      3,373         703       2,219
                                                                        --------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Securities available for sale--
     Proceeds from sales ............................................     17,089      25,873      41,853
     Purchases ......................................................    (15,127)    (60,402)    (42,766)
     Proceeds from principal repayments and maturities ..............      7,165           0           0
   Securities held to maturity--
     Proceeds from sales ............................................          0      26,661       7,201
     Purchases ......................................................    (14,790)    (53,738)    (37,231)
     Proceeds from principal repayments and maturities ..............      6,711      19,612       8,804
   Loan participations sold .........................................        450         350           0
   Net (increase) decrease in loans .................................     (6,070)      8,398      11,956
   Proceeds from the sale of premises and equipment .................         11           0           5
   Capital expenditures .............................................       (333)       (227)       (129)
   Decrease in other real estate, net ...............................        883       3,194         593
                                                                        --------    --------    --------
                Net cash used in investing activities ...............     (4,011)    (30,279)     (9,714)
                                                                        --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase (decrease) in deposits ..............................     16,746      14,269      (3,450)
   Net increase (decrease) in securities sold under agreements
     to repurchase and treasury, tax and loan deposits ..............     (2,840)     10,119       5,778
                                                                        --------    --------    --------
                Net cash provided by financing activities ...........     13,906      24,388       2,328
                                                                        --------    --------    --------
                Net increase (decrease) in cash and cash equivalents      13,268      (5,188)     (5,167)
                                                                        --------    --------    --------

                                                       1994     1993      1992
                                                     -------   -------   -------

CASH AND CASH EQUIVALENTS, beginning of year ......  $25,372   $30,460   $35,627
                                                     -------   -------   -------

CASH AND CASH EQUIVALENTS, end of year ............  $38,640   $25,272   $30,460
                                                     =======   =======   =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest ..........................  $ 4,167   $ 4,492   $ 5,457
  Cash paid for federal and state income taxes ....    1,044     1,175       346
                                                     =======   =======   =======

                The accompanying notes to consolidated financial
              statements are an integral part of these statements.

                              URBAN NATIONAL BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1994, 1993 AND 1992

                             (amounts in thousands)


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and practices within the banking industry. The significant accounting policies are summarized as follows--

      Principles of Consolidation--

         The consolidated financial statements include the accounts of Urban National Bank (the "Bank") and its wholly-owned subsidiary, UNB Holdings, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

      Cash and Cash Equivalents--

         Cash and cash equivalents include cash and due from banks, interest-bearing deposits with banks having original maturities of three months or less and federal funds sold. Generally, federal funds sold are sold for one-day periods.

      Securities--

         The Bank prospectively adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), effective January 1, 1994. SFAS 115 requires the Bank to classify its securities as: (1) held to maturity,
         (2) available for sale and (3) trading.

         Securities which the Bank has the ability and intent to hold until maturity are classified as held to maturity. These securities are carried at cost adjusted for amortization of premiums and accretion of discounts.

         Securities which are held for an indefinite period of time which management intends to use as part of its asset/liability strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk, increased capital requirements or other similar factors, are classified as available for sale and are carried at market value. Differences between a security's amortized cost and market value is charged/credited directly to shareholders' equity, net of income taxes. The cost of securities sold is determined on a specific identification basis. Gains and losses on sales of securities are recognized in the statement of income on the date of sale. The Bank has not classified any of its securities as trading.

         The initial application of SFAS 115 increased net income in 1994 by $50, but had no effect on shareholders' equity. The $50 represents write-downs on securities (net of related income tax effects) previously carried at the lower of aggregate amortized cost or market value that have been classified as available for sale as of January 1, 1994.

         Securities available for sale at December 31, 1993 are carried at the lower of aggregate amortized cost or market value.

      Mortgage Loans Held For Sale--

         Mortgage loans held for sale are reflected at the lower of cost or market value. Valuation computations are made in the aggregate by type of loan and rate of interest.

      Loans--

         Loans are stated at the amount of unpaid principal less deferred loan fees. Interest on substantially all loans is credited to interest income based upon the principal amount outstanding. The general policy of the Bank is to discontinue the accrual of interest income on loans where the principal or interest is past due 90 days or more and timely collection thereof is doubtful. A loan is returned to accrual status when factors indicating doubtful collectibility no longer exist. The Bank defers loan origination fees and certain direct loan origination costs and amortizes such amounts, using the level-yield method, as an adjustment of yield over the contractual life of the loan.

      Allowance for Possible Loan Losses--

         The allowance for possible loan losses is maintained at a level considered adequate to provide for potential losses. The allowance is increased by provisions charged to expense and reduced by net charge-offs. The level of the allowance is based on management's evaluation of potential losses in the portfolio after consideration of appraised collateral values, financial condition of the borrower as well as prevailing and anticipated economic conditions. Management evaluates the adequacy of the allowance for possible loan losses on a regular basis throughout the year.

      Bank Premises and Equipment--

         Bank premises and equipment are comprised of land, at cost, and buildings and improvements, furniture, fixtures and equipment and leasehold improvements, at cost, less accumulated depreciation and amortization. Depreciation and amortization charges are computed on the straight-line method over the following estimated useful lives--

           Buildings and improvements ........................... 5 to 37 years
           Furniture, fixtures and equipment .................... 3 to 10 years
           Leasehold improvements ............................... Term of lease

         Rental income is netted against occupancy costs in the consolidated statements of income.

      Other Real Estate--

         Other real estate (ORE) includes real estate acquired in satisfaction of a loan and in-substance foreclosures. In-substance foreclosures are properties in which the borrower has little or no equity in the collateral, where repayment of the loan is expected only from the operation or sale of the collateral, and the borrower has either effectively abandoned control of the property or the borrower has retained control of the property but its ability to rebuild equity based on current financial conditions is considered doubtful. Properties acquired by foreclosure or deed in lieu of foreclosure and properties classified as in-substance foreclosures are transferred to ORE and recorded at the lower of carrying value or fair value of the properties, reduced by estimated costs to sell. Subsequent provisions that result from ongoing periodic evaluations of these ORE properties are charged to expense in the period in which they are identified. ORE is carried at the lower of cost or fair value, less estimated costs to sell. Carrying costs, such as maintenance and property taxes, are charged to expense as incurred.

         During fiscal 1993, the Financial Accounting Standards Board issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." This statement requires that impaired loans that are within the scope of statement No. 114 be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. This statement is effective for fiscal 1995. Management of the Bank expects that implementation of the new standard will not have a material effect on the Bank's financial position.

      Federal Income Taxes--

         The bank adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109), effective January 1, 1993. Deferred income taxes are recognized for tax consequences of "temporary differences" by applying enacted statutory tax rates to differences between the financial reporting and the tax basis of existing assets and liabilities. Adoption of the new standard did not have a material effect on the consolidated financial position or results of operations of the Bank.

      Net Income Per Share--

         Net income per share is calculated by dividing net income by the weighted average number of common shares outstanding during the periods.

      Reclassifications--

         Certain amounts in the 1993 and 1992 financial statements have been reclassified to conform to the current year's presentation.

(2) CASH AND DUE FROM BANKS:

    Cash balances restricted for purposes of maintaining required reserve balances in accordance with Federal Reserve Bank regulations amounted to approximately $2,381 and $2,407 at December 31, 1994 and 1993, respectively. The level of such reserves is based principally upon deposits.

(3) SECURITIES AVAILABLE FOR SALE:

    Information relative to the Bank's securities available for sale portfolio is as follows--


                                                                December 31, 1994
                                                         ----------------------------------
                                                                      Gross
                                                         Amortized  Unrealized   Estimated
                                                           Cost       Losses     Fair Value
                                                         ---------  ----------   ----------
U. S. Government (including agencies)--
  Due in one year or less .............................  $ 3,958     ($   12)     $ 3,946
  Due after one year through five years ...............   21,676      (1,427)      20,249
  Due after five years through ten years ..............    8,706        (555)       8,151
                                                         -------     -------      -------
                                                          34,340      (1,994)      32,346
Mortgage-backed securities ............................   17,378      (1,512)      15,866
                                                         -------     -------      -------
                  Total ...............................  $51,718     ($3,506)     $48,212
                                                         =======     =======      =======


                                                           December 31, 1993
                                           ------------------------------------------------
                                                          Gross       Gross
                                           Amortized   Unrealized  Unrealized    Estimated
                                             Cost        Gains       Losses      Fair Value
                                           ---------   ----------  ----------    ----------
U. S. Government (including agencies)--
  Due in one year or less ..............    $ 3,014       $  5       $   0        $  3,018
  Due after one year through five years      17,056         84         (67)         17,073
  Due after five years through ten years      5,541        124           0           5,666
                                            -------       ----       -----         -------
                                             25,611        213         (67)         25,757
Mortgage-backed securities .............     31,280         51        (272)         31,059
                                            -------       ----       -----         -------
                  Total ................    $56,891       $264       ($339)        $56,816
                                            =======       ====       =====         =======




                                     Year Ended December 31,
                                  ---------------------------
                                    1994      1993      1992
                                  -------   -------   -------
Proceeds from sales ............  $12,960   $29,665   $41,853
Gross gains ....................        7       271     1,341
Gross losses ...................      (90)      (92)      (27)
                                  =======   =======   =======


    Securities available for sale with carrying values aggregating approximately $941 and $1,038 were pledged to secure public deposits at December 31, 1994 and 1993, respectively.

(4) SECURITIES HELD TO MATURITY:

    Information relative to the Bank's securities held to maturity portfolio is as follows--


                                                             December 31, 1994
                                             ------------------------------------------------
                                                            Gross         Gross
                                             Carrying     Unrealized   Unrealized  Estimated
                                              Value          Gains       Losses    Fair Value
                                             --------     ----------   ----------  ----------
U. S. Government (including agencies)--
  Due after one year through five years ....  $ 5,283        $ 0        ($  387)    $ 4,896
  Due after five years through ten years ...    7,418          0           (876)      6,542
                                              -------        ---        -------     -------
                                               12,701          0         (1,263)     11,438
                                              -------        ---        -------     -------
Obligations of states and political
  subdivisions--
    Due in one year or less ................    4,958          0            (35)      4,923
    Due after one year through five years...    5,047          8           (170)      4,885
    Due after five years through ten years..      829          0            (67)        762
                                              -------        ---        -------     -------
                                               10,834          8           (272)     10,570
                                              -------        ---        -------     -------
Mortgage-backed securities .................   32,862          3         (2,800)     30,065
                                              -------        ---        -------     -------
                  Total ....................  $56,397        $11        ($4,335)    $52,073
                                              =======        ===        =======     =======

                                                             December 31, 1994
                                             ------------------------------------------------
                                                            Gross         Gross
                                             Carrying     Unrealized   Unrealized  Estimated
                                              Value          Gains       Losses    Fair Value
                                             --------     ----------   ----------  ----------
U. S. Government (including agencies)--
   Due after one year through five years ...  $ 6,984        $ 11       ($ 20)      $ 6,974
   Due after five years through ten years ..   11,710          20        (119)       11,612
                                              -------        ----       -----       -------
                                               18,694          31        (139)       18,586
                                              -------        ----       -----       -------
Obligations of states and political
  subdivisions--
   Due in one year or less .................    2,164           0          (6)        2,158
   Due after one year through five years ...    6,060          48         (39)        6,068
   Due after five years through ten years ..    1,168           8         (14)        1,162
   Due after ten years .....................      117           6           0           123
                                              -------        ----       -----       -------
                                                9,509          62         (59)        9,511
                                              -------        ----       -----       -------
Mortgage-backed securities .................   20,566          64        (317)       20,313

Certificate of deposit due after one
  year through five years ..................      100           0           0           100
                                              -------        ----       -----       -------
                Total ......................  $48,869        $157       ($515)      $48,510
                                              =======        ====       =====       =======

                                                     Year Ended December 31,
                                                  ----------------------------
                                                   1994       1993       1992
                                                  ------     ------     ------
Proceeds from sales ...........................     $0      $26,661     $7,201
Gross gains ...................................      0          135         15
Gross losses ..................................      0         (156)       (20)


(5) LOANS:

    Loans outstanding by classification are as follows--

                                                               December 31,
                                                           -------------------
                                                             1994       1993
                                                           -------     -------
         Commercial--
           Demand .......................................  $ 2,995     $ 5,254
           Time and term ................................   17,557      17,124
         Consumer .......................................    6,866       5,285

         Mortgage--
           First ........................................   39,091      39,389
           Second .......................................   21,296      17,107
         Construction ...................................    2,389         630
                                                           -------     -------
                                                            90,194      84,789
         Less--deferred loan fees ...................         (114)       (74)
                                                           -------     -------
                                                           $90,080     $84,715
                                                           =======     =======

    Nonperforming loans include nonaccrual loans, troubled debt restructurings and loans which are contractually past due 90 days or more as to interest and principal payments but have not been classified as nonaccrual since the loans are well secured and in the process of collection. Non-performing loans are summarized as follows--

                                                     Year Ended December 31,
                                                  ----------------------------
                                                   1994       1993       1992
                                                  ------     ------     ------
Nonaccrual loans ..............................   $3,355     $3,942     $3,869
Loans past due 90 days or more
  and still accruing interest .................      375        285      2,122
                                                  ------     ------     ------
                                                  $3,730     $4,227     $5,991
                                                  ======     ======     ======


    The total amount of interest received on nonaccrual loans outstanding amounted to approximately $72, $70 and $129 for the years ended December 31, 1994, 1993 and 1992, respectively. Had such loans performed in accordance with their original contract terms, interest income of approximately $294, $387 and $388 would have been recognized during the years ended December 31, 1994, 1993 and 1992, respectively.

       The Bank has lending transactions in the ordinary course of business with directors, executive officers and their affiliates on the same terms as those prevailing for comparable transactions with other borrowers. A summary of these loans, which were current as to principal and interest payments at December 31, 1994 is as follows--

                                                                  Year Ended
                                                                 December 31,
                                                               ----------------
                                                                1994      1993
                                                               ------    ------
         Balance, beginning of year ........................   $2,600    $2,774
         New loans .........................................      890       736
         Repayments ........................................   (1,136)     (910)
                                                               ------    ------
         Balance, end of year ..............................   $2,354    $2,600
                                                               ======    ======


       At December 31, 1994 and 1993, loans serviced for the benefit of others totaled approximately $443 and $347, respectively.

(6)  ALLOWANCE FOR POSSIBLE LOAN LOSSES:

       The allowance for possible loan losses is based on estimates, and ultimate losses may vary from current estimates. These estimates are reviewed periodically and as adjustments become known, they are reflected in operations in the periods in which they become known.

       An analysis of the allowance for possible loan losses is as follows--

                                                       Year Ended December 31,
                                                     --------------------------
                                                      1994      1993      1992
                                                     ------    ------    ------
Balance, beginning of year ......................... $1,616    $1,553    $1,366
Provision charged to operations ....................    125       118     1,598
Recoveries of loans previously charged off .........     98       131       114
Loans charged off ..................................   (353)     (186)   (1,525)
                                                     ------    ------    ------
Balance, end of year ............................... $1,486    $1,616    $1,553
                                                     ======    ======    ======

(7)  PREMISES AND EQUIPMENT:

       Premises and equipment consist of the following--

                                                                 December 31,
                                                               ----------------
                                                                1994      1993
                                                               ------    ------
         Land ...............................................  $  113    $  113
         Buildings and improvements .........................   1,836     1,832
         Leasehold improvements .............................     587       455
         Furniture and equipment ............................   1,971     1,721
         Construction in progress ...........................       3        78
                                                               ------    ------
                                                                4,510     4,199

         Less--accumulated depreciation and amortization ....   2,719     2,343
                                                               ------    ------
                                                               $1,791    $1,856
                                                               ======    ======

       Depreciation and amortization charged to expense amounted to approximately $398, $397 and $410 for the years ended December 31, 1994, 1993 and 1992, respectively.

(8)  OTHER REAL ESTATE:

       Other real estate consists of the following--
                                                                  December 31,
                                                                ---------------
                                                                 1994      1993
                                                                ------    -----
         Real estate acquired in settlement of loans .........  $3,048   $2,683
         In-substance foreclosures ...........................     399    1,842
                                                                ------   ------
                                                                 3,447    4,525
         Less--allowance for possible losses .................    (320)    (406)
                                                                ------   ------
                                                                $3,127   $4,119
                                                                ======   ======


       The following is an analysis of the allowance for possible losses--

                                                                Year Ended
                                                                December 31,
                                                           --------------------
                                                           1994   1993    1992
                                                           ----   ----   ------
         Balance, beginning of year ...................... $406   $459   $    0
         Provision charged to operations .................  135    488    1,046
         Charge-off ...................................... (221)  (541)    (587)
                                                           ----   ----   ------
         Balance, end of year ............................ $320   $406   $  459
                                                           ====   ====   ======


       The following is an analysis of other real estate expense, net--

                                                                Year Ended
                                                                December 31,
                                                           --------------------
                                                           1994   1993    1992
                                                           ----   ----   ------
         Provision for possible losses ................... $135   $488   $1,046
         Operating expenses, net of rental income ........  353    365       83
         (Gains) losses on sales of other real estate ....  (26)   (79)      41
         Depreciation expense ............................    0      0       50
                                                           ----   ----   ------
                                                           $462   $774   $1,220
                                                           ====   ====   ======


(9)  SECURITIES SOLD UNDER
     AGREEMENTS TO REPURCHASE AND
     TREASURY, TAX AND LOAN DEPOSITS:

       Securities sold under agreements to repurchase and treasury, tax and loan deposits are as follows--
                                                                  Year Ended
                                                                 December 31,
                                                               ----------------
                                                                1994     1993
                                                               -------  -------
         Securities sold under agreements to repurchase ...... $18,612  $17,145
         Treasury, tax and loan deposits .....................   1,693    6,000
                                                               -------  -------
                                                               $20,305  $23,145
                                                               =======  =======

         Securities sold under agreements to repurchase are generally for terms from one to 364 days, while borrowings on treasury, tax and loan deposits are generally for periods which do not exceed ninety days.

         The carrying values of the securities available for sale and held to maturity pledged to secure the above borrowings were approximately $19,957 and $18,948, respectively, at December 31, 1994 and approximately $19,599 and $10,525, respectively at December 31, 1993.

         In addition to the above, the Bank has pledged securities with a carrying value of $2,500 with the Federal Reserve Bank in return for the ability to borrow up to $2,000. Interest on such borrowings would be assessed at the Federal Reserve Bank's discount rate. There were no borrowings under this facility as of December 31, 1994 or 1993.

(10)  INCOME TAXES:

         The components of the provision for income taxes are as follows--

                                                                Year Ended
                                                                December 31,
                                                           --------------------
                                                           1994    1993    1992
                                                           ----    ----    ----
           Current federal tax expense ................... $586    $910    $252
           Deferred federal tax expense (benefit) ........   18    (430)   (143)
           State .........................................  148     167     145
                                                           ----    ----    ----
                                                           $752    $647    $254
                                                           ====    ====    ====

         The following table presents a reconciliation between the reported income taxes and the income taxes which would be computed by applying the statutory federal income tax rate (34%) to income before income taxes--


                                                                Year Ended
                                                                December 31,
                                                           --------------------
                                                           1994    1993    1992
                                                           ----    ----    ----
           Federal income taxes at statutory rate ........ $743    $568    $239
             Nontaxable interest income, net .............  (90)    (50)   (134)
           State income taxes, net of federal income
             tax effect ..................................   98     110      96
           Other                                              1      19      53
                                                           ----    ----    ----
                         Provision for income taxes ...... $752    $647    $254
                                                           ====    ====    ====

         The components of the net deferred tax asset, included in other assets in the accompanying consolidated balance sheets, are as follows--

                                                                  December 31,
                                                                 --------------
                                                                  1994     1993
                                                                 ------    ----
           Allowance for loan and real estate losses ..........  $  173    $276
           Unrealized losses on securities ....................   1,265      26
           Nonaccrual interest ................................     256     134
           Depreciation .......................................      14      14
           Deferred fees ......................................      43      34
           Pension ............................................    (103)    (88)
           Other ..............................................       0       5
                                                                 ------    ----
                       Total ..................................  $1,648    $401
                                                                 ======    ====


(11)  BENEFIT PLANS:

         The Bank has a non-contributory pension plan covering substantially all of its employees. The plan is a defined benefit plan which provides benefits based on a participant's years of service and average compensation. Annual contributions are made to the plan equal to the maximum amount deductible for federal income tax purposes.

         The following table sets forth the plan's funded status and components of net periodic pension cost--
                                                                  1994     1993
                                                                 ------    ----
           Actuarial present value of benefit obligation
             including vested benefits of $730 and $682
             in 1994 and 1993, respectively ................... ($  777)  ($709)
                                                                 ------    ----
           Projected benefit obligation .......................    (984)   (865)
           Plan assets at fair value ..........................   1,080     981
                                                                 ------    ----
           Plan assets in excess of projected benefit
             obligation .......................................      96     116
           Unrecognized net obligation at January 1, 1990
             being amortized over fifteen years ...............     167     184
           Unrecognized net (gain) loss .......................      88     (42)
                                                                 ------    ----
           Prepaid pension costs included in other assets .....  $  351    $258
                                                                 ======    ====


                                                                 Year Ended
                                                                December 31,
                                                             -------------------
                                                             1994    1993   1992
                                                             ----    ----   ----
           Net periodic pension cost includes the
             following components--

                Service cost ................................ $82    $62    $75
                Interest cost ...............................  63     58     69
                Actual return on plan assets ................ (27)   (67)  (113)
                Net amortization and deferral ............... (31)    20     65
                                                              ---    ---    ---
           Net periodic pension cost ........................ $87    $73    $96
                                                              ===    ===    ===

         Assumptions used in accounting for the plan are as follows--

           Discount rate ............................  7.5%    7.5%    7.5%
           Rate of increase in compensation .... ....  4.5%    4.5%    4.5%
           Long-term rate of return on plan assets ..  7.5%    7.5%    7.5%

         The Bank has a non-contributory profit-sharing plan covering all eligible employees. Contributions are determined by the Bank's Board of Directors and are allocated to participants based on the ratio of the participant's compensation to the compensation of all participants. No contributions were made to the profit sharing plan for the years ended December 31, 1994, 1993 and 1992.

         Effective January 1, 1993, the Bank implemented a 401(k) plan within the existing profit-sharing plan. Under the 401(k) plan, which covers all eligible employees, participants may elect to contribute up to 10% of their salaries, not to exceed the applicable limitations as per the Internal Revenue Code. The Bank, on an annual basis, may elect to match a specified percentage of the employees' contribution, not to exceed 6% of applicable compensation. Total 401(k) expense for the year ended December 31, 1994 was approximately $31.

(12)  REGULATORY MATTERS:

         On January 14, 1992, the Bank's Board of Directors entered into a Formal Agreement with the Comptroller of the Currency (the OCC) wherein the Bank agreed to develop and implement various policies and procedures relating to operations and management of the Bank, update its capital plan, maintain a leverage capital ratio of at least 5% and pay dividends only when certain requirements, including obtaining prior permission of the OCC, are met. On August 24, 1994 the OCC notified the Board of Directors that the Bank had achieved full compliance with the Formal Agreement and that the Formal Agreement had been terminated.

         Subsequent to the termination of the Formal Agreement, the Bank's Board of Directors adopted a resolution which requires, among other things, that the Bank consult with the OCC prior to paying any dividends.

         Banking regulations provide that the Bank must adhere to three minimum capital requirements. These regulations require, at a minimum, Tier 1 capital to risk-weighted assets of at least 4%, total capital of at least 8% of risk-weighted assets, and a leverage ratio of at least 3% of adjusted assets. At December 31, 1994, the Bank had Tier 1 capital, total capital and leverage ratios of 14.0% (unaudited), 15.2% (unaudited) and 6.3%, respectively.

(13)  COMMITMENTS AND CONTINGENCIES:

         Rentals under long-term operating leases for the main office and certain branch offices amounted to approximately $453, $423 and $409 for the years ended December 31, 1994, 1993 and 1992, respectively. At December 31, 1994, the minimum rental commitments under noncancellable leases with initial or remaining terms of more than one year are as follows--

           Year Ending December 31

           1995 ............................................. $  398
           1996 .............................................    341
           1997 .............................................    312
           1998 .............................................    259
           1999 .............................................    188
           Thereafter .......................................    247
                                                              ------
                                                              $1,745
                                                              ======

       The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

       The Bank's exposure to credit loss in the event of noncompliance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

       At December 31, 1994, commitments under standby letters of credit aggregated approximately $784 of which $638 were fully secured primarily by cash, marketable securities or mortgages. Standby letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. All such guarantees expire in 1995. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds collateral supporting those commitments for which collateral is deemed necessary.

       Undisbursed funds from approved lines of credit at December 31, 1994 aggregated $15,968.

       The Bank, at December 31, 1994, has commitments, all of which expire within one year, to originate approximately $3,660 in loans.

       Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income producing commercial properties.

       In addition to the foregoing, in the conduct of the Bank's business, it is involved in normal litigation matters. In the opinion of management, the ultimate disposition of such litigation should not have a material adverse effect on the financial position or results of operations of the Bank.

(14)  ESTIMATED FAIR VALUE OF
      FINANCIAL INSTRUMENTS:

         The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale. Significant estimations are used by the Bank for the purposes of this disclosure. Estimated fair values have been determined by the Bank using the best available data and estimation methodology suitable for each category of financial instruments. For those loans and deposits with floating interest rates, it is presumed that estimated fair values generally approximate their recorded book balances. The estimation methodologies used and the estimated fair values and carrying values of the Bank's financial instruments are set forth below--

           Cash and Cash Equivalents
           and Accrued Interest Receivable--

              The carrying amounts for cash and cash equivalents and accrued interest receivable approximate fair value.

           Securities--

              The fair values for securities are based on quoted market prices or dealer prices.

           Loans--

              The fair value of loans is estimated by discounting the future cash flows, using the current rates at which similar loans with similar remaining maturities would be made to borrowers with similar credit ratings.

           Deposits--

              For demand and savings accounts, fair value is the carrying amount reported in the consolidated financial statements. For certificates of deposit, fair value is estimated using the rates currently offered for deposits of similar remaining maturities.

           Securities Sold Under Agreements to
           Repurchase and Treasury, Tax and Loan Deposits--

              Fair value is estimated using rates currently offered for liabilities of similar remaining maturities, or when available, quoted market prices.

           Commitments to Extend Credit, Standby Letters of Credit, and Financial Guarantees Written--

              The fair value of commitments is not significant as of December 31, 1994 and 1993.

              The carrying values and estimated fair values of the Bank's financial instruments are as follows--


                                                                         December 31
                                                   --------------------------------------------------------
                                                             1994                           1993
                                                   ------------------------       -------------------------
                                                   Carrying      Estimated        Carrying       Estimated
                                                     Value       Fair Value         Value        Fair Value
                                                   --------      ----------       --------       ----------
              Financial assets--
                Cash and cash equivalents ........ $ 38,640       $ 38,640        $ 25,272        $ 25,272
                Securities available for sale ....   48,212         48,212          56,816          56,816
                Securities held to maturity ......   56,397         52,073          48,869          48,510
                Mortgage loans held for sale .....      267            267             919             924
                Loans ............................   88,594         85,463          83,099          84,503
                Accrued interest receivable ......    1,769          1,769           1,584           1,584

              Financial liabilities--
                Deposits ......................... $206,435       $206,490        $189,678        $189,855
                Securities sold under
                  agreements to repurchase
                  and treasury, tax and loan
                  deposits .......................   20,305         20,305          23,145          23,145


           Limitations--

              Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

              In addition, fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business, and exclude the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets and liabilities include premises and equipment and other real estate. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

              Finally, reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies introduces a greater degree of subjectivity of these estimated fair values.

(15)   SUBSEQUENT EVENT--
       MERGER AGREEMENT:

         On February 14, 1995, the Bank entered into an Amended and Restated Agreement and Plan of Merger with HUBCO, Inc. ("HUBCO"), whereby each share of common stock of the Bank would be exchanged for 2.17 shares of HUBCO common stock, subject to certain adjustment provisions in the Agreement. Upon closing of the transaction, the Bank will be merged into HUBCO's banking subsidiary, Hudson United Bank. The proposed transaction is subject to approval by the Bank's shareholders and certain regulatory authorities.

                                                                      EXHIBIT A

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of February 14, 1995 ("Agreement"), is by and among HUBCO, INC., a New Jersey corporation and registered bank holding company ("Holding Company"), HUDSON UNITED BANK, a New Jersey chartered commercial bank ("Bank") and URBAN NATIONAL BANK, a national banking association ("Urban").

     Holding Company desires to acquire Urban and Urban's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of Urban and its stockholders. The acquisition will be accomplished by merging Urban into Bank with Bank as the surviving Bank and Urban shareholders receiving the consideration hereinafter set forth. The Boards of Directors of Holding Company, Bank and Urban have duly adopted and approved this Agreement and the Board of Directors of Urban has directed that it be submitted to its shareholders for approval.

     Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), Urban shall be merged with and into Bank (the "Merger") in accordance with the provisions of the New Jersey Banking Act of 1948, as amended (the "Banking Act") and the National Bank Act and Bank shall be the surviving bank (the "Surviving Bank").

     1.2. Effect of the Merger. At the Effective Time (as hereinafter defined) the separate existence of Urban shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of Urban and Bank and all of the property, rights, powers and franchises of each of Urban and Bank shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Urban and Bank and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. In connection with the execution of this Agreement, Urban and Bank shall execute and deliver a separate merger agreement (the "Bank Merger Agreement") in the form of Appendix A, annexed hereto.

     1.3. Certificate of Incorporation. The Certificate of Incorporation of Bank as it exists immediately prior to the

Effective Time shall not be amended by the Merger, but shall continue as the Certificate of Incorporation of the Surviving Bank until otherwise amended as provided by law.

     1.4. Bylaws. The bylaws of Bank as they exist immediately prior to the Effective Time shall continue as the by-laws of the Surviving Bank until otherwise amended as provided by law.

     1.5. Directors and Officers. The directors and officers of Bank as of the Effective Date shall continue as the directors and officers of the Surviving Bank, except as otherwise provided herein.

     1.6. Effective Time and Closing. The Merger shall become effective (and be consummated) upon the date specified in a notice from the Bank to the Federal Deposit Insurance Corporation ("FDIC") and on the date specified in the certification required by Section 137 of the Banking Act, to be filed with the New Jersey Department of Banking (the "Department") after approval by the Commissioner of the Department (the "Commissioner") (the "Effective Time"). The notice from the Bank to the FDIC and the certification filed with the Department specifying the Effective Time shall require the approval of Urban, which approval will not be unreasonably withheld, and shall be consistent with this section. A closing (the "Closing") shall take place prior to the Effective Time at 10:00 a.m., 10 days (or the first business day thereafter) following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the offices of McCarter & English, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey, or at such other place, time or date as HUBCO and Urban may mutually agree upon. The notice from Bank to the FDIC and the certification filed with the Department shall specify as the Effective Time of the Merger a date, immediately following the Closing, agreed to by the Bank and Urban.

                                   ARTICLE II

                           CONVERSION OF URBAN SHARES

     2.1. Conversion of Urban Shares and Options. Each share of common stock, $1.25 par value, of Urban ("Urban Common Stock"), issued and outstanding immediately prior to the Effective Time, and each outstanding option to purchase Urban Common Stock listed in the Urban Disclosure Schedule

(collectively, the "Urban Options" or singly, an "Urban Option"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted, paid or canceled as follows:

     (a) Urban Common Stock. Each share of Urban Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined below) shall be converted into and represent the right to receive 2.17 (the "Exchange Ratio") shares of Holding Company's common stock, no par value ("Holding Company Common Stock"), subject to adjustments as set forth in this subsection 2.1(a) without any action on the part of the holder of Urban Common Stock.

          (i) The Exchange Ratio, the Average Closing Price and the Upset Price (as defined in Section 7.1(d) hereof), shall be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction ("Capital Change") effected by Holding Company with respect to Holding Company Common Stock between the date hereof and the Effective Date. The parties shall mutually agree upon such adjustment in writing or, if unable to agree, this Agreement shall terminate.

          (ii) The Exchange Ratio shall be adjusted downward to the extent that the Closing Shareholders Equity of Urban (as defined below) falls below $11,795,000 in accordance with the following formula. If the Closing Shareholders Equity is less than $11,795,000 (the "Target Equity"), the reduced Exchange Ratio shall be determined by multiplying the Exchange Ratio (first adjusted under subparagraph (i), if necessary) by a fraction, the numerator of which shall be the Closing Shareholders Equity and the denominator of which shall be the Target Equity. The lower Exchange Ratio so determined shall be rounded to the nearest one-thousandth.

          The Closing Shareholders Equity of Urban shall mean Urban's Shareholders Equity calculated, except as set forth below, in accordance with generally accepted accounting principles, consistently applied and including all normal recurring adjustments. Such amount shall be calculated as of the close of the month preceding the month in which Closing occurs, taking into account all necessary provisions for possible loan and lease losses, even if the close of such month is not the end of a calendar quarter. Deducted from the Shareholders Equity so calculated shall be net securities gains realized and other extraordinary gains realized by Urban from January 1, 1995 through the Closing. Added back into the Shareholders Equity so calculated shall be (i) any deductions from Shareholders Equity to account for unrealized holding losses on securities available for sale in Urban's securities portfolio in accordance with Statement of Financial Accounting Standards No. 115; (ii) Urban's expenses for financial advisory services, legal services and accounting services incurred in connection with this transaction, other than in satisfaction of Urban's obligations under Section 5.19 hereof; (iii) the first $150,000 expended by Urban in satisfaction of its obligations under Section 5.19 hereof; and (iv) up to $25,000 in legal and professional fees expended by Urban in connection with its claim under Urban's Bankers Blanket Bond with Federal Insurance Company disclosed on Schedule 3.14 hereof and related litigation. The deductions from and additions to Shareholders Equity shall be calculated so as to take into account the tax effects of such deductions or additions.

          The amount of the Closing Shareholders Equity of Urban shall be mutually agreed to by Urban and HUBCO, but if Urban and HUBCO cannot so agree, Urban and HUBCO each hereby appoint Arthur Andersen, LLP to determine the amount of the Closing Shareholders Equity and each hereby agrees that Arthur Andersen LLP's determination shall be binding and non-appealable.

          (iii) No fractional shares of Holding Company Common Stock will be issued, and in lieu thereof, each holder of Urban Common Stock who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the Average Closing Price.

     (b) Urban Options. At the Effective Time, each Urban Option then outstanding shall be converted into an option to acquire Holding Company Common Stock ("Replacement Options") wherein (x) the right to purchase shares of Urban Common Stock pursuant to the Urban Options shall be converted into the right to purchase that same number of shares of Holding Company Common Stock multiplied by the Exchange Ratio (as may be adjusted as set forth above), (y) the option exercise price per share of Holding Company Common Stock subject to the Replacement Options shall be the previous option exercise price per share of the Urban Common Stock divided by the Exchange Ratio (as may be adjusted as set forth above) and (z) the Replacement Options shall be subject to the terms and conditions of an option agreement substantially in the form of Exhibit 2.1(b) hereto. Holding Company shall not be obligated to obtain shareholder approval for such options. At the Closing, Holding Company shall execute option agreements reflecting the Replacement Options in favor of the optionee listed on the Urban Disclosure Schedule to the extent the Urban Options have not been exercised prior to the Effective Time.

     2.2. Exchange of Shares.

     (a) Urban and Holding Company hereby appoint Hudson United Bank, Trust Department (the "Exchange Agent") as the Exchange Agent for purposes of effecting the conversion of Urban Common Stock. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (a "Record Holder") of a certificate or certificates which, immediately prior to the Effective Time represented outstanding shares of Urban Common Stock (other than Dissenting Shares as defined in Section 2.3 hereof) (the "Certificates"), a mutually agreed upon letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Certificates in exchange for Holding Company Common Stock (and cash in lieu of fractional shares) as provided in Section 2.1. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Record Holder shall be entitled to promptly receive in exchange for such Certificate the consideration as provided in
Section 2.1 hereof and the Certificates so surrendered shall be canceled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the consideration to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificate for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by Holding Company. Notwithstanding the time of surrender of the Certificates, Record Holders shall be deemed shareholders of Holding Company for all purposes from the Effective Time, except that Holding Company may withhold the payment of dividends from any Record Holder until such Record Holder effects the exchange of Certificates for Holding Company Common Stock. Such Record Holder shall receive such withheld dividends, without interest, upon effecting the share exchange. With respect to each outstanding Urban Option, the Holding Company shall, after the Effective Time distribute to the optionee a Replacement Option evidencing the conversion of the grant to an option to purchase Holding Company Common Stock in accordance with Section 2.1 hereof.

     (b) After the Effective Time, there shall be no transfers on the stock transfer books of Urban of the shares of Urban Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be canceled and exchanged for the Merger consideration.

     (c) If payment of the consideration pursuant to Section 2.1 hereof is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) The Exchange Agent shall not charge holders for the exchange of a Certificate except as provided herein. Cash held by the Exchange Agent pursuant to the terms hereof shall be held in trust for the persons entitled to receipt thereof and shall not be used for any other purpose.

     2.3. Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, any holder of Urban Common Stock shall have the right to dissent in the manner provided in the National Bank Act, 12 U.S.C. 214a(b), and if all necessary requirements of the National Bank Act are met, such shares shall be entitled to payment in cash from Bank of the fair value of such shares as determined in accordance with the National Bank Act. All shares of Urban Common Stock as to which the holder properly exercises dissenters' rights in accordance with the National Bank Act constitute "Dissenting Shares" unless and until such rights are waived, by the party initially seeking to exercise such rights.

     2.4. Bank Shares. The shares of Bank common stock outstanding at the Effective Time shall not be affected by the Merger.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF URBAN

     References herein to "Urban Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by Urban to Holding Company; provided, however, a disclosure referenced to a section or subsection of Article III, shall be deemed to qualify any other such section or subsection to which such disclosure may be applicable. Except as set forth in the Urban Disclosure Schedule, Urban hereby represents and warrants to Holding Company as follows:

     3.1. Corporate Organization.

     (a) Urban is a national banking association duly organized and validly existing in good standing under the laws of the United States of America. Urban has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and neither does any business nor owns any property in any jurisdiction of such a nature as would require it to qualify to do business therein. Deposits maintained at Urban are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law.

     (b) Each of the subsidiaries of Urban are listed in the Urban Disclosure Schedule. The term "Subsidiary", when used in this Agreement with respect to Urban, means any corporation of which Urban owns, directly or indirectly at least 50% of the outstanding common stock. Each Subsidiary of Urban is duly organized, validly existing and in good standing under the laws of its state of incorporation. Each Subsidiary of Urban has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Urban and its Subsidiaries. The Urban Disclosure Schedule sets forth true and complete copies of the Articles of Association and Bylaws of Urban and the Certificate of Incorporation and Bylaws of each Urban Subsidiary as in effect on the date hereof. Except as set forth in the Urban Disclosure Schedule, Urban does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity except for shares of the Federal Reserve Bank of New York and shares held by Urban in a fiduciary or custodial capacity in the normal course of its business (which, except as disclosed on the Urban Disclosure Schedule, do not in the aggregate constitute more than 5% of the voting shares or interests in any such corporation, company, association, partnership, joint ventures or other entity) and except that which it holds pursuant to satisfaction of obligations due to Urban and which are disclosed on the Urban Disclosure Schedule. Urban owns no real estate, except real estate used for its banking premises or acquired pursuant to satisfaction of obligations due to Urban. All such real estate is listed on the Urban Disclosure Schedule.

     3.2. Capitalization. The outstanding capital stock of Urban consists of 984,372 shares of Urban Common Stock, par value $1.25 per share. As of the date hereof, there were 15,000 shares of Urban Common Stock issuable upon exercise of outstanding Urban Options. The Urban Disclosure Schedule sets forth true and complete copies of each outstanding Urban Option. All issued and outstanding shares of Urban Common Stock, and all issued and outstanding shares of capital stock of each Urban Subsidiary, have been duly authorized and validly issued, are fully paid, and nonassessable except (i) as provided in section 5205 of the

Revised Statutes of the United States with respect to Urban Common Stock and
(ii) as to those shares of Urban Common Stock issued pursuant to a June 12, 1990 two-for-one stock split (the "Urban Stock Split") prior to Urban stockholder approval and OCC approval thereof. As of December 31, 1994, there was no impairment of the Urban Capital Stock, as provided for under Section 5205 of the Revised Statutes of the United States. All of the outstanding shares of capital stock of each Urban Subsidiary are owned by Urban and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Urban Options, neither Urban nor any Urban Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Urban or any Urban Subsidiary or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares binding on Urban (other than preemptive rights).

     3.3. Authority; No Violation.

     (a) Subject to the approval of this Agreement and the transactions contemplated hereby and the ratification of the Urban Stock Split by the stockholders of Urban, and subject to the parties hereto obtaining all bank regulatory approvals required to effectuate the Merger and approve the Urban Stock Split and the other approvals listed in paragraph (b) below and the approval of Urban's stockholders as contemplated herein, Urban has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly approved by the Board of Directors of Urban in accordance with its Articles of Association and Bylaws and applicable laws and regulations. Except for the approvals described in paragraph (b) below and the approval of Urban's stockholders as contemplated herein, no other corporate proceedings on the part of Urban are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Urban, and, subject to approval of this Agreement by its stockholders, constitutes the valid and binding obligation of Urban, enforceable against Urban in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by Urban, nor the consummation by Urban of the transactions contemplated hereby in accordance with the terms hereof, nor compliance by Urban with any of the terms or provisions hereof, will (i) violate any provision of Urban's

Charter, Articles of Association or Bylaws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Urban or any of its respective properties or assets, or (iii) except as set forth in the Urban Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Urban under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Urban is a party, or by which it or any of its properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the financial condition of Urban and its Subsidiaries on a consolidated basis, and which will not prevent or delay in any material respect the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the Department, the Office of Comptroller of the Currency ("OCC"), the registration of Holding Company Common Stock with the Securities and Exchange Commission ("SEC") and state securities and blue sky authorities, and other consents, authorizations, approvals or exemptions under the Environmental Laws (as defined in Section 3.16 hereof) or any notices and filings with the IRS or PBGC with respect to employee benefit plans, and approval of the stockholders of Urban, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Urban in connection with
(x) the execution and delivery by Urban of this Agreement, (y) the consummation by Urban of transactions contemplated hereby and (z) the execution and delivery by Urban of the Bank Merger Agreement.

     3.4. Financial Statements.

     (a) The Urban Disclosure Schedule sets forth copies of Urban's consolidated statement of financial condition as of December 31, 1993 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the periods ended December 31st in each of the two years 1992 and 1993, accompanied by the audit report of Stephen P. Radics & Co., independent public accountants with respect to Urban during those periods. The Urban Disclosure Schedule also sets forth copies of a draft consolidated statement of financial condition of Urban as of December 31, 1994 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the period ended December 31, 1994 and December 31, 1993 (the "Draft

Urban Financial Statements"). Urban has retained Arthur Andersen, LLP, independent public accountants, to audit the Draft Urban Financial Statements and issue an audit opinion thereon. (All of the foregoing financial information, including the Draft Urban Financial Statements both prior to the time Arthur Andersen, LLP renders its audit report and thereafter, collectively referred to herein as the "Urban Financial Statements"). Urban is aware of no facts or circumstances which would lead Arthur Andersen, LLP to require changes to the Draft Urban Financial Statements referred to above. The Urban Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, and fairly present the consolidated financial condition of Urban and its Subsidiaries as of the respective dates set forth therein, and the related consolidated statements of income, changes in shareholders' equity and cash flows fairly present the results of the consolidated operations, changes in shareholders' equity and cash flows of Urban and its Subsidiaries for the respective periods set forth therein (subject to any exceptions as to consistency specified in the Urban Financial Statements).

     (b) The books and records of Urban and its Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect in all material respects only actual transactions.

     (c) Except as and to the extent reflected, disclosed or reserved against in the Urban Financial Statements (including the notes thereto), as of December 31, 1994 neither Urban nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise material to the financial condition of Urban or any of its Subsidiaries on a consolidated basis which were required to be so disclosed under generally accepted accounting principals. Since December 31, 1994 and to the date hereof, neither Urban nor any of its Subsidiaries have incurred any liabilities except in the ordinary course of business, except as specifically contemplated by this Agreement.

     3.5. Broker's and Other Fees. Neither Urban nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Other than fees payable to its attorneys, accountants and its financial advisors (the names and terms of retention of which are set forth in the Urban Disclosure Schedule) there are no fees payable by Urban to its financial advisors, attorneys and accountants, in connection with this Agreement or the transactions contemplated thereby or which would be triggered by consummation of the Merger or the termination of the services of such consultants by Urban or any of its Subsidiaries.

     3.6. Absence of Certain Changes or Events.

     (a) There has not been any material adverse change in the consolidated financial condition of Urban and its Subsidiaries since December 31, 1994.

     (b) Except as set forth in the Urban Disclosure Schedule, neither Urban nor any of its Subsidiaries has taken or permitted any of the actions set forth in
Section 5.2 hereof between December 31, 1994 and the date hereof and Urban and its Subsidiaries have conducted their business only in the ordinary course, consistent with past practice.

     3.7. Legal Proceedings. Except as disclosed in the Urban Disclosure Schedule, as of the date hereof neither Urban nor any of its Subsidiaries is a defendant in any, and there are no pending or, to the best of Urban's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Urban or any of its Subsidiaries. As of the date hereof Urban is not otherwise a party to any legal, administrative, arbitral or other proceedings which could have a material effect on Urban's financial condition or earnings. Except as disclosed in the Urban Disclosure Schedule, as of the date hereof Urban is not a party to any order, judgment or decree entered against Urban in any lawsuit or proceeding.

     3.8. Taxes and Tax Returns.

     (a) Except where such failure would not be material to the financial condition of Urban and its Subsidiaries on a consolidated basis, Urban and each of its Subsidiaries have duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and each has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to Holding Company in writing). Urban and its Subsidiaries have established on a consolidated basis as of December 31, 1994, on their books and records reserves in accordance with generally accepted accounting principles consistently applied that are adequate in the opinion of management of Urban for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of Urban or any of its Subsidiaries through such date. Except as set forth in the Urban Disclosure Schedule, the federal income tax returns of Urban and its Subsidiaries have been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in the Urban Disclosure Schedule, the applicable state income tax returns of Urban and its Subsidiaries have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of Urban, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, taxes or assessments upon Urban or any of its Subsidiaries, nor has Urban or any of its Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax Returns.

     (b) Except as set forth in the Urban Disclosure Schedule, neither Urban nor any of its Subsidiaries (i) has requested any extension of time within which to file any tax Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by Urban or any of its Subsidiaries (nor does Urban have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have section 341(f) (2) of the Code apply.

     3.9. Employee Benefit Plans.

     (a) Except as disclosed in the Urban Disclosure Schedule, neither Urban nor any of its Subsidiaries maintains or contributes to any "employee pension benefit plan", within the meaning of section 3(2) (A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Urban Pension Plans"), "employee welfare benefit plan", within the meaning of Section 3(l) of ERISA (the "Urban Welfare Plans"), stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Neither Urban nor any of its Subsidiaries has contributed to any "multiemployer plan", within the meaning of sections 3(37) and 4001(a) (3) of ERISA.

     (b) Urban has delivered to Holding Company a complete and accurate copy of each of the following with respect to each of the Urban Pension Plans and Urban Welfare Plans: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

     (c) At December 31, 1994, the fair value of plan assets of Urban Pension Plans subject to Title IV of ERISA, exceeds the then projected benefit obligation of such Urban Pension Plans based upon the actuarial assumptions used for purposes of the preparation of the Urban Financial Statements for the year ended December 31, 1994.

     (d) During the last five years, the PBGC has not asserted any claim for liability against Urban or any of its Subsidiaries which has not been paid in full.

     (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Urban Pension Plan have been paid. All contributions required to be made to each Urban Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Urban and its Subsidiaries which have not been paid have been properly recorded on the books of Urban and its Subsidiaries.

     (f) Except as disclosed in the Urban Disclosure Schedule, each of the Urban Pension Plans, the Urban Welfare Plans and each other plan and arrangement identified on the Urban Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, except as disclosed on the Urban Disclosure Schedule, the IRS has issued a favorable determination letter with respect to each of the Urban Pension Plans and, except as disclosed in the Urban Disclosure Schedule, Urban is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

     (g) Except as disclosed on the Urban Disclosure Schedule, to the best knowledge of Urban, no non-exempt prohibited transaction, within the meaning of
Section 4975 of the Code or 406 of ERISA, has occurred with respect to any of the Urban Welfare Plans or Urban Pension Plans.

     (h) No Urban Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of
Section 4034(b) of ERISA, with respect to any of the Urban Pension Plans.

     (i) No "accumulated funding deficiency", within the meaning of Section 412 of the Code, has been incurred with respect to any of the Urban Pension Plans.

     (j) Except as disclosed in the Urban Disclosure Schedule, there are no pending, or, to the best knowledge of Urban, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Urban Pension Plans or the Urban Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Urban Disclosure Schedule.

     (k) Except as disclosed in the Urban Disclosure Schedule, no Urban Pension Plan or Urban Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Urban Pension Plan.

     (l) Except with respect to customary health, life and disability benefits or as disclosed in the Urban Disclosure Schedule, there are no unfunded benefits obligations which are not accounted for by reserves shown on the Urban Financial Statements and established under generally accepted accounting principles, or otherwise noted on the Urban Financial Statements.

     (m) With respect to each Urban Pension Plan and Urban Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of Urban or any of its Subsidiaries as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

     (n) Except as disclosed in the Urban Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Urban or any of its Subsidiaries to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, vesting, or increase the amount, of any compensation due to any current employee or former employee under any Urban Pension Plan or Urban Welfare Plan.

     3.10. Reports.

     (a) Except as disclosed in the Urban Disclosure Schedule, Urban has since January 1, 1993, duly filed with the FDIC and the OCC in correct form in all material respects the consolidated reports of condition and income reports required to be filed under applicable federal banking laws and regulations, and Urban promptly will deliver or make available to Holding Company accurate and complete copies of such reports. The Urban Disclosure Schedule lists all examinations of Urban conducted by either the FDIC or the OCC since January 1, 1991 and the dates of any responses thereto submitted by Urban.

     3.11. Urban Information.

     (a) Except as Urban shall notify Holding Company in writing prior to the dates set forth below, the information relating to Urban to be contained in the Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of Urban in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby, as of the date the Proxy Statement/Prospectus is mailed to stockholders of Urban, and up to and including the date of the meeting of stockholders of Urban to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Except as Urban shall notify Holding Company in writing prior to the filing date thereof, information concerning Urban to be contained in Bank's applications to the FDIC and the Department is accurate in all material respects. Urban is not aware of any facts or circumstances with respect to Urban which could cause any regulatory agency having jurisdiction over the Merger to disapprove the Merger or approve the Merger subject to any term or condition which would materially impair the value of Urban, taken as a whole, to Holding Company.

     3.12. Compliance with Applicable Law.

     (a) General. Except as set forth in the Urban Disclosure Schedule, each of Urban and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each, and each of Urban and its Subsidiaries has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Urban or its Subsidiaries (other than where such defaults or non-compliances will not, alone or in the aggregate, materially adversely affect the financial condition of Urban and its Subsidiaries on a consolidated basis) and except as disclosed to in the Urban Disclosure Schedule, Urban has not received notice of violation of, and does not know of any such violations of, any of the above which are or are likely to be material adversely the financial condition of Urban and its Subsidiaries on a consolidated basis.

     (b) CRA. Without limiting the foregoing, Urban has complied in all material respects with the Community Reinvestment

Act ("CRA") and Urban has no reason to believe that any person or group would object successfully to the consummation of this Merger due to the CRA performance of or rating of Urban. Except as listed on the Urban Disclosure Statement, no person or group has adversely commented in writing to Urban in a manner requiring recording in a file of CRA communications upon Urban's CRA performance.

     3.13. Certain Contracts.

     (a) Except as disclosed in the Urban Disclosure Schedule (i) neither Urban nor any of its Subsidiaries is a party to or bound by any contract or understanding (whether written or oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants. The Urban Disclosure Schedule sets forth true and correct copies of all employment agreements or termination agreements with officers, employees, directors, or consultants to which Urban or any of its Subsidiaries is a party.

     (b) Except as disclosed in the Urban Disclosure Schedule, (i) as of the date of this Agreement, neither Urban nor any of its Subsidiaries is a party to or bound by any commitment, agreement or other instrument which is material to the financial condition of Urban and its Subsidiaries on a consolidated basis,
(ii) no commitment, agreement or other instrument to which Urban or any of its Subsidiaries is a party or by which any of them is bound limits the freedom of Urban or any of its Subsidiaries to compete in any line of business or with any person, and (iii) neither Urban nor any of its Subsidiaries is a party to any collective bargaining agreement. For purposes of subparagraph (i) above, any contract with a remaining term of greater than one (1) year or involving the payment of more than $10,000 (other than contracts governing banking transactions in the ordinary course) shall be deemed material.

     (c) Except as disclosed in the Urban Disclosure Schedule, neither Urban nor any of its Subsidiaries, nor to the best knowledge of Urban, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which Urban will be the creditor) or arrangement to which Urban is a party, except for defaults which individually or in the aggregate would not have a material adverse effect on the financial condition or earnings of Urban and its Subsidiaries on a consolidated basis.

     (d) Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereunder will cause Urban or Holding Company to become obligated to make any payment of any kind to any party, including but not limited to, any termination fee, breakup fee or reimbursement fee, pursuant to any agreement or understanding between Urban and such party, other than the payments contemplated by this Agreement.

     3.14. Properties and Insurance.

     (a) Except with respect to property obtained in satisfaction of indebtedness and not now used by Urban in its business, Urban and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Urban's Financial Statements as of December 31, 1994, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1994), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items incurred in the ordinary course of business after the date of such Urban Financial Statements, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the financial condition of Urban and its Subsidiaries on a consolidated basis and
(iv) with respect to owned real property, title imperfections noted in title reports delivered to Holding Company prior to the date hereof. Urban and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

     (b) The Urban Disclosure Schedule lists all policies of insurance covering business operations and all insurable properties and assets of Urban and its Subsidiaries showing all risks insured against, in each case under valid, binding and enforceable policies or bonds, with such amounts and such deductibles as are specified. As of the date hereof and except as disclosed in the Urban Disclosure Schedule, neither Urban nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

     3.15. Minute Books. The minute books of Urban accurately record in all material respects all meetings of its stockholders and Board of Directors (including committees of its Board of Directors) since December 31, 1991.

     3.16. Environmental Matters. Except as disclosed in the Urban Disclosure Schedule, neither Urban nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Urban or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) has violated any Environmental Laws or is otherwise responsible for the correction or clean-up under Environmental Laws which is reasonably expected to be material to the financial condition of Urban or its Subsidiaries on a consolidated basis. Except as disclosed in the Urban Disclosure Schedule, Urban has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored in violation of any Environmental Laws on any property owned or leased by Urban or any of its Subsidiaries in any manner that violates or, after the lapse of time will violate, any presently existing Environmental Laws governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the financial condition of Urban and its Subsidiaries on a consolidated basis.

     Environmental Laws means all federal, state and local laws governing environmental matters, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., New Jersey's Underground Storage Tank Act, N.J.S.A. 58:10A-21 et seq., New Jersey's Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. and New Jersey's Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and all rules and regulations promulgated under any of the foregoing.

     3.17. Reserves. The allowance for loan losses in the Urban Financial Statement as of December 31, 1994 was adequate as of December 31, 1994 to provide for losses that were inherent in the loan portfolio at that date.

     3.18. Parachute Payments. Other than as disclosed in the Urban Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of Urban or any Subsidiary is entitled now, or will be or may be entitled to as a consequence of this Agreement or the Merger any payment or benefit from Urban, HUBCO or the Bank which if paid or provided would constitute and "Excess Parachute Payment," as defined in Section 280G of the Code or regulations promulgated thereunder.

     3.19 Disclosure. There are no material facts concerning the business, operations, assets or financial condition of Urban which have not been disclosed to HUBCO and which could have a material adverse effect on the business, operations or financial condition of Urban on a consolidated basis.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                               OF HOLDING COMPANY

     References herein to the "Holding Company Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by Holding Company or Bank; provided, however, a disclosure referenced to a section or subsection of Article IV shall be claimed to qualify any other such section or subjection to which such disclosure may be applicable. Except as set forth in the Holding Company Disclosure Schedule, Holding Company hereby represents and warrants to Urban as follows:

     4.1. Corporate Organization.

     (a) Holding Company is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. Holding Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the financial condition of Holding Company or its Subsidiaries (as defined below) on a consolidated basis. Holding Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

     (b) Each of the Subsidiaries of Holding Company are listed in the Holding Company Disclosure Schedule. The term "Subsidiary" when used in this Agreement with reference to Holding Company, means any corporation, in which Holding Company owns, directly or indirectly, at least a 50% of the outstanding common stock. Each Subsidiary of Holding Company is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. Bank is a New Jersey state chartered commercial bank, the deposits of which are insured either by the Bank Insurance Fund and/or the Savings Association Insurance Fund of the FDIC to the fullest extent permitted by law. Each Subsidiary of Holding Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the financial condition of Holding Company and its Subsidiaries on a consolidated basis. The Holding Company has obtained appropriate approvals from bank regulatory authorities to hold the shares of each of its Subsidiaries.

     4.2. Capitalization.

     (a) The authorized capital stock of Holding Company consists solely of 19,800,000 shares of Holding Company Common Stock and 3,300,000 shares of preferred stock. As of the date hereof, there were 792,811 shares of HUBCO Series A Preferred Stock outstanding and 10,400,371 shares of Holding Company Common Stock issued and outstanding, including 789,997 treasury shares. Except as disclosed in the Holding Company Disclosure Schedule, as of December 31, 1994, except for 450,000 shares of Holding Company Common Stock (adjusted for the January 14, 1995 three for two stock split) issuable upon exercise of outstanding stock options granted pursuant to the Holding Company Stock Plan, shares issuable upon conversion of the Holding Company's Series A Preferred Stock and shares issuable pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated November 28, 1994 by and among the Holding Company, Bank and Jefferson National Bank ("Jefferson") (the "Jefferson Agreement"), there were no shares of Holding Company Common Stock otherwise issuable. All issued and outstanding shares of Holding Company Common Stock, and all issued and outstanding shares of capital stock of its Subsidiaries, have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of Holding Company's Subsidiaries are owned by Holding Company free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except as mentioned above, neither Holding Company nor Holding Company's Subsidiaries had or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Holding Company or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

     4.3. Authority; No Violation.

     (a) Holding Company and Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this

Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Holding Company and Bank. No other corporate proceedings on the part of Holding Company and Bank are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Holding Company and Bank and constitutes the valid and binding obligation of Holding Company and Bank, enforceable against Holding Company and Bank in accordance with its terms.

     (b) Neither the execution or delivery of this Agreement nor the consummation by Holding Company and Bank of the transactions contemplated hereby in accordance with the terms hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Holding Company or the Certificate of Incorporation or Bylaws of Bank, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Holding Company or Bank or any of the Subsidiaries of Holding Company or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Holding Company or Bank or any Subsidiary of the Holding Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Holding Company or Bank or any other Subsidiary of Holding Company is a party, or by which Holding Company or Bank or any Subsidiary of Holding Company or any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the financial condition of Holding Company and its Subsidiaries on a consolidated basis, or the ability of Holding Company and Bank to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the Department, the SEC, applicable state securities or blue sky authorities, or as required by compliance with the rules of NASDAQ and other than consents, authorizations, approvals or exemptions required under the Environmental Laws, or notices to, or filings with the IRS or the PBGC with respect to any employee benefit plans, and the approval of the stockholders of Holding Company, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Holding Company or Bank in connection with (a) the execution and delivery by Holding Company or Bank of this Agreement, (b) the consummation by Holding Company or Bank of the Merger and the other transactions contemplated hereby and (c) the execution and delivery by Bank of the Bank Merger Agreement and the consummation by Bank of the Merger and other transactions contemplated thereby. To the best of Holding Company's knowledge, no fact or condition exists which Holding Company has reason to believe will prevent it or Bank from obtaining the aforementioned consents and approvals.

     4.4. Financial Statements.

     (a) The Holding Company Disclosure Schedule sets forth copies of Holding Company's Consolidated Statement of Financial Condition as of December 31, 1993 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the periods ended December 31st in each of the two years 1992 and 1993, accompanied by the audit report of Arthur Andersen, LLP, independent public accountants with respect to Holding Company. The Holding Company Disclosure Schedule also sets forth copies of a draft consolidated statement of financial Condition of Holding Company as of December 31, 1994 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the period ended December 31, 1994 and December 31, 1993 (the "Draft Holding Company Financial Statements"). Holding Company has retained Arthur Andersen, LLP, independent public accountants, to audit the Draft Holding Company Financial Statements and issue an audit opinion thereon. (All of the foregoing financial information, including the Draft Holding Company Financial Statements both prior to the time Arthur Andersen, LLP renders its audit report and thereafter, collectively referred to herein as the "Holding Company Financial Statements"). Holding Company is aware of no facts or circumstances which would lead Arthur Andersen, LLP to require changes to the Draft Holding Company Financial Statements referred to above. The Holding Company Financial Statements (including the related notes), have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, and fairly present the consolidated financial position of Holding Company and its Subsidiaries as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in shareholders' equity and of cash flows of Holding Company and its Subsidiaries for the respective fiscal periods set forth therein.

     (b) The books and records of Holding Company and its Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect in all material respects only actual transactions.

     (c) Except as and to the extent reflected, disclosed or reserved against in the Holding Company Financial Statements

(including the notes thereto), as of December 31, 1994 neither Holding Company nor any of its Subsidiaries had or has, as the case may be, any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the financial condition of Holding Company or any of its Subsidiaries which is required to be so disclosed pursuant to generally accepted accounting principals. Since December 31, 1994, neither Holding Company nor any of its Subsidiaries have incurred any liabilities, except in the ordinary course of business and except as specifically contemplated by this Agreement.

     4.5. Brokerage Fees. Neither Holding Company nor Bank nor any other Subsidiary of the Holding Company incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

     4.6. Absence of Certain Changes or Events. There has not been any material adverse change in the financial condition of Holding Company and its Subsidiaries on a consolidated basis since December 31, 1994.

     4.7. Holding Company Information.

     (a) Except with respect to information with respect to Urban and its Subsidiaries provided by Urban to Holding Company for inclusion therein, the information in the Registration Statement and Proxy Statement/Prospectus (as defined in section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement/Prospectus, and up to and including the date of the meeting of stockholders of Urban to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Registration Statement and Proxy Statement/Prospectus will comply as to form with the requirements of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "1933 Act").

     (b) Except with respect to information with respect to Urban, information contained in the application of Bank to the FDIC and the Department and applications, notices and documents filed by Holding Company or Bank with governmental authorities (except as covered by 4.6(a) above) to be contained therein regarding the Merger or matters related thereto will be accurate and responsive in all material respects to the requirements thereof. Holding Company is not aware of any facts or circumstances with respect to Holding Company which could cause any regulatory agency having jurisdiction over the Merger to disapprove the Merger or approve the Merger subject to any term or condition which would materially impair the value of Urban, taken as a whole, to Holding Company.

     4.8. Capital Adequacy. At the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, Holding Company and Bank will each have sufficient capital to satisfy all applicable regulatory capital requirements.

     4.9. Holding Company Common Stock. At the Effective Time, the Holding Company Common Stock to be issued pursuant to the terms of Section 2.1, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Holding Company, with no personal liability attaching to the ownership thereof. The Holding Company Common Stock to be issued shall be free of any restrictions imposed by Holding Company except those imposed under Section 5.18 and will be listed on NASDAQ/National Market System.

     4.10. Legal Proceedings. Except as disclosed in the Holding Company Disclosure Schedule, neither Holding Company nor its Subsidiaries is a party to any, and there are no material pending or, to the best of Holding Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Holding Company or any of its Subsidiaries which, if decided adversely to Holding Company, or any of its Subsidiaries, would have a material adverse effect on the financial condition of Holding Company and its Subsidiaries on a consolidated basis. Except as disclosed in the Holding Company Disclosure Schedule, neither Holding Company nor any of its Subsidiaries is a party to any order, judgment or decree entered against Holding Company or any of its Subsidiaries in any lawsuit or proceeding which is material to the financial condition of Holding Company and its Subsidiaries on a consolidated basis.

     4.11. Taxes and Tax Returns. Except where such failure would not be material to the financial condition of Holding Company and its Subsidiaries on a consolidated basis, Holding Company and its Subsidiaries have duly filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. Holding Company and its Subsidiaries have established as of December 31, 1994 on their books and records reserves in accordance with generally accepted accounting principles consistently applied that are adequate in the opinion of management of Holding Company for the payment of all federal, state and local taxes not yet due and payable, but which have been incurred in respect of Holding Company and its Subsidiaries through such date. No deficiencies exist or have been asserted based upon the federal income tax returns of Holding Company.

     4.12. Employee Benefit Plans.

     (a) Holding Company and its Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "Holding Company Pension Plans"), as such term is defined in Section 3(2)(A) of ERISA, and "employee welfare benefit plans" (the "Holding Company Welfare Plans"), as such term is defined in Section 3(1) of ERISA. Neither Holding Company nor its Subsidiaries have contributed to any "multiemployer plan", as such term is defined in Sections 3(37) and 4001(a)(3) of ERISA.

     (b) Each of the Holding Company Pension Plans and each of the Holding Company Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, except as disclosed in the Holding Company Disclosure Schedule, the IRS has issued a favorable determination letter with respect to each of the Holding Company Pension Plans and except as disclosed in the Holding Company Disclosure Schedule Holding Company is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected in accordance with the procedures of the IRS.

     (c) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Holding Company Pension Plan have been paid. All contributions required to be made to each Holding Company Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Holding Company and its Subsidiaries which have not been paid have been properly recorded on the books of Holding Company and its Subsidiaries.

     (d) During the last five years, the PBGC has not asserted any claim for liability against Holding Company or any of its Subsidiaries which has not been paid in full.

     (e) Except as disclosed in the Holding Company Disclosure Schedule, to the best knowledge of Holding Company, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or 406 of ERISA, has occurred with respect to any of the Holding Company Welfare Plan or Holding Company Pension Plans.

     (f) At December 31, 1994, except as disclosed in the Holding Company Disclosure Schedule, the fair value of plan assets of the Holding Company Pension Plans subject to Title IV of ERISA exceeds the then accumulated benefit obligation of the Holding Company Pension Plans allocable to such accrued benefits based upon the actuarial assumptions used for purposes of the preparation of the Holding Company Financial Statements for the year ended December 31, 1994.

     (g) No Holding Company Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the Holding Company Pension Plans.

     (h) No "accumulated funding deficiency", within the meaning of Section 412 of the Code, has been incurred with respect to any of the Holding Company Pension Plans.

     (i) Except as disclosed in the Holding Company Disclosure Schedule, there are no pending, or, to the best knowledge of Holding Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Holding Company Pension Plans or the Holding Company Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Holding Company Disclosure Schedule.

     (j) Except with respect to customary health, life and disability benefits or as disclosed in the Holding Company Disclosure Schedule, there are no unfunded benefits obligations which are not accounted for by reserves shown on the financial statements and established under generally accepted accounting principles, or otherwise noted on such financial statements.

     4.13. Reports.

     (a) Holding Company has filed all reports, registration statements and filings, together with any amendments or supplements required to be made thereto, required to be filed with the SEC under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "34 Act") since January 1, 1989, including but not limited to Forms 10-K, 10-Q, 8-K and proxy statements, and will file all such reports, statements and filings required after the date hereof.

     (b) Each communication mailed by Holding Company to its stockholders since January 1, 1989, and each annual, quarterly or special report, proxy statement or communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

     (c) Holding Company and Bank have, since January 1, 1992, duly filed with the FDIC, the Department and the FRB in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Holding Company, upon written request from Urban, promptly will deliver or make available to Urban accurate and complete copies of such reports.

     4.14. Compliance with Applicable Law.

     (a) General. Except as set forth in the Holding Company Disclosure Schedule, each of Holding Company and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each, and each has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Holding Company or its Subsidiaries (other than where such defaults or non-compliances will not, alone or in the aggregate, materially adversely effect the financial condition of Holding Company and its Subsidiaries on a consolidated basis) and except as disclosed in the Holding Company Disclosure Schedule, Holding Company has not received notice of violation of, and does not know of any such violations of, any of the above.

     (b) CRA. Without limiting the foregoing, Subsidiaries of Holding Company which are subject to CRA have complied in all material respects with CRA, and Holding Company has no reason to believe that any person or group would object successfully to the consummation of this Merger due to the CRA performance of or rating of any of these Subsidiaries. Except as listed on the Holding Company Disclosure Statement, no person or group has adversely commented in writing to a Holding Company Subsidiary subject to CRA in a manner requiring recording in a file of CRA communications upon such Subsidiary's CRA performance.

     4.15. Properties and Insurance.

     (a) Except with respect to property obtained in satisfaction of indebtedness and not now used by Holding Company or any of its Subsidiaries in their respective businesses, Holding Company and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Holding Company's consolidated balance sheet as of

December 31, 1994, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1994). Holding Company and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

     (b) The business operations and all insurable properties and assets of Holding Company and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Holding Company should be insured against, in each case under valid, binding and enforceable policies or bonds, with such deductibles and against such risks and losses as are in the opinion of the management of Holding Company adequate for the business engaged in by Holding Company and its Subsidiaries.

     4.16. Minute Books. The minute books of Holding Company and its Subsidiaries contain accurate records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

     4.17. Environmental Matters. Except as disclosed in the Holding Company Disclosure Schedule, neither Holding Company nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Holding Company or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) has violated any Environmental Laws or is otherwise responsible for the correction or cleanup under Environmental Laws which is reasonably expected to be material to the financial condition of Holding Company or its Subsidiaries on a consolidated basis. Except as disclosed in the Holding Company Disclosure Schedule, Holding Company has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored in violation of any Environmental Laws on any property owned (except in satisfaction of indebtedness) or leased by Holding Company or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the financial condition of Holding Company and its Subsidiaries on a consolidated basis.

     4.18. Reserves. The allowance for possible loan losses in the Holding Company Financial Statements as of December 31,

1994 was adequate as of that date to provide for losses that were inherent in the loan portfolio at that date.

     4.19. Disclosures. Except for other acquisition transactions which HUBCO may not yet have publicly disclosed, there are no material facts concerning the business, operations, assets or financial condition of HUBCO which could have a material adverse effect on the business, operations or financial condition of HUBCO which have not been disclosed to Urban directly or indirectly by access to any filing by HUBCO under the 1934 Act.


                                   ARTICLE V

                            COVENANTS OF THE PARTIES

     5.1. Conduct of the Business of Urban. During the period from the date of this Agreement to the Effective Time, Urban shall, and shall cause each of its Subsidiaries to, conduct its respective business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent banking practice, except with the prior written consent of Holding Company, which consent will not be unreasonably withheld. Urban also shall use its best efforts to (i) preserve its business organization and that of each of its subsidiaries intact, (ii) keep available to itself the present services of its employees and those of its Subsidiaries, provided that neither Urban nor any of its Subsidiaries shall be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement, and
(iii) preserve for itself and Holding Company the goodwill of its customers and those of its Subsidiaries and others with whom business relationships exist.

     5.2. Negative Covenants and Dividend Covenants.

     (a) Urban agrees that from the date hereof to the Effective Time, except as otherwise approved by Holding Company in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its Subsidiaries to:

          (i) except as contemplated by this Agreement, change any provision of its Articles of Association or Bylaws or any similar governing documents;

          (ii) except for the issuance of Urban Common Stock pursuant to the present terms of the Urban Options, change the number of shares of its authorized or issued common or preferred stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Urban or any of its Subsidiaries or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or, other than as provided below, declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any shares of such capital stock, except that Urban may obtain the ratification of the Urban Stock Split by its stockholders; provided, however, that in the event that the Effective Time and the Closing do not occur prior to or on the record date for Holding Company's second quarter 1995 cash dividend, as determined by Holding Company's Board of Directors and publicly announced, Urban shall have the one time right to declare and pay a cash dividend to its shareholders in an amount of up to $0.26 per share; further provided, however, that no such dividend shall be paid in an amount which would cause Urban's shareholders equity at the time the dividend is declared, calculated solely in accordance with generally accepted accounting principals, to fall below that disclosed on the Urban Financial Statements as of December 31, 1994.

          (iii) grant any severance or termination pay (other than pursuant to policies or agreements of Urban in effect on the date hereof and disclosed to Holding Company in the Urban Disclosure Schedule or as agreed to by Holding Company in writing; and further provided that Holding Company hereby agrees that the Board of Directors of Urban need not give notice of non-renewal to employees having Change of Control Agreements with Urban provided that such Change in Control Agreements have been disclosed to Holding Company on the Urban Disclosure Schedule) to, or enter into or amend any employment agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement except as required to continue the qualification of such plan or arrangement under the Code or ERISA; or award any increase in compensation or benefits to its directors, officers or employees except with respect to salary increases in the ordinary course of business and consistent with past practices and policies; provided, however, that this provision shall not prevent Urban from accruing the bonuses described in Section 5.15(b) hereto consistent with the manner in which such bonuses have been previously accrued;

          (iv) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;

          (v) make any capital expenditures outside of the ordinary course of business other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

          (vi) file any applications or make any contract with respect to branching or site location or relocation;

          (vii) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

          (viii) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles;

          (ix) take any action that would result in any of the representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time; or

          (x) agree to do any of the foregoing.

     (b) Holding Company intends to continue its present dividend declaration date and payment date practices between the date hereof and the Effective Time.

     5.3. No Solicitation. Urban shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Holding Company) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving Urban (an "Acquisition Transaction"). Notwithstanding the foregoing, Urban may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Urban, after consulting with legal counsel, determines that such discussions or negotiations should be commenced in the exercise of its fiduciary responsibilities or such information should be furnished in the exercise of its fiduciary responsibilities. Urban will promptly communicate to Holding Company that it has received a proposal, whether written or oral, in respect of any Acquisition Transaction and the fact that it is having discussions or negotiations with, or supplying information to, a third party in connection with a possible Acquisition Transaction.

     5.4. Current Information. During the period from the date of this Agreement to the Effective Time, Urban will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Holding Company regarding Urban's business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, after granting any loan or extension of credit by renewal or otherwise, Urban will send to Holding Company a description (i.e., a copy of the loan offering) for each new loan or extension of credit, and each renewal of an existing loan or extension of credit, in excess of $500,000. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, Urban will deliver to Holding Company Urban's call reports filed with the OCC and FDIC, and Holding Company will deliver to Urban Holding Company's quarterly reports on Form 10-Q, annual reports on Form 10-K (including any proxy statements and annual reports to shareholders incorporated therein) and current reports on Form 8-K, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, Urban will deliver to Holding Company and Holding Company will deliver to Urban their respective audited year end Financial Statements included in their respective Annual Reports to Shareholders, in the case of Holding Company as filed on Form l0-K with the SEC under the 1934 Act.

     5.5. Access to Properties and Records; Confidentiality.

     (a) Urban shall permit Holding Company and its representatives, and Holding Company and Bank shall permit Urban and its representatives reasonable access to their respective properties, and shall disclose and make available to Holding Company and its representatives or Urban and its representatives as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files (so long as such access does not waive attorney-client privilege), plans affecting employees, and any other business activities or prospects in which Holding Company and its representatives or Urban and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. The parties will use their best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Urban acknowledges that Holding Company may be involved in discussions concerning other potential acquisitions and Holding Company shall not be obligated to disclose such information to Urban except as such information is publicly disclosed by Holding Company or as required by this Agreement.

     (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. This shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

     5.6. Regulatory Matters.

     (a) For the purposes of holding the meeting of Urban stockholders referred to in section 5.7 hereof and registering or otherwise qualifying under applicable federal and state securities laws Holding Company Common Stock to be issued to Record Holders and optionees in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by Holding Company of a registration statement with the SEC which shall include an appropriate proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act and applicable state securities laws and the rules and regulations thereunder. (Such proxy statement and prospectus in the form mailed by Urban to the Urban stockholders and optionees together with any and all amendments or supplements thereto, is herein referred to as the "Proxy Statement/Prospectus" and the various documents to be filed by Holding Company under the 1933 Act with the SEC to register for offer and sale the Holding Company Common Stock to be issued to Record Holders and optionees, including the Proxy

Statement/Prospectus, as the same may be amended or supplemented, are referred to herein as the "Registration Statement").

     (b) Holding Company shall furnish information concerning Holding Company, the Merger and other matters except with respect to Urban as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Holding Company, to comply with Section 5.6(a) hereof. Holding Company agrees promptly to advise Urban if at any time prior to the Urban stockholders' meeting referred to in Section 5.7 hereof, any information provided by Holding Company in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Urban with the information needed to correct such inaccuracy or omission. Holding Company shall furnish Urban with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus (except as it relates to Urban), to comply with Section 5.6(a) after the mailing thereof to Urban stockholders.

     (c) Urban shall furnish Holding Company with such information concerning Urban as is necessary in order to cause the Registration Statement, insofar as it relates to Urban, to comply with Section 5.6(a) hereof. Urban agrees promptly to advise Holding Company if, at any time prior to the effective date of the Registration Statement referred to in Section 5.6(a) hereof, information provided by Urban in the Registration Statement becomes incorrect or incomplete in any material respect and to provide Holding Company with the information needed to correct such inaccuracy or omission. Urban shall furnish Holding Company with such supplemental information as may be necessary in order to cause the Registration Statement, insofar as it relates to Urban, to comply with
Section 5.6(a) after the mailing thereof to Urban stockholders.

     (d) Holding Company shall as promptly as practicable make such filings as are necessary in connection with the offering of the Holding Company Common Stock with applicable state securities authorities and shall use all reasonable efforts to qualify the offering of the Holding Company Common Stock under applicable state securities laws at the earliest practicable date. Urban shall promptly furnish Holding Company with such information regarding Urban stockholders as Holding Company requires to enable it to determine what filings are required hereunder. Urban authorizes Holding Company to utilize in such filings the information concerning Urban provided to Holding Company in connection with, or contained in, the Registration Statement. Holding Company shall furnish Urban with copies of all such filings and keep Urban advised of the status thereof. Holding Company shall as promptly as practicable file the Registration Statement containing the Proxy Statement/Prospectus with the SEC, and Holding Company shall promptly notify Urban of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement/Prospectus.

     (e) Holding Company shall cause the Holding Company Common Stock to be issued in connection with the Merger to be listed on NASDAQ/National Market System.

     (f) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FDIC and the Department. The parties shall each have the right to review in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. Holding Company and Bank shall cause an actual application to the FDIC and the Department to be filed within 45 days of the date hereof, so long as Urban provides all information necessary to complete the application within 30 days of the date hereof.

     (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

     (h) Urban and Holding Company agree that in the event either of them are approached by or deem it appropriate to enter into discussions in connection with the Merger with any community group regarding the performance of either party or the Surviving Bank under the Community Reinvestment Act of 1978, as amended (the "CRA"), the parties shall mutually conduct such discussions and shall mutually approve any agreements entered into in connection therewith.

     5.7. Approval of Stockholders. Each of Urban and Holding Company will take all steps necessary to duly call, give notice of, convene and hold meetings of their stockholders as soon as reasonably practicable for the purpose of securing the approval by such stockholders of this Agreement. Subject to the qualification set forth in Section 5.3 hereof, Urban will recommend to its stockholders approval of this Agreement and the transactions contemplated hereby. Urban and Holding Company shall cooperate and consult with each other with respect to their respective meetings.

     5.8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to the Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

     5.9. Public Announcements. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, and no party shall make any such public disclosure without the consent of the other party, except as may be otherwise required by law or regulation or as to which the party releasing such information has used its best efforts to discuss with the other party in advance.

     5.10. Failure to Fulfill Conditions. In the event that Holding Company or Urban determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to September 30, 1995 and that it will not waive that condition, it will promptly notify the other party. Urban and Holding Company will promptly inform the other of any facts applicable to Urban or Holding Company, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

     5.11. Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective disclosure schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedules or which is necessary to correct any information in such schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such disclosures schedules shall correct or cure any representation or warranty which was untrue when made, but supplements or amendments may be used to disclose subsequent facts or events to maintain the truthfulness of any representation or warranty.

     5.12. Printing of Registration Statement and Proxy Statement/Prospectus. Holding Company shall be responsible for the costs of printing of the Registration Statement and the Proxy Statement/Prospectus, filing fees related thereto paid to the SEC and fees to be paid to and filing with state blue sky and securities authorities in connection with registration, offer and sale of the Holding Company Common Stock in the Merger.

     5.13. Closing. The parties hereto shall cooperate and use reasonable efforts to try to cause the Effective Time to occur on or before June 30, 1995.

     5.14. Indemnification. Holding Company agrees that it will, and will cause Bank to, after the Effective Time, and to the fullest extent permitted by applicable law and the corporate documents of Holding Company and Bank, provide to the directors and officers of Urban indemnification equivalent to that provided by or available under the Articles of Association and By-laws of Urban or permissible to the fullest extent permitted under the New Jersey Business Corporation Act with respect to acts or omissions occurring prior to the Effective Time, including without limitation, the authorization of this Agreement and the transactions contemplated hereby, for a period of six years from the Effective Time, or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved. To the extent permitted by applicable law, Holding Company or Bank shall advance expenses as incurred for legal counsel and otherwise in connection with the foregoing indemnification. In order to satisfy this obligation, Holding Company will procure continuing director and officer liability coverage for officers, directors and employees of Urban and its Subsidiaries for a period of six years after the Effective Time from a reputable insurance company issuing such policies, with terms and conditions (other than the amount of premiums) substantially similar to or better than those in effect under Urban's existing directors' and officers' insurance policy.

     5.15. Employment Matters.

     (a) Holding Company will make every effort to continue the employment of all officers and employees of Urban, and to the extent possible, at the same location, with the same or equivalent salary and benefits. To the extent any Urban officer or employee is terminated upon or within one (1) year of the consummation of the Merger, such employee shall be entitled to severance in accordance with the terms set forth in Exhibit 5.15(a) hereto. After such one (1) year period, former Urban employees shall have whatever rights may be available to employees of Holding Company under Holding Company's severance plans as in effect from time to time, with credit given for prior service to Urban to the extent time served is a factor under such severance plans. Holding Company intends to merge Urban's Pension Plans, other than the Urban National Bank Profit Sharing Plan and its 401(k) thrift plan component, into Holding Company Pension Plans. It is the intention of the parties that participants in the Urban 401(k) thrift plan not be adversely affected by the transactions contemplated by this Agreement. Employees who continue to be employed by Holding Company or Bank will be credited for purposes of vesting and eligibility under Holding Company Pension Plans for prior service at Urban and will receive full credit for prior service with Urban under Bank's other plans (including medical, vacation, sick leave, disability, severance and similar plans) and no prior existing condition limitations will be imposed with respect to any medical coverage plans.

     As of the Effective Time, Holding Company will assume and become obligated under those change of control agreements between Urban and certain of its officers which are listed in the Urban Disclosure Schedule (the "Change of Control Agreements"), provided such officer is an officer of Urban as of the Effective Time. In addition, Holding Company shall enter into an employment agreement at the Effective Time, substantially in the form of Exhibit 5.15(a) hereto, with Robert F. Mangano if he is an employee of Urban at the Effective Time. Such employment agreement and Change of Control Agreements being referred to herein as the "Employment Agreements". Holding Company confirms that it will not challenge any benefits payable to a former officer of Urban under a Change of Control Agreement with Urban disclosed in the Urban Disclosure Statement.

     (b) HUBCO agrees that within ninety (90) days of the end of the fiscal year in which the Merger is consummated, HUBCO shall pay to each person who was an employee of Urban at the Effective Time a portion of the bonus pool for which Urban shall have accrued an expense on its books and records as of the Effective Time; the allocation of this bonus pool shall be made in accordance with an allocation schedule which Urban shall deliver to Holding Company at the Closing. From and after the Effective Time and for the remainder of 1995, the Urban employees who become employees of the Holding Company or the Bank shall be entitled to participate in whatever bonus programs Holding Company or the Bank may maintain for similarly situated employees, on a pro rata basis based upon the time of such employee's actual service with Holding Company or the Bank during 1995. Thereafter, the former Urban employees shall be treated as similarly situated Holding Company or Bank employees.

     5.16. Pooling and Tax-Free Reorganization Treatment. Neither Holding Company nor Urban shall intentionally take, fail to take or cause to be taken or not be taken, any action within its control, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

     5.17 Urban Options. From and after the Effective Time, each Urban Option which is converted to an option to purchase Holding Company Common Stock under
Section 2.1(b) (i) shall be administered, operated and interpreted by a committee comprised of members of the Board of Directors of Holding Company appointed by the Board of Directors of Holding Company. Holding Company shall reserve for issuance the number of shares of Holding Company Common Stock necessary to satisfy Holding Company's obligations. Holding Company shall also register promptly after the Effective Time, if not previously registered pursuant to the 1933 Act, the shares of Holding Company Common Stock authorized for issuance under the Urban Options so converted.

     5.18. Affiliates.

     (a) Promptly, but in any event within two weeks after the execution and delivery of this Agreement, (i) Urban shall deliver to Holding Company (x) a letter identifying all persons who, to the knowledge of Urban, may be deemed to be affiliates of Urban under Rule 145 of the 1933 Act, including without limitation all directors and executive officers of Urban and (y) a letter identifying all persons who, to the knowledge of Urban, may be deemed to be affiliates of Urban as that term (affiliate) is used for purposes of qualifying for "pooling of interests" accounting treatment; and (ii) Holding Company shall identify to Urban all persons who, to the knowledge of Holding Company, may be deemed affiliates of Holding Company as that term is used for purposes of qualifying for "pooling of interests" accounting treatment.

     (b) Each person who may be deemed an affiliate of Urban (under either Rule 415 of the 1933 Act or the accounting treatment rules) shall execute a letter substantially in the form of Exhibit 5.18 hereto agreeing to be bound by the restrictions of Rule 145, as set forth in Exhibit 5.18 and agreeing to be bound by the rules which permit the Merger to be treated as a "pooling of interests" for accounting purposes. In addition, Holding Company shall cause its affiliates (as that term is used for purposes of qualifying for pooling of interests) to execute a letter substantially in the form of Exhibit 5.18(a) hereto within two weeks of the date hereof, in which such persons agree to be bound by the rules which permit the Merger to be treated as a "pooling of interests" for accounting treatment.

     (c) Holding Company agrees to publish financial results covering at least 30 days of combined operations of Holding Company and Urban as soon as practicable after the Effective Time.

     5.19. Compliance with the Industrial Site Recovery Act.

     (a) For each non-residential property owned by Urban or any of its Subsidiaries, Urban, at its sole cost and expense, shall obtain prior to the Effective Time, either:

          (i) a Letter of Non-Applicability ("LNA") from the New Jersey Department of Environmental Protection ("NJDEP") stating that none of the properties located in New Jersey owned or operated by Urban or any of its Subsidiaries (each, a "Facility") is an "industrial establishment," as such term is defined under the Industrial Site Recovery Act ("ISRA");

          (ii) a Remediation Agreement issued by the NJDEP pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; or

          (iii) a Negative Declaration approval, Remedial Action Workplan approval, No Further Action letter or other document or documents issued by the NJDEP advising that the requirements of ISRA have been satisfied with respect to each Facility subject to ISRA. In the event Urban obtains a Remediation Agreement, Urban will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement.

     (b) If Urban reasonably believes that its cost to comply with ISRA, including without limitation the cost of any Remediation Funding Source, shall, in the aggregate exceed $300,000, Urban shall consult with Holding Company and the parties shall jointly determine whether to so comply, terminate the Merger or take some other action. Thereafter, in the event Holding Company requests Urban to comply with ISRA, Urban will take all such steps as are reasonably necessary to so comply and the amounts expended by Urban on such compliance shall not be deemed to be expenses of Urban or funds otherwise disbursed by Urban in determining Urban's Closing Shareholder's Equity, whether Urban has breached any representation or warranty or complied with any covenant contained herein. Urban shall keep Holding Company informed of all amounts it is required to expend in order to comply with ISRA.

     (c) Urban's exclusive obligation with respect to any environmental conditions, whether known or unknown, at, on or under any real property owned or leased by Urban or any of its Subsidiaries, shall be to obtain the approvals required by paragraphs 5.19(a) (i) through (iii) above, and Holding Company agrees that it shall accept any such approval(s) in complete satisfaction of all obligations which Urban or any of its Subsidiaries may have pursuant to ISRA or any applicable Environmental Laws.

     5.20 Provision of Additional Information. Urban acknowledges that in connection with consummation of the transactions contemplated by the Jefferson Agreement, HUBCO may be required to provide information to the Jefferson shareholders with regard to Urban and the Merger. Urban agrees to comply as promptly as possible with all requests for information by the Holding Company to be included in the proxy statement to be used by the shareholders of Jefferson, and to take such steps as Holding Company may reasonably request in order for Holding Company to ensure that the shareholders of Jefferson have been supplied with all appropriate information.

     5.21 Transactions Causing 10% Dilution. Holding Company shall not enter into any agreement after the date hereof which requires it to issue Holding Company Common Stock or securities convertible into Holding Company Common Stock where the indicated dilution of book value or earnings per share of Holding Company Common Stock is greater than 10%, as determined in good faith by Urban's investment banker after consultation with Holding Company.

     5.22 Delivery of Audited Financial Statements. Each of Holding Company and Urban shall deliver to the other copies of their respective consolidated statements of financial condition as of December 31, 1994 and their related consolidated statements of income, changes in shareholders' equity and cash flows for the period ended December 31, 1994, in each case accompanied by the audit report of each party's independent public accountants, Arthur Andersen, LLP. Each of Holding Company and Urban shall deliver such certified Financial Statements within five (5) days of such party's receipt of their respective audited Financial Statements. Such audited Financial Statement shall show no material change from the Draft Financial Statement previously provided to each party pursuant to Sections 3.4 and 4.4 hereof, respectively.

     5.23 Expenses of the Merger. All of Urban's expenses in connection with the Merger, including financial advisory fees, legal fees and accounting fees shall be reasonable. Urban shall monthly provide HUBCO with a summary of all expenses incurred to date. For purposes of the foregoing, payments of financial advisory fees, legal fees and accounting fees in accordance with arrangements disclosed in the Urban Disclosure Schedule shall be deemed reasonable.

                                   ARTICLE VI

                               CLOSING CONDITIONS

     6.1. Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

     (a) Approval of Urban Stockholders; SEC Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Urban and the stockholders of Holding Company. In addition, the stockholders of Urban shall have approved the Urban Stock Split. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order and no proceeding for such purpose shall be pending before the SEC, and the issuance of the Holding Company Common Stock shall have been qualified in every state where such qualification is required under the applicable state, blue sky, securities or legal investments laws. The Holding Company Common Stock to be issued in connection with the Merger, including Holding Company Common Stock to be issued for the Urban Options, shall have been approved for listing on NASDAQ/National Market System.

     (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the FDIC and the Department) required to consummate the transactions contemplated hereby, and the approval by the Comptroller of the Currency of the Urban Stock Split shall have been obtained without any unusual term or condition which would materially impair the value of Urban, taken as a whole, to Holding Company. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

     (c) Suits and Proceedings. Neither Holding Company nor Urban nor Bank shall be prohibited by any order, ruling, consent decree, judgment or injunctions of a court or regulatory agency of competent jurisdiction from consummating the Merger or the other transactions contemplated by this Agreement, and the consummation of the Merger and the other transactions contemplated hereby, shall be legally permissible pursuant to applicable law.

     (d) Pooling of Interests. Holding Company and Urban shall have received letters, dated within thirty days of the date of this Agreement and dated the Closing Date, from Arthur Andersen, LLP, certified public accountants, to the effect that, based upon facts known to such accountants, as of such date, the Merger shall be qualified to be treated by Holding Company as a pooling of interests for accounting purposes if closed and consummated in accordance with this Agreement.

     (e) Tax Certificate. Each party hereto shall have delivered to McCarter & English, tax counsel, a certificate, dated as of the Effective Time, signed by its Chief Executive Officer and by its Treasurer, to the effect that, to the best knowledge and belief of such officers, the statement of facts and representations made on behalf of its management and presented to the legal counsel delivering the tax opinions provided for in Section 6.1(f) were as of the date of such requests or presentation and of any such supplement true, correct and complete, and are on the date of such certificate, to the extent contemplated by the request or presentation and any such supplemental requests, true, correct and complete, as though such request or presentation and any such supplemental requests had been made on the date of such certificate.

     (f) Tax Opinion. The parties shall have received an opinion of McCarter & English, counsel to Holding Company, reasonably satisfactory in form and substance to each of them, to the effect that the transactions contemplated hereby will result in a reorganization (as defined in Section 368(a) of the Code), and accordingly no gain or loss will be recognized for federal income tax purposes to Holding Company, Urban, or Bank or to the stockholders of Urban who exchange their shares of Urban Common Stock for Holding Company Common Stock (except to the extent that cash is received in lieu of fractional shares of Holding Company Common Stock with respect to Dissenting Shares).

     6.2. Conditions to the Obligations of Holding Company Under this Agreement. The obligations of Holding Company under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

     (a) Representations and Warranties; Performance of Obligations of Urban. The representations and warranties of Urban contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time, except with respect to changes permitted hereby and for any such representations and warranties waived in writing by it and except for any such representations and warranties made as of a specific date which shall be true and correct in all material respects as of such date. Urban shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date pursuant to the terms of this Agreement and the Bank Merger Agreement, except as waived in writing by Holding Company. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Urban Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Urban Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Urban Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

     (b) Opinion of Counsel. Holding Company shall have received an opinion of counsel to Urban, dated the date of the Closing, in form and substance reasonably satisfactory to Holding Company, covering the matters set forth on
Schedule 6.2 hereto and any other matters reasonably requested by Holding
Company.

     (c) Certificates. Urban shall have furnished Holding Company with such certificates of its officers or others and such other documents evidencing fulfillment of the conditions set forth in this Section 6.2 as Holding Company may reasonably request.

     (d) Litigation. Urban shall have provided Holding Company with a list of all litigation to which Urban or its Subsidiaries is a party, listing the caption of the litigation, the Docket Number of the litigation, the Court in which such litigation is pending and the name and telephone number of the attorney handling such litigation.

     6.3. Conditions to the Obligations of Urban Under this Agreement. The obligations of Urban under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

     (a) Representations and Warranties; Performance of Obligations of Holding Company. The representations and warranties of Holding Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time, except with respect to changes permitted hereby and for any such representations and warranties waived in writing by Urban and except for any such representations and warranties made as of a specific date which shall be true and correct in all material respects as of such date. Holding Company shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date pursuant to the terms of this Agreement and the Bank Merger Agreement, except as waived in writing by Urban. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Holding Company Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Holding Company Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Holding Company Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

     (b) Opinion of Counsel to Holding Company. Urban shall have received an opinion of counsel to Holding Company, dated the date of the Closing, in form and substance reasonably satisfaction to Urban, covering the matters set forth on Schedule 6.3 hereto and any other matters reasonably requested by Urban.

     (c) Fairness Opinion. Urban shall have received opinions from Capital Consultants of Princeton, Inc. as of the date the Proxy Statement/Prospectus is mailed to Urban's stockholders and as of the Closing Date, to the effect that, in its opinion, the consideration to be paid to stockholders of Urban hereunder is fair to such stockholders from a financial point of view.

     (d) Certificates. Holding Company shall have furnished Urban with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as Urban shall reasonably require.

     (g) Election of Directors. Messrs. Bryant D. Malcolm, W. Peter McBride and Joseph Pfeifer shall have been appointed as members of the Board of Directors of Bank effective as of the Effective Time and, Messrs. Malcolm and McBride shall also have been appointed as members of the Board of Directors of Holding Company. In the event any of the foregoing listed individuals is unwilling or unable to serve as a director of the Holding Company or the Bank, Urban shall appoint a substitute, with the concurrence of Holding Company.

     (h) Employment Agreements and Replacement Options. The Employment Agreements shall have been assumed or entered into by Holding Company and Replacement Options shall have been executed by Holding Company and delivered by it to the appropriate employees of Urban.

     (i) Plan Mergers. Forms of documents reflecting the merger of Urban Pension Plans with Holding Company Pension Plans shall have been approved by Holding Company and, if required, by the Bank Board of Directors and the Urban Board of Directors.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of
Urban:

     (a) By mutual written consent of the parties hereto.

     (b) By Urban (i) if the Effective Time shall not have occurred on or prior to September 30, 1995 or (ii) by Holding Company or Urban if a vote of the stockholders of Urban is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreement set forth herein to be performed or observed by such party at or before the Effective Time.

     (c) By Holding Company or Urban upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by Holding Company upon written notice to Urban if any such application is approved with conditions which materially impair the value of Urban, taken as a whole, to Holding Company.

     (d) By Urban, if (i) the Exchange Ratio is not adjusted pursuant to Section 2.1(a)(i), (ii) the Exchange Ratio, as adjusted pursuant to Section 2.1(a)(ii) hereof is less than 2.0, (iii) the Exchange Ratio, as adjusted pursuant to
Section 2.1(a)(ii) multiplied by the Average Closing Price of Holding Company Common Stock is less than $26.65, or (iv) Holding Company enters into a written agreement or letter of intent with a third party which would result in a Change of Control of Holding Company (as defined below), Holding Company publicity announces its intention to enter into a transaction which would result in a Change in Control of Holding Company, or the Board of

Directors of Holding Company approves or consents to a Change in Control or recommends to its shareholders any transaction or transactions which would cause a Change in Control of Holding Company. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (X) any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of Holding Company or a person engaging in a transaction of the type described in clause (Z) of this subsection but which does not constitute a Change in Control under such clause, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Holding Company representing 25% or more of the combined voting power of Holding Company's then outstanding securities; or (Y) after the date of this Agreement,
(i) individuals at the date of this Agreement constitute the Board and (ii) any new director (other than a director designated by a person who has entered into an agreement with Holding Company to effect a transaction described in clauses
(X) or (Z) of this Subsection) whose election by the Board or nomination for election by Holding Company shareholders was approved by a vote of at least two-thirds (2/3) of the directors in office at the date of this Agreement or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (Z) the shareholders of Holding Company or, if no shareholder approval is required or obtained, Holding Company or any of its Subsidiaries completes a merger, consolidation or similar transaction of Holding Company or such a Subsidiary with or into any other corporation, or a binding share exchange involving the Holding Company, other than any such transaction which would result in the voting securities of Holding Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of Holding Company or such surviving entity outstanding immediately after such transaction, or the shareholders of Holding Company approve a plan of complete liquidation of Holding Company or an agreement for the sale or disposition by Holding Company of all or substantially all Holding Company assets.

     (e) By Urban, upon written notice to Holding Company on the fifth business day prior to the scheduled Closing Date (the "Price Evaluation Date"), if the Average Closing Price of the Holding Company Common Stock is less than $12.75 per share (the "Upset Price"). The "Average Closing Price" shall mean the average price of Holding Company Common Stock calculated based upon the closing price during the first 10 of the 15 consecutive trading days immediately preceding the Closing. The Average Closing Price shall be determined by (x) first, recording the closing price (the "Daily Price") of Holding Company Common Stock reported by NASDAQ/National Market System (as published in The

Wall Street Journal) during the first 10 of the 15 consecutive trading days immediately preceding the Closing (trading day meaning any day that Holding Company Common Stock shall be reported as traded on NASDAQ/National Market System) and (y) second, computing the average of the Daily Prices in the 10 day period. If the actual Closing Date is different by more than three (3) business days from the Scheduled Closing Date, a recalculation of the Average Closing Price shall be undertaken to take into account such revised Closing Date.

     (f) By Holding Company if (i) there shall have occurred a material adverse change in the financial condition of Urban and its Subsidiaries on a consolidated basis from that disclosed by Urban on the date of this Agreement in the Urban Financial Statements, (adjusted to remove expenses associated with the Merger) or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Urban hereunder which if susceptible of being cured within the following period, is not cured within 10 days after notice by Holding Company of its intent to terminate.

     (g) By Urban, if (i) there shall have occurred a material adverse change in the financial condition of Holding Company or Bank from that disclosed by Holding Company and its Subsidiaries on a consolidated basis on the date of this Agreement in the Holding Company Financial Statements; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Holding Company hereunder, which if susceptible of being cured within the following period is not cured within 10 days after notice by Urban of its intent to terminate.

     (h) By Holding Company or Urban if any condition to Closing specified under
Article VI hereof applicable to such party cannot reasonably be met after giving the other party a reasonable opportunity to cure any such condition.

     (i) By Urban if Urban's Board of Directors shall have approved an Acquisition Transaction after determining upon advice of counsel, that such approval was necessary in the exercise of its fiduciary obligation under applicable laws.

     7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either Holding Company or Urban pursuant to Section 7.1, this Agreement (other than Section 5.5(b) and Section 8.1 hereof) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement; provided, however, that in the event Urban breaches Section 3.3(a) hereof because a court of competent jurisdiction, through no effort of Urban, finds Section 8.1(b) unenforceable, Holding Company shall not be entitled to any monetary damages from Urban or its officers or directors, and such shall not, in and of itself, be a cause for Holding Company's failure to close.

     7.3. Amendment. This Agreement may be amended by mutual action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of Urban but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the stockholders of Urban without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Holding Company, Bank and Urban.

     7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1. Expenses.

     (a) Subject to Sections 8.1(b) and 5.12 hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment Holding Company fees and expenses) shall be borne by the party incurring such costs and expenses.

     (b) (i) If (a) this Agreement is terminated by Urban pursuant to Section 7.1(i) hereof, and (b) within twelve (12) months after the date of the termination of this Agreement, the Board of Directors of Urban shall have recommended that the shareholders of Urban approve or accept any Acquisition Transaction or Urban shall have entered into a definitive written agreement proposing such Acquisition Transaction, in each case other than as contemplated by this Agreement, then, in any such case, Urban shall cause the definitive written agreement with any such third party governing such Acquisition Transaction to provide that such third party will pay to HUBCO a fee (the "Termination Fee") equal to $1,000,000. Urban will further cause such definitive written agreement to provide that such payment shall be made by such third party at the closing of the Acquisition Transaction. Such payment shall be made by wire transfer to HUBCO of immediately available funds.

     (ii) In the event Urban terminates this Agreement pursuant to Section 7.1(i) hereof and within twelve (12) months after such termination the Board of Directors of Urban has not recommended that the shareholders of Urban approve or accept any Acquisition Transaction or Urban has not entered into a definitive written agreement proposing an Acquisition Transaction, or, if Urban has entered into a definitive written agreement for an Acquisition Transaction or the Urban Board has recommended to the Shareholders that they approve or accept an Acquisition Transaction but such Acquisition Transaction is abandoned by a party prior to closing, then Urban shall pay to HUBCO a fee (the "Reimbursement Fee") equal to the amount of HUBCO's actual out-pocket expenses expended on negotiating this Agreement and attempting to consummate the transactions contemplated hereby, such payment not to exceed $200,000. Such payment shall be made by Urban by wire transfer of immediately available funds within five (5) days of the twelve (12) month anniversary of the termination of this Agreement.

     8.2. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent the same day by registered or certified mail, postage prepaid, as follows:

     (a) If to Holding Company, to:

         HUBCO, Inc.
         3100 Bergenline Avenue
         Union City, NJ 07087
         Attn:  Kenneth Neilson,
                  President and Chief Executive Officer
         Telecopier No. (201) 348-3493

         Copy to:

         HUBCO, Inc.
         1000 MacArthur Boulevard
         Mahwah, NJ 07430
         Attn:  D. Lynn Van Borkulo-Nuzzo, Esq.
         Telecopier No. (201) 236-2639

         and

         McCarter & English
         Four Gateway Center
         100 Mulberry Street
         Newark, NJ 07102
         Attn:  Michael M. Horn, Esq.
         Telecopier No. (201) 624-7070

     (b) If to Urban, to:

         Urban National Bank
         805 Franklin Lake Road
         Franklin Lakes, NJ 07416
         Attn:  Robert F. Mangano
                  President and Chief Executive Officer
         Telecopier No. (201) 891-4941

         Copy to:

         Crummy, Del Deo, Dolan, Griffinger & Vecchione
         One Riverfront Drive
         Newark, NJ 07102
         Attn:  Frank E. Lawatsch, Jr., Esq.
         Telecopier No. (201) 596-0545

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date so delivered or telecopied and mailed.

     8.3. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and no person not a party hereto shall have any rights or benefits under this Agreement, either as a third party beneficiary or otherwise except that directors, officers and employees shall have the right to enforce
Section 5.14. No assignment of this Agreement may be made except upon the written consent of the other parties hereto.

     8.4. Entire Agreement. This Agreement, which includes the disclosure schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

     8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     8.6. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

     8.7. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     8.8. Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement or the Bank Merger Agreement or in the instruments or certificates delivered pursuant hereto or thereto by any party hereto shall expire, on, and be terminated and extinguished at, the earlier of (A) the termination of this Agreement in accordance with
Section 7.1(a), (b), (c), (e), (f)(i) or (ii), (g)(i), (h) and (i) or (B) the
Effective Time; provided however, that, in the event that the Merger is consummated, no representation or warranty of Holding Company or Urban provided for herein, shall be deemed to be terminated or extinguished so as to deprive Holding Company or Urban of any defense, at law or in equity which it otherwise would have to any claim against it by any such person, including, without limitation, any shareholder or former shareholder of Holding Company or Urban, the representations and warranties aforesaid (except to the extent that they shall have been waived in accordance herewith) being material inducements to the consummation by Urban and Holding Company of the Merger and other transactions contemplated hereby.

     8.9. Survival of Certain Covenants. In the event the Merger is consummated, only then, agreements set forth herein, that by their context are intended to do so, shall survive such consummation and the performance of this Agreement and the Bank Merger Agreement.

     IN WITNESS WHEREOF, Holding Company, Bank, and Urban have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


ATTEST:                                       HUBCO, INC.

By:/s/ D. LYNN VAN BORKULO-NUZZO              By:/s/ KENNETH T. NEILSON
   -----------------------------                 -------------------------
   D. Lynn Van Borkulo-Nuzzo                     Kenneth T. Neilson
   Secretary                                     President and Chief
                                                 Executive Officer


ATTEST:                                       URBAN NATIONAL BANK

By:/s/ EILEEN R. LOPRESTO                     By:/s/ ROBERT MANGANO
   -----------------------------                  -------------------------
   Eileen R. Lopresto                             Robert Mangano
   Secretary                                      President and Chief
                                                  Executive Officer


ATTEST:                                       HUDSON UNITED BANK

By:/s/ D. LYNN VAN BORKULO-NUZZO              By:/s/ KENNETH T. NEILSON
   -----------------------------                 --------------------------
   D. Lynn Van Borkulo-Nuzzo                     Kenneth T. Neilson
   Secretary                                     President and Chief
                                                 Executive Officer

                                   EXHIBIT A

                           AGREEMENT TO MERGE BETWEEN

                               HUDSON UNITED BANK

                                      AND

                              URBAN NATIONAL BANK

     THIS AGREEMENT made as of this ___ day of January, 1995 between Hudson United Bank (hereinafter referred to as "Bank"), a New Jersey chartered commercial bank, being located at 3100 Bergenline Avenue, Union City, County of Hudson, in the State of New Jersey, and Urban National Bank (hereinafter referred to as "Urban"), a national banking association organized under the laws of the United States, being located at 805 Franklin Lakes Road, Franklin Lakes, County of Bergen, in the State of New Jersey. The parties hereto agree as follows:

     Section 1. Urban shall be merged with and into Bank with Bank as the surviving institution (the "Receiving Bank").

     Section 2. The name of the Receiving Bank shall be Hudson United Bank.

     Section 3. The amount of capital stock of the Receiving Bank shall be $__________ , divided into [_____] shares of common stock, each of $___________ par value, and at the time merger shall become effective, the Bank shall have a surplus of $_____________.

     Section 4. All assets of each of the merging banks, as they exist at the effective time of the merger, shall pass to and vest in the Receiving Bank without any conveyance or other transfer. The Receiving Bank shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of their respective trust departments, of each of the merging banks existing as of the effective time of the merger.

     Section 5. Exhibit A-1 hereto lists the location of each branch of Bank and Urban which will become or remain branches of the Receiving Bank.

     Section 6. The stockholder of Bank shall retain its rights in the capital stock presently outstanding, which shall remain [_________] shares of common stock of the association, each with $_____ par value, and the stockholders of Urban in exchange for their shares of Urban shall be entitled to receive shares of the common stock of HUBCO, Inc., each of no par value, on the terms and subject to the conditions contained in that certain Agreement and Plan of Merger by and among Urban, Bank and HUBCO, Inc. dated as of February __, 1995 (the "Merger Agreement").

     Section 7. The present board of directors of Bank with the addition of Messrs. __________________________________________, __________________________
and _____________________________________________ shall serve as the board of directors of the Receiving Bank until the next annual meeting or until such time as their successors have been elected and have qualified.

         Section 8. This Agreement shall be terminated automatically if the Merger Agreement is terminated as provided in the Merger Agreement.

        Section 9. This Agreement shall be ratified and confirmed by the affirmative vote of the stockholders of each of the merging banks owning at least two-thirds of its capital stock outstanding, at a meeting to be held on the call of the directors; and the merger shall become effective at the time specified in the Merger Agreement.

     WITNESS, the signatures and seals of the merging banks this ______ day of _____________ , 1995, each set by its president or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority, and witness the signature of a majority of each of the board of directors.

ATTEST:                           HUDSON UNITED BANK


_________________________         By:_____________________________
                Secretary            KENNETH T. NEILSON, President



ATTEST:                           URBAN NATIONAL BANK


_________________________         By:_____________________________
                  Cashier            Robert Mangano, President

STATE OF NEW JERSEY  )
                     )ss.
COUNTY OF            )

     On this ______________ day of ___________ , 199 , before me, a Notary
Public for this state and county, personally came ___________ as president, and ___________ as cashier of Hudson United Bank, and each of his/her capacity acknowledged this instrument to the act and deed of the association and the seal affixed to it to be its seal.

     WITNESS my official seal and signature this day and year.

                                        _______________________________________
(Seal of Notary)

STATE OF NEW JERSEY  )
                     )ss.
COUNTY OF            )

     On this __________ day of __________, 1995, before me, a Notary Public for this state and county, personally came Robert F. Mangano as president, and __________ as cashier of URBAN NATIONAL BANK, and each of his/her capacity acknowledged this instrument to the act and deed of the association and the seal affixed to it to be its seal.

     WITNESS my official seal and signature this day and year.

                                         _______________________________________

(Seal of Notary)

                                                                  EXHIBIT 2.1(a)

                           NON-QUALIFIED STOCK OPTION
                             GRANTED BY HUBCO, INC.

     Hubco, Inc. (the "Company") hereby evidences the grant, on ______________________, 1995 (the "Date of Grant"), to Robert F. Mangano, (the
"Optionee") as part of the Optionee's compensation, the Non-Qualified Stock Options set forth below on the terms and subject to the conditions of this Agreement.

                                   BACKGROUND

     WHEREAS, Optionee has been employed as the President and Chief Executive Officer of Urban National Bank;

     WHEREAS, in such capacity, Optionee was awarded Options from Urban National Bank in 1992 and 1993;

     WHEREAS, pursuant to that certain Agreement and Plan of Merger, Urban National Bank is being acquired by Hubco, Inc. and merged into Hudson United Bank; and

     WHEREAS, Hubco, Inc. wishes to assume the obligations of Urban National Bank with regard to the Optionee's Options on the terms set forth herein.

     1. THE OPTIONS

     The Company hereby grants the Optionee the following options: (1) an option to purchase _______________________(1) shares of the Common Stock of the Company (the "A Option"); and (2) an option to purchase ____________________________(2)
shares of the Common Stock of the Company (the "B Option"). The A Option and the B Option referred to herein as the "Options", and the shares issued upon exercise of the Options referred to as the "Optioned Shares".

______________________________________

(1) 5,000 x Exchange Ratio

(2) 10,000 x Exchange Ratio

     2. OPTION PRICE

     The price at which the Optioned Shares may be purchased is as follows: for the A Options,___________(3) per share, and for the B Options, _______________________(4) per share.

     3. OPTION TERMS

     Subject to Paragraph 3 hereof, the right to exercise the Options shall commence on ___________________________________________,(5) and shall expire on
June 1, 2002, for the A Options and September 13, 2003 for the B Options, except that:

     (a) In the Event of Retirement. If the Optionee's employment terminates by reason of his retirement (other than retirement for permanent and total disability as defined in Section 105(d)(4) of the Internal Revenue Code) pursuant to the terms of a pension or retirement plan, an Option may thereafter be exercised to the extent it was exercisable at the time of such retirement but may not be exercised after the expiration of the period of three years from the date of such termination of employment or of the stated period of the Option, whichever period is the shorter; provided, however, that if the Optionee dies within three years after such termination of employment, any unexercised portion of an Option, to the extent to which it was exercisable at the time of the Optionee's death may thereafter be exercised by the legal representative of the estate or by the legatee of the Option under a last will for a period of twelve months from the date of the Optionee's death or until the expiration of the stated period of the Option, whichever period is shorter.

     (b) In the Event of Disability. If the Optionee's employment terminates by reason of permanent and total disability (as defined in Section 105(d)(4) of the Internal Revenue Code), an Option may thereafter be exercised in full but an A Option may not be exercised after the expiration of the period of twelve months from the date of such termination of employment or of the stated period of the Option, whichever period is the shorter and a B Option may not be exercised after the expiration of the period of thirty-six months from the date of such termination of employment or of the stated period of the Option, whichever period is shorter; provided, however, that if the Optionee dies within twelve months after such termination of employment, any unexercised portion of an Option, to the extent to which it was

- --------------------------

(3) $10.00
    ----------------------
    Exchange Ratio

(4) $9.00
    ----------------------
    Exchange Ration

(5) Effective Time
exercisable at the time of the Optionee's death may thereafter be exercised by the legal representative of the estate or by the legatee of the Optionee under a last will for a period of twelve months from the date of the Optionee's death or until the expiration of the stated period of the Option, whichever period is the shorter.

     (c) In the Event of Death. If the Optionee's employment terminates by reason of the Optionee's death, an Option may thereafter be exercised in full by the legal representative of the estate or by the legatee of the Optionee under a last will, but may not be exercised after expiration of a period of twelve months from the date of the Optionee's death or of the stated period of the Option, whichever period is the shorter.

     (d) Other Termination. If the Optionee's employment terminates for any reason other than death, retirement or such permanent and total disability, the A Option shall thereupon immediately terminate and the B Option shall terminate upon the earlier to occur of the expiration of the Option term or thirty (30) days after the termination of Optionee's employment.

     4. RESTRICTIONS ON OPTION EXERCISE

     In no event may any Option be exercised, in whole or in part:

     (a) after the expiration of its terms;

     (b) if exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation.

     5. NONTRANSFERABLE OPTION

     During the Optionee's lifetime the Options may be exercised only by the Optionee, or by his duly appointed legal guardian in the event of the legal disability of the Optionee. The Options may not be assigned, transferred, alienated, pledged, encumbered or subject to a lien in any manner otherwise than by will or the laws of descent and distribution.

     6. NOTICE OF EXERCISE AND PAYMENT FOR OPTIONED SHARES

     (a) An Option may be exercised by delivering to the Secretary of the Committee of the Board of Directors administering the Option (the "Committee") a completed Option exercise form, copies of which may be obtained from the Committee, stating the number of optioned shares for which the Option is being exercised and accompanied by the total Option price therefor (including any applicable taxes). Payment of the Option price shall be made as follows: in cash or by certified check payable to the Company in U.S. funds.

     (b) An Option may not be exercised for less than 50 optioned shares or the full number of optioned shares for which the Option is then exercisable, whichever amount is less. The Optionee shall not have any rights to dividends or other rights of a shareholder with respect to the optioned shares, except for optioned shares for which he has exercised his Option, and paid the Option price.

     7. ADJUSTMENTS

     In the event of any change in the outstanding Common Stock of Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number or kind of shares subject to, and the option price per share hereunder, shall be automatically adjusted so that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event; such adjustment in this Option shall be made without change in the total option exercise price applicable to the unexercised portion of this Option and with a corresponding adjustment in the exercise price per share, and such adjustment shall be conclusive and binding on the Optionee.

    8. OPTION RECEIPT

     The Options are granted as an incentive for employment. The Optionee acknowledges receipt of a copy of the Option, confirms that he has reviewed the terms and conditions of the Option.

                                           HUBCO, INC.

                                           By: __________________________

Accepted and agreed to
as of the date of grant.

_________________________________

                                EXHIBIT 5.15(A)

                                 SEVERANCE PLAN
                            FOR FORMER EMPLOYEES OF
                              URBAN NATIONAL BANK

     Bank will offer the following severance benefits to persons whose employment is terminated except if such employment is terminated for good reason: Two weeks pay for each year in the aggregate of employment with a minimum of four weeks pay and a maximum of twenty-four weeks pay. Good reason for termination of employment means: (1) death of employee; (ii) retirement of employee under Bank's retirement plan; (iii) physical or mental disability of employee; (iv) failure by employee to perform employee's duties at Bank substantially in accordance with Bank's prevailing standards after employee is given written notice by Bank of deficiencies and an opportunity to cure deficiencies; (v) conviction of employee for a crime involving moral turpitude; or (vi) the issuance of an order by any regulatory authority having jurisdiction of employee, Holding Company or Bank ordering such employee's employment terminated or suspended.

                                                                 EXHIBIT 5.15(a)

                              EMPLOYMENT AGREEMENT

     AGREEMENT dated as of the_________day of _____________, 1995 (the "Commencement Date") by and between HUBCO, Inc., a New Jersey corporation (the "Company"), and ROBERT F. MANGANO, URBAN NATIONAL BANK, 11 Sutton Way, Washington Township, New Jersey 07675 ("Employee");

     WHEREAS, Employee is an executive with experience in the banking business; and

     WHEREAS, the Company desires to employ Employee as Employee of Hudson United Bank ("Bank") and Employee is desirous of and wishes to enter into such an employment arrangement, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, it is agreed as follows:

1. DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     1.1 "Affiliate" shall mean a corporation which, directly or indirectly, controls, is controlled by or is under common control with the Company, and for purposes hereof, "control" shall mean the ownership of 20% or more of the Voting Stock of the corporation in question.

     1.2 "Basic Salary" shall have the meaning assigned to it in Section 5 of this Agreement.

     1.3 "Board" shall mean the Board of Directors of the Company or the Bank as duly constituted from time to time.

     1.4 "Cause" shall mean:

     (a) The conviction of Employee for a felony, or the willful commission by Employee of a criminal or other act that in the judgment of the Board causes or will probably cause substantial economic damage to the Company or a Subsidiary or substantial injury to the business reputation of the Company or a Subsidiary;

     (b) The commission by Employee of an act of fraud in the performance of such Employee's duties on behalf of the Company or a Subsidiary;

     (c) The continuing willful failure of Employee to perform the duties of such Employee to the Company or a Subsidiary (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Employee by the Board; or

     (d) The order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination or suspension of Employee's employment.

     For purposes of this subparagraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company or a Subsidiary.

     1.5 "Change of Control" with respect to the Company shall mean (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a person engaging in a transaction of the type described in clause
(iii) of this subsection but which does not constitute a change in control under such clause, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) of this Subsection) whose election by the Board or nomination for election by the Company shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the shareholders of the Company approve or, if no shareholder approval is required or obtained, the Company or a Subsidiary completes a merger, consolidation or similar transaction of the Company or a Subsidiary with or into any other corporation, or a binding share exchange involving the Company's securities, other than any such transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations issued thereunder.

     1.7 "Commencement Date" shall be _______________________________ , 1995.

     1.8 "Confidential Information" shall include, without limitation by reason of specification, any information, including, without limitation, trade secrets, vendor and customer lists, pricing policies, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, research projects, strategic plans, product information, production know-how and other business affairs of the Company or its Affiliates, which (i) is or are designed to be used in or are or may be useful in connection with the business of the Company, any Subsidiary or any Affiliate of any thereof, or which, in the case of any of these entities, results from any of the research or development activities of any such entity, which (ii) is private or confidential in that it is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by Employee, or
(iii) which gives the Company or a Subsidiary or any Affiliate an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same.

     1.09 "Date of Termination" shall have the meaning assigned to it in Section 6.

     1.10 "Disability" shall mean the inability of Employee to perform Employee's duties of employment for the Bank, if, pursuant to the terms of this Agreement as hereinafter provided, because of physical or mental disability, where such disability shall have existed for a period of more than 90 consecutive days or an aggregate of 120 days in any 365 day period, and Employee is entitled to receive long term disability payments under a long term disability plan of the Company or any Subsidiary which employs Employee. The fact of whether or not a Disability exists hereunder shall be determined by appropriate medical experts selected by the Board. The existence of a Disability means that, Employee's mental and/or physical condition substantially interferes with Employee's performance of his duties for the Company, and/or its Subsidiaries as specified in this Agreement.

     1.11 "Employment Year" shall mean each twelve-month period, or part thereof, during which Employee is employed hereunder, commencing on the Commencement Date and on the same day of any subsequent calendar year, the first such subsequent Employment Year being the twelve-month period which will begin on the first anniversary of the Commencement Date.

     1.12 "Good Reason" shall have the meaning assigned to that term in Section 7.5.

     1.13 "Notice of Termination" shall have the meaning assigned to that term in Section 7.6.

     1.14 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     1.15 "Retirement" shall mean that Employee shall have reached age 65 and shall retire under the Company's or a Subsidiary's retirement plans (if any) applicable to him or any earlier actual voluntary retirement by Employee from his employment with the Company and its Subsidiaries.

     1.16 "Subsidiary" shall mean a corporation of which more than 50% of the Voting Stock is owned, directly or indirectly, by the Company.

     1.17 "Term" shall mean the term of employment of Employee under this Agreement.

     1.18 "Voting Stock" shall mean capital stock of a corporation which gives the holder the right to vote in the election of directors for such corporation in the ordinary course of business and not as the result of, or contingent upon, the happening of any event.

     Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

2. EMPLOYMENT AND DUTIES OF EMPLOYEE

     2.1 Employment; Title; Duties. The Company hereby employs Employee, and Employee hereby accepts appointment as Executive Vice President of the Bank. The principal duty of Employee shall be to perform those services set forth on Exhibit A attached hereto and incorporated herein, and to render services as are necessary and desirable to protect and advance the best interests of the Company and its Subsidiaries, acting, in all instances, in accordance with the policies set by the Board. Without further compensation, Employee agrees to serve (if requested to do so) as an officer and/or director of any Subsidiary.

     Employee shall report to and be under the supervision of the chief executive officer and chief operating officer of Bank, as well as such other officers whom the Board shall from time to time appoint (the "Senior Officers").

     2.2 Performance of Duties. Employee shall devote substantially all his full working time and efforts to the performance of his duties as an executive of the Bank and to the performance of such other duties as are assigned him from time-to-time by the Board or a Senior Officer. During the Term, Employee shall not engage in or become employed, directly or indirectly, in a business which competes with the business of the Company and its Subsidiaries, without the prior written consent of the Board, nor shall he act as a consultant to or provide any services to, whether on a remunerative basis or otherwise, the commercial or professional business of any other Person which competes with the Business of the Company and its Subsidiaries, without such written consent, which, in both instances, may be given or withheld by the Board in its absolute discretion.

3. TERM OF EMPLOYMENT

     The employment of Employee pursuant to this Agreement shall commence as of the Commencement Date and end three years thereafter, unless sooner terminated pursuant to Section 7 of this Agreement.

4. COMPENSATION AND BENEFITS

     The Company and/or its Subsidiaries shall pay Employee as compensation for all of the services to be rendered by him hereunder during the Term, and in consideration of the various restrictions imposed upon Employee during the Term and the Restricted Period, and otherwise under this Agreement, the Basic Salary and other benefits as provided for and determined pursuant to Sections 5 to 7, inclusive, of this Agreement.

5. BASIC SALARY/BONUS

     5.1 The Company shall pay or cause Bank to pay Employee, as compensation for all of the services to be rendered by him hereunder during each Employment Year, a salary of $175,000 per Employment Year (as may be adjusted upward by the Board from time to time) (the "Basic Salary"), payable in substantially equal weekly, bi-weekly, semi-monthly or monthly payments to be determined consistent with pay practices of Bank, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations, deductions for employee contributions to welfare benefits provided by the Company or a Subsidiary to Employee and less such other deductions or amounts, if any, as are authorized by Employee. The Basic Salary shall be prorated for the month in which employment by the Company or a Subsidiary commences or terminates, and for any Employment Year which is less than 12 months in duration. The Basic Salary may be increased from time-to-time by the Board and once increased, shall not thereafter be reduced.

     5.2 Employee will participate in any bonus programs of the Bank for its executive officers, whether currently existing or hereinafter established.

6. ADDITIONAL BENEFITS AND REIMBURSEMENT FOR EXPENSES

     6.1 Additional Benefits. The Company shall provide the following additional benefits to Employee during the Term:

     (i) participation on an equitable basis in any employee benefit plans established for senior management employees of the Company and Bank.

     (ii) four (4) weeks vacation with pay in each Employment Year. Employee shall also be entitled to all holiday privileges approved by the Board during the Term.

     (iii) participation by Employee in such stock-based compensation programs for senior management of the Company and Bank as shall currently exist or hereinafter be established.

     (iv) the lease or financing by the Company or Bank for use by Employee of a late model automobile, including payments by the Company of insurance and other expenses thereof which shall be paid by the Company in addition to the lease payment.

     (v) payment of annual country club dues at Hackensack Golf Club.

     6.2 Reimbursement for Expenses. The Company or Bank shall pay or reimburse Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of such bills, expense statements, vouchers or such other supporting information as the Board may reasonably require. In the event the Company requires Employee to travel on business during the Term, Employee shall be reimbursed for any travel expenses in accordance with this Section 6.2.

7. TERMINATION OF EMPLOYMENT

     7.1 Death. If Employee dies during the Term, on the date of his death this Agreement shall terminate.

     7.2 Disability. If, during the Term, Employee has a Disability, the Company may, at any time after Employee has a Disability, terminate Employee's employment by written notice to him.

     7.3 Retirement. The Agreement will be terminated by Employee's Retirement at the date of such Retirement.

     7.4 Termination for Cause. The Company may terminate Employee's employment hereunder for Cause at any time by written notice given to Employee by the Board.

     7.5 Good Reason Termination of Employment by Employee. Employee may terminate his employment hereunder at any time for Good Reason by providing written notice to the Company. Good Reason shall mean:

     (a) (i) The assignment by the Company to Employee of duties without Employee's express written consent, which (x) are materially diminished from or require travel significantly more time consuming or extensive than Employee's duties or business travel obligations at the Commencement Date, or (y) result, in either a significant reduction in Employee's authority and responsibility as a senior corporate executive of Bank when compared to the highest level of authority and responsibility assigned to Employee, or (ii) without Employee's express written consent, the removal of Employee from, or any failure to reappoint or reelect Employee to, the highest title held by Employee with Company or Bank during the term of this Agreement, except in connection with a termination of Employee's employment by the Company for Cause, or by reason of Employee's death, Disability or Retirement;

     (b) A reduction by the Company of Employee's Basic Salary or non-payment of Basic Salary when due;

     (c) The Company's requiring Employee to be based anywhere other than northern New Jersey except for required travel on the Company's or a Subsidiary's business to an extent substantially consistent with Employee's present business travel obligations, or in the event of any relocation of Employee with the Employee's express written consent, the failure by the Company or a Subsidiary to pay (or reimburse Employee for) all reasonable moving expenses of Employee relating to a change of principal residence in connection with such relocation and to indemnify Employee against any loss realized in the sale of Employee's principal residence in connection with any such change of residence, all to the effect that Employee shall incur no loss upon such sale on an after tax basis;

     (d) The failure by the Company or a Subsidiary to continue to provide Employee with substantially the same welfare benefits (which for purposes of this Agreement shall mean benefits under all welfare plans as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), and perquisites, including participation on a comparable basis in the Company's or a Subsidiary's retirement plans, stock based compensation, and other plans in which executives of the Company or a Subsidiary of comparable title and salary participate, or with a package of welfare benefits and perquisites, that, although any one or more of such benefits or perquisites may vary from those available to other executives of

Company of Subsidiary of comparable title and salary, is substantially comparable in all material respects to such welfare benefits and perquisites; or

     (e) The failure of the Company to obtain the express written assumption of and agreement to perform this Agreement by any successor as contemplated in
Section 13 hereof; or

     (f) A Change of Control shall occur.

     7.6 Notice of Termination. Any purported termination of employment by the Company or a Subsidiary by reason of Employee's Disability or for Cause, or by Employee for Good Reason shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice given by Employee or the Company or a Subsidiary, as the case may be, which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments under this Agreement. Employee shall not be entitled to give a Notice of Termination that Employee is terminating his employment with the Company or a Subsidiary for Good Reason, based upon subsection 7.5(a) after a Change of Control, more than six
(6) months following the occurrence of the event alleged to constitute Good Reason.

     7.7 Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean the date of termination of employment specified in the Notice of Termination, which shall not be more than ninety (90) days after such Notice of Termination is given; provided, however, that in the event such Notice of Termination is for Cause involving activities set forth in Section 1.4(a),
(b) or (d) hereof, the Date of Termination shall be immediately upon delivery of the Notice of Termination to Employee. If within thirty (30) days after any Notice of Termination is given, the party who receives such Notice of Termination notifies the other party that a Dispute exists (a "Notice of Dispute"), the Date of Termination shall be the date on which the Dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided that the Date of Termination shall be extended by a Notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such Dispute with reasonable diligence and provided further that pending the resolution of any such Dispute, the Company or a Subsidiary shall continue to pay Employee the same Basic Salary and to provide Employee with the same or substantially comparable medical, dental and life insurance benefits that Employee was paid or received. The Company may immediately cease all other welfare benefits and perquisites, including participation in the Company's or a Subsidiary's retirement plans, profit sharing plans, stock option plans and stock award plans. Should a Dispute ultimately be determined in favor of the Company or a Subsidiary, then all sums (net of tax withholdings by the Company or a Subsidiary from such sums) paid by the Company or a Subsidiary to Employee from the Date of Termination specified in the Notice of Termination until final resolution of the Dispute pursuant to this paragraph shall be repaid promptly by Employee to the Company or a Subsidiary, with interest at 70% of the prime rate charged from time to time by the Bank. Employee shall not be obligated to pay to the Company or a Subsidiary the cost of providing Employee with welfare benefits for such period unless the final judgment, order or decree of a court or other body resolving the Dispute determines that Employee acted in bad faith in giving a Notice of Dispute. Should a Dispute ultimately be determined in favor of Employee, then Employee shall be entitled to retain all sums paid to Employee under this subparagraph pending resolution of the Dispute and shall be entitled to receive, in addition, the payments and other benefits provided for in Section
7.8 to the extent not previously paid hereunder and the payment of Employee's reasonable legal fees incurred as a result of such Dispute upon submission to the Company of a detailed statement of fees from Employee's attorneys.

     7.8 Payments on Termination. (i) Upon termination of employment of Employee by the Company other than by reason of Employee's death, Disability, Retirement or for Cause, or (ii) if the Employee shall terminate his employment for Good Reason, then:

     (a) The Company or a Subsidiary will pay to Employee as compensation for services rendered, (subject to any applicable payroll or other taxes required to be withheld), one-twelfth (1/12) of the Basic Salary of Employee payable monthly for a period covering thirty-six months reduced by the number of months elapsing since the Commencement Date, but not less than twenty-four months.

     (b) Employee will be entitled to receive "Special Retirement Benefits" as provided herein, so that the total retirement benefits Employee receives from the Company will approximate the total retirement benefits Employee would have received under all retirement plans (which shall not include severance plans) and other employment contracts of the Company and its Subsidiaries in which Employee participates were Employee fully vested under such retirement plans and entitled to all benefits payable under such other employment contracts as if Employee continued in the employ of the Company or a Subsidiary for thirty-six months in the absence of early termination or until his Retirement, if earlier (provided that such additional period shall be inclusive of and shall not be in addition to any period of service credited under any severance plan of the Company or a Subsidiary). The benefits specified in this subparagraph will include all ancillary benefits, such as early retirement and survivor rights and benefits available at retirement. The amount payable to Employee or his beneficiaries under this subparagraph shall equal the excess of (1) the benefits that would be paid to Employee or his beneficiaries, under all retirement plans and other employment contracts of the Company and its Subsidiaries in which Employee participates if
(A) Employee were fully vested under such plans and entitled to all benefits payable under such other employment contracts, (B) thirty-six months, in the absence of early termination (or the period until his Retirement, if less) were added to his credited service under such plans and contracts, (C) such plans were not amended after the Notice of Termination in a way that adversely affects Employee, and (D) Employee's highest average annual compensation as defined under such retirement plans and other employment contracts were calculated as if Employee had been employed by the Company or a Subsidiary for thirty-six months in the absence of early termination (or the period until his Retirement, if earlier) and had Employee's salary been included in compensation for purposes of such retirement plans and other employment contracts (if applicable) during such period been equal to Employee's Basic Salary; over (2) the benefits that are payable to Employee or his beneficiaries under all retirement plans and other employment contracts of the Company and its Subsidiaries in which Employee participates. These Special Retirement Benefits are provided on an unfunded basis, are not intended to meet the qualification requirements of Section 401 of the Code and shall be payable solely from the general assets of the Company. These Special Retirement Benefits shall be payable at the times and in the manner provided in the applicable retirement plans and other employment contracts to which they relate.

     (c) To the extent an excise tax under section 4999 of the Code is imposed on compensation of the Employee because of the difference between the actual taxable compensation of the Employee and the deemed compensation, the Company shall pay to the Employee an amount of money equal to the amount of such section 4999 excise tax plus an amount of money to cover all of the increase in federal, state and local income and excise taxes generated by this payment so as to make the Employee whole for such excise tax (the "gross-up"). The gross-up shall be calculated by the formula (0.2(P-B))/(0.8-R) in which P is the total initial taxable payment under subsection 7.8 of this Agreement, B is the "base amount" under section 280G of the Code, and R is the aggregate effective income tax rate taking into account the highest applicable federal, state and local income tax rates.

     7.9 Termination by the Company for Cause. In the event of the termination of Employee's employment by the Company or Bank for Cause, Employee or his estate or beneficiary, as the case may be, shall receive his Basic Salary to the Date of Termination and no other amount except as required by law or by the terms of employee welfare plans in which Employee was a participant.

     7.10 Termination by Death, Retirement or Disability. In the event of the termination of Employee's employment by Retirement, Death or Disability, Employee or his estate or beneficiary, as the case may be, shall receive his Basic Salary through the Date of Termination, to the extent then unpaid and a Bonus to the extent then unpaid where the Date of Termination occurs after the period with respect of which the Bonus is to be paid has expired, and in the event the Date of Termination occurs during a period with respect to which a Bonus is to be paid, the Bonus which is budgeted for such period on a pro rata basis, based upon the period of Employee's service hereunder during the Bonus measurement period prior to the Date of Termination and the Bonus measurement period. In the event of termination upon Retirement, Death or Disability of Employee, all benefits provided in Section 6 shall be terminated on the Date of Termination, except that employee welfare benefits shall continue, or be discontinued, in accordance with their terms, and Employee shall also be reimbursed for expenses in accordance with Section 6.2 properly incurred prior to the Date of Termination and then remaining unpaid by the Company.

8. CONFIDENTIAL INFORMATION AND PROPRIETARY INTERESTS

     8.1 Acknowledgement of Confidentiality. Employee understands and acknowledges that he may obtain Confidential Information during the course of his employment by the Company and Bank. Employee further acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that, in connection with such services, he will have access to Confidential Information vital to the Company's and Affiliates' business. Accordingly, Employee agrees that he shall not, either during the Term or at any time within one year after the Date of Termination, (i) use or disclose any such Confidential Information outside the Company and Affiliates; or (ii), except as required in the proper performance of his services hereunder, remove or aid in the removal from the premises of the Company or any Affiliate, of any Confidential Information or any property or material relating thereto.

     The foregoing confidentiality provisions shall cease to be applicable to any Confidential Information which becomes generally available to the public (except by reason of or as a consequence of a breach by Employee of his obligations under this Section 8).

     In the event Employee is required by law or a court order to disclose any such Confidential Information, he shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which in his opinion requires such disclosure and, if the Company so elects, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.

     8.2 Delivery of Material. Employee shall promptly, and without charge, deliver to the Company on the termination of his employment hereunder, or at any other time the Company may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and the Affiliates, and all property associated therewith, which he may then possess or have under his control.

9. DISPUTES AND REMEDIES

     9.1 Injunctive Relief. If Employee commits a breach, or threatens to commit a breach, of any of the provisions of Section 8, the Company shall have the following rights and remedies (each of which shall be independent of the other, and shall be severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity):

     (i) the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged by Employee that any such breach or threatened breach will or may cause irreparable injury to the Company and that money damages will or may not provide an adequate remedy to the Company; and

     (ii) the right and remedy to require Employee to account for and pay over to the Company all compensation, profits, monies, increments, things of value or other benefits, derived or received by Employee as the result of any acts or transactions constituting a breach of any of the provisions of Section 8 of this Agreement, and Employee hereby agrees to account for and pay over all such compensation, profits, monies, increments, things of value or other benefits to the Company.

     9.2 Partial Enforceability. If any provision contained in Section 8, or any part thereof, is construed to be invalid or unenforceable, the same shall not affect the remainder of Employee's agreements, covenants and undertakings, or the other restrictions which he has accepted, in Section 8, and the remaining such agreements, covenants, undertakings and restrictions shall be given the fullest possible effect, without regard to the invalid parts.

     9.3 Intention of Parties. It is distinctly understood and agreed that the confidentiality, proprietary right, and restrictive covenant provisions of this Agreement have been accepted, and agreed to by Employee in contemplation of this Agreement. It is therefore the specific intention of the parties, any general considerations of public policy to the contrary notwithstanding, that the provisions of Section 8 of this Agreement shall be enforced as written and to the fullest extent possible.

     9.4 Adjustment of Restrictions. Despite the prior provisions of this
Section 9, if any covenant or agreement contained in Section 8, or any part thereof, is held by any court of competent jurisdiction to be unenforceable because of the duration of such provision, the court making such determination shall have the power to reduce the duration of such provision and, in its reduced form, such provision shall be enforceable.

     9.5 Attorneys Fees and Expenses. In the event that any action, suit or other proceeding at law or in equity is brought to enforce the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of Employee, then all reasonable expenses, including but not limited to, reasonable attorney's fees and disbursements (including those incurred on appeal) of Employee in such action, suit or other proceeding shall (on demand of Employee) forthwith be paid by the Company.

10. SURVIVAL

     The provisions of Sections 7, 8 and 9 and this Section 10 shall survive termination of this Agreement and remain enforceable according to their terms.

11. SEVERABILITY

     The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

12. NOTICES

     All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid certified or registered mail, return receipt requested, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:

                If to the Company:

                HUBCO, Inc.
                1000 MacArthur Boulevard
                Mahwah, NJ 07430
                Attn:  Chairman of the Compensation
                       Committee

                If to Employee:

                Robert F. Mangano
                11 Sutton Way
                Washington Township, NJ 07675

     By notifying the other parties in writing, given as aforesaid, any party may from time-to-time change its address or the name of any person to whose attention notice is to be given, or may add another person, to whose attention notice is to be given, in connection with notice to any party.

13. ASSIGNMENT AND SUCCESSORS

     Neither this Agreement nor any of his rights or duties hereunder may be assigned or delegated by Employee. This Agreement is not assignable by the Company except to any successor in interest which takes over all or substantially all of the business of the Company, as it is conducted at the time of such assignment. Any corporation into or with which the Company is merged or consolidated or which takes over all or substantially all of the business of the Company shall be deemed to be a successor of the Company for purposes hereof. This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and permitted assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

14. ENTIRE AGREEMENT, WAIVER AND OTHER

     14.1 Integration. This Agreement contains the entire agreement of the parties hereto on its subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

     14.2 No Waiver. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by Employee with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof.

     Employee shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by Employee reduce his obligations under this Agreement.

     This Agreement may not be supplemented or rescinded except by instrument in writing signed by all of the parties hereto after the Commencement Date. Neither this Agreement nor any of the rights of any of the parties hereunder may be terminated except as provided herein.

     14.3 Obligations of Company. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Unless Employee is terminated for Cause, the Company's obligation to pay Employee the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company or any of its Subsidiaries may have against Employee or anyone else; provided, however, that the foregoing shall not apply to any personal obligations owed Company by Employee not in connection with Employee's employment with Company. By way of example, and not as a limitation, the limitation provided in the foregoing sentence shall not prohibit Company from setting off any amounts owed Company by Employee pursuant to any personal or mortgage loan, overdraft, or any other banking transaction. Employee shall not be required to mitigate the amount of any payment or other benefit provided for in this Agreement by seeking other employment or otherwise.

     14.4 Rights of Beneficiaries of Employee. If Employee should die while any amounts would still be payable to Employee hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there be no such designee, to the Employee's estate.

15. GOVERNING LAW

     This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of New Jersey.

16. HEADINGS

     The Section and Subsection headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, which shall be deemed to be the Commencement Date.

                                       HUBCO, INC.

                                       By:
                                          ------------------------------------
                                          KENNETH T. NEILSON,
                                          President and Chief Executive
                                            Officer

                                           ------------------------------------
                                           ROBERT F. MANGANO

                                   EXHIBIT A

     The principal duty of Employee as Executive Vice President of Bank shall be to perform the services set out below:

     A.

                                  EXHIBIT 5.18

                                               ______________, 1995

HUBCO, Inc.


Gentlemen:

     I am delivering this letter to you in connection with the proposed merger (the "Merger") of Urban National Bank, a national banking association, ("Urban") with and into Hudson United Bank, a New Jersey chartered commercial bank ("Bank"), pursuant to the Agreement and Plan of Merger dated as of ____________, 1995 (the "Agreement") among Urban, HUBCO, Inc., a New Jersey corporation ("Holding Company") and Bank. I currently own shares of Urban's common stock, par value $1.25 per share ("Urban Common Stock"). As a result of the Merger, I will receive shares of Holding Company's common stock, without par value ("Holding Company Securities") in exchange for my Urban Common Stock. In addition, to the extent I own options to acquire Urban Common Stock, those options will be converted in the Merger into options to acquire Holding Company Securities.

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Urban, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Regulations") promulgated under the Securities Act of 1933, as amended (the "Act") by the Securities and Exchange Commission (the "Commission") and as the term "affiliate" is used for purposes of the Commission's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the Commission's Codification of Financial Reporting Policies, Section 201.01, as interpreted by the staff of the Commission, including Staff Accounting Bulletins Nos. 65 and 76.

     I represent to, and covenant with Holding Company that:

     A. Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any Urban Common Stock owned directly or indirectly by me, without notifying Holding Company in advance of the proposed transfer and giving Holding Company a reasonable opportunity to object to the transfer before it is consummated. Only if Holding Company is advised in writing by its independent public accountants that such sale could jeopardize, or is likely to jeopardize, "pooling of interests" accounting treatment of the Merger, may Holding Company instruct me not to make or permit the transfer. In such event, Holding Company will provide me with a letter from its independent public accountant as to the reasons why such transfer of any Urban Common Stock is being denied. I shall abide by any such instructions. However, Holding Company undertakes to take all reasonable measures to avoid restricting transfers of Urban Common Stock during this period.

     B. Post-Consummation Transfer Restrictions. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post Merger combined operations have been published by Holding Company by means of the filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, the issuance which satisfies the requirements of Section 201.01, I shall not transfer any Urban Common Stock owned directly or indirectly by me, unless such transfers are approved by Holding Company, which approval will not be withheld if such transfers are de minimis (as provided in Topic 2, Section E of Staff Accounting Bulletins of the Commission) or unreasonably withheld in any other circumstances where Holding Company's independent public accountants believe such transfer would not jeopardize the "pooling of interests" treatment accorded the Merger.

     C. Need for Registration or Exemption in Connection with Transfers. I have been advised that the issuance of Holding Company Securities to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of Urban at the time the Merger is submitted for a vote of Urban's stockholders, any transfer by me of Holding Company Securities is restricted under Rule 145 promulgated by the Commission under the Act. I may not transfer Holding Company Securities unless
(i) such transfer is registered under the Act, (ii) such transfer is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Holding Company or a no-action letter from the staff of the Commission, such transfer is otherwise exempt form registration under the Act.

     D. Stop Transfer Instructions; Legend on Certificates. I also understand that stop transfer instructions will be given to Holding Company's transfer agents with respect to the Holding Company Securities and that there will be placed on the certificates of the Holding Company Securities issued to me, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AGREEMENT DATED _________, 1994 BETWEEN THE REGISTERED HOLDER HEREOF AND HOLDING COMPANY, A COPY OF WHICH IS AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HOLDING COMPANY."

     Holding Company agrees to take all reasonable measures to allow me to avail myself of the resale provisions contained in Rule 145(d), including providing information with respect to Holding Company as provided in Rule 144(c).

     E. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer Holding Company Securities to the extent I felt necessary with my counsel or counsel for Bank.

     Execution of this letter is not an admission on my part that I am an "affiliate" of Urban as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                     Very truly yours,

                                     _______________________________
                                     Name:

Accepted this ____ day of

_______________, 1995 by

HUBCO, INC.

By:________________________
   Name:

   Title:

                                EXHIBIT 5.18(a)

                                                _____________, 1995

HUBCO, Inc.

_______________________

_______________________

Gentlemen:

     I am delivering this letter to you in connection with the proposed merger (the "Merger") of Urban National Bank, a national banking association ("Urban") with and into Hudson United Bank, a New Jersey chartered commercial bank ("Bank"), pursuant to the Agreement and Plan of Merger dated as of _______________, 1995 (the "Agreement") by and among Urban, Bank and HUBCO, Inc. ("Holding Company"). I currently own securities issued by Holding Company ("Holding Company Securities").

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Holding Company, as the term "affiliate" is used for purposes of the Commission's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the commission's Codification of Financial Reporting Policies Section 201.01, as interpreted by the staff of the Commission, including Staff Accounting Bulletins Nos. 65 and 76

     I represent to and covenant with Holding Company that:

     A. Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any Holding Company Securities owned directly or indirectly by me, without notifying Holding Company in advance of the proposed transfer and giving Holding Company a reasonable opportunity to object to the transfer before it is consummated. Only if Holding Company is advised in writing by its independent public accountants that such sale could jeopardize, or is likely to jeopardize "pooling of interests" accounting treatment of the

Merger, may Holding Company instruct me not to make or permit the transfer.
In such event, Holding Company will provide me with a letter from its independent public accountant as to the reasons why such transfer of any Holding Company Securities is being denied. I shall abide by any such instructions. However, Holding Company undertakes to take all reasonable measures to avoid restricting transfers of Holding Company Securities during this period.

     B. Post-Consummation Transfer Restrictions. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post Merger combined operations have been published by Holding Company by means of the filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of Section 201.01, I shall not transfer any Holding Company Securities owned directly or indirectly by me, unless such transfers are approved by Holding Company, which approval will not be withheld if such transfers are de minimus (as provided in Topic 2, Section E of Staff Accounting Bulletins of the Commission) or unreasonably withheld in any other circumstances where Holding Company's independent public accountants believe such transfer would not jeopardize the "pooling of interests" treatment accorded the Merger.

     C. Stop Transfer Instructions; Legend on Certificates. I also understand that stop transfer instructions will be given to Holding Company's transfer agent with respect to the Holding Company Securities owned directly or indirectly by me during the periods referred to in paragraphs A and B above.

     D. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer Holding Company Securities to the extent I felt necessary with my counsel or counsel for Holding Company.

     Execution of this letter is not an admission on my part that I am "affiliate" of Holding Company as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.


                                                 Very truly yours,


                                                 _______________________________
                                                 Name:

Accepted this ____ day of

_________________, 1995 by

HUBCO, INC.

By:________________________
   Name:

   Title:

                                  SCHEDULE 6.2

                         FORM OF OPINION OF COUNSEL TO
                            URBAN TO BE DELIVERED TO
                     HOLDING COMPANY AT THE EFFECTIVE TIME

     (Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement)

     (a) Urban is a national banking association validly existing and in good standing under the laws of the United States. Urban has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Proxy Statement/Prospectus on page ___ under the caption ______________.

     (b) Each Subsidiary of Urban listed as such in the Urban Disclosure
Schedule is validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     (c) Urban has the authorized capitalization as set forth in the Proxy Statement/Prospectus under the caption ______________ and to our actual knowledge, other than Urban Common Stock issuable upon exercise of outstanding Urban Options disclosed in the Urban Disclosure Schedule, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating Urban to issue, deliver or sell, cause to be issued, delivered or sold, or restricting Urban from selling any additional Urban Common Stock or obligating Urban to grant, extend or enter into any such agreement or commitment (other than preemptive rights). All of the outstanding shares of capital stock of each subsidiary of Urban listed as such in the Urban Disclosure Schedule have been validly authorized and issued and to our actual knowledge there are no liens, claims, restrictions or encumbrances created by Urban on Urban's ownership thereof.

     (d) The Agreement and the Bank Merger Agreement have been duly authorized, executed and delivered by Urban and, assuming due authorization, execution and delivery by Holding Company and Bank, as the case may be, constitute the valid and binding obligation of Urban, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization or other laws of general application relating to creditors' rights, laws relating to the insolvency, safety and soundness, receivership or liquidation of national banks and general equitable principles. [Counsel may take an exception regarding
Section 8.1(b).]

     (e) The execution and delivery of the Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated thereby will not
(i) violate the Charter, Articles of Association or By-laws of Urban; (ii) breach or result in a default under, any agreement or court order disclosed in the Urban Disclosure Schedule delivered to Holding Company pursuant to the Agreement; or (iii) cause Urban to violate applicable provisions of statutory law or regulations; except with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the ability of Urban to consummate the transactions contemplated by the Agreement.

     (f) All actions required by law, the Articles of Association and By-laws of Urban, and the directors and stockholders of Urban to authorize the execution, delivery and performance of the Agreement and consummation of the Merger have been duly taken.

     (g) Assuming that there has been due authorization of the Merger by all necessary corporate and governmental proceedings on the part of Urban and that Urban has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filing of the Certificate required by Section 137 of the New Jersey Banking Act of 1948, as amended (the "Banking Act"), N.J.S.A. 17:9A-137 with the Commissioner, the Merger will become effective, and upon effectiveness of the Merger each share of Urban Common Stock will be converted as provided in Article II of the Agreement.

     (h) No approvals, authorizations, consents or other actions or filings under federal law or applicable state law (the "Approvals") are required to be obtained by Urban in order to permit the execution and delivery of the Agreement by Urban and the performance by Urban of the transactions contemplated thereby other than the Approvals [list approvals which have been obtained], which have been obtained, approvals, authorizations, consents or other actions or filings under federal law or applicable state law either required to be obtained by Holding Company or Bank or not required or necessary to be obtained on the date hereof.

     (i) We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness or such statements, but, without in any way limiting the generality of the foregoing, based upon our examination of the Proxy Statement/Prospectus (i) the Proxy Statement/Prospects (except for financial statements and other tabular financial information, and other financial and statistical data and information, and all information concerning Holding Company, Bank and the Merger as to which we express no opinion) with respect to information concerning Urban and its subsidiaries under the captions [list] (the "Urban Information") complies as to form in all material respects with the 1933 Act and the applicable laws and regulations thereunder as it relates to Urban, (ii) no facts have come to our attention that caused us to believe that (except for financial statements and other tabular financial information, other financial and statistical data and information and all information concerning Holding Company, Bank and the Merger, as to which we express no belief) the Proxy Statement/Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of Urban at which the Agreement was approved, contained any untrue statement of a material fact concerning the Urban Information or omitted to state a material fact concerning the Urban Information necessary in order to make the statements therein, in light or the circumstances under which they were made, not misleading.

     We hereby confirm to you that to our actual knowledge and except as set forth in the Urban Disclosure Schedule [and in the opinion], and other than ordinary routine litigation incidental to the business of Urban or its Subsidiaries, there are no material actions, suits or proceedings pending or overtly threatened in writing against Urban or any or its Subsidiaries, at law or in equity, in any court or before any federal, state, municipal or other governmental, commission, board, bureau, agency, except those which, if decided adversely to Urban or any of its Subsidiaries, would not have a material adverse on the consolidated financial condition of Urban and its Subsidiaries.

                                  SCHEDULE 6.3

                         FORM OF OPINION OF COUNSEL TO
                       HOLDING COMPANY TO BE DELIVERED TO
                          URBAN AT THE EFFECTIVE TIME

     (Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement)

     This opinion shall be governed by and interpreted in accordance with the Legal Opinion Accord of the ABA Section of the Business Law (1991).

     (a) Holding Company is a corporation validly existing and in good standing under the laws of the State of New Jersey. Holding Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in [the Proxy Statement/Prospectus on page _____ under the caption ________________] [in specified documents incorporated by reference]. Holding Company is registered as a bank holding company under the Bank Holding Company Act.

     (b) Each Subsidiary of Holding Company listed as such in the Holding Company Disclosure Schedule is validly existing and in good standing under the laws of the jurisdiction of its incorporation. Bank is a New Jersey chartered commercial bank. Holding Company and each of its Subsidiaries have the corporate power and authority to own or lease all of their respective properties and assets and to carry on their respective businesses as described in [the Proxy Statement/Prospectus on page _____ under the caption __________________] [in specified documents incorporated by reference].

     (c) The authorized capital stock of Holding Company consists of __________ shares of common stock, without par value ("Holding Company Common Stock"). Except for any Holding Company Common Stock issuable upon exercise of outstanding stock options and stock appreciation rights granted pursuant to the Holding Company Option Plan, we are not aware of any outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating Holding Company to issue, deliver or sell, cause to be issued, delivered or sold, or restricting Holding Company from selling any additional Holding Company Common Stock or obligating Holding Company to grant, extend or enter into any such agreement or commitment [except as may be provided in any acquisition agreement Holding Company may have entered into after the date of execution of the Agreement]. All of the outstanding shares of capital stock of each Subsidiary of Holding Company listed as such in the Holding Company Disclosure Schedule have been validly authorized and issued and are fully paid, and nonassessable, and all outstanding shares of capital stock of each Subsidiary of Holding Company is owned directly or indirectly by the Holding Company and we are not aware of any liens, claims, equities, restrictions or encumbrances created by Holding Company on Holding Company's ownership thereof. The Holding Company Common Stock to be issued in connection with the Merger in accordance with Article II of the Agreement, when so issued in accordance therewith, will be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by Holding Company. Holding Company has received all necessary regulatory approvals necessary to own the shares of capital stock of its Subsidiaries.

     (d) The Agreement has been duly authorized, executed and delivered by Holding Company and Bank and Bank Merger Agreement has been duly authorized, executed and delivered by Bank and, assuming due authorization, execution and delivery by Urban, constitutes the valid and binding obligations of Holding Company and Bank, as the case may be, enforceable in accordance with their respective terms.

     (e) The execution and delivery of the Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated thereby will not
(i) violate the Constituent Documents of Holding Company or the Bank; (ii) breach or result in a default under any agreement or Court Order disclosed in the Holding Company Disclosure Schedule delivered to Urban pursuant to the Agreement, or (iii) cause Holding Company or Bank to violate applicable provisions of Statutory Law or Regulations; except with respect to (ii) and
(iii) above, such as in the aggregate will not have a material adverse effect on the ability of Holding Company and Bank to consummate the transactions contemplated by the Agreement.

     (f) All actions of the directors and stockholders of Holding Company and of Bank required by Law, or by the Constituent Documents of Holding Company or Bank, to be taken by Holding Company or Bank to authorize the execution, delivery and performance of the Agreement and the Bank Merger Agreement and consummation of the Merger have been duly taken.

     (g) Assuming that there has been due authorization of the Merger by all necessary corporate and governmental proceedings on the part of Urban and that Urban has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filing of the certificate required by Section 137 of the New Jersey Banking Act of 1948, as amended (the "Banking Act"), N.J.S.A. 17:9A-137 with the Commissioner, the Merger will become effective, and upon effectiveness of the Merger each share of Urban Common Stock will be converted as provided in Article II of the Agreement.

     (h) No approvals, authorizations, consents or other actions or filings under federal law or applicable state law ("Approvals") are required to be obtained by Holding Company or Bank in order to permit the execution and delivery of the Agreement and the Bank Merger Agreement by Holding Company and Bank and the performance by Holding Company and Bank of the transactions contemplated thereby other than [list Approvals which have been obtained], which have been obtained and are in full effect, Approvals or consents required to be obtained by Urban, and Approvals not required or necessary to be obtained on the date hereof.

     (i) We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements, but, without in any way limiting' the generality of the foregoing, based upon our examination of the Proxy Statement/Prospectus (i) the Proxy Statement/Prospectus (except for financial statements and other tabular financial information, and other financial and statistical data and information, as to which we express no opinion) complies as to form in all material respects with the 1933 Act and the applicable laws and regulations thereunder, (ii) no facts have come to our attention that caused us to believe that (except for financial statements and other tabular financial information, and all information concerning Urban, as to which we do not express any belief) the Proxy Statement/Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of Urban at which the Agreement was approved, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (j) The Registration Statement has been declared effective by the SEC under the 1933 Act and we are not aware that any stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

     (k) The Urban Options have been converted to options to purchase Holding Company Common Stock. The Replacement Options and the Employment Agreements have been duly authorized, executed and delivered by Holding Company and constitute valid, legal and binding obligations of Holding Company enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization or other laws of general application relating to creditors' rights and general equitable principles.

     We hereby confirm to you that to our Actual Knowledge and except as set forth on Holding Company Disclosure Schedule, as amended through the date hereof, and other than ordinary routine litigation incidental to the business of Holding company or its Subsidiaries, there are no material actions, suits or proceedings pending or overtly threatened in writing against Holding Company or any of its Subsidiaries, at law or in equity, in any court or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, except those which, if decided adversely to Holding Company or any of its Subsidiaries, would not have a material adverse effect on Holding Company and its Subsidiaries, taken as a whole.

                                                                EXHIBIT B TO THE
                                                                 PROXY STATEMENT

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     The following is proposed to become Paragraph (A) of Article V of the Corporation's Certificate of Incorporation. The language to be deleted is shown [in brackets].

     "(A) The total authorized stock of the Corporation shall be 29,500,000 [23,100,000] shares, consisting of 25,000,000 [19,800,000] shares of common stock and 4,500,000 [3,300,000] shares of Preferred Stock, which may be issued in one or more classes or series. The shares of common stock shall constitute a single class and shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series adopted by the Board of Directors, as provided herein, may provide that shares of any class or series shall have a specific par value per share, in which event all of the shares of such class or series shall have the par value so specified."

                                                                EXHIBIT C TO THE
                                                                 PROXY STATEMENT

                       HUBCO, INC. 1995 STOCK OPTION PLAN
            (As Adopted December 13, 1994 by the Board of Directors)

                               ARTICLE I. PURPOSE

     The purposes of the 1995 Stock Option Plan are (i) to attract and retain highly-qualified executives, (ii) to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, (iii) to enable executives of HUBCO, Inc. (the "Corporation") to develop and maintain stock ownership positions in the Corporation, and (iv) to provide incentives to such executives to contribute to the success of the Corporation. To achieve these objectives, the Plan provides for the granting of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options.

                            ARTICLE II. DEFINITIONS

     Whenever the following terms are used in this Plan, they shall have the meaning specified below:

"Affiliate" shall mean the Corporation, a Subsidiary, or any employee benefit plan established or maintained by the Corporation or a Subsidiary.

"Board" shall mean the Board of Directors of the Corporation.

"Cause" shall mean (i) the conviction of the Participant of a felony by a court of competent jurisdiction, (ii) the indictment of the Participant by a state or Federal grand jury of competent jurisdiction for embezzlement or misappropriation of funds of the Corporation or for any act of dishonesty or lack of fidelity towards the Corporation, (iii) the written confession by the Participant of any act of dishonesty towards the Corporation or any embezzlement or misappropriation of the Corporation's funds, or (iv) willful or gross neglect of the duties for which the Participant was responsible, all as the Committee, in its sole discretion, may determine.

"Change in Control" shall mean the occurrence of one or more of the following events: (i) the Corporation acquires actual knowledge that any person (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than an Affiliate is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation's then outstanding securities, (ii) the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by an Affiliate), (iii) the approval by the Corporation's stockholders of (a) a merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the surviving corporation and which does not result in any reclassification or reorganization of the Corporation's then outstanding shares of Common Stock or a change in the Corporation's directors, other than the addition of not more than three directors), (b) a sale or disposition of all or substantially all of the Corporation's assets, or (c) a plan of liquidation or dissolution of the Corporation, (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by the Corporation's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (v) a sale of (a) Common Stock of the Corporation if after such sale any person (as defined above) other than an Affiliate owns a majority of the Corporation's Common Stock or (b) all or substantially all of the Corporation's assets (other than in the ordinary course of business). Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of clause (i) above if a person is or becomes the beneficial owner, directly or indirectly, of more than 10% but less than 25% of the combined voting power of the Corporation's then outstanding securities if the acquisition of all voting securities in excess of 10% was approved in advance by two-thirds of the directors then in office.

"Code" shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.).

"Committee" shall mean the committee consisting of at least three (3) directors of the Corporation appointed by the Board to administer the Plan pursuant to the provisions of Article III of the Plan.

"Common Stock" or "Stock" shall mean the common stock of the Corporation, no par value.

"Disability" shall mean permanent and total disability within the meaning of
Section 105(d)(4) of the Code.

"Employee" shall mean a common law employee (as defined in accordance with the regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of an Affiliate.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Incentive Option" shall mean an Option whose terms satisfy the requirements imposed by Section 422 of the Code and which is intended by the Committee to be treated as an Incentive Option.

"Nonqualified Option" shall mean either (i) any Option which, when granted, is not an Incentive Option, and (ii) an Incentive Option which, subsequent to its grant, ceases to qualify as an Incentive Option because of a failure to satisfy the requirements of Section 422(b) of the Code.

"Option" shall mean a right to purchase Common Stock which is awarded in accordance with the terms of this Plan.

"Participant" shall mean an Employee who has been granted an Option under the Plan.

"Plan" shall mean the HUBCO, Inc. 1995 Stock Option Plan, as may be amended from time to time.

"Retirement" shall mean any normal or early retirement by a Participant pursuant to the terms of any pension plan or policy of the Corporation or any Subsidiary which is applicable to such Participant at the time of his or her Termination of Service.

"Secretary" shall mean the corporate secretary of the Corporation.

"Securities Act" shall mean the Securities Act of 1933.

"Shares" shall mean shares of Common Stock.

"Subsidiary(ies)" shall mean any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is owned or controlled, directly or indirectly by the Corporation.

"Terminate (Termination of) Service (or Termination)" shall mean the time at which the Participant ceases to provide services to the Corporation as an employee, but shall not include a lapse in providing services which the Committee determines to be a temporary leave of absence.

                          ARTICLE III. ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") selected by the Board from among its members, which shall consist of not less than three members, each of whom must be both (i) a "disinterested person" within the meaning of the rules promulgated under Section 16(b) of the Exchange Act, and
(ii) an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan and shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of the quorum may authorize any action.

     Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (i) to determine which of the eligible Employees of the Corporation shall be granted Options; (ii) to grant Options;
(iii) to determine the times when Options may be granted and the number of Shares that may be purchased pursuant to such Options; (iv) to determine the exercise price of the Shares subject to each Option, which price shall be not less than the minimum specified in Section 6.1; (v) to determine the time or times when each Option becomes exercisable, the duration of the exercise period, and any other restrictions on the exercise of Options issued hereunder; (vi) to prescribe the form or forms of the Option agreements under the Plan; (vii) to determine the circumstances under which the time for exercising Options should be accelerated and to accelerate the time for exercising outstanding Options;
(viii) to determine the duration and purposes for leaves of absence which may be granted to a Participant without constituting a Termination of Service for purposes of the Plan; (ix) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (x) to construe and interpret the Plan, the rules and regulations and the Option agreements under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that with respect to those eligible Employees who are not "officers" of the Corporation, within the meaning of Section 16(b) of the Exchange Act, the Committee may delegate to any person or persons ("Subcommittee") all or any part of its authority as set forth in (i) through (x) above. All references in the Plan to the powers of a Subcommittee to act for the Committee shall be applicable only to the extent consistent with the forgoing provision and only to the extend consistent with the powers which have actually been delegated to it. All decisions, determinations and interpretations of the Committee, or Subcommittee, to the extent consistent with such delegation, shall be final and binding.

                       ARTICLE IV. SHARES SUBJECT TO PLAN

     The maximum number of Shares that may be made subject to Options granted pursuant to the Plan is 500,000(1) (or the number and kind of Shares or other securities which are substituted for those Shares or to which those Shares are adjusted pursuant to the provisions of Article VIII of the Plan), except that the maximum shall be reduced by the number of Shares granted after December 1, 1994 under the HUBCO, Inc. Restricted Stock Plan. The maximum number of Shares with respect to which Options may be granted to any one person during the term of the plan shall not exceed 175,000(2), except as such number of Shares shall be adjusted in accordance with the provision of Article VIII hereof. The Corporation shall reserve such number of Shares for the purposes of the Plan out of its authorized but unissued shares, or out of Shares held in the Corporation's treasury, or partly out of each, as shall be determined by the Board. No fractional Shares shall be issued with respect to Options granted under the Plan.

     In the event that any outstanding Option under the Plan for any reason expires, is terminated, forfeited or is cancelled prior to the expiration date of the Plan, the Shares called for by the unexercised portion of such Option may, to the extent permitted by Rule 16b-3 under the Exchange Act, again be subject to an Option under the Plan.

                  ARTICLE V. ELIGIBILITY FOR AWARD OF OPTIONS

     The Committee may designate any officer of the Corporation, any group or divisional officer, and any other key Employee of the Corporation as eligible to receive Options under the Plan. Non-employee directors shall not be eligible to participate in the Plan.

                          ARTICLE VI. GRANT OF OPTIONS

     The Committee or Subcommittee may in its sole discretion grant Options to such officers and key Employees of the Corporation as it determines appropriate consistent with Article V. Options shall be evidenced by Option agreements (which need not be identical) in such forms as the Committee may from time to time approve.

     Option agreements shall conform to the terms and conditions of the Plan. Such agreements may provide that the grant of any Option under the Plan, or that Stock acquired pursuant to the exercise of any Option, shall be subject to such other conditions (whether or not applicable to the Option or Stock received by any other optionee) as the Committee determines appropriate, including, without limitation, provisions conditioning exercise upon the occurrence of certain events or performance or the passage of time, provisions to assist the optionee Participant in financing the purchase of Stock through the exercise of Options, provisions for forfeiture, or restrictions on resale or other disposition, of shares acquired under the Plan, provisions giving the Corporation the right to repurchase shares acquired under the Plan in the event the Participant elects to

- ---------
(1) 750,000 shares following the three-for-two stock split paid 1/15/95
(2) 262,500 following the three-for-two stock split paid 1/15/95 dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax and other payroll tax withholding requirements. Options granted under this Plan which are intended to qualify as Incentive Options shall be specifically designated as such in the Option agreement.

6.1 OPTION PRICE. The exercise price for each Option granted under the Plan shall be determined by the Committee or Subcommittee; provided, however, that it shall not be less than the fair market value of the Stock on the date of grant. The fair market value shall be deemed for all purposes of the Plan to be the mean between the highest and lowest sale prices reported as having occurred on any Exchange with which the Stock may be listed and traded on the date chosen to determine such fair market value, or, if there are no such sales on that date, then on the last preceding date on which such a sale was reported. If the Stock is not listed on any exchange but the Stock is quoted on the National Market System of the National Association of Securities Dealers Automated Quotation (NASDAQ) System on a last sale basis, then the fair market value of the Stock shall be deemed to be the mean between the high and low price reported on the date of grant valuation. If the Stock is not quoted on the NASDAQ on a last sale basis, then the fair market value of the Stock shall mean the amount determined by the Board to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

6.2 EXERCISABILITY AND TERMS OF OPTIONS. The Committee or Subcommittee shall determine the dates after which Options may be exercised, in whole or in part, and may establish a vesting schedule that must be satisfied before Options may be exercised; provided, however, that no Option may be exercisable within six months of the date it is granted. If an Option is exercisable in installments, installments which are exercisable and not exercised shall remain exercisable.

     Subject to Section 6.7 in the case of Incentive Options, all Options shall have a term of no more than ten years from the date of grant; provided, however, that upon the Termination of Service of a Participant, Options that have not become exercisable before the date the Participant Terminates Service shall be forfeited and terminated immediately. Without limiting the foregoing, no Option shall be exercisable after the date of termination, if the Termination of Service is by the Corporation or any Subsidiary for Cause.

     If a Participant shall Terminate Service by reason of his death or Disability, all vested Options held by such Participant may be exercised by the Participant, his estate or beneficiary, or his representative, as the case may be, for a period of six months from the date of such Termination, or until the expiration of the stated term of such Option, whichever period is shorter. If a Participant shall Terminate Service by reason of Retirement, voluntary resignation or dismissal without Cause, all vested Options held by such Participant may be exercised for a period of sixty (60) days from the date of Termination or until the expiration of the stated term of such Option, whichever period is shorter.

     In the event of a Change In Control, any Option granted under the Plan to a Participant which has not, as of the date of the Change In Control, become exercisable shall become fully exercisable.

6.3 NONTRANSFERABILITY OF OPTION RIGHTS. No Option shall be transferable except by will or the laws of descent and distribution, and then shall be limited by
Section 6.2. During the lifetime of the Participant, the Option shall be exercisable only by him. The Committee may, however, in its sole discretion, allow for transfers of Nonqualified Options to family members, subject to such conditions or limitations as it may establish to ensure compliance with Rule 16b-3 promulgated pursuant to the Exchange Act, or for other purposes.

6.4 NO OBLIGATION TO EXERCISE OPTION. The grant of an Option shall impose no obligation on the Participant to exercise such Option.

6.5 CANCELLATION OF OPTIONS. The Committee, or Subcommittee, in its discretion, may, with the consent of any Participant, cancel any outstanding Option.

6.6. NO RIGHTS AS A STOCKHOLDER. A Participant or a transferee of an Option shall have no rights as a stockholder with respect to any Share covered by his Option until he shall have become the holder of record of such Share, and he shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which be shall have become the holder of record thereof.

6.7 SPECIAL PROVISIONS APPLICABLE TO INCENTIVE OPTIONS. To the extent the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which any Options granted hereunder which are intended to be Incentive Options may be exercisable for the first time by the Participant in any calendar year (under this Plan or any other stock option plan of the Corporation or any parent or Subsidiary thereof) exceeds $100,000, such Options shall not be considered Incentive Options.

     No Incentive Option may be granted to an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or of any parent or Subsidiary thereof, unless such Option (i) has an Option price of at least 110 percent of the fair market value of the Stock on the date of the grant of such option; and (ii) cannot be exercised more than five years after the date it is granted.

     Each Participant who receives an Incentive Option must agree to notify the Corporation in writing immediately after the Participant makes a disqualifying disposition of any Stock acquired pursuant to the exercise of an Incentive Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (i) two years after the date the optionee Participant was granted the Incentive Option or (ii) one year after the date the Participant acquired Stock by exercising the Incentive Option. Any transfer of ownership to a broker or nominee shall be deemed to be a disposition unless the Participant provides proof satisfactory to the Committee of his continued beneficial ownership of the Stock.

     Any other provision of the Plan to the contrary notwithstanding, no Incentive Option shall be granted after the date which is ten years from the date this Plan is adopted, or the date the Plan is approved by the stockholders, whichever is earlier.

                        ARTICLE VII. EXERCISE OF OPTION

     Any Option may be exercised in whole or in part at any time subsequent to such Option becoming exercisable during the term of such Option; provided, however, that each partial exercise shall be for whole Shares only. Each Option, or any exercisable portion thereof, may only be exercised by delivery to the Secretary or his office of (i) notice in writing signed by the Participant (or other person then entitled to exercise such Option) that such Option, or a specified portion thereof, is being exercised; (ii) payment in full for the purchased Shares (as specified in Section 7.2 below); (iii) such representations and documents as are necessary or advisable to effect compliance with all applicable provisions of Federal or state securities laws or regulations; (iv) in the event that the Option or portion thereof shall be exercised pursuant to
Section 6.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof; and (v) full payment to the Corporation of all amounts which, under federal or state law, it is required to withhold upon exercise of the Option.

7.1 SHARE CERTIFICATES. Upon receiving notice and payment, the Corporation will cause to be delivered to the Participant, as soon as practicable, a certificate in the Participant's name for the Shares purchased. The Shares issuable and deliverable upon the exercise of a Stock Option shall be fully paid and non-assessable. The Corporation shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the complete or partial exercise of the Stock Option prior to fulfillment of (i) the completion of any registration or other qualification of such Shares under any federal or state law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body which may be necessary or advisable; and (ii) the obtaining of any approval or other clearance from any federal or state governmental agency which may be necessary or advisable.

7.2 PAYMENT FOR SHARES. Payment for Shares purchased under an Option granted hereunder shall be made in full upon exercise of the Option, by certified or bank cashier's check payable to the order of the Corporation or, unless otherwise prohibited by the terms of an Option agreement, by one or more of the following: (i) in the form of unrestricted Shares already owned by the Participant based in any such instance on the fair market value of the Stock on the date the Option is exercised; provided, however, that, in the case of an Incentive Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Option is granted; (ii) by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the purchase price; (iii) by a combination thereof, in each case in the manner provided in the Option agreement; or (iv) by any other means acceptable to the Corporation. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms. To the extent the Option exercise price may be paid in Shares as provided above, Shares delivered by the Participant may be (i) shares which were received by the Participant upon exercise of one or more Incentive Options, but only if such Shares have been held by the Participant for at least the greater of (a) two years from the date the Incentive Options were granted or (b) one year after the transfer of Shares to the Participant, or (ii) shares which were received by the Participant upon exercise of one or more Nonqualified Options, but only if such Shares have been held by the Participant for at least six months.

7.3 SHARE WITHHOLDING. The Committee shall require that a Participant pay to the Corporation, at the time of exercise of a Nonqualified Option, such amount as the Committee deems necessary to satisfy the Corporation's obligation to withhold federal or state income or other taxes incurred by reason of the exercise or the transfer of Shares thereupon. A Participant may satisfy such withholding requirements by having the Corporation withhold from the number of Shares otherwise issuable upon exercise of the Option that number of shares having an aggregate fair market value on the date of exercise equal to the minimum amount required by law to be withheld; provided, however, that in the case of an exercise by a Participant subject to Section 16(b) of the Exchange Act, the Participant must (i) exercise the Option during the period beginning on the third business day following the date of release to the press of the quarterly or annual summary of earnings for the Corporation, and ending on the twelfth business day following such date, or (ii) irrevocably elect to utilize Share withholding at least six months prior to the date of exercise.

              ARTICLE VIII. ADJUSTMENT FOR RECAPITALIZATION, ETC.

     The aggregate number of Shares which may be purchased pursuant to Options granted, the number of Shares covered by each outstanding Option, and the price per share thereof in each such Option shall be appropriately adjusted for any increase or decrease in the number of outstanding Shares resulting from a stock split or other subdivision or consolidation of Shares or for other capital adjustments or payments of stock dividends or distributions, other increases or decreases in the outstanding Shares effected without receipt of consideration by the Corporation, or reorganization, merger or consolidation, or other similar change affecting the Shares.

     Such adjustment to an Option shall be made without a change to the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of Share quantities or prices). Any such adjustment made by the Committee shall be final and binding upon all Participants, the Corporation, their representatives, and all other interested persons. No fractional Shares shall be issued as a result of such adjustment.

     In the event of a Change in Control involving (i) the liquidation or dissolution of the Corporation, (ii) a merger or consolidation in which the Corporation is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Corporation's assets, provision shall be made in connection with such transaction for the assumption of Options theretofore granted under the Plan, or the substitution for such Options of new options of the successor corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Committee, the Plan and the Options issued hereunder shall terminate on the effective date of such transaction if appropriate provision is made for payment to the Participant of an amount in cash equal to the fair market value of the Options less the exercise price for such Options.

         ARTICLE IX. GOVERNMENT REGULATIONS AND REGISTRATION OF SHARES

     The Plan, and the grant and exercise of Options thereunder, and the Corporation's obligation to sell and deliver stock under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

     Each Option is subject to the requirement that if, at any time, the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or NASDAQ or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares, no Shares shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained, free of any conditions not acceptable to the Committee. The Corporation shall not be deemed, by reason of the granting of any Option, to have any obligation to register the Shares subject to such Option under the Securities Act or to maintain in effect any registration of such Shares which may be made at any time under the Securities Act.

     Unless a registration statement under the Securities Act and the applicable rules and regulations thereunder is then in effect with respect to Shares issued upon exercise of any Option (which registration shall not be required), the Corporation shall require that the offer and sale of such shares be exempt from the registration provisions of said Act. In furtherance of such exemption, the Corporation may require, as a condition precedent to the exercise of any Option, that the person exercising the Option give to the Corporation written representation and undertaking, satisfactory in form and substance to the Corporation, that he is acquiring the Shares for his own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Corporation's satisfaction that the offer or sale of the Shares issuable upon exercise of the Option will not constitute or result in any breach or violation of the Securities Act or any similar state act or statute or any rules or regulations thereunder. In the event a Registration Statement under the Securities Act is not then in effect with respect to the Shares issued upon exercise of an Option, the Corporation shall place upon any stock certificate an appropriate legend referring to the restrictions on disposition under the Act.

     The Corporation is relieved from any liability for the nonissuance or non-transfer or any delay in issuance or transfer of any Shares subject to Options under the Plan which results from the inability of the Corporation to obtain, or in any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer Shares upon exercise of the Options under the Plan if counsel for the Corporation deems such authority necessary for lawful issuance or transfer of any such Shares. Appropriate legends may be placed on the stock certificates evidencing Shares issued upon exercise of Options to reflect such transfer restrictions.

                          ARTICLE X. OTHER PROVISIONS

     The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey.

     As used herein, the masculine gender shall include the feminine gender.

     The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

     All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Participant at the address contained in the records of the Corporation or to the Corporation at its principal office.

     The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

     Nothing in the Plan or in any Option granted hereunder shall confer on any Participant or eligible Employee any right to continue in the employ of the Corporation or any of its Subsidiaries, or to interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate such Participant's or Employee's employment at any time.

     The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Option in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

     All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Corporation.

     The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Corporation. Nothing in this Plan shall be construed to limit the right of the Corporation (i) to establish, alter or terminate any other forms of incentives, benefits or compensation for Employees of the Corporation, including, without limitation, conditioning the right to receive other incentives, benefits or compensation on an Employee not participating in this Plan; or (ii) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of stock options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock, or assets of any corporation, firm or association.

     Participants shall have no rights as shareholders unless and until certificates for Shares are registered in their names in satisfaction of a properly exercised Option.

     If the Committee or Subcommittee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefore has been made by a duly appointed legal representative), may, if the Committee or Subcommittee so directs the Corporation, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefore.

             ARTICLE XI. EFFECTIVE DATE AND EXPIRATION DATE OF PLAN

     The Plan is effective as of December 13, 1994, subject to approval by the stockholders of the Corporation in a manner which complies with Rule 16b-3 under the Exchange Act and Section 422 of the Code and applicable state law. The expiration date of the Plan, after which no Option may be granted hereunder, shall be December 12, 2005.

                ARTICLE XII. AMENDMENT OR DISCONTINUANCE OF PLAN

     The Board may, without the consent of the Corporation's stockholders or Participants under the Plan, at any time terminate the Plan entirely, and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect Options theretofore granted hereunder without the Participant's consent, and provided further that no such action by the Board, without approval of the stockholders, may (i) increase the total number of Shares which may be purchased or acquired pursuant to Options granted under the Plan, either in the aggregate or for any Participant or eligible Employee, except as contemplated in Article VIII; (ii) expand the class of employees eligible to receive Options under the Plan; (iii) decrease the minimum Option price; (iv) extend the maximum term of Options granted hereunder; (v) extend the term of the Plan; or (vi) take any other action requiring stockholder approval under Rule 16b-3 under the Exchange Act.

     No amendment or modification may become effective if it would cause the Plan to fail to meet the applicable requirements of Rule 16b-3. Notwithstanding anything herein to the contrary, no provision of the Plan shall be amended more than once every six months, other than to comport with changes in the Code, the Exchange Act or the rules thereunder.

                       ARTICLE XIII. SHAREHOLDER APPROVAL

     Anything in the Plan to the contrary notwithstanding, the grant of Options hereunder shall be of no force or effect, and no Option granted hereunder shall vest or become exercisable in any respect, unless and until the Plan is approved by the affirmative vote of a majority of the shares outstanding within 12 months after December 13, 1994.

     As adopted by the Salary and Personnel Committee of the Board of Directors of HUBCO, Inc. on December 6, 1994 and the Board of Directors of HUBCO, Inc. on December 13, 1994.

                                    APPENDIX
                    (Pursuant to Rule 304 of Regulation S-T)

1. Page 97 contains a description in tabular form of a graph entitled Stock Price Performance Graph which represents the comparison of the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard and Poor's 500 Stock Index and the Peer Group Index for the period of five years commencing December 31, 1989 and ending December 31, 1994, which graph is contained in the paper format of this Proxy Statement being sent to Stockholders.

                                                                        APPENDIX

                                  HUBCO, INC.

                                     PROXY

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                             Thursday, June 1, 1995

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                  HUBCO, INC.

     The undersigned hereby appoints JOAN DAVID, THOMAS R. FARLEY, KENNETH T. NEILSON and Sr. GRACE FRANCES STRAUBER and each of them, as Proxy, each with full power of substitution, to vote all of the stock of HUBCO, Inc. standing in the undersigned's name at the Annual Meeting of Shareholders of HUBCO, Inc., to be held at Schuetzen Park, 3167 Kennedy Boulevard, North Bergen, New Jersey on Thursday, June 1, 1995 at 11:00 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

     This proxy will be voted as specified herein. If no choice is specified, the proxy will be voted FOR the Board of Directors' nominees, FOR approval of the Amended and Restated Agreement and Plan of Merger, FOR approval of the Amendment to HUBCO, Inc.'s Certificate of Incorporation, FOR approval of the 1995 HUBCO, Inc. Stock Option Plan.

                          (continued on reverse side)

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

The Board of Directors recommends a vote FOR the Board of Directors' nominees, FOR the Proposal to amend the Certificate of Incorporation and FOR approval of the Amended and Restated Agreement and Plan of Merger.

1.  Election of   FOR _____         WITHHOLD AUTHORITY _____
    Directors

Nominees 3 Yr. Term: Joan David, Kenneth T. Neilson, Sr. Grace Frances Strauber Nominee 2 Yr. Term: Thomas R. Farley

For, except vote withheld from the following nominee(s). To withhold authority to vote for any nominee(s) write that name(s) on the line below:

- -------------------------------------------------------------------------------

2. Approval of the Amended and Restated Agreement and Plan of Merger with Urban National Bank.

         FOR ___  AGAINST ___       ABSTAIN ___

3.   Approval of an Amendment to the Corporation's Certificate of Incorporation.

         FOR ___  AGAINST ___       ABSTAIN ___

4.   Approval of the HUBCO, Inc. 1995 Stock Option Plan.

         FOR ___  AGAINST ___       ABSTAIN ___

5.   Such other business as may properly come before the Meeting.

SIGNATURE(S)_____________________DATE_____________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.